UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BIO-REFERENCE LABORATORIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

July 20, 2015

Dear Fellow Shareholder:

We cordially invite you to attend a special meeting of shareholders of Bio-Reference Laboratories, Inc., a New Jersey corporation, which we refer to as Bio-Reference, to be held on August 20, 2015, 9:00 a.m., local time, at the Sheraton Crossroads Hotel, Crossroads Corporate Center, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495-0001. As previously announced, Bio-Reference and OPKO Health, Inc., a Delaware corporation, which we refer to as OPKO, have entered into an Agreement and Plan of Merger, dated as of June 3, 2015, which we refer to as the merger agreement. Pursuant to the terms of the merger agreement, a subsidiary of OPKO will merge with and into Bio-Reference, with Bio-Reference surviving the merger as a wholly owned subsidiary of OPKO.

If the merger contemplated by the merger agreement is completed, holders of Bio-Reference common stock will be entitled to receive 2.75 shares of OPKO common stock for each share of Bio-Reference common stock that they own. Based on the closing price of $19.12 of OPKO common stock on the New York Stock Exchange, which we refer to as the NYSE, on June 3, 2015, the last trading day before the execution of the merger agreement, the merger consideration represented approximately $52.58 per share of Bio-Reference common stock. This price represented a premium of approximately 59.5% to the closing price of Bio-Reference common stock of $32.96 on the NASDAQ Global Select Market, which we refer to as NASDAQ, on June 3, 2015. Based on the closing price of $16.74 of OPKO common stock on the NYSE on July 14, 2015, the latest practicable date before the date of this proxy statement/prospectus, the merger consideration represented approximately $46.04 per share of Bio-Reference common stock. OPKO stock is listed on the NYSE under the trading symbol “OPK,” and we encourage you to obtain quotes for the OPKO common stock, given that the merger consideration is payable in OPKO common stock.

Under the New Jersey Business Corporation Act, the approval of Bio-Reference shareholders must be obtained before effecting the merger and the other transactions contemplated by the merger agreement. Based on the estimated number of shares of Bio-Reference and OPKO common stock that will be outstanding immediately prior to the closing of the merger, we estimate that, upon closing, existing OPKO stockholders will own approximately 86% of the outstanding shares of OPKO common stock and former Bio-Reference shareholders will own approximately 14% of the outstanding shares of OPKO common stock.

At the special meeting of Bio-Reference shareholders, Bio-Reference shareholders will be asked to vote on (i) a proposal to approve and adopt the merger agreement and approve the merger, (ii) a proposal to approve, on a nonbinding, advisory basis, the compensation to be paid or become payable to Bio-Reference’s named executive officers in connection with the merger, which we refer to as the merger-related compensation, and (iii) a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement and approve the merger. The merger cannot be completed unless the holders of a majority of the votes cast by the holders of Bio-Reference common stock entitled to vote on the matter and present in person or represented by proxy at the special meeting vote to approve and adopt the merger agreement and approve the merger. Shares that are present at the special meeting but are not voted, whether due to broker non-vote, abstention or otherwise, will not be counted as “FOR” or “AGAINST” and, assuming a quorum is present at the special meeting, will not have an effect on, the approval and adoption of the merger agreement and the approval of the merger. For the advisory proposal concerning the merger-related compensation to be considered approved, votes cast “FOR” must exceed votes cast “AGAINST.” Additionally, shares that are present at the special meeting but are not voted, whether due to broker non-vote, abstention or otherwise, will not be counted as “FOR” or “AGAINST” and, assuming a quorum is present at the special meeting, will not have an effect on, the nonbinding advisory proposal concerning the merger-related compensation.

We cannot complete the merger unless the Bio-Reference shareholders approve the proposal to approve and adopt the merger agreement and approve the merger. The consummation of the merger is not conditioned on the approval, on a nonbinding advisory basis, of the proposal concerning the merger-related compensation. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the Bio-Reference shareholders’ special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Bio-Reference shareholders’ special meeting.

The Bio-Reference board of directors has unanimously approved and declared advisable the merger agreement, the merger and all of the other transactions contemplated by the merger agreement, declared that it is in the best interests of Bio-Reference and its shareholders to enter into the merger agreement and consummate the merger and all of the other transactions contemplated by the merger agreement, directed that the approval and adoption of the merger agreement and the approval of the merger be submitted to a vote at a special meeting of the Bio-Reference shareholders, and recommended that the Bio-Reference shareholders vote to approve and adopt the merger agreement and approve the merger. ACCORDINGLY, THE BIO-REFERENCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT BIO-REFERENCE SHAREHOLDERS VOTE (I) “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER, (II) “FOR” THE PROPOSAL TO APPROVE, ON A NONBINDING ADVISORY BASIS, THE MERGER-RELATED COMPENSATION, AND (III) “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE AND ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER. In considering the recommendation of the Bio-Reference board of directors, you should be aware that certain directors and executive officers of Bio-Reference will have interests in the merger that may be different from, or in addition to, the interests of Bio-Reference shareholders generally. See the section entitled “Interests of Bio-Reference’s Directors and Executive Officers in the Merger” beginning on page 106 of the accompanying proxy statement/prospectus.

We urge you to read carefully and in their entirety the accompanying proxy statement/prospectus, including the Annexes and the documents incorporated by reference. In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 39 of this proxy statement/prospectus. If you have any questions regarding this proxy statement/prospectus, you may contact Okapi Partners LLC, Bio-Reference’s proxy solicitor, by calling toll-free at (877) 796-5274.

On behalf of the board of directors of Bio-Reference, thank you for your consideration and continued support. We look forward to the successful completion of the merger.

Sincerely,

Marc D. Grodman, M.D.

Chairman, President and Chief Executive Officer

Bio-Reference Laboratories, Inc.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated July 17, 2015 and is first being mailed to Bio-Reference shareholders on or about July 20, 2015.

Bio-Reference Laboratories, Inc.

481 Edward H. Ross Drive

Elmwood Park, New Jersey 07407

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholder:

You are cordially invited to a special meeting of shareholders of Bio-Reference Laboratories, Inc., which we refer to as Bio-Reference, which will be held on August 20, 2015, 9:00 a.m., local time, at the Sheraton Crossroads Hotel, Crossroads Corporate Center, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495-0001, for the following purposes:

1) to vote on a proposal to approve and adopt the Agreement and Plan of Merger, which we refer to as the merger agreement, dated as of June 3, 2015, as may be amended from time to time, among OPKO Health, Inc., which we refer to as OPKO, Bamboo Acquisition, Inc., a subsidiary of OPKO, which we refer to as Merger Sub, and Bio-Reference, a copy of which is included as Annex A to the proxy statement/prospectus of which this notice forms a part, and approve the merger of Merger Sub with and into Bio-Reference, which we refer to as the merger;

2) to vote on a proposal to approve, by nonbinding, advisory vote, the compensation that may become payable to Bio-Reference’s named executive officers in connection with the merger, which we refer to as the merger-related compensation; and

3) to vote on a proposal to approve the adjournment of the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement and approve the merger.

Your proxy is being solicited by the Bio-Reference board of directors. The Bio-Reference board of directors has unanimously approved and declared advisable the merger agreement, the merger and all of the other transactions contemplated by the merger agreement, declared that it is in the best interests of Bio-Reference and its shareholders to enter into the merger agreement and consummate the merger and all of the other transactions contemplated by the merger agreement, directed that the approval and adoption of the merger agreement be submitted to a vote at a special meeting of the Bio-Reference shareholders, and recommended that the Bio-Reference shareholders vote to approve and adopt the merger agreement and approve the merger. ACCORDINGLY, THE BIO-REFERENCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT BIO-REFERENCE SHAREHOLDERS VOTE (I) “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER, (II) “FOR” THE PROPOSAL TO APPROVE, ON A NONBINDING ADVISORY BASIS, THE MERGER-RELATED COMPENSATION, AND (III) “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE AND ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.

The Bio-Reference board of directors has fixed the close of business on July 14, 2015 as the record date for determination of Bio-Reference shareholders entitled to receive notice of, and to vote at, the Bio-Reference shareholders’ special meeting or any adjournments or postponements thereof. Only holders of record of Bio-

Reference common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the Bio-Reference shareholders’ special meeting. The merger cannot be completed unless the holders of a majority of the votes cast by the holders of Bio-Reference common stock entitled to vote on the matter and present in person or represented by proxy at the special meeting vote to approve and adopt the merger agreement and approve the merger. Shares that are present at the special meeting but are not voted, whether due to broker non-vote, abstention or otherwise, will not be counted as “FOR” or “AGAINST” and, assuming a quorum is present at the special meeting, will not have an effect on, the approval and adoption of the merger agreement and the approval of the merger. For the advisory proposal concerning the merger-related compensation to be considered approved, votes cast “FOR” must exceed votes cast “AGAINST.” Additionally, shares that are present at the special meeting but are not voted, whether due to broker non-vote, abstention or otherwise, will be counted neither as “FOR” nor “AGAINST” and, assuming a quorum is present at the special meeting, will not have an effect on, the nonbinding advisory proposal concerning the merger-related compensation.

Your vote is very important. We hope you will attend the special meeting in person. Whether or not you plan to attend the special meeting, we urge you to vote by Internet or telephone to ensure that your shares are represented at the special meeting. Registered shareholders may vote (i) through the Internet by logging onto the website indicated on the enclosed proxy card and following the prompts using the control number located on the proxy card; (ii) by telephone (from the United States, Puerto Rico and Canada) using the toll-free telephone number listed on the enclosed proxy card; or (iii) by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If your shares are held in the name of a bank, broker or other nominee, follow the instructions you receive from your nominee on how to vote your shares. Registered shareholders who attend the special meeting may vote their shares personally even if they previously have voted their shares.

An admission ticket and government-issued picture identification will be required to enter the special meeting. All shareholders must have an admission ticket to attend the special meeting. Shareholders may obtain a special meeting ticket and directions to the Sheraton Crossroads Hotel, Crossroads Corporate Center, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495-0001, where the special meeting will be held, by submitting a written request to Bio-Reference Laboratories, Inc., Attention: Tara Mackay, 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407. If you are a registered shareholder, please indicate that in your request. If you are the representative of a corporate or institutional shareholder, you must present valid photo identification along with proof that you are the representative of such shareholder. If your shares are held by a bank, broker or other nominee, you must enclose with your ticket request evidence of your ownership of shares, which you can obtain from your broker, bank or other nominee. Please submit your ticket request and proof of ownership as promptly as possible in order to ensure you receive your ticket in time for the special meeting. Admission to the special meeting will be on a first-come, first-served basis.

If you have any questions regarding the accompanying proxy statement/prospectus, you may contact Okapi Partners LLC, Bio-Reference’s proxy solicitor, by calling toll-free at (877) 796-5274.

By Order of the Board of Directors

/s/ Marc D. Grodman
Marc D. Grodman
Chairman of the Board, President and Chief Executive Officer

Elmwood Park, New Jersey

July 20, 2015

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Bio-Reference Laboratories, Inc., which we refer to as Bio-Reference, and OPKO Health, Inc., which we refer to as OPKO, from other documents that Bio-Reference and OPKO have filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, and that are contained in or incorporated by reference into this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section entitled “Where You Can Find More Information” beginning on page 132 of this proxy statement/prospectus. This information is available for you to review at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website at www.sec.gov.

Any person may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning Bio-Reference, without charge, by written or telephonic request directed to Bio-Reference Laboratories, Inc., Attention: Tara Mackay, 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407, Telephone (201) 791-2600; or Okapi Partners LLC, which we refer to as Okapi, Bio-Reference’s proxy solicitor, by calling toll-free at (877) 796-5274. Banks, brokerage firms, and other nominees may call collect at (212) 297-0720.

You may also request a copy of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning OPKO, without charge, by written or telephonic request directed to OPKO Health, Inc., Attention: Investor Relations, 4400 Biscayne Blvd., Miami, Florida 33137, Telephone (305) 575-4100; or from the SEC through the SEC website at the address provided above.

In order for you to receive timely delivery of the documents in advance of the special meeting of Bio-Reference shareholders to be held on August 20, 2015, which we refer to as the special meeting, you must request the information no later than five business days prior to the date of the special meeting, or August 13, 2015.

We are not incorporating the contents of the websites of the SEC, Bio-Reference, OPKO or any other entity into this proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this proxy statement/prospectus at these websites only for your convenience.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by OPKO (File No. 333-205480), constitutes a prospectus of OPKO under Section 5 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the shares of common stock of OPKO, which we refer to as OPKO common stock, to be issued to Bio-Reference shareholders pursuant to the Agreement and Plan of Merger, dated as of June 3, 2015, by and among Bio-Reference, OPKO and Bamboo Acquisition, Inc., which we refer to as Merger Sub, as it may be amended from time to time, which we refer to as the merger agreement. This document also constitutes a proxy statement of Bio-Reference under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. It also constitutes a notice of meeting with respect to the special meeting, at which Bio-Reference shareholders will be asked to vote on (i) a proposal to approve and adopt the merger agreement and approve the merger, (ii) a proposal to approve, on a nonbinding, advisory basis, the merger-related compensation and (iii) a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement and approve the merger.

OPKO has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to OPKO, and Bio-Reference has supplied all such information relating to Bio-Reference.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. OPKO and Bio-Reference have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated July 17, 2015, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date unless otherwise specifically provided herein. Further, you should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to Bio-Reference shareholders nor the issuance by OPKO of shares of OPKO common stock pursuant to the merger agreement will create any implication to the contrary.

i

ii

Annex A	Agreement and Plan of Merger
Annex B	Opinion of Allen & Company LLC
Annex C	Certificate of Merger, together with the Plan of Merger and the Amended and Restated Certificate of Incorporation of Bio-Reference Laboratories, Inc.

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Bio-Reference shareholder. Please refer to the section entitled “Summary” beginning on page 12 of this proxy statement/prospectus and the more detailed information contained elsewhere in this proxy statement/prospectus, the annexes to this proxy statement/prospectus and the documents referred to in this proxy statement/prospectus, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 132 of this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus and proxy card?

A:	You are receiving this document because you were a shareholder of record of Bio-Reference on the record date for the special meeting, which we refer to as the record date. OPKO has agreed to acquire Bio-Reference under the terms of the merger agreement, which are described in this proxy statement/prospectus. If the proposal to approve and adopt the merger agreement and approve the merger is approved by Bio-Reference’s shareholders and the other conditions to closing under the merger agreement are satisfied or waived, Merger Sub, a New Jersey corporation and a wholly owned subsidiary of OPKO, will be merged with and into Bio-Reference, with Bio-Reference surviving the merger as a wholly owned subsidiary of OPKO, which we refer to as the Surviving Corporation. As a result of the merger, Bio-Reference will no longer be a public company. Following the merger, the common stock of Bio-Reference, which we refer to as Bio-Reference common stock, will be delisted from NASDAQ, and deregistered under the Exchange Act, and Bio-Reference will no longer be required to file periodic reports with the SEC in respect of Bio-Reference common stock.

This proxy statement/prospectus serves as the proxy statement through which Bio-Reference will solicit proxies to obtain the necessary shareholder approval for the approval and adoption of the merger agreement and the approval of the merger. It also serves as the prospectus by which OPKO will issue shares of OPKO common stock to pay the merger consideration.

Bio-Reference is holding the special meeting to ask its shareholders to vote on a proposal to approve and adopt the merger agreement and approve the merger. Bio-Reference shareholders are also being asked to vote on a proposal to approve, on a nonbinding, advisory basis, the merger-related compensation and to vote on a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement and approve the merger.

This proxy statement/prospectus includes important information about the merger, the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, and the special meeting. Bio-Reference shareholders should read this information carefully and in its entirety. The enclosed voting materials allow Bio-Reference shareholders to vote their shares without attending the special meeting in person.

Q:	Who can vote at the special meeting?

A:	All holders of record of Bio-Reference common stock as of the close of business on July 14, 2015, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of Bio-Reference common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Bio-Reference common stock that such holder owned of record as of the record date.

Q:	What am I being asked to vote on at the special meeting?

A:

You are being asked to vote upon (i) a proposal to approve and adopt the merger agreement and approve the merger, (ii) a proposal to approve, on a nonbinding, advisory basis, the merger-related compensation and

(iii) a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement and approve the merger.

Q:	Does my vote matter?

A:	Yes, your vote is very important. You are encouraged to vote as soon as possible.

The merger cannot be completed unless a majority of the votes cast by the holders of shares of Bio-Reference common stock present in person or represented by proxy and entitled to vote on the matter vote to approve and adopt the merger agreement and approve the merger. For Bio-Reference shareholders, if you fail to submit a proxy or vote in person at the special meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will not be counted as “FOR” or “AGAINST” and, assuming a quorum is present at the special meeting, will not have an effect on, the approval and adoption of the merger agreement and the approval of the merger.

Q:	What is the vote required to approve each proposal at the special meeting?

A:	As long as a quorum is present at the special meeting, the affirmative vote of a majority of the votes cast by the holders of shares of Bio-Reference common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter is required for the approval and adoption of the merger agreement and the approval of the merger. Because the affirmative vote required to approve and adopt the merger agreement and approve the merger is based upon the affirmative vote of a majority of the votes cast by those shareholders having voting power present in person or represented by proxy at the special meeting, your failure to submit a proxy or vote in person at the special meeting will have no effect on the outcome of the proposal, assuming a quorum is present. An abstention from voting, or, if you hold your shares in “street name” through a broker, bank, brokerage firm or other nominee, your failure to give voting instructions to such broker, bank, brokerage firm or other nominee, which we refer to as broker non-votes, will not be counted as “FOR” or “AGAINST” and, assuming a quorum is present at the special meeting, will not have an effect on the approval and adoption of the merger agreement and the approval of the merger.

As long as a quorum is present at the special meeting, the affirmative vote of a majority of the votes cast by the holders of shares of Bio-Reference common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter is required for approval of the merger-related compensation; however, such vote is nonbinding and advisory only and will not be binding on either Bio-Reference or OPKO. Accordingly, if the merger agreement is approved and adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the nonbinding, advisory vote of the Bio-Reference shareholders. Because the affirmative vote required to approve, on a nonbinding, advisory basis, the merger-related compensation is based upon the affirmative vote of a majority of the votes cast by those shareholders having voting power present in person or represented by proxy at the special meeting, your failure to vote in person or by proxy at the special meeting will have no effect on the outcome of the proposal. An abstention from voting and broker non-votes will not be counted as “FOR” or “AGAINST” and, assuming a quorum is present at the special meeting, will not have an effect on the approval, on a nonbinding, advisory basis, of the merger-related compensation.

The affirmative vote of a majority of the votes cast by the holders of shares of Bio-Reference common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter is required for approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement and approve the merger, whether or not a quorum is present. Shares held by Bio-Reference shareholders who are not present at the special meeting in person or proxy and broker non-votes will have no effect on the outcome of any vote to adjourn the special meeting.

See the section entitled “Information About the Special Meeting” beginning on page 50 of this proxy statement/prospectus.

Q:	Why are OPKO and Bio-Reference proposing to effect the merger?

A:	OPKO’s and Bio-Reference’s respective boards of directors each believe that the merger will provide strategic and financial benefits to their respective stockholders and shareholders. The transaction also will deliver value to Bio-References shareholders, who will receive merger consideration representing a premium of approximately 59.5% to the closing price of Bio-Reference common stock of $32.96 on June 3, 2015, the last trading day before the public announcement of the merger, based on the closing price of $19.12 of OPKO common stock on June 3, 2015, and will have an opportunity to participate in the growth and opportunities of the combined company through their ownership of OPKO common stock received in connection with the merger.

To review the reasons for the Merger in greater detail, see “The Merger—OPKO’s Reasons for the Merger” and “The Merger—Recommendation of the Bio-Reference Board; Bio-Reference’s Reasons for the Merger” beginning on pages 79 and 63, respectively.

Q:	How does the Bio-Reference board recommend that I vote at the special meeting?

A:	The board of directors of Bio-Reference, which we refer to as the Bio-Reference board, by unanimous vote of the directors, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger between Bio-Reference and a subsidiary of OPKO, are fair to and in the best interests of Bio-Reference and its shareholders and recommends that Bio-Reference shareholders vote (i) “FOR” the proposal to approve and adopt the merger agreement and approve the merger, (ii) “FOR” the proposal to approve, on a nonbinding, advisory basis, the merger-related compensation and (iii) “FOR” the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement and approve the merger.

See the section entitled “The Merger—Recommendation of the Bio-Reference Board; Bio-Reference’s Reasons for the Merger” beginning on page 63 of this proxy statement/prospectus.

Q:	What will happen to Bio-Reference as a result of the merger?

A:	Merger Sub, a New Jersey corporation and wholly owned subsidiary of OPKO, will be merged with and into Bio-Reference, with Bio-Reference continuing as the surviving corporation and a wholly owned subsidiary of OPKO.

Q:	What will I receive if the merger is completed?

A:	If the merger is completed, each share of Bio-Reference common stock issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive 2.75 shares of OPKO common stock rounded up to the nearest whole number, which we refer to as the per share merger consideration.

Q:	How do I calculate the value of the per share merger consideration?

A:	Because OPKO will issue a fixed number of shares of OPKO common stock as the per share merger consideration, the value of the per share merger consideration will depend in part on the price per share on the NYSE of OPKO common stock at the time the merger is completed. That price will not be known at the time of the special meeting and may be greater or less than the current price of OPKO common stock or the price of OPKO common stock at the time of the special meeting.

Based on the closing price of $19.12 of OPKO common stock on the NYSE on June 3, 2015, the last trading day before the public announcement of the merger agreement, the per share merger consideration represented approximately $52.58 per share of Bio-Reference common stock. This price represented a premium of approximately 59.5% to the closing price of Bio-Reference common stock of $32.96 on NASDAQ on June 3, 2015. Based on the closing price of $16.74 of OPKO common stock on the NYSE on July 14, 2015, the latest practicable date before the date of this registration statement, the per share merger consideration represented approximately $46.04 per share of Bio-Reference common stock.

Q:	Is the exchange ratio subject to adjustment based on changes in the prices of OPKO and/or Bio-Reference common stock?

A:	No. The exchange ratio is fixed and no adjustments to the exchange ratio will be made based on changes in the price of either OPKO common stock or Bio-Reference common stock prior to the completion of the merger. As a result of any such changes in stock price, the aggregate market value of the shares of OPKO common stock that a Bio-Reference shareholder is entitled to receive at the time that the merger is completed could vary significantly from the value of such shares on the date of this proxy statement/prospectus, the date of the Bio-Reference special meeting or the date on which such Bio-Reference shareholder actually receives its shares of OPKO common stock.

Q:	What will holders of Bio-Reference stock options receive in the merger?

A:	Upon completion of the merger, each option to purchase shares of Bio-Reference common stock that is outstanding and unexercised immediately prior to the effective time of the merger, or the effective time, will be converted into an option to purchase OPKO common stock and (1) the number of shares of OPKO common stock subject to such option will be adjusted to an amount equal to the product of (a) the number of shares of Bio-Reference common stock subject to such option immediately before the effective time and (b) the exchange ratio, rounded down to the nearest whole share, and (2) the per share exercise price of such option will be adjusted to a price equal to the quotient of (a) the per share exercise price of such option and (b) the exchange ratio, rounded up to the nearest whole cent. OPKO will assume each such stock option in accordance with the terms and conditions of the applicable Bio-Reference stock option plan and stock option agreement relating to such Bio-Reference stock option, subject to the adjustments described in the preceding sentence and the substitution of OPKO and its compensation committee for Bio-Reference and its compensation committee with respect to the administration of each such Bio-Reference stock option plan.

Q:	What equity stake will Bio-Reference shareholders hold in OPKO immediately following the merger?

A:	Based on the number of issued and outstanding shares of OPKO common stock and Bio-Reference common stock as of July 14, 2015, the latest practicable date prior to the date of this registration statement, and based on the exchange ratio of 2.75, holders of shares of Bio-Reference common stock as of immediately prior to the closing of the merger will hold, in the aggregate, approximately 14% of the issued and outstanding shares of OPKO common stock immediately following the closing of the merger. The exact equity stake of Bio-Reference shareholders in OPKO immediately following the merger will depend on the number of shares of OPKO common stock and Bio-Reference common stock issued and outstanding immediately prior to the merger.

Q:	How will I receive the per share merger consideration to which I am entitled?

A:	After receiving the proper documentation from you, following the effective time, the exchange agent will forward to you the OPKO common stock to which you are entitled. More information on the documentation you are required to deliver to the exchange agent may be found under the caption “The Merger Agreement—Exchange of Bio-Reference Stock Certificates” beginning on page 85 of this proxy statement/prospectus.

Q:	Will my shares of OPKO common stock acquired in the merger receive a dividend?

A:	After the closing of the merger, as a holder of OPKO common stock you will receive the same dividends on shares of OPKO common stock that all other holders of shares of OPKO common stock will receive for any dividend for which the record date occurs after the merger is completed.

Former Bio-Reference shareholders who hold Bio-Reference share certificates will not be entitled to be paid dividends otherwise payable on the shares of OPKO common stock into which their shares of Bio-Reference common stock are convertible until they surrender their Bio-Reference share certificates according to the instructions provided to them. Dividends will be accrued for these Bio-Reference shareholders and they will receive the accrued dividends when they surrender their Bio-Reference share certificates, subject to abandoned property laws. OPKO has historically not paid any dividends on its common stock and does not presently anticipate paying any dividends on its common stock in the foreseeable future. Any future OPKO dividends will remain subject to approval by the board of directors of OPKO, which we refer to as the OPKO board.

Q:	What are the material United States federal income tax consequences of the merger to Bio-Reference shareholders?

A:	OPKO and Bio-Reference intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. Assuming the merger qualifies as a “reorganization,” Bio-Reference’s shareholders will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their shares of Bio-Reference common stock for shares of OPKO common stock in connection with the merger.

Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects of the merger to you.

You should read the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 113 of this proxy statement/prospectus for a more complete discussion of the material U.S. federal income tax consequences of the merger.

Q:	When do you expect the merger to be completed?

A:	Subject to the satisfaction or waiver of the closing conditions described under the section entitled “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 99 of this proxy statement/prospectus, including the approval and adoption of the merger agreement and the approval of the merger by Bio-Reference shareholders at the special meeting, Bio-Reference and OPKO expect that the merger will be completed during the second half of 2015. However, it is possible that factors outside the control of both companies could result in the merger being completed at a different time or not at all.

Q:	When and where is the special meeting?

A:

The special meeting will be held on August 20, 2015 at 9:00 a.m., local time, at the Sheraton Crossroads Hotel, Crossroads Corporate Center, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495-0001. All Bio-Reference shareholders of record as of the close of business on the record date, their duly authorized proxy holders and beneficial owners with proof of ownership are invited to attend the special meeting in person. An admission ticket and government-issued picture identification, such as a driver’s license or passport, will be required to enter the special meeting. You may obtain a special meeting ticket and directions to the Sheraton Crossroads Hotel, Crossroads Corporate Center, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495-0001, where it will be held, by submitting a written request to Bio-Reference Laboratories, Inc., Attention: Tara Mackay, 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407. If you are a registered shareholder, please indicate that in your request. If your shares are held by a bank, broker or other nominee, you must enclose with your request evidence of your ownership of such shares, which you can obtain from your broker, bank or other nominee. If you are the representative of a corporate or institutional stockholder, you must present valid government-issued picture identification along with proof that you are the representative of such shareholder. Please submit your ticket request and proof of ownership as promptly as possible in order to ensure you receive your ticket in time for the special meeting. Admission to the special meeting will be on a first-come, first-served basis. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting. For additional information about the special meeting, see the section entitled “Information About the Special Meeting” beginning on page 50 of this proxy statement/prospectus.

Q:	Why am I being asked to consider and vote on a proposal to approve, on a nonbinding, advisory basis, certain compensation arrangements for Bio-Reference’s named executive officers of Bio-Reference in connection with the merger?

A:	Under SEC rules, Bio-Reference is required to seek a nonbinding, advisory vote with respect to certain compensation to be paid or become payable to Bio-Reference’s named executive officers in connection with the merger.

Q:	What will happen if Bio-Reference shareholders do not approve the merger-related compensation arrangements for Bio-Reference’s named executive officers?

A:	Approval of the merger-related compensation is not a condition to completion of the merger. Accordingly, you may vote not to approve the proposal concerning the merger-related compensation and vote to approve the proposal to approve and adopt the merger agreement and approve the merger, or vice versa. The vote on the proposal concerning the merger-related compensation is an advisory vote and will not be binding on Bio-Reference or the Surviving Corporation. If the merger is completed, because Bio-Reference or OPKO, as applicable, is contractually obligated to pay such compensation, the compensation will be payable, subject only to the contractual conditions applicable to such compensation payments, regardless of the outcome of the advisory vote.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	If your shares of Bio-Reference common stock are registered directly in your name with the transfer agent of Bio-Reference, American Stock Transfer & Trust Company LLC, you are considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote, or to grant a proxy for your vote directly to Bio-Reference or to a third party to vote, at the special meeting.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, brokerage firm or other nominee is considered the stockholder of record with respect to those shares. Your bank, brokerage firm or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. You are invited to attend the special meeting, however, you may not vote these shares in person at the special meeting unless you obtain a “legal proxy” from your bank, brokerage firm or other nominee that holds your shares, giving you the right to vote the shares at the special meeting.

Q:	If my shares of Bio-Reference common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee automatically vote those shares for me?

A:

Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Bio-Reference common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Bio-Reference common stock. In accordance with the rules of NASDAQ, banks, brokerage firms and other nominees who hold shares of Bio-Reference common stock in street name for their customers have authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to non-routine matters, such as the proposal to approve and adopt the merger agreement and approve the merger and the proposal to approve, on a nonbinding, advisory basis, the merger-related compensation. As a result, absent specific instructions from the beneficial owner of such shares, banks, brokerage firms and other nominees are not empowered to vote such shares, which we refer to as a broker non-vote. If you do not instruct your broker how you wish your shares to be voted, your shares will not be counted as “FOR” or “AGAINST” and, assuming a quorum is present at the special meeting, will not have an effect on, the proposal to approve and adopt the merger agreement and approve the merger or the proposal to approve, on a nonbinding, advisory basis, the merger-related compensation.

Q:	How many votes do I have?

A:	Each Bio-Reference shareholder is entitled to one vote for each share of Bio-Reference common stock held of record as of the close of business on the record date. As of the close of business on the record date, there were 27,832,976 outstanding shares of Bio-Reference common stock.

Q:	What constitutes a quorum for the special meeting?

A:	A majority of the shares of Bio-Reference common stock issued and outstanding as of the close of business on the record date and entitled to vote on the record date, present in person or represented by proxy, at the special meeting constitutes a quorum for purposes of the special meeting. Votes to abstain are counted as present for the purpose of determining whether a quorum is present. Broker non-votes are counted as present for purposes of determining whether a quorum is present. If you hold shares of Bio-Reference common stock in “street name” and you provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such bank, brokerage firm or other nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum.

Q:	How do I vote?

A:	Shareholder of Record. If you are a shareholder of record, you may have your shares of Bio-Reference common stock voted on the matters to be presented at the special meeting in any of the following ways:

•	by telephone or over the Internet, by accessing the telephone number or Internet website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or over the Internet. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

•	by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•	in person—you may attend the special meeting and cast your vote there.

Beneficial Owner. If you are a beneficial owner (i.e., hold Bio-Reference common stock in “street name”), please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.

Q:	How can I change or revoke my vote?

A:	You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by attending the special meeting and voting in person, or by giving written notice of revocation to Bio-Reference prior to the time the special meeting begins. Written notice of revocation should be mailed to: Bio-Reference Laboratories, Inc., Attention: Tara Mackay, 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407.

Q:	If a shareholder gives a proxy, how are the shares of Bio-Reference common stock voted?

A:	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Bio-Reference common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Bio-Reference common stock should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to approve and adopt the merger agreement and approve the merger and “FOR” the proposal to approve, on a nonbinding, advisory basis, the merger-related compensation.

Q:	What should I do if I receive more than one set of voting materials?

A:	If you hold shares of Bio-Reference common stock in “street name” and also directly in your name as a shareholder of record or otherwise or if you hold shares of Bio-Reference common stock in more than one brokerage account, you may receive more than one set of voting materials relating to the special meeting. For shares of Bio-Reference common stock held directly, please complete, sign, date and return each proxy card (or cast your vote by telephone or Internet as provided on each proxy card) or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your shares of Bio-Reference common stock are voted. For shares of Bio-Reference common stock held in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares.

Q:	What happens if I sell my shares of Bio-Reference common stock before the special meeting?

A:	The record date is earlier than both the date of the special meeting and the effective time. If you transfer your shares of Bio-Reference common stock after the record date but before the special meeting, you will, unless the transferee requests a proxy from you, retain your right to vote at the special meeting but will transfer the right to receive the per share merger consideration if the merger is completed to the person to whom you transfer your shares. If the merger is completed, in order to receive the per share merger consideration, you must hold your shares through the effective time.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	Bio-Reference has engaged Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, New York 10022, or Okapi, to assist in the solicitation of proxies for the special meeting. Bio-Reference estimates that it will pay Okapi a fee not to exceed $15,000 plus an additional fee of $6.00 per incoming and outgoing telephone contact and telecom charges. Bio-Reference has agreed to reimburse Okapi for certain out-of-pocket fees and expenses and also will indemnify Okapi against certain losses, claims, damages, liabilities or expenses. Bio-Reference also may reimburse banks, brokerage firms, other nominees or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Bio-Reference common stock. Bio-Reference’s directors, officers and employees also may solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	What do I need to do now?

A:

Even if you plan to attend the special meeting in person, after carefully reading and considering the information contained in this proxy statement/prospectus, please vote promptly to ensure that your shares are represented at the special meeting. If you hold your shares of Bio-Reference common stock in your own name as the shareholder of record, you may submit a proxy to have your shares of Bio-Reference common stock voted at the special meeting in one of three ways:

•	by telephone or over the Internet, by accessing the telephone number or Internet website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or over the Internet. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

•	by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•	in person—you may attend the special meeting and cast your vote there.

If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. Your attendance at the special meeting will not by itself revoke your proxy. If you are a beneficial owner (i.e., hold Bio-Reference common stock in “street name”), please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.

Q:	Should I send in my share certificates now?

A:	No, please do NOT return your share certificate(s) with your proxy. If the proposal to approve and adopt the merger agreement and approve the merger is approved by Bio-Reference shareholders and the merger is completed, you will be sent a letter of transmittal as promptly as reasonably practicable after the completion of the merger describing how you may exchange your shares of Bio-Reference common stock for the per share merger consideration. If your shares of Bio-Reference common stock are held in “street name” through a bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Bio-Reference common stock in exchange for the per share merger consideration.

Q:	Where can I find the voting results of the special meeting?

A:	The preliminary voting results will be announced at the special meeting. In addition, within four business days following certification of the final voting results, Bio-Reference intends to file the final voting results with the SEC on a Current Report on Form 8-K.

Q:	Will Bio-Reference be required to submit the proposal to approve and adopt the merger agreement and approve the merger to Bio-Reference shareholders even if the Bio-Reference board has withdrawn (or modified or qualified in a manner adverse to OPKO) its recommendation that Bio-Reference shareholders approve and adopt the merger agreement and approve the merger?

A:	Yes, Bio-Reference is required to submit the proposal to approve and adopt the merger agreement and approve the merger to Bio-Reference shareholders even if the Bio-Reference board has withdrawn or modified or qualified, in a manner adverse to OPKO, its recommendation that Bio-Reference shareholders approve and adopt the merger agreement and approve the merger, unless Bio-Reference or OPKO terminates the merger agreement prior to the special meeting.

For more information regarding the ability of Bio-Reference and OPKO to terminate the merger agreement, see the section entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 101 of this proxy statement/prospectus.

Q:	Am I entitled to exercise appraisal rights instead of receiving the per share merger consideration for my shares of Bio-Reference common stock?

A:	No. Under the New Jersey Business Corporation Act, which we refer to as the NJBCA, the holders of Bio-Reference common shares will not have any dissenters’ rights with respect to the merger, see the section entitled “Summary—Dissenters’ Rights of Bio-Reference Shareholders” beginning on page 16 of this proxy statement/prospectus.

Q:	Are there any risks that I should consider in deciding whether to vote for the proposal to approve and adopt the merger agreement and approve the merger?

A:	Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 39 of this proxy statement/prospectus. You also should read and carefully consider the risk factors of OPKO and Bio-Reference contained in the documents that are incorporated by reference into this proxy statement/prospectus.

Q:	What are the conditions to completion of the merger?

A:	In addition to approval and adoption of the merger agreement by Bio-Reference shareholders as described above, completion of the merger is subject to the satisfaction or waiver of a number of other conditions, including receipt of required regulatory approvals, the accuracy of representations and warranties under the merger agreement (subject to certain materiality exceptions), and OPKO’s and Bio-Reference’s performance in all material respects of their respective obligations under the merger agreement.

For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the sections entitled “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 100 of this proxy statement/prospectus.

Q:	Is consummation of the merger contingent upon approval by the holders of OPKO stock?

A:	No. A vote of holders of OPKO’s capital stock is not required to consummate the merger.

Q:	What will happen if the proposal to approve and adopt the merger agreement and approve the merger and the proposal to approve, on a nonbinding, advisory basis, the merger-related compensation to be considered at the special meeting are not approved?

A:	As a condition to completion of the merger, Bio-Reference shareholders must approve the proposal to approve and adopt the merger agreement and approve the merger. Consummation of the merger is not conditioned or dependent on Bio-Reference shareholder approval, on a nonbinding, advisory basis, of the merger-related compensation.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not approved and adopted by Bio-Reference shareholders or if the merger is not completed for any other reason, Bio-Reference shareholders will not receive any consideration for their shares of Bio-Reference common stock. Instead, Bio-Reference will remain an independent public company, Bio-Reference common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and Bio-Reference will continue to file periodic reports with the SEC. If the merger agreement is terminated, under specified circumstances, Bio-Reference may be required to pay OPKO a termination fee of up to $54.0 million depending on the reason for the termination.

In addition, if the merger agreement is terminated, under specified circumstances, Bio-Reference must reimburse OPKO for out-of-pocket expenses up to a maximum of $3.0 million.

See the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page 103 of this proxy statement/prospectus.

Q:	Who can help answer any other questions I have?

A:	If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Bio-Reference common stock, or need additional copies of this proxy statement/prospectus or the enclosed proxy card, please contact Okapi Partners LLC, Bio-Reference’s proxy solicitor, by calling toll-free at (877) 796-5274. Banks, brokerage firms, and other nominees may call collect at (212) 297-0720.

SUMMARY

The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you as a Bio-Reference shareholder. Accordingly, we encourage you to read carefully this entire proxy statement/prospectus, its annexes and the documents referred to in this proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 132 of this proxy statement/prospectus.

Parties to the Merger (Page 56)

Bio-Reference Laboratories, Inc.

481 Edward H. Ross Drive

Elmwood Park, New Jersey 07407

(201) 791-2600

Bio-Reference is one of the largest full service diagnostic laboratories in the world, providing clinical testing services to physician offices, clinics, hospitals, long term care facilities and employers while also advancing drug discovery and development with disease foundations, academic and pharmaceutical partners. Bio-Reference’s comprehensive testing capabilities and expertise spans molecular diagnostics, anatomical pathology, women’s health, oncology and rare disease genetics. Bio-Reference, together with its subsidiaries, has an international presence in more than 50 countries.

Bio-Reference is headquartered in Elmwood Park, New Jersey. Bio-Reference’s principal offices are located at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407 and its phone number is (201) 791-2600. Bio-Reference’s principal website is www.bioreference.com. The information contained on Bio-Reference’s website is not deemed part of this proxy statement/prospectus. Bio-Reference common stock is listed on NASDAQ and trades under the symbol “BRLI”.

For a more complete discussion of Bio-Reference’s business, see the section titled “The Parties to the Merger” beginning on page 56. Additional information about Bio-Reference and its subsidiaries is also included in documents incorporated by reference into this proxy statement/prospectus. See the section titled “Where You Can Find Additional Information” beginning on page 132.

OPKO Health, Inc.

4400 Biscayne Boulevard

Miami, Florida 33137

(305) 575-4100

OPKO is a multi-national biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large and rapidly growing medical markets by leveraging its discovery, development and commercialization expertise and its novel and proprietary technologies. OPKO is developing a range of solutions to diagnose, treat and prevent various conditions, including molecular diagnostics tests, laboratory developed tests, or LDTs, point-of-care tests and proprietary pharmaceuticals and vaccines. OPKO plans to commercialize these solutions on a global basis in large and high growth markets, including emerging markets.

OPKO is headquartered in Miami, Florida. OPKO’s principal offices are located at 4400 Biscayne Boulevard, Miami, Florida 33137 and its phone number is (305) 575-4100. OPKO’s principal website is www.opko.com. The information contained on OPKO’s website is not deemed part of this joint proxy statement/prospectus. OPKO common stock is listed on the NYSE and trades under the symbol “OPK”.

For a more complete discussion of OPKO’s business, see the section titled “The Parties to the Merger” beginning on page 56. Additional information about OPKO and its subsidiaries is also included in documents incorporated by reference into this proxy statement/prospectus. See the section titled “Where You Can Find Additional Information” beginning on page 132.

Bamboo Acquisition, Inc.

c/o OPKO Health, Inc.

4400 Biscayne Boulevard

Miami, Florida 33137 (305) 575-4100

Merger Sub, a New Jersey corporation and a wholly owned subsidiary of OPKO, was formed solely for the purpose of facilitating the merger. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. By operation of the merger, Merger Sub will be merged with and into Bio-Reference, with Bio-Reference surviving the merger as a wholly owned subsidiary of OPKO.

The Merger and the Merger Agreement

The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger.

Pursuant to the merger agreement, Merger Sub will merge with and into Bio-Reference. After the effective time, Bio-Reference will be the surviving corporation and a wholly owned subsidiary of OPKO. Following the merger, Bio-Reference common stock will be delisted from NASDAQ, deregistered under the Exchange Act and will cease to be publicly traded.

Per Share Merger Consideration (Page 58)

At the effective time, each share of Bio-Reference common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive 2.75 shares of OPKO common stock.

Recommendation of the Bio-Reference Board; Bio-Reference’s Reasons for the Merger (Page 63)

The Bio-Reference board, at a special meeting held on June 2, 2015, unanimously approved and declared advisable the merger agreement, the merger and all of the other transactions contemplated by the merger agreement, declared that it is fair to and in the best interests of Bio-Reference and its shareholders to enter into the merger agreement and consummate the merger and all of the other transactions contemplated by the merger agreement, directed that the approval and adoption of the merger agreement and the approval of the merger be submitted to a vote at a special meeting of the Bio-Reference shareholders and recommended that the Bio-Reference shareholders vote to approve and adopt the merger agreement and approve the merger. Accordingly, the Bio-Reference board unanimously recommends that the Bio-Reference shareholders vote (i) “FOR” the proposal to approve and adopt the merger agreement and approve the merger, (ii) “FOR” the proposal to approve, on a nonbinding, advisory basis, the merger-related compensation and (iii) “FOR” the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement and approve the merger.

In evaluating the merger, the Bio-Reference board consulted with and received the advice of Bio-Reference’s outside legal, financial and other advisors, discussed certain issues with Bio-Reference senior management and considered a number of factors that it believed supported its decision to enter into the merger agreement and consummate the merger, including, without limitation, those listed in “The Merger—Recommendation of the Bio-Reference Board; Bio-Reference’s Reasons for the Merger” beginning on page 63 of this proxy statement/prospectus.

Opinion of Bio-Reference’s Financial Advisor (Page 67)

Bio-Reference has engaged Allen & Company LLC, which we refer to as Allen & Company, as its financial advisor in connection with the merger. On June 2, 2015, at a meeting of the Bio-Reference board held to evaluate the merger, Allen & Company rendered an oral opinion, which was confirmed by delivery of a written opinion dated June 2, 2015, to the Bio-Reference board as to the fairness, from a financial point of view and as of the date of such opinion, to holders of Bio-Reference common stock of the exchange ratio provided for in the merger pursuant to the merger agreement.

The full text of Allen & Company’s written opinion, dated June 2, 2015, which describes the procedures followed, matters considered, assumptions made and qualifications and limitations on the review undertaken, is attached to this proxy statement/prospectus as Annex B. Allen & Company’s opinion was intended for the benefit and use of the Bio-Reference board (in its capacity as such) in connection with its evaluation of the exchange ratio provided for in the merger from a financial point of view and did not address any other aspect of the merger. Allen & Company’s opinion did not constitute a recommendation as to the course of action that the Bio-Reference board should pursue in connection with the merger, or otherwise address the merits of the underlying decision by Bio-Reference to engage in the merger, including in comparison to other strategies or transactions that might be available to Bio-Reference or in which Bio-Reference might engage. The opinion does not constitute advice or a recommendation to any shareholder as to how such shareholder should vote or act on any matter relating to the merger or otherwise.

Information About the Special Meeting (Page 50)

The special meeting will be held at the Sheraton Crossroads Hotel, Crossroads Corporate Center, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495-0001, on August 20, 2015 at 9:00 a.m., local time. The special meeting is being held in order to vote on:

•	a proposal to approve and adopt the merger agreement and approve the merger;

•	a proposal to approve, on a nonbinding, advisory basis, the merger-related compensation; and

•	a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement and approve the merger.

Completion of the merger is conditioned on shareholder approval and adoption of the merger agreement and approval of the merger but shareholder approval of the nonbinding, advisory proposal concerning the merger-related compensation is not a condition to the obligation of either Bio-Reference or OPKO to complete the merger.

Only holders of record of issued and outstanding shares of Bio-Reference common stock as of the close of business on July 14, 2015, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. You may cast one vote for each share of Bio-Reference common stock that you owned as of that record date.

As long as a quorum is present at the special meeting, the affirmative vote of a majority of the votes cast by the holders of shares of Bio-Reference common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter is required for the approval and adoption of the merger agreement and the approval of the merger. Shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will not be counted as “FOR” or “AGAINST” and, assuming a quorum is present at the special meeting, will not have an effect on, the approval and adoption of the merger agreement and the approval of the merger.

As long as a quorum is present at the special meeting, the affirmative vote of a majority of the votes cast by the holders of shares of Bio-Reference common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter is required for approval of the merger-related compensation; however, such vote is nonbinding and advisory only and will not be binding on either Bio-Reference or OPKO. Shares present and not voted, whether by broker non-vote, abstention or otherwise, will not be counted “FOR” or “AGAINST” and, assuming a quorum is present at the special meeting, will not have an effect on, the advisory proposal concerning the merger-related compensation.

The affirmative vote of a majority of the votes cast by the holders of shares of Bio-Reference common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter is required for approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement and approve the merger, whether or not a quorum is present. Shares held by Bio-Reference shareholders who are not present at the special meeting in person or proxy and broker non-votes will have no effect on the outcome of any vote to adjourn the special meeting.

As of the close of business on the record date for the special meeting, there were 27,832,976 shares of Bio-Reference common stock outstanding and entitled to vote. As of the same date, the directors and executive officers of Bio-Reference as a group owned and were entitled to vote 3,105,070 shares of Bio-Reference common stock, representing approximately 11.16% of the total issued and outstanding shares of Bio-Reference common stock on that date. Bio-Reference currently expects that all directors and executive officers will vote their shares in favor of each of the proposals to be considered at the special meeting, although none of them has entered into any agreement obligating them to do so.

Interests of Bio-Reference’s Directors and Executive Officers in the Merger (Page 106)

The interests of Bio-Reference’s directors and executive officers in the merger that are different from, or in addition to, those of the Bio-Reference shareholders generally are described below. The Bio-Reference board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be approved and adopted by its shareholders. These interests include, among others, the continued employment of certain executive officers of Bio-Reference, a cash transaction bonus award, severance and other separation benefits that may be payable upon termination of employment following the consummation of the merger pursuant to new or existing employment agreements, the grant of options to purchase OPKO common stock, other rights held by Bio-Reference’s directors and executive officers, and the indemnification of former Bio-Reference directors and officers by OPKO. For more information, see the section titled “Interests of Bio-Reference’s Directors and Executive Officers in the Merger” beginning on page 106 of this proxy statement/prospectus.

Regulatory Approvals (Page 81)

The completion of the merger is subject to the receipt of antitrust clearance in the United States. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and the rules promulgated thereunder, the merger may not be completed until notification and report forms have been filed with the Federal Trade Commission, which we refer to as the FTC, and the Department of Justice, which we refer to as the DOJ, and the applicable waiting period (or any extensions thereof) has expired or been terminated.

On June 18, 2015, Bio-Reference and OPKO filed with the DOJ and the FTC, notification and report forms under the HSR Act with respect to the proposed merger. On July 1, 2015, Bio-Reference and OPKO were granted early termination of the waiting period with respect to the notification and report forms filed under the HSR Act effective as of July 1, 2015.

Pursuant to the merger agreement, each party is also required to take all actions necessary to obtain such antitrust regulatory approval (including agreeing to divestitures) unless the assets subject to such divestitures generated or were reasonably necessary to service more than 2.5% of the consolidated revenues, in their respective most recently completed fiscal years, of OPKO and its subsidiaries and Bio-Reference and its subsidiaries.

OPKO and Bio-Reference have agreed to cooperate with each other and use, and cause their respective subsidiaries to use, their respective reasonable best efforts to take all actions and do or cause to be done all things necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated by the merger agreement as soon as practicable, including:

•	preparing and filing as soon as practicable all documentation to effect all necessary undertakings, notices, reports and other filings; and

•	obtaining all regulatory approvals and all other consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any government or regulatory entity or other third party in order to consummate the merger or any of the other transactions contemplated by the merger agreement.

Dissenters’ Rights of Bio-Reference Shareholders (Page 82)

Under the NJBCA, the holders of Bio-Reference common stock will not have any dissenters’ rights with respect to the merger.

The Merger and the Performance of the Combined Company are Subject to a Number of Risks (Page 39)

There are a number of risks relating to the merger and to the businesses of OPKO, Bio-Reference and the combined company following the merger. See the section titled “Risk Factors” beginning on page 39 of this proxy statement/prospectus for a discussion of these and other risks and see also the documents that OPKO and Bio-Reference have filed with the SEC that are incorporated by reference in this proxy statement/prospectus.

Conditions to the Completion of the Merger (Page 100)

OPKO and Bio-Reference currently expect to complete the merger in the second half of 2015. However, completion of the merger will be possible only if all of the conditions to the completion of the merger contained in the merger agreement, including the approval and adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement by the Bio-Reference shareholders and receipt of the required regulatory approvals, have been satisfied or waived. Therefore, factors outside of either company’s control could delay or prevent the completion of the merger.

The obligations of OPKO and Bio-Reference to complete the merger are each subject to the satisfaction of the following conditions. Pursuant to the merger agreement, other than the approval and adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement by the Bio-Reference shareholders and the expiration or termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act, any of the following conditions may be waived by the parties if not satisfied on or prior to the closing date of the merger:

•	approval and adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement by the Bio-Reference shareholders;

•	absence of any statute, rule, regulation, executive order, decree, ruling, temporary restraining order, preliminary or permanent injunction or other order issued by a court or other United States governmental authority of competent jurisdiction that has the effect of making the merger or the other transactions contemplated by the merger agreement illegal or otherwise prohibiting consummation of the merger or the other transactions contemplated thereby;

•	expiration or termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act and the expiration or termination of any waiting period under, and the receipt of all consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary under, applicable foreign antitrust laws;

•	receipt of certain governmental, regulatory or third party consents, waivers, authorizations and approvals required in connection with the execution, delivery and performance of the merger agreement and the transactions contemplated thereby;

•	approval of the OPKO common stock to be issued in the merger for quotation or listing, as the case may be, on the NYSE (or any successor inter-dealer quotation system or stock exchange thereto) subject to official notice of issuance; and

•	effectiveness under the Securities Act of the registration statement on Form S-4, of which this proxy statement/prospectus is a part, the absence of a stop order issued by the SEC suspending the effectiveness of such registration statement and the absence of a proceeding seeking a stop order or any similar proceeding with respect to this proxy statement/prospectus initiated or threatened by the SEC.

The obligations of OPKO and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

•	accuracy in all respects as of the date of the merger agreement and as of the closing date of the merger of a limited number of specified representations and warranties (with respect to certain representations and warranties, without giving effect to any materiality qualifiers therein) made by Bio-Reference in the merger agreement, except, with respect to certain representations and warranties, for inaccuracies that are de minimis in the context of a transaction of this magnitude;

•	accuracy in all respects as of the date of the merger agreement and as of the closing date of the balance of the representations and warranties made by Bio-Reference in the merger agreement (without giving effect to any materiality qualifiers therein), except for such breaches as have not had and would not, individually or in the aggregate, reasonably be expected to have, a material adverse effect on Bio-Reference and its subsidiaries;

•	compliance with and performance by Bio-Reference, in all material respects, of all agreements and covenants required to be performed or complied with by it under the merger agreement on or prior to the closing date of the merger; and

•

receipt of an opinion from Greenberg Traurig, P.A., or Greenberg, OPKO’s outside legal counsel, that is reasonably acceptable to OPKO and dated as of the closing date of the merger, to the effect that the merger will be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of

Section 368(a) of the Internal Revenue Code; provided that if Greenberg does not render such opinion, this condition may be satisfied if a nationally-recognized law firm (other than Davis Polk & Wardwell LLP) renders such opinion.

The obligations of Bio-Reference to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

•	accuracy in all respects as of the date of the merger agreement and as of the closing date of the merger of a limited number of specified representations and warranties (with respect to certain representations and warranties, without giving effect to any materiality qualifiers therein) made by OPKO and Merger Sub in the merger agreement, except, with respect to certain representations and warranties, for inaccuracies that are de minimis in the context of a transaction of this magnitude;

•	accuracy in all respects as of the date of the merger agreement and as of the closing date of the balance of the representations and warranties made by OPKO and Merger Sub in the merger agreement, except for such breaches as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on OPKO and its subsidiaries;

•	compliance with and performance by OPKO, in all material respects, of all agreements and covenants required to be performed or complied with by it under the merger agreement on or prior to the closing date of the merger; and

•	receipt of an opinion from Davis Polk & Wardwell LLP, or Davis Polk, Bio-Reference’s outside legal counsel, that is reasonably acceptable to Bio-Reference and dated as of the closing date of the merger, to the effect that the merger will be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code; provided that if Davis Polk does not render such opinion, this condition may be satisfied if a nationally-recognized law firm (other than Greenberg) renders such opinion.

For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 100 of this proxy statement/prospectus.

No Solicitation or Negotiation of Takeover Proposals (Page 95)

Pursuant to the merger agreement, Bio-Reference is not permitted to solicit, initiate or knowingly encourage or otherwise take any action to facilitate from any third party a competing proposal to acquire at least 15% of the assets of, equity interest in, or business of Bio-Reference and its subsidiaries, taken as a whole, or a company acquisition proposal. Bio-Reference is also not permitted to (other than in certain circumstances and subject to complying with notice and other specified conditions in the merger agreement):

•	conduct or engage in any discussions or negotiations with, or disclose any non-public information relating to Bio-Reference or any of its subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that, to Bio-Reference’s knowledge is seeking to make, or has made, any company acquisition proposal;

•	endorse or recommend any company acquisition proposal;

•	enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar contract relating to any company acquisition proposal;

•	grant any waiver, amendment or release under any standstill or confidentiality agreement or any anti-takeover laws or otherwise fail to enforce any of the foregoing; or

•	resolve to do any of the foregoing.

Pursuant to the merger agreement, the board of directors of Bio-Reference and any committee thereof is not permitted to (other than in certain circumstances and subject to complying with notice and other specified conditions in the merger agreement):

•	make, withdraw, amend, modify or materially qualify, in a manner adverse to OPKO or Merger Sub, its recommendation to approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement;

•	recommend a company acquisition proposal;

•	fail to recommend against acceptance of any tender offer or exchange offer for the shares of common stock of Bio-Reference within 10 business days after the commencement of such offer;

•	make any public statement inconsistent with the recommendation of Bio-Reference’s board of directors to approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement; or

•	resolve or agree to take any of the foregoing actions.

Notwithstanding the foregoing limitations, prior to the receipt of the required vote of the shareholders of Bio-Reference to approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, the board of directors of Bio-Reference may, directly or through a representative, take the following actions if the board of directors of Bio-Reference determines in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to take such action would be inconsistent with the board of directors’ fiduciary duties under applicable law and any such third party executes a confidentiality agreement:

•	participate in negotiations or discussions with a third party that has made a bona fide, unsolicited company acquisition proposal that the board of directors of Bio-Reference determines in good faith, after consultation with Bio-Reference’s outside legal counsel and financial advisors, constitutes or could reasonably be expected to result in a superior proposal and enter into a confidentiality agreement with such third party;

•	furnish to such third party information relating to Bio-Reference or any of its subsidiaries if such material non-public information has been provided to OPKO prior to or contemporaneously with the provision to such third party; and

•	grant a waiver under a standstill agreement.

For purposes of the merger agreement, a superior proposal is a company acquisition proposal that:

•	if consummated would result in a person or group owning, directly or indirectly,

•	50% or more of all classes of outstanding equity securities of Bio-Reference or of the surviving entity in a merger involving Bio-Reference or the resulting direct or indirect parent of Bio-Reference or such surviving entity, or

•	50% or more (based on the fair market value thereof) of the assets of Bio-Reference and its subsidiaries (including capital stock of Bio-Reference’s subsidiaries) taken as a whole, and

•	Bio-Reference’s board of directors determines in good faith (after consultation with its outside legal counsel and financial advisors) is superior, from a financial point of view, to the merger agreement and the merger, taking into account all financial, legal, regulatory and other aspects of such proposal and of the merger agreement (including the relative risks of non-consummation and any changes to the terms of the merger agreement proposed by OPKO to Bio-Reference).

Bio-Reference must notify OPKO promptly (but in any event within 24 hours and prior to engaging in any of the actions with respect to a superior proposal as described above) of (i) any company acquisition proposal, (ii) any initial request for non-public information concerning Bio-Reference or any of its subsidiaries related to, or from any third party that would reasonably be expect to make a company acquisition proposal or (iii) any initial requests for discussions or negotiations related to any company acquisition proposal. Bio-Reference must also keep OPKO promptly informed on the status of any such company acquisition proposal, including by promptly providing copies of any written proposals, draft agreement and all draft or executed financing commitments and related material documentation.

Notwithstanding anything to the contrary in the merger agreement, at any time prior to the receipt of the required vote of the shareholders of Bio-Reference to approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, the Bio-Reference board may change its recommendation that the Bio-Reference shareholders approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement in response to a superior proposal or a Company Intervening Event, subject to complying with notice and other specified conditions in the merger agreement and only if the Bio-Reference board determines in good faith (after consultation with Bio-Reference’s outside legal counsel and financial advisors) that the failure to make a change in its recommendation to approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement would be inconsistent with the board of directors’ fiduciary duties under applicable law.

For purposes of the merger agreement, a Company Intervening Event is any fact, circumstance, occurrence, event, development, change or condition or combination thereof relating directly to Bio-Reference, its assets or its operation that was not known or reasonably foreseeable to the board of directors of Bio-Reference as of the date of the merger agreement (or if known, the consequences or magnitude of which were not known or reasonably foreseeable) other than:

•	changes in the market price or trading volume of the shares of common stock of Bio-Reference (however, the underlying reasons for such changes may constitute a Company Intervening Event);

•	the timing of any consents, registrations, permits or clearances required to be obtained prior to the effectiveness of the merger by Bio-Reference or OPKO or any of their respective subsidiaries from any governmental entity in connection with the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	a company acquisition proposal, or an inquiry, proposal or offer that could reasonably be expected to lead to a company acquisition proposal, or the consequences thereof;

•	the fact that Bio-Reference exceeds any internal projections, budgets or forecasts or third-party revenue or earnings predictions or other analyst expectations, projections, forecasts or budgets for any period (however, the underlying reasons for such events may constitute a Company Intervening Event); and

•	the impact of (i) changes after the date of the merger agreement in laws (or interpretations thereof) of general applicability or interpretations thereof by governmental entities, (ii) changes or modifications after the date of the merger agreement in GAAP or regulatory accounting requirements (or regulatory interpretations thereof, (iii) actions and omissions of Bio-Reference or any of its subsidiaries taken with the prior written consent of OPKO or expressly permitted pursuant to the merger agreement, or (iv) the public announcement of the merger agreement, including, without limitation, any shareholder litigation related to the merger agreement.

For further discussion of the prohibition on solicitation of acquisition proposals from third parties or changes to the recommendation of Bio-Reference’s board of directors with respect to the approval of the merger, see the section titled “The Merger Agreement—Restrictions on Solicitation” and “The Merger Agreement—Recommendation of Bio-Reference’s Board of Directors; Change of Recommendation” beginning on pages 95 and 96, respectively.

Termination of the Merger Agreement (Page 101)

Generally and except as specified below, the merger agreement may be terminated and the merger may be abandoned at any time prior to the completion of the merger, including after the required Bio-Reference shareholder approval is obtained:

•	by mutual written consent of OPKO and Bio-Reference;

•	by either party, if:

•	the merger has not been consummated on or before December 2, 2015, subject to extension for a period of 90 days under certain circumstances;

•	a court of competent jurisdiction or other governmental entity issues a final and non-appealable order, or has taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by the merger agreement; or

•	the required approval by the Bio-Reference shareholders of the merger agreement, the merger and the other transactions contemplated by the merger agreement has not been obtained at Bio-Reference’s shareholder meeting (or at any adjournment or postponement thereof);

•	by OPKO if:

•	Bio-Reference has breached or failed to perform in any respect any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach or failure to perform (1) is not cured within 90 days following receipt by Bio-Reference of written notice of such breach or failure to perform from OPKO (or, if earlier December 2, 2015) and (2) would result in a failure of any condition to the obligations of OPKO and Merger Sub to consummate the merger; or

•	Bio-Reference’s board of directors fails to include its recommendation to Bio-Reference’s shareholders for the approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement in this proxy statement/prospectus or Bio-Reference’s board of directors changes its recommendation for approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement, whether or not in response to a Company Intervening Event, Bio-Reference’s board of directors fails to publicly reaffirm its recommendation that Bio-Reference’s shareholders approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement and there has been a publicly announced company acquisition proposal that is not with respect to a tender offer or exchange offer within five business days after OPKO so requests in writing, Bio-Reference enters into a written agreement in respect of a company acquisition proposal or Bio-Reference or its board of directors publicly announces its intention to do any of the foregoing;

•	by Bio-Reference if:

•	OPKO or Merger Sub has breached or failed to perform in any respect any of its respective representations, warranties, covenants or agreements contained in the merger agreement, which breach or failure to perform (1) is not cured within 90 days following receipt by OPKO of written notice of such breach or failure to perform from Bio-Reference (or, if earlier, December 2, 2015) and (2) would result in a failure of any condition to the obligations of Bio-Reference to consummate the merger;

•	the Bio-Reference board changes its recommendation that the Bio-Reference shareholders approve and adopt the merger agreement and approve the merger (other than in response to a Company Intervening Event); or

•	Bio-Reference enters into a written agreement with respect to a superior proposal and concurrently with such termination pays to OPKO the applicable termination fee.

For further discussion of termination of the merger agreement, see the section titled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 101.

Termination Fees and Expenses (Page 103)

Generally, all fees and expenses incurred in connection with the merger will be paid by the party incurring such expenses. However, OPKO and Bio-Reference will share equally all fees payable under the HSR Act.

If the merger agreement is terminated under certain circumstances specified in the merger agreement, Bio-Reference will be required to pay OPKO a termination fee of $54,000,000. However, if the merger agreement is terminated due to a change in Bio-Reference’s board of directors’ recommendation for approval of the merger agreement and the transactions contemplated thereby, including the merger, in response to a Company Intervening Event, Bio-Reference will be required to pay OPKO $40,500,000 in lieu of the termination fee in the immediately preceding sentence; provided, however, that if within 12 months after such termination, Bio-Reference enters into a written agreement with respect to a company acquisition proposal or consummates a company acquisition proposal, then Bio-Reference must pay OPKO an additional $13,500,000. In addition, under certain circumstances, Bio-Reference may be required to reimburse OPKO’s out of pocket expenses incurred in connection with the merger agreement and the transactions contemplated thereby up to a maximum amount of $3,000,000.

For a more complete discussion of termination fees and expenses, see the section titled “The Merger Agreement—Termination Fees and Expenses” beginning on page 103 of this proxy statement/prospectus.

Anticipated Accounting Treatment (Page 82)

OPKO prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which we refer to as GAAP. The merger will be accounted for using the acquisition method of accounting. OPKO will be treated as the acquirer for accounting purposes.

Material U.S. Federal Income Tax Consequences (Page 113)

OPKO and Bio-Reference intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and it is a condition to the completion of the merger that OPKO and Bio-Reference each receive written opinions from their respective outside legal counsel, dated as of the closing date of the merger, to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Assuming the merger qualifies as a “reorganization,” Bio-Reference shareholders will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their shares of Bio-Reference common stock for shares of OPKO common stock in connection with the merger.

Tax matters are very complicated, and the tax consequences of the merger to a particular shareholder will depend on such shareholder’s circumstances. Accordingly, OPKO and Bio-Reference urge you to consult your tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws.

You should read the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 113 of this proxy statement/prospectus for a more complete discussion of the material U.S. federal income tax consequences of the merger.

Comparison of Stockholders’ Rights (Page 115)

The rights of the OPKO’s stockholders are currently governed by Delaware law and OPKO’S governing documents. The rights of Bio-Reference’s shareholders are currently governed by New Jersey law and Bio-Reference’s governing documents. Due to differences between the law governing the rights of OPKO stockholders and Bio-Reference shareholders and the differences between the governing documents of OPKO and Bio-Reference, Bio-Reference shareholders receiving OPKO common stock in connection with the merger will have different rights once they become OPKO stockholders.

The material differences are described in detail under the section titled “Comparison of Stockholders’ Rights” beginning on page 115 of this proxy statement/prospectus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BIO-REFERENCE

The following table presents selected historical consolidated financial data for Bio-Reference as of and for the fiscal years ended October 31, 2014, 2013, 2012, 2011 and 2010 and as of and for the six months ended April 30, 2015 and 2014. The balance sheet data as of October 31, 2014 and 2013 and the statement of income data for the fiscal years ended October 31, 2014, 2013 and 2012 have been obtained from Bio-Reference’s audited consolidated financial statements included in Bio-Reference’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014, which is incorporated by reference into this proxy statement/prospectus. The balance sheet data as of October 31, 2012 and 2011 and the statement of income data for the fiscal years ended October 31, 2011 and 2010 have been derived from Bio-Reference’s audited consolidated financial statements included in Bio-Reference’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012, which has not been incorporated into this document by reference. The balance sheet data as of October 31, 2010 has been derived from Bio-Reference’s audited consolidated financial statements included in Bio-Reference’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011, which has not been incorporated into this document by reference. The balance sheet data as of April 30, 2015 and the statement of income data for the six months ended April 30, 2015 and 2014 have been obtained from Bio-Reference’s unaudited consolidated financial statements included in Bio-Reference’s Quarterly Report on Form 10-Q for the six months ended April 30, 2015, which is incorporated by reference into this proxy statement/prospectus. The balance sheet data as of April 30, 2014 has been derived from Bio-Reference’s unaudited consolidated financial statements included in Bio-Reference’s Quarterly Report on Form 10-Q for the six months ended April 30, 2014, which has not been incorporated into this document by reference.

The information set forth below is not necessarily indicative of future results and should be read together with the other information contained in Bio-Reference’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014 and Bio-Reference’s Quarterly Report on Form 10-Q for the six months ended April 30, 2015, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes therein. See the section entitled “Where You Can Find More Information” beginning on page 132 of this proxy statement/prospectus.

	For the six months ended April 30,		For the fiscal years ended October 31,
	2015	2014	2014	2013	2012	2011	2010
	(in thousands, except per share information)
Operating Data:
Net Revenues	$432,820	$382,635	$832,282	$715,354	$614,255	$522,081	$424,559
Cost of Services	244,082	221,932	462,283	392,815	337,644	287,853	232,252
Gross Profit	188,738	160,703	369,999	322,539	276,611	234,228	192,307
General and Administrative Expenses	157,884	135,943	286,574	240,566	200,480	174,454	143,929
Income from Operations	30,854	24,760	83,425	81,973	76,131	59,774	48,378
Other Expenses (Income)—net	1,069	1,266	2,458	876	1,615	(5,072)	1,415
Provision for Income Tax Expense	12,691	10,267	34,209	35,272	32,360	28,487	20,582
Net Income	$17,094	$13,227	$46,758	$45,825	$42,156	$36,359	$26,381
Net Income Per Share—Basic	$0.62	$0.48	$1.69	$1.65	$1.52	$1.30	$0.95
Net Income Per Share—Diluted	$0.61	$0.47	$1.68	$1.65	$1.51	$1.29	$0.94

Balance Sheet Data:
Total Assets	$512,718	$451,617	$478,863	$421,528	$312,347	$283,259	$244,131
Total Long-Term Liabilities	$13,734	$16,349	$15,397	$14,382	$13,626	$10,978	$8,405
Total Liabilities	$176,060	$166,328	$159,961	$149,934	$85,100	$93,492	$91,743
Working Capital	$217,644	$173,712	$207,285	$161,116	$151,625	$124,266	$89,459
Shareholders’ Equity	$336,658	$285,289	$318,902	$271,594	$227,247	$189,767	$152,388

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF OPKO

The following table presents selected historical consolidated financial data for OPKO as of and for the fiscal years ended December 31, 2014, 2013, 2012, 2011 and 2010 and as of and for the three months ended March 31, 2015 and 2014. The balance sheet data as of December 31, 2014 and 2013 and the statement of income data for the fiscal years ended December 31, 2014, 2013 and 2012 have been obtained from OPKO’s audited consolidated financial statements included in OPKO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference into this proxy statement/prospectus. The balance sheet data as of December 31, 2012 and 2011 and the statement of income data for the fiscal years ended December 31, 2011 and 2010 have been derived from OPKO’s audited consolidated financial statements included in OPKO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which has not been incorporated into this document by reference. The balance sheet data as of December 31, 2010 has been derived from OPKO’s audited consolidated financial statements included in OPKO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which has not been incorporated into this document by reference. The balance sheet data as of March 31, 2015 and the statement of income data for the three months ended March 31, 2015 and 2014 have been obtained from OPKO’s unaudited condensed consolidated financial statements included in OPKO’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015, which is incorporated by reference into this proxy statement/prospectus. The balance sheet data as of March 31, 2014 has been derived from OPKO’s unaudited condensed consolidated financial statements included in OPKO’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014, which has not been incorporated into this document by reference.

The information set forth below is not necessarily indicative of future results and should be read together with the other information contained in OPKO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and OPKO’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes therein. See the section entitled “Where You Can Find More Information” beginning on page 132 of this proxy statement/prospectus.

	For the three months ended March 31,		For the years ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(in thousands, except share and per share information)
Statement of operations data:
Revenues	$30,084	$22,274	$91,125	$96,530	$47,044	$27,979	$28,494
Costs and expenses:
Cost of revenues	10,320	12,391	48,009	48,860	27,878	17,243	13,495
Selling, general and administrative	17,446	13,812	57,940	55,320	27,795	19,169	18,133
Research and development	25,503	20,994	83,571	53,902	19,520	11,352	5,949
In process research and development	—	—	12,055	—	—	—	—
Grant repayment	25,889	—	—	—	—	—	—
Other operating expenses	7,840	5,354	35,365	18,080	9,120	3,404	2,053

Total costs and expenses	86,998	52,551	236,940	176,162	84,313	51,168	39,630

Operating loss from continuing operations	(56,914)	(30,277)	(145,815)	(79,632)	(37,269)	(23,189)	(11,136)
Other income and (expense), net	(53,853)	(12,144)	(25,212)	(24,586)	165	(1,044)	(844)

Loss from continuing operations before income taxes and investment losses	(110,767)	(42,421)	(171,027)	(104,218)	(37,104)	(24,233)	(11,980)
Income tax benefit (provision)	(5,509)	(614)	(24)	(1,672)	9,626	19,358	18

Loss from continuing operations before investment losses	(116,276)	(43,035)	(171,051)	(105,890)	(27,478)	(4,875)	(11,962)
Loss from investments in investees	(1,761)	(2,056)	(3,587)	(11,456)	(2,062)	(1,589)	(714)

Loss from continuing operations	(118,037)	(45,091)	(174,638)	(117,346)	(29,540)	(6,464)	(12,676)
Income (loss) from discontinued operation, net of tax	—	—	—	—	—	5,181	(6,250)

Net loss	(118,037)	(45,091)	(174,638)	(117,346)	(29,540)	(1,283)	(18,926)
Less: Net loss attributable to non-controlling interests	(925)	(540)	(2,972)	(2,939)	(492)	—	—

Net loss attributable to common shareholders before preferred stock dividend	(117,112)	(44,551)	(171,666)	(114,407)	(29,048)	(1,283)	(18,926)
Preferred stock dividend	—	—	—	(420)	(2,240)	(2,379)	(2,624)

Net loss attributable to common shareholders	$(117,112)	$(44,551)	$(171,666)	$(114,827)	$(31,288)	$(3,662)	$(21,550)

Loss per share, basic and diluted:
Loss from continuing operations	$(0.26)	$(0.11)	$(0.41)	$(0.32)	$(0.11)	$(0.03)	$(0.06)

Income (loss) from discontinued operations	$—	$—	$—	$—	$—	$0.02	$(0.02)

Net loss per share	$(0.26)	$(0.11)	$(0.41)	$(0.32)	$(0.11)	$(0.01)	$(0.08)

Weighted average number of common shares outstanding basic and diluted:	446,480,884	412,909,809	422,014,039	355,095,701	295,750,077	280,673,122	255,095,586
Balance sheet data:
Total assets	$1,512,249	$1,355,692	$1,267,664	$1,391,516	$289,830	$229,489	$77,846
Working capital	$211,187	$120,772	$59,758	$150,878	$26,275	$80,804	$29,793
Long-term liabilities	$516,838	$439,943	$348,812	$426,687	$34,168	$25,443	$7,908
Series D Preferred Stock	$—	$—	$—	$—	$24,386	$24,386	$26,128
Shareholders’ equity attributable to OPKO	$819,902	$835,220	$842,144	$876,410	$179,386	$160,882	$23,052
Total shareholders’ equity	$812,573	$831,249	$835,741	$872,979	$178,894	$160,882	$23,052

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the merger. Under the terms of the merger agreement, each outstanding share of Bio-Reference common stock at the effective time will be exchanged for 2.75 shares of OPKO common stock.

The following unaudited pro forma condensed combined financial statements give effect to the merger under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 805, Business Combinations, which we refer to as ASC 805, with OPKO treated as the legal and accounting acquirer. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of OPKO and Bio-Reference. Although OPKO has entered into the merger agreement, there is no guarantee that the merger will be completed.

The unaudited pro forma condensed combined balance sheet and statements of operations have been prepared utilizing period ends that differ by less than 93 days, as permitted by Regulation S-X. OPKO is a registrant with a fiscal year that ends on December 31 and Bio-Reference is a registrant with a fiscal year that ends on October 31. The unaudited pro forma condensed combined balance sheet is based on the individual historical consolidated balance sheets of OPKO as of March 31, 2015 and Bio-Reference as of January 31, 2015, and has been prepared to reflect the merger as if it occurred on March 31, 2015. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 is based on the individual historical consolidated statement of operations of OPKO as of December 31, 2014 and Bio-Reference as of October 31, 2014, giving effect to the merger as if it occurred on January 1, 2014. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2015 is based on the individual historical consolidated statement of operations of OPKO for the three months ended March 31, 2015 and Bio-Reference for the three months ended January 31, 2015, giving effect to the merger as if it occurred on January 1, 2014.

The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the merger, including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges OPKO expects to incur in connection with the transaction, including, but not limited to, costs in connection with integrating the operations of OPKO and Bio-Reference.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the merger been completed on the assumed date or for the periods presented, or which may be realized in the future. To produce the pro forma financial information, OPKO adjusted Bio-Reference’s assets and liabilities to their estimated fair values. As of the date of this proxy statement/prospectus, OPKO has not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of the Bio-Reference assets to be acquired and the liabilities to be assumed and the related allocation of purchase price, nor has it identified all adjustments necessary to conform Bio-Reference’s accounting policies to OPKO’s accounting policies. A final determination of the fair value of Bio-Reference’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Bio-Reference that exist as of the date of completion of the merger and, therefore, cannot be made prior to that date. Additionally, the value of the per share merger consideration will be determined based on the trading price of OPKO common stock at the time of the completion of the merger. Accordingly, the accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary unaudited pro forma purchase price allocation has been made solely for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements. The preliminary purchase price allocation was based on reviews of publicly disclosed allocations for other acquisitions in the industry, OPKO’s historical experience, data that was available through the public domain and OPKO’s due diligence review of Bio-Reference’s business. Until the merger is completed, both companies are limited in their ability to share information with each other. Upon completion of the merger, valuation work will be performed and any increases or decreases in the fair value of relevant statement of financial position amounts will result in adjustments to the statement of financial position and/or statements of operations until the purchase price allocation is finalized.

There can be no assurance that such finalization will not result in material changes from the preliminary purchase price allocation included in the accompanying unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements;

•	OPKO’s audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2014 and OPKO’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015; and

•	Bio-Reference’s audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended October 31, 2014 and Bio-Reference’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2015.

OPKO Health, Inc. and subsidiaries

Pro Forma Condensed Consolidated Balance Sheets

As of March 31, 2015

(unaudited)

(in thousands, except share and per share data)

	OPKO Health, Inc. as of March 31, 2015	Bio-Reference Laboratories, Inc. as of January 31, 2015	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$348,192	$22,240	$—		$370,432
Accounts receivable, net	19,064	268,720	—		287,784
Inventories, net	18,324	22,511	—		40,835
Prepaid expenses and other current assets	8,445	47,877	—		56,322

Total current assets	394,025	361,348	—		755,373
Property, plant and equipment, and investment properties, net	15,120	65,642	—		80,762
Intangible assets, net	59,432	13,925	258,075	4(d)	331,432
In-process research and development	793,000	—	—		793,000
Goodwill	223,219	35,185	811,170	4(e)	1,069,574
Investments, net	22,380	5,267	—		27,647
Other assets	5,073	6,776	95,600	4(f)	107,449

Total assets	$1,512,249	$488,143	$1,164,845		$3,165,237

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$10,472	$68,030	$—		$78,502
Accrued expenses	158,763	38,996	—		197,759
Current portion of lines of credit and notes payable	13,603	40,530	—		54,133
Total current liabilities	182,838	147,556	—		330,394

2033 Senior Notes, net of discount and estimated fair value of embedded derivatives	106,673	—	—		106,673
Other long-term liabilities, principally deferred revenue and deferred tax liabilities	410,165	14,769	108,800	4(g)	533,734

Total long-term liabilities	516,838	14,769	108,800		640,407

Total liabilities	699,676	162,325	108,800		970,801

Equity:
Common Stock—$0.01 par value, 750,000,000 shares authorized; 459,314,572 shares issued at March 31, 2015	4,593	277	491	4(h)(i)	5,361
Treasury Stock—1,245,367 shares at March 31, 2015	(4,051)	—	—		(4,051)
Additional paid-in capital	1,628,818	40,262	1,245,233	4(h)(i)	2,914,313
Accumulated other comprehensive income (loss)	(17,503)	—	—		(17,503)
Accumulated deficit	(791,955)	285,279	(189,679)	4(f)(i)	(696,355)

Total shareholders’ equity attributable to company	819,902	325,818	1,056,045		2,201,765

Non-controlling interests	(7,329)	—	—		(7,329)

Total shareholders’ equity	812,573	325,818	1,056,045		2,194,436

Total liabilities and equity	$1,512,249	$488,143	$1,164,845		$3,165,237

OPKO Health, Inc. and subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the three months ended March 31, 2015

(unaudited)

(in thousands, except share and per share data)

	OPKO Health, Inc. three months ended March 31, 2015	Bio-Reference Laboratories, Inc. three months ended January 31, 2015	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Products	$15,486	$—	$—		$15,486
Revenue from services	2,069	208,833	—		210,902
Revenue from transfer of intellectual property	12,529	—	—		12,529

Total revenues	30,084	208,833	—		238,917

Costs and expenses:
Costs of revenue	10,320	119,078	—		129,398
Selling, general and administrative	17,446	77,827	—		95,273
Research and development	25,503	—	—		25,503
Contingent consideration	5,175	—	—		5,175
Other operating expenses, principally amortization of intangible assets	2,665	—	3,226	4(a)	5,891
Grant repayment	25,889	—	—		25,889

Total costs and expenses	86,998	196,905	3,226		287,129

Operating loss	(56,914)	11,928	(3,226)		(48,212)
Other income and (expense), net:
Interest income	8	22	—		30
Interest expense	(2,565)	(560)	—		(3,125)
Fair value changes of derivative instruments, net	(49,788)	—	—		(49,788)
Other income (expense), net	(1,508)	114	—		(1,394)

Other income and (expense), net	(53,853)	(424)	—		(54,277)

Loss before income taxes and investment losses	(110,767)	11,504	(3,226)		(102,489)
Income tax (provision) benefit	(5,509)	(4,871)	3,731	4(b)	(6,649)

Loss before investment losses	(116,276)	6,633	505		(109,138)
Loss from investments in investees	(1,761)	—	—		(1,761)

Net loss	(118,037)	6,633	505		(110,899)
Less: Net loss attributable to non-controlling interests	(925)	—	—		(925)

Net loss attributable to common shareholders	$(117,112)	$6,633	505		$(109,974)

Loss per share, basic and diluted:

Net loss per share	$(0.26)	$0.24			$(0.21)

Weighted average number of common shares outstanding, basic and diluted	446,480,884	27,740,309	49,097,375	4(c)	523,318,568

OPKO Health, Inc. and subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2014

(unaudited)

(in thousands, except share and per share data)

	OPKO Health, Inc. year ended December 31, 2014	Bio-Reference Laboratories, Inc. year ended October 31, 2014	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Products	$76,983	$—	$—		$76,983
Revenue from services	8,666	832,282	—		840,948
Revenue from transfer of intellectual property	5,476	—	—		5,476

Total revenues	91,125	832,282	—		923,407

Costs and expenses:
Costs of revenue	48,009	462,283	—		510,292
Selling, general and administrative	57,940	286,574	—		344,514
Research and development	83,571	—	—		83,571
In-process research and development	12,055	—	—		12,055
Contingent consideration	24,446	—	—		24,446
Other operating expenses, principally amortization of intangible assets	10,919	—	12,904	4(a)	23,823

Total costs and expenses	236,940	748,857	12,904		998,701

Operating loss	(145,815)	83,425	(12,904)		(75,294)
Other income and (expense), net:
Interest income	771	71	—		842
Interest expense	(12,263)	(2,446)	—		(14,709)
Fair value changes of derivative instruments, net	(10,632)	—	—		(10,632)
Other income (expense), net	(3,088)	(83)	—		(3,171)

Other income and (expense), net	(25,212)	(2,458)	—		(27,670)

Loss before income taxes and investment losses	(171,027)	80,967	(12,904)		(102,964)
Income tax (provision) benefit	(24)	(34,209)	33,432	4(b)	(801)

Loss before investment losses	(171,051)	46,758	20,528		(103,765)
Loss from investments in investees	(3,587)	—	—		(3,587)

Net loss	(174,638)	46,758	20,528		(107,352)
Less: Net loss attributable to non-controlling interests	(2,972)	—	—		(2,972)

Net loss attributable to common shareholders	$(171,666)	$46,758	20,528		$(104,380)

Loss per share, basic and diluted:
Net loss per share	$(0.41)	$1.69			$(0.21)

Weighted average number of common shares outstanding, basic and diluted	422,014,039	27,716,608	49,121,076	4(c)	498,851,723

1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On June 3, 2015, OPKO entered into the merger agreement, under the terms of which Bio-Reference shareholders as of the effective time will have the right to receive 2.75 shares of OPKO common stock for each share of Bio-Reference common stock, which we refer to as the exchange ratio.

If, after the date of the merger agreement and prior to the effective time, Bio-Reference’s outstanding common stock is changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination, contribution or exchange of shares, the exchange ratio will be adjusted to the extent appropriate to provide the same economic effect contemplated by the merger agreement prior to such event. However, such exchange ratio is not subject to any other adjustments, including any adjustments based on fluctuations in the stock prices of OPKO or Bio-Reference prior to the effective time.

In addition, each Bio-Reference stock option that is outstanding and unexercised immediately prior to the effective time, whether or not vested, will be converted into an option to purchase OPKO common stock and OPKO will assume such stock option in accordance with the terms of the applicable Bio-Reference equity incentive plan and the terms of the contract evidencing such Bio-Reference stock option. The number of shares of OPKO common stock subject to each assumed Bio-Reference stock option will be adjusted to an amount equal to the product of (a) the number of shares of Bio-Reference common stock subject to such option immediately before the effective time and (b) the exchange ratio, rounded down to the nearest whole share. The per share exercise price for shares of OPKO common stock under each assumed Bio-Reference stock option will be adjusted to a price equal to the quotient of (a) the per share exercise price of such option and (b) the exchange ratio, rounded up to the nearest whole cent.

Additionally, certain executive officers of Bio-Reference will be eligible to receive certain transaction-related payments, including enhanced severance and other separation benefits in the event the executive officer experiences a qualifying termination of employment in conjunction with the completion of the merger. It is estimated that such cash payments will approximate $6.8 million, which would be recognized by OPKO as post-combination compensation expense.

The merger is reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with ASC 805, Business Combination, with OPKO treated as the acquirer. Under the acquisition method, the total estimated purchase price is calculated as described in Note 3. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates. These estimates are based on key assumptions related to the merger, including reviews of publicly disclosed allocations for other acquisitions in the industry, OPKO’s historical experience, data that was available through the public domain and OPKO’s due diligence review of Bio-Reference’s business. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the final amounts recorded for the merger may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed. In addition, the final determination of the recognition and measurement of the identified assets acquired and liabilities assumed will be based on the fair market value of actual net tangible and intangible assets and liabilities of Bio-Reference at the closing date of the merger.

For purposes of measuring the estimated fair value, where applicable, of the assets acquired and the liabilities assumed as reflected in the unaudited pro forma condensed combined financial information, OPKO has applied the guidance in ASC 820, Fair Value Measurements and Disclosures, which we refer to as ASC 820, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred. For the periods presented, neither OPKO nor Bio-Reference had yet incurred material transaction costs related to the merger.

The unaudited pro forma condensed combined financial statements were prepared in accordance with GAAP in the United States and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, and present the pro forma financial position and results of operations of the consolidated companies based upon the historical information after giving effect to the merger and adjustments described in these footnotes. The unaudited pro forma condensed combined balance sheet is presented as if the merger had occurred on March 31, 2015; and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 and the three month period ended March 31, 2015 combines the historical results of operations of OPKO and Bio-Reference giving effect to the merger as if it had occurred on January 1, 2014.

The unaudited pro forma condensed combined financial information does not reflect ongoing cost savings that OPKO expects to achieve as a result of the merger or the costs necessary to achieve these costs savings or synergies.

2. ACCOUNTING POLICIES AND RECLASSIFICATIONS

OPKO performed certain procedures for the purpose of identifying any material differences in significant accounting policies between OPKO and Bio-Reference, and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by OPKO involved a review of Bio-Reference’s publicly disclosed summary of significant accounting policies, including those disclosed in Bio-Reference’s Annual Report on Form 10-K for the year ended October 31, 2014 and preliminary discussion with Bio-Reference management regarding Bio-Reference’s significant accounting policies to identify material adjustments. While OPKO expects to engage in additional discussion with Bio-Reference’s management and continue to evaluate the impact of Bio-Reference’s accounting policies on its historical results after completion of the merger, OPKO’s management does not believe there are any differences in the accounting policies of Bio-Reference and OPKO that will result in material adjustments to OPKO’s consolidated financial statements as a result of conforming Bio-Reference’s accounting policies to those of OPKO.

Additionally, the historical consolidated financial statements of Bio-Reference presented herein have been adjusted by condensing certain line items and by reclassifying certain line items in order to conform to OPKO’s financial statement presentation.

3. PRELIMINARY CONSIDERATION TRANSFERRED AND PRELIMINARY FAIR VALUE OF NET ASSETS ACQUIRED

The merger has been accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill. In addition, ASC 805 establishes that the common stock issued to effect the merger be measured at the closing date of the merger at the then-current market price.

Based on (1) the closing price of OPKO’s common stock of $16.74 per share on July 14, 2015 (the most recent practicable date prior to the date of this proxy statement/prospectus), (2) the number of shares of Bio-Reference common stock outstanding as of July 14, 2015 (the most recent practicable date prior to the date of this proxy statement/prospectus), and (3) the number of options to purchase Bio-Reference common stock that are outstanding at June 1, 2015 as disclosed in the merger agreement, the total consideration would have been approximately $1.3 billion. Changes in the share price of OPKO’s common stock, or changes in the number of Bio-Reference’s outstanding shares of common stock or stock options outstanding could result in material differences in the consideration and, thus, the purchase price and related purchase price allocation. At the effective time, each outstanding share of Bio-Reference common stock will be cancelled and converted into the right to receive 2.75 shares of OPKO common stock.

The following is a preliminary estimate of the consideration to be paid by OPKO in the merger:

(in thousands)	10% decrease in the value of OPKO common stock	Based on $16.74 closing price of OPKO common stock on July 14, 2015	10% increase in the value of OPKO common stock
Total consideration	$1,157,637	$1,286,263	$1,414,889
Goodwill—excess of purchase price over identifiable assets acquired and liabilities assumed	$717,729	$846,355	$974,981
Intangible assets	$272,000	$272,000	$272,000

OPKO has made preliminary allocation estimates based on limited access to information and will not have sufficient information to make final allocations until after completion of the merger. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the merger. OPKO anticipates that the valuations of the acquired assets and liabilities will include, but not be limited to net working capital, property, plant, and equipment, trade names and trademarks, customer relationships and residual goodwill. The valuations will consist of physical appraisals, discounted cash flow analyses, or other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed.

For purposes of these unaudited pro forma condensed combined financial statements and the preliminary purchase accounting allocation, management assumed that the $65.6 million carrying value of Bio-Reference’s property, plant and equipment at January 31, 2015, approximated its fair value. Upon closing of the merger, OPKO will record the acquired property, plant and equipment at its acquisition date fair values. At the date of this proxy statement, OPKO had limited access to information and did not have sufficient information, such as the specific nature, age, condition or location of the land, buildings, machinery and equipment, and does not know the appropriate valuation premise to make a preliminary valuation.

The final consideration, and amounts allocated to assets acquired and liabilities assumed in the merger could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of assets acquired or an increase in the fair value of liabilities assumed in the merger from those preliminary valuations presented in these unaudited pro forma condensed combined financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the merger. In addition, if the value of the acquired assets is higher than the preliminary indication, it may result in higher amortization and depreciation expense than is presented in these unaudited pro forma condensed combined financial statements.

4. PRELIMINARY PRO FORMA ADJUSTMENTS RELATED TO THE MERGER

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the merger are as follows:

(a)	Amortization expense of intangibles assets—$3.2 million and $12.9 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, assumes the transaction closed on January 1, 2014.

(b)	Adjustment to reflect the income tax provision of the consolidated entity.

(c)	Adjusts the weighted average shares outstanding as if the merger closed on January 1, 2014.

(d)	Intangible assets, net—$258.1 million.

(e)	Goodwill, net—$811.2 million.

(f)	Reflects the release of OPKO’s valuation allowance on its deferred tax assets as a result of the merger

(g)	Deferred tax liability—$108.8 million.

(h)	Reflects the consideration paid at closing to Bio-Reference’s shareholders in OPKO common stock.

(i)	Reflects the elimination of Bio-Reference’s equity capital.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following selected unaudited pro forma per share information for the year ended December 31, 2014 and the three month period ended March 31, 2015 reflects the merger and related transactions as if they had occurred on January 1, 2014. The book value per share amounts in the table below reflects the merger as if it had occurred on March 31, 2015 or December 31, 2014. The information in the table is based on, and should be read together with, the historical financial information that OPKO and Bio-Reference have presented in their respective filings with the SEC. See the section entitled “Where You Can Find More Information” beginning on page 132 of this proxy statement/prospectus.

The unaudited pro forma combined per share data is presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the proposed merger had been completed as of the dates indicated or will be realized upon the completion of the proposed merger. The summary pro forma information is preliminary, based on initial estimates of the fair value of assets acquired (including intangible assets) and liabilities assumed, and is subject to change as more information regarding the fair values are obtained, which changes could be materially different than the initial estimates.

Neither OPKO nor Bio-Reference declared or paid any dividends during the periods presented.

	As of and for the three months ended March 31, 2015	As of and for the year ended December 31, 2014
OPKO Historical Per Share Data:
As of and for the three months ended March 31, 2015
Net income (Loss) from continuing operations per share, Basic and Diluted	$(0.26)	$(0.41)
Cash dividends per share	—	—
Book value per diluted share	$1.77	$1.93

OPKO Unaudited Pro Forma Combined Per Share Data:
Net income (Loss) from continuing operations per share, Basic and Diluted	$(0.21)	$(0.21)
Cash dividends per share	—	—
Book value per diluted share	$3.91	$4.16

Bio-Reference Historical Per Share Data:
As of and for the three months ended January 31, 2015
Net income (Loss) from continuing operations per share, Basic	$0.24	$1.69
Net income (Loss) from continuing operations per share, Diluted	$0.24	$1.68
Cash dividends per share	—	—
Book value per diluted share	$11.74	$11.50

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Comparative Per Share Market Price Information

Bio-Reference common stock trades on NASDAQ under the symbol “BRLI” and OPKO common stock trades on the NYSE under the symbol “OPK.” The following table presents the closing prices of Bio-Reference common stock and OPKO common stock on June 3, 2015, the last trading day before the public announcement of the merger agreement, and July 14, 2015, the last practicable trading day prior to the date of this registration statement. The table also shows the estimated implied value of the per share merger consideration for each share of Bio-Reference common stock on the relevant date.

	OPKO Common Stock	Bio-Reference Common Stock	Equivalent Bio-Reference Price Per Share
June 3, 2015	$19.12	$32.96	$52.58
July 14, 2015	$16.74	$44.26	$46.04

The implied value of the per share merger consideration for each relevant date represents the stock consideration, which is calculated by multiplying the closing price of OPKO common stock on the relevant date by the exchange ratio of 2.75.

The above table shows only historical comparisons. These comparisons may not provide meaningful information to Bio-Reference shareholders in determining whether to approve and adopt the merger agreement and approve the merger. Bio-Reference shareholders are urged to obtain current market quotations for OPKO common stock and Bio-Reference common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to approve and adopt the merger agreement and approve the merger. See the section entitled “Where You Can Find More Information” beginning on page 132 of this proxy statement/prospectus.

Comparative Stock Prices and Dividends

The following table sets forth, for the periods indicated, the high and low sale prices per share of Bio-Reference common stock and OPKO common stock as reported by NASDAQ and the NYSE, respectively. Bio-Reference and OPKO have not historically paid any dividends on common stock, and Bio-Reference and OPKO do not presently anticipate paying any dividends on their respective shares of common stock in the foreseeable future.

	OPKO		Bio-Reference
	Price Range of Common Stock		Price Range of Common Stock
	High	Low	High	Low
2015
First Quarter	$15.23	$9.81	$34.00	$26.32
2014
First Quarter	$10.25	$7.32	$37.73	$24.39
Second Quarter	9.83	7.82	28.61	24.76
Third Quarter	9.62	8.09	32.74	24.74
Fourth Quarter	10.16	8.02	32.60	27.14
2013
First Quarter	$7.83	$4.83	$31.05	$24.68
Second Quarter	7.65	6.14	28.22	23.58
Third Quarter	10.00	7.13	31.90	25.25
Fourth Quarter	12.95	8.17	33.46	25.78

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This registration statement on Form S-4, of which this proxy statement/prospectus forms a part, and the documents to which Bio-Reference and OPKO refer you to in this registration statement, of which this proxy statement/prospectus forms a part, as well as oral statements made or to be made by Bio-Reference and OPKO, include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Exchange Act with respect to the businesses, strategies and plans of Bio-Reference and OPKO, their expectations relating to the merger and their future financial condition and performance. Statements included in or incorporated by reference into this registration statement, of which this proxy statement/prospectus forms a part, that are not historical facts, including statements about the beliefs and expectations of the management of each of Bio-Reference and OPKO are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While Bio-Reference and OPKO believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of OPKO and Bio-Reference. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of Bio-Reference and OPKO depending upon a number of factors affecting their businesses and risks associated with the successful execution of the merger and the integration and performance of their businesses following the merger. These factors include, but are not limited to, risks and uncertainties detailed in OPKO’s periodic public filings with the SEC, including those discussed in the sections entitled “Risk Factors” in OPKO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and OPKO’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, and in Bio-Reference’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014 and Bio-Reference’s Quarterly Reports on Form 10-Q for the periods ended January 31, 2015 and April 30, 2015, factors contained or incorporated by reference into such documents and in subsequent filings by OPKO and Bio-Reference with the SEC, and the following factors:

•	failure to obtain the required vote of Bio-Reference shareholders;

•	the timing to consummate the proposed transaction;

•	the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur;

•	the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated;

•	the diversion of management time on transaction-related issues;

•	ability to successfully integrate the businesses;

•	the risk that the transaction and its announcement could have an adverse effect on Bio-Reference’s ability to retain customers and retain and hire key personnel;

•	the risk that any potential synergies from the transaction may not be fully realized or may take longer to realize than expected;

•	new information arising out of clinical trial results; and

•	the risk that the safety and/or efficacy results of existing clinical trials will not support continued clinical development, as well as risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments.

In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors

Consequently, all of the forward-looking statements Bio-Reference or OPKO make in this document are qualified by the information contained or incorporated by reference into this proxy statement/prospectus, including, but not limited to (i) the information contained under this heading and (ii) the information discussed under the sections entitled “Risk Factors” in OPKO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and OPKO’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, and in Bio-Reference’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014 and Bio-Reference’s Quarterly Reports on Form 10-Q for the periods ended January 31, 2015 and April 30, 2015. See the section entitled “Where You Can Find More Information” beginning on page 132 of this proxy statement/prospectus.

Neither OPKO nor Bio-Reference is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

RISK FACTORS

By voting in favor of the proposal to approve and adopt the merger agreement and approve the merger, Bio-Reference shareholders will be choosing to invest in OPKO common stock. An investment in OPKO common stock involves a high degree of risk. Before you vote, you should carefully consider the risks described below, those described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 37 of this proxy statement/prospectus and the other information contained in this proxy statement/prospectus or in the documents of Bio-Reference and OPKO incorporated by reference into this proxy statement/prospectus, particularly the risk factors set forth in the documents of Bio-Reference and OPKO incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 132 of this proxy statement/prospectus. In addition to the risks set forth below, new risks may emerge from time to time and it is not possible to predict all risk factors, nor can Bio-Reference or OPKO assess the impact of all factors on the merger and the combined company following the merger or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements. If any of the risks described below or in the documents incorporated by reference into this proxy statement/prospectus actually materializes, the businesses, financial condition, results of operations, prospects or stock prices of OPKO, Bio-Reference and/or the combined company could be materially and adversely affected.

Risks Relating to the Merger

Because the exchange ratio is fixed and will not be adjusted in the event of changes in the price of either OPKO’s or Bio-Reference’s common stock, the market value of the shares of OPKO common stock to be received by the Bio-Reference shareholders in connection with the merger is subject to change prior to the completion of the merger.

The exchange ratio is fixed such that, upon completion of the merger, each share of Bio-Reference common stock that you hold will be converted into the right to receive 2.75 shares of OPKO common stock. There will be no adjustment to the exchange ratio for the stock consideration based on changes in the market price of either the shares of Bio-Reference common stock or OPKO common stock prior to completion of the merger. Accordingly, the market value of the shares of OPKO common stock that you will be entitled to receive upon completion of the merger with respect to the merger consideration will depend on the market value of the shares of OPKO common stock at the time of the completion of the merger and could vary significantly from the market value on the date of this proxy statement/prospectus or the date of the special meeting. In addition, the market value of the shares of OPKO common stock that you will be entitled to receive in the merger with respect to the stock consideration also will continue to fluctuate after the completion of the merger and you could lose the value of your investment in OPKO common stock. See the section entitled “Comparative Per Share Market Price and Dividend Information” beginning on page 36 of this proxy statement/prospectus.

Such variations could be the result of changes in the business, operations or products of Bio-Reference or OPKO prior to the merger and OPKO following the merger, market assessments of the likelihood that the merger will be completed or the timing of the completion of the merger, regulatory considerations, general market and economic conditions and other factors both within and beyond the control of OPKO or Bio-Reference. Because the date that the merger will be completed will be later than the date of the special meeting, at the time of the special meeting you will not know the value of the OPKO common stock that you will receive upon completion of the merger with respect to the merger consideration.

The market price for OPKO common stock may be affected by factors different from those that historically have affected Bio-Reference common stock.

Upon completion of the merger, Bio-Reference shareholders will become OPKO stockholders. OPKO’s business differs from that of Bio-Reference, and accordingly the results of operations of OPKO will be affected by certain factors that are different from those currently affecting the results of operations of Bio-Reference. For a discussion of the businesses of OPKO and Bio-Reference and of some important factors to consider in connection with those businesses, see the section entitled “Where You Can Find More Information” beginning on page 132 of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

Changes in the number of shares of outstanding common stock of either OPKO or Bio-Reference prior to the completion of the merger would result in a corresponding change to the relative ownership percentages of the current OPKO stockholders and the current Bio-Reference shareholders in the combined company.

Based on the number of shares of OPKO common stock and Bio-Reference common stock outstanding as of July 14, 2015, the latest practicable date before the date of this proxy statement/prospectus, if the merger had been completed on such date, the holders of Bio-Reference common stock would have been entitled to receive shares of OPKO common stock representing approximately 14% of all shares of OPKO common stock outstanding immediately following the completion of the merger. OPKO stockholders would have continued to own their existing shares, which would not have been affected by the merger, and such shares would have represented approximately 86% of all shares of OPKO common stock outstanding immediately following the completion of the merger. However, because the exchange ratio is fixed, to the extent that the number of shares of outstanding OPKO common stock or Bio-Reference common stock changes prior to the completion of the merger, whether due to any new issuance of shares of OPKO common stock or Bio-Reference common stock, any exercise of any outstanding options to purchase shares of OPKO common stock or Bio-Reference common stock, or otherwise, there will automatically occur a corresponding change in the relative ownership percentages of the combined company by the current OPKO stockholders and the current Bio-Reference shareholders.

The shares of OPKO common stock to be received by Bio-Reference shareholders as a result of the merger will have rights different from the shares of Bio-Reference common stock.

Upon consummation of the merger, the rights of Bio-Reference shareholders, who will become OPKO stockholders, will be governed by Delaware law and the charter and bylaws of OPKO. The rights associated with Bio-Reference common stock are different from the rights associated with the OPKO common stock. See the section entitled “Comparison of Stockholders’ Rights” beginning on page 115 of this proxy statement/prospectus for a discussion of these rights.

Regulatory approval could prevent, or substantially delay, consummation of the merger.

Under the merger agreement, OPKO and Bio-Reference generally must use their respective reasonable best efforts to obtain all regulatory approvals required to complete the merger, including the expiration or early termination of the waiting period under the HSR Act. OPKO and Bio-Reference are each required to take all actions necessary to obtain antitrust regulatory approval (including agreeing to divestitures) unless the assets subject to such divestitures generated or were reasonably necessary to service more than 2.5% of consolidated revenues, in their respective most recently completed fiscal years of OPKO and Bio-Reference.

Further, no assurance can be given that the required approvals will be obtained and, even if all such approvals are obtained, no assurance can be given as to the terms, conditions and timing of the approvals or whether they will satisfy the terms of the merger agreement. See the sections titled “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 100 for a discussion of the conditions to the completion of the Merger, and “The Merger—Regulatory Approvals” beginning on page 81.

The closing of the merger is subject to conditions and if these conditions are not satisfied or waived, the merger will not be completed.

The closing of the merger is subject to a number of conditions as set forth in the merger agreement that must be satisfied or waived, including the Bio-Reference shareholder approval, the expiration or termination of the waiting period applicable to the merger under the HSR Act, the absence of any law, regulation, order, judgment or injunction restraining, enjoining or otherwise prohibiting the closing of the merger, the declaration by the SEC of the effectiveness of the registration statement on Form S-4 filed by OPKO in respect of the shares of OPKO common stock to be issued in the merger, of which this proxy statement/prospectus forms a part, and the approval of the listing on the NYSE of the shares of OPKO common stock to be issued in the merger.

The closing of the merger is also dependent on the accuracy of representations and warranties made by the parties to the merger agreement (subject to customary materiality qualifiers and other customary exceptions) and the performance in all material respects by the parties of obligations imposed under the merger agreement.

For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 100 of this proxy statement/prospectus.

There can be no assurance as to whether or when the conditions to the closing of the merger will be satisfied or waived or as to whether or when the merger will be consummated.

OPKO and Bio-Reference will be subject to business uncertainties and certain operating restrictions until consummation of the merger.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on OPKO, Bio-Reference or the combined company following the merger. These uncertainties could disrupt the business of OPKO or Bio-Reference and cause customers, suppliers, vendors, partners and others that deal with OPKO and Bio-Reference to defer entering into contracts with OPKO and Bio-Reference or making other decisions concerning OPKO and Bio-Reference or seek to change or cancel existing business relationships with OPKO and Bio-Reference. The uncertainty and difficulty of integration could also affect the ability of OPKO and/or Bio-Reference to recruit prospective employees or cause key employees of OPKO and Bio-Reference to leave their employment. Further, a substantial amount of the attention of management and employees of OPKO and Bio-Reference is being directed toward the completion of the merger and thus is being diverted from such company’s day-to-day operations because matters related to the merger (including integration planning) require substantial commitments of time and resources.

In addition, while the merger agreement is in effect, each of OPKO and Bio-Reference is subject to restrictions on its business activities and must generally operate its business in the ordinary course consistent with past practice (subject to certain exceptions). These restrictions could prevent each of OPKO and Bio-Reference from pursuing attractive business opportunities (if any) that arise prior to the completion of the merger and are generally outside the ordinary course of its business, and otherwise have a material adverse effect on its future results of operations or financial condition.

See the section entitled “The Merger Agreement—Certain Covenants of the Parties” beginning on page 91 of this proxy statement/prospectus for a description of the restrictive covenants to which Bio-Reference is subject.

The merger agreement may be terminated in accordance with its terms and the merger may not be consummated.

Either Bio-Reference or OPKO may terminate the merger agreement under certain circumstances, including, among other reasons, if the merger is not completed by December 2, 2015. In addition, if the merger agreement is terminated under certain circumstances specified in the merger agreement, Bio-Reference may be required to pay OPKO a termination fee of $54.0 million, including in the event Bio-Reference terminates the merger agreement to enter into an agreement with respect to a superior proposal or consummates a company acquisition proposal. In certain other circumstances, Bio-Reference may be required to pay OPKO a termination fee of $40.5 million (in lieu of the $54.0 million), including in the event the Bio-Reference board makes an adverse recommendation change in response to a Company Intervening Event (plus an additional $13.5 million if certain additional conditions as met). In addition, if the merger agreement is terminated under certain circumstances specified in the merger agreement, Bio-Reference may be obligated to reimburse OPKO for its transaction expenses up to $3.0 million.

See the section entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 101 of this proxy statement/prospectus and the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page 103 of this proxy statement/prospectus for a more complete discussion of the circumstances under which the merger agreement could be terminated and when the termination fees and expenses may be payable by Bio-Reference.

The merger agreement contains restrictions on the ability of Bio-Reference to pursue other alternatives to the merger.

The merger agreement contains non-solicitation provisions that restrict the ability of Bio-Reference to solicit, initiate, knowingly encourage, or take any other action to knowingly facilitate any inquiries regarding any third party offer or proposal that might reasonably be expected to lead to a company acquisition proposal and, subject to limited exceptions, restrict the ability of Bio-Reference to engage in discussions or enter into any agreement with any third party that, to Bio-Reference’s knowledge, is seeking to make or has made a company acquisition proposal. Further, subject to limited exceptions, consistent with applicable law, the merger agreement provides that the Bio-Reference board will not, among other things, withdraw, publicly propose to withdraw or modify in a manner adverse to OPKO its recommendation that Bio-Reference shareholders vote in favor of the proposal to approve and adopt the merger agreement and approve the merger, and in specified circumstances OPKO has a right to negotiate with Bio-Reference in order to match any competing takeover proposals that may be made. Although the Bio-Reference board is permitted to take certain actions in response to a superior proposal or a takeover proposal that is reasonably likely to result in a superior proposal if it determines that the failure to do so would be inconsistent with its fiduciary duties, doing so in specified situations could require Bio-Reference to pay to OPKO a termination fee of up to $54.0 million plus, in certain circumstances, reimbursement of OPKO’s expenses incurred in connection with the merger. See the section entitled “The Merger Agreement—Restrictions on Solicitation” beginning on page 95 of this proxy statement/prospectus and the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page 103 of this proxy statement/prospectus for a more complete discussion of these restrictions and consequences.

Such provisions could discourage a potential acquirer that might have an interest in making a proposal from considering or proposing any such acquisition, even if it were prepared to pay consideration with a higher value than that to be paid in the merger. There also is a risk that the requirement to pay the termination fee or expense payment to OPKO in certain circumstances may result in a potential acquirer proposing to pay a lower per share price to acquire Bio-Reference than it might otherwise have proposed to pay.

The termination of the merger agreement could negatively impact Bio-Reference.

If the merger is not completed for any reason, including as a result of Bio-Reference shareholders failing to approve and adopt the merger agreement and approve the merger, the ongoing business of Bio-Reference may be adversely affected and, without realizing any of the benefits of having completed the merger, Bio-Reference would be subject to a number of risks, including the following:

•	Bio-Reference may experience negative reactions from the financial markets, including negative impacts on its stock price;

•	Bio-Reference may experience negative reactions from its shareholders, customers, regulators and employees;

•	Bio-Reference will be required to pay certain costs relating to the merger, whether or not the merger is completed;

•	the merger agreement places certain restrictions on the conduct of Bio-Reference’s business prior to completion of the merger and such restrictions, the waiver of which is subject to the consent of OPKO (in certain cases, not to be unreasonably withheld, conditioned or delayed), may prevent Bio-Reference from making certain acquisitions or taking certain other specified actions during the pendency of the merger (see the section entitled “The Merger Agreement—Certain Covenants of the Parties” beginning on page 91 of this proxy statement/prospectus for a description of the restrictive covenants applicable to Bio-Reference); and

•	matters relating to the merger (including integration planning) will require substantial commitments of time and resources by Bio-Reference management, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to Bio-Reference as an independent company.

If the merger agreement is terminated and the Bio-Reference board seeks another merger or business combination, Bio-Reference shareholders cannot be certain that Bio-Reference will be able to find a party willing to offer equivalent or more attractive consideration than the per share merger consideration OPKO has agreed to provide in the merger. If the merger agreement is terminated under certain circumstances, Bio-Reference may be required to pay a termination fee of up to $54.0 million, depending on the circumstances surrounding the termination. Bio-Reference may also be required to reimburse OPKO for its expenses, up to a maximum amount of $3.0 million, if the merger agreement is terminated in certain specified circumstances. See the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page 103 of this proxy statement/prospectus.

Directors and executive officers of Bio-Reference may have interests in the merger that are different from, or in addition to, those of Bio-Reference shareholders generally.

The directors and executive officers of Bio-Reference may have interests in the merger that are different from, or in addition to, those of Bio-Reference shareholders generally. These interests include, among others, the continued employment of certain executive officers of Bio-Reference, a cash transaction bonus award, severance and other separation benefits that may be payable upon termination of employment following the consummation of the merger pursuant to new or existing employment agreements, the grant of options to purchase OPKO common stock, other rights held by Bio-Reference’s directors and executive officers, and the indemnification of former Bio-Reference directors and officers by OPKO. Bio-Reference shareholders should be aware of these interests when they consider the recommendation of the Bio-Reference board that they vote in favor of the proposal to approve and adopt the merger agreement and approve the merger and the other merger-related proposals. The Bio-Reference board was aware of and considered these interests when it declared advisable the merger agreement and the consummation of the transactions contemplated thereby, determined that the terms of the merger agreement and the transactions contemplated thereby, were fair to, and in the best interests of, Bio-Reference and its shareholders, and recommended that Bio-Reference shareholders approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement. See the section entitled “Interests of Bio-Reference’s Directors and Executive Officers in the Merger” beginning on page 106 of this proxy statement/prospectus and the section entitled “Advisory Vote on Merger-Related Compensation for Bio-Reference’s Named Executive Officers” beginning on page 104 of this proxy statement/prospectus.

The unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus are presented for illustrative purposes only and the actual financial condition and results of operations of OPKO following the merger may differ materially.

The unaudited pro forma condensed combined financial statements contained in this proxy statement/prospectus are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates and may not be an indication of OPKO’s financial condition or results of operations following the merger for several reasons. The actual financial condition and results of operations of OPKO following the merger may not be consistent with, or evident from, these unaudited pro forma condensed combined financial statements. In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect OPKO’s financial condition or results of operations following the merger. Any potential decline in OPKO’s financial condition or results of operations may cause significant variations in the stock price of OPKO.

Lawsuits have been filed and additional lawsuits may be filed against Bio-Reference, OPKO and/or the board of directors of either company challenging the merger, and an adverse judgment in any such lawsuit may prevent the merger from becoming effective or from becoming effective within the expected timeframe.

Following the announcement of the merger, three putative class action complaints challenging the merger were filed in the Superior Court of New Jersey in Bergen County. Two of the complaints were filed in the Law Division, and one of the complaints was filed in the Chancery Division. The complaints are captioned: Naik v. Bio-Reference Laboratories, Inc., et al., Docket No. C-180-15 filed in the Chancery Division on June 11, 2015; Cohen v. Bio-Reference Laboratories, Inc., et al., Docket No. L-5697-15 filed in the Law Division on June 18, 2015; and Ertan v. Bio-Reference Laboratories, Inc., et al., Docket No. L-5701-15 filed in the Law Division on June 18, 2015. The complaints name Bio-Reference, OPKO, Merger Sub and members of the Bio-Reference board as defendants. The complaints generally allege, among other things, that members of the Bio-Reference board breached their fiduciary duties to Bio-Reference’s shareholders by agreeing to sell Bio-Reference for an inadequate price and agreeing to inappropriate deal protection provisions in the merger agreement that may preclude Bio-Reference from soliciting any potential acquirers and limit the ability of the Bio-Reference board to act with respect to investigating and pursuing superior proposals and alternatives. The complaints also allege that Bio-Reference, OPKO and Merger Sub have aided and abetted the Bio-Reference board members’ breaches of their fiduciary duties. The complaints seek injunctive relief enjoining Bio-Reference and OPKO from consummating the merger at the agreed upon price unless and/or until the defendants cure their breaches of fiduciary duty (or, in the event the merger is consummated, rescinding the merger or awarding rescissory damages). The complaints also seek to recover costs and disbursement from the defendants, including attorneys’ fees and experts’ fees.

The defendants believe these allegations are without merit and intend to defend vigorously against these allegations. See the section entitled “The Merger—Litigation Related to the Merger” beginning on page 83 of this proxy statement/prospectus for more information.

Additional lawsuits may be filed against Bio-Reference, OPKO and/or the board of directors of either company in connection with the merger in an effort to enjoin the proposed merger or seek monetary relief from Bio-Reference, OPKO or Merger Sub. An unfavorable resolution of any such litigation surrounding the proposed merger could delay or prevent the consummation of the merger. In addition, the cost of defending the litigation, even if resolved favorably, could be substantial. Such litigation could also substantially divert the attention of Bio-Reference’s and OPKO’s management and their resources in general. There can also be no assurance that Bio-Reference, OPKO or Merger Sub will prevail in its defense of any such lawsuits to which it is a party, even in an event where such company believes that the claims made in such lawsuits are without merit and defends such claims vigorously.

One of the conditions to the closing of the merger is that no governmental entity of competent jurisdiction shall have adopted, issued or promulgated any law, injunction or order which is in effect and prohibits the closing of the merger (whether temporary, preliminary or permanent). Therefore, if the plaintiffs in any lawsuit that have been or may be filed secure injunctive relief or other relief prohibiting, delaying or otherwise adversely affecting the defendants’ ability to complete the merger, then such injunctive or other relief may prevent the merger from becoming effective within the expected timeframe or at all.

Bio-Reference shareholders will have less influence, as a group, as stockholders of OPKO than as shareholders of Bio-Reference.

Immediately after completion of the merger, former Bio-Reference shareholders, who collectively own 100% of Bio-Reference, will own approximately 14% of outstanding OPKO common stock, based on the number of shares of Bio-Reference common stock and the number of shares of OPKO common stock outstanding as of July 14, 2015, the latest practicable date prior to the date of this registration statement. Consequently, Bio-Reference shareholders, as a group, will exercise less influence over the management and policies of OPKO than they currently may have over the management and policies of Bio-Reference.

Risks Relating to the Combined Company Upon Completion of the Merger

OPKO may fail to realize the anticipated benefits of the merger.

The success of the merger will depend on, among other things, OPKO’s ability to combine its business with that of Bio-Reference in a manner that facilitates growth opportunities and realizes anticipated growth and cost savings. OPKO believes that the merger will provide an opportunity for revenue growth in development and commercialization of drugs and diagnostics and other areas, including a number of new business areas for OPKO. The current diagnostic services of OPKO will be merged with the Bio-Reference operations throughout the United States and OPKO believes that Bio-Reference’s national presence will add valuable distribution capability to OPKO’s diagnostic services and provide key areas of opportunity for OPKO’s services.

However, OPKO must successfully combine the businesses of OPKO and Bio-Reference in a manner that permits these benefits to be realized. In addition, OPKO must achieve the anticipated growth and cost savings without adversely affecting current revenues and investments in future growth. If OPKO is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully, or at all, or may take longer to realize than expected.

The failure to integrate successfully the business and operations of Bio-Reference in the expected time frame may adversely affect OPKO’s future results.

Historically, OPKO and Bio-Reference have operated as independent companies, and they will continue to do so until the completion of the merger. There can be no assurances that their businesses can be integrated successfully. It is possible that the integration process could result in the loss of key OPKO or Bio-Reference employees, the loss of customers, the disruption of either company’s or both companies’ ongoing businesses or in unexpected integration issues, higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. See the risk factors entitled “—OPKO may be unable to retain Bio-Reference personnel successfully after the merger is completed” below and “—OPKO and Bio-Reference will be subject to business uncertainties and certain operating restrictions until consummation of the merger” above. Specifically, the following issues, among others, must be addressed in integrating the operations of OPKO and Bio-Reference in order to realize the anticipated benefits of the merger so the combined company performs as expected:

•	combining the companies’ operations and corporate functions, as well as obtaining anticipated synergies;

•	combining the businesses of OPKO and Bio-Reference and meeting the capital requirements of the combined company, in a manner that permits OPKO to achieve the cost savings or revenue synergies anticipated to result from the merger, the failure of which would result in the anticipated benefits of the merger not being realized in the time frame currently anticipated or at all;

•	integrating the companies’ technologies;

•	integrating and unifying the offerings and services available to customers;

•	identifying and eliminating redundant and underperforming functions and assets;

•	harmonizing and/or addressing differences in the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

•	maintaining existing agreements with customers, distributors, providers and vendors and avoiding delays in entering into new agreements with prospective customers, distributors, providers and vendors;

•	addressing possible differences in business backgrounds, corporate cultures and management philosophies;

•	consolidating the companies’ administrative and information technology infrastructure;

•	coordinating distribution and marketing efforts;

•	managing the movement of certain positions to different locations;

•	coordinating geographically dispersed organizations; and

•	effecting actions that may be required in connection with obtaining regulatory approvals.

In addition, at times the attention of certain members of either company’s or both companies’ management and resources may be focused on completion of the merger and the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt each company’s ongoing business and the business of the combined company.

Combining the businesses of OPKO and Bio-Reference may be more difficult, costly or time-consuming than expected, which may adversely affect OPKO’s business results and negatively affect the value of OPKO common stock following the merger.

OPKO and Bio-Reference have entered into the merger agreement because each believes that the merger will be in the best interests of its stockholders or shareholders, and that combining the businesses of OPKO and Bio-Reference will produce benefits and cost savings. If OPKO is not able to successfully combine the businesses of OPKO and Bio-Reference in an efficient and effective manner, the anticipated benefits and cost savings of the merger may not be realized fully, or at all, or may take longer to realize than expected, and the value of OPKO common stock may be affected adversely.

An inability to realize the full extent of the anticipated benefits of the merger and the other transactions contemplated by the merger agreement, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, level of expenses and operating results of OPKO, which may adversely affect the value of OPKO common stock after the completion of the merger.

In addition, the actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. Actual growth and cost savings, if achieved, may be lower than what OPKO expects and may take longer to achieve than anticipated. If OPKO is not able to adequately address integration challenges, OPKO may be unable to successfully integrate OPKO’s and Bio-Reference’s operations or to realize the anticipated benefits of the integration of the two companies.

The combined company’s future results will suffer if the combined company does not effectively manage its expanded operations following the merger.

Following the merger, the size of the combined company’s business will be larger than the current businesses of OPKO and Bio-Reference. The combined company’s future success depends, in part, upon its ability to manage this expanded business, which will pose substantial challenges for the combined company’s management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. Neither OPKO nor Bio-Reference can assure you that the combined company will be successful or that the combined company will realize the expected operating efficiencies, annual net operating synergies, revenue enhancements and other benefits currently anticipated to result from the merger.

OPKO and Bio-Reference will incur significant transaction and merger-related costs in connection with the merger.

OPKO and Bio-Reference have incurred and expect to incur a number of non-recurring costs associated with the merger. These costs and expenses include fees paid to financial, legal and accounting advisors, facilities and systems consolidation costs, severance and other potential employment-related costs, including payments that may be made to certain Bio-Reference executives, filing fees, printing expenses and other related charges. Some of these costs are payable by OPKO and Bio-Reference regardless of whether the merger is completed. OPKO currently estimates the aggregate amount of these expenses to equal $6.0 million, and Bio-Reference currently estimates the aggregate amount of these expenses to equal $7.0 million. There are also a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the merger and the integration of the two companies’ businesses. While both OPKO and Bio-Reference have assumed that a certain level of expenses would be incurred in connection with the merger and the other transactions contemplated by the merger agreement, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.

There may also be additional unanticipated significant costs in connection with the merger that OPKO may not recoup. These costs and expenses could reduce the realization of efficiencies, strategic benefits and additional income OPKO expects to achieve from the merger.

Third parties may terminate or alter existing contracts or relationships with Bio-Reference or OPKO.

Bio-Reference has contracts with customers, suppliers, vendors, landlords, licensors and other business partners which may require Bio-Reference to obtain consent from these other parties in connection with the merger. If these consents cannot be obtained, Bio-Reference may suffer a loss of potential future revenue and may lose rights that are material to its business and the business of the combined company. In addition, third parties with whom Bio-Reference or OPKO currently have relationships may terminate or otherwise reduce the scope of their relationship with either party in anticipation of the merger. Any such disruptions could limit OPKO’s ability to achieve the anticipated benefits of the merger. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the merger or the termination of the merger agreement.

OPKO may be unable to retain Bio-Reference personnel successfully after the merger is completed.

The success of the merger will depend in part on OPKO’s ability to retain the talents and dedication of the professionals currently employed by Bio-Reference. It is possible that these employees may decide not to remain with Bio-Reference while the merger is pending or with the combined company after the merger is consummated. If key employees terminate their employment, or if an insufficient number of employees is retained to maintain effective operations, the combined company’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating Bio-Reference to hiring suitable replacements, all of which may cause the combined company’s business to suffer. In addition, OPKO and Bio-Reference may not be able to locate suitable replacements for any key employees that leave either company or offer employment to potential replacements on reasonable terms.

The market price of the combined company’s common stock may decline as a result of the merger.

The market price of the combined company’s common stock may decline as a result of the merger for a number of reasons, including if:

•	the combined company does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated;

•	the effect of the merger on the combined company’s business and prospects is not consistent with the expectations of financial analysts; or

•	investors react negatively to the effect of the merger on the combined company’s business and prospects.

If Bio-Reference shareholders sell the shares of OPKO common stock received in the merger, they could cause a decline in the market price of the combined company’s common stock.

OPKO’s issuance of common stock in the merger will be registered with the SEC. As a result, those shares will be immediately available for resale in the public market. If Bio-Reference shareholders sell significant amounts of the OPKO common stock received by them in the merger or holders of the combined company’s common stock sell significant amounts of common stock immediately after the merger is completed, the market price of the combined company’s common stock may decline.

The price of OPKO common stock after the merger is completed may be affected by factors different from those currently affecting the shares of OPKO or Bio-Reference, individually, prior to the completion of the merger.

Upon completion of the merger, holders of Bio-Reference common stock will become holders of OPKO common stock. The business of OPKO differs from the business of Bio-Reference in important respects and, accordingly, the results of operations of the combined company and the price of its common stock following the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of OPKO and Bio-Reference. For a discussion of the businesses of OPKO and Bio-Reference and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this proxy statement/prospectus referred to under the section titled “Where You Can Find Additional Information” beginning on page 132.

Charges to earnings resulting from the application of the acquisition method of accounting may adversely affect the market value of OPKO common stock following the merger.

In accordance with GAAP, OPKO will be considered the acquirer of Bio-Reference for accounting purposes. OPKO will account for the merger using the acquisition method of accounting. As a result, there may be charges related to the acquisition that are required to be recorded to OPKO’s earnings that could adversely affect the market value of OPKO common stock following the completion of the merger. Under the acquisition method of accounting, OPKO will allocate the total purchase price to the assets acquired, including identifiable intangible assets, and liabilities assumed from Bio-Reference based on their fair values as of the date of the completion of the merger, and record any excess of the purchase price over those fair values as goodwill. For certain tangible and intangible assets, revaluing them to their fair values as of the completion date of the merger may result in OPKO’s incurring additional depreciation and amortization expense that may exceed the combined amounts recorded by OPKO and Bio-Reference prior to the merger. This increased expense will be recorded by OPKO over the useful lives of the underlying assets. In addition, to the extent the value of goodwill or intangible assets become impaired after the merger, OPKO may be required to incur charges relating to the impairment of those assets.

Risks Relating to OPKO’s Business

You should read and consider risk factors specific to OPKO’s business that will also affect the combined company after the merger. These risks are described in the section entitled “Risk Factors” in OPKO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in the forward-looking statements sections in OPKO’s Quarterly Report on Form 10-Q for the period ended March 31, 2015 and in other documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 132 of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

Risks Relating to Bio-Reference’s Business

You should read and consider risk factors specific to Bio-Reference’s business that will also affect the combined company after the merger. These risks are described in the section entitled “Risk Factors” in Bio-Reference’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014, Bio-Reference’s Quarterly Reports on Form 10-Q for the periods ended January 31, 2015 and April 30, 2015 and in other documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 132 of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

INFORMATION ABOUT THE SPECIAL MEETING

General

Bio-Reference is providing this proxy statement/prospectus to its shareholders in connection with the solicitation of proxies to be voted at the special meeting of Bio-Reference shareholders (or any adjournment or postponement of the Bio-Reference special meeting) that Bio-Reference has called to (i) consider and vote on a proposal to approve and adopt the merger agreement and approve the merger, (ii) consider and vote on a proposal to approve, on a nonbinding, advisory vote basis, the merger-related compensation for Bio-Reference’s named executive officers and (iii) consider and vote on a proposal to adjourn the Bio-Reference special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Bio-Reference special meeting to approve and adopt the merger agreement and approve the merger. This proxy statement/prospectus provides shareholders of Bio-Reference with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

This proxy statement/prospectus is first being mailed to Bio-Reference shareholders on or about July 20, 2015.

Date, Time and Place

The Bio-Reference special meeting will be held at the Sheraton Crossroads Hotel, Crossroads Corporate Center, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495-0001, on August 20, 2015 at 9:00 a.m., local time.

Purpose of the Special Meeting

At the special meeting, Bio-Reference shareholders will be asked to consider and vote on:

•	a proposal to approve and adopt the merger agreement and approve the merger;

•	a proposal to approve, on a nonbinding, advisory basis, the merger-related compensation; and

•	a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement and approve the merger.

Recommendation of the Bio-Reference Board

After careful consideration, the Bio-Reference board has unanimously approved and declared advisable the merger agreement, the merger and all of the other transactions contemplated by the merger agreement, declared that it is in the best interests of Bio-Reference and its shareholders to enter into the merger agreement and consummate the merger and all of the other transactions contemplated by the merger agreement, directed that approval of the merger agreement be submitted to a vote at a meeting of the Bio-Reference shareholders, and recommended that the Bio-Reference shareholders vote to approve and adopt the merger agreement and approve the merger. ACCORDINGLY, THE BIO-REFERENCE BOARD UNANIMOUSLY RECOMMENDS THAT BIO-REFERENCE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER AND “FOR” THE ADVISORY PROPOSAL CONCERNING THE MERGER-RELATED COMPENSATION.

Record Date; Shareholders Entitled to Vote

The Bio-Reference board has fixed the close of business on July 14, 2015 as the record date for determination of Bio-Reference shareholders entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof. Only holders of record of issued and outstanding Bio-Reference common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof. Shares of Bio-Reference common stock held by Bio-Reference as treasury shares and by Bio-Reference’s subsidiaries will not be entitled to vote.

At the close of business on the record date, there were 27,832,976 shares of Bio-Reference common stock issued and outstanding and entitled to vote at the special meeting. Bio-Reference shareholders are entitled to one vote for each share of Bio-Reference common stock they owned as of the close of business on the record date.

A complete list of Bio-Reference shareholders entitled to vote at the Bio-Reference special meeting will be available for inspection for reasonable periods during and at the place of the Bio-Reference special meeting.

Voting by Bio-Reference’s Directors and Executive Officers

At the close of business on the record date, directors and executive officers of Bio-Reference and their affiliates were entitled to vote approximately 3,105,070 shares of Bio-Reference common stock, or approximately 11.16% of the shares of Bio-Reference common stock outstanding on that date. We currently expect that Bio-Reference’s directors and executive officers will vote their shares in favor of each of the proposals to be considered at the special meeting, although none of them has entered into any agreement obligating them to do so.

Quorum

A majority of the shares of Bio-Reference common stock issued and outstanding as of the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting will constitute a quorum for the special meeting. At any adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the original meeting.

Abstentions are counted as present for purposes of determining whether a quorum is present. Broker non-votes are also counted as present for purposes of determining whether a quorum is present. A broker non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have the discretionary power to do so and has not received instructions from the beneficial owner. If you hold shares of Bio-Reference common stock in “street name” and you provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such bank, brokerage firm or other nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum.

Required Vote

Proposal to approve and adopt the merger agreement and approve the merger

As long as a quorum is present at the special meeting, the affirmative vote of a majority of the votes cast by the holders of shares of Bio-Reference common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter is required to approve and adopt the merger agreement and approve the merger. Because approval is based on the affirmative vote of a majority of the votes cast by those shareholders having voting power present in person or represented by proxy at the special meeting, a Bio-Reference shareholder’s failure to vote in person or by proxy at the special meeting will have no effect on the outcome of the proposal, assuming a quorum is present. An abstention from voting or broker non-votes will not be counted for or against voting on the approval and adoption of the merger agreement and the approval of the merger and, assuming a quorum is present at the special meeting, will have no effect on the approval and adoption of the merger agreement and the approval of the merger.

Proposal to approve, on a nonbinding, advisory basis, the merger-related compensation

As long as a quorum is present, the affirmative vote of a majority of the votes cast by the holders of shares of Bio-Reference common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter is required to approve the merger-related compensation. The vote on the merger-related compensation is a vote separate and apart from the vote on the proposal to approve and adopt the merger agreement and approve the merger. Accordingly, you may vote in favor of the proposal to approve and adopt the merger agreement and approve the merger and vote against the merger-related compensation and vice versa. Because the vote on the proposal to approve the merger-related compensation is advisory only, it will not be binding on either Bio-Reference or OPKO. Accordingly, if the merger agreement is approved and adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the nonbinding, advisory vote of Bio-Reference shareholders.

Proposal to approve the adjournment of the special meeting, if necessary

The affirmative vote of a majority of the votes cast by holders of shares of Bio-Reference common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter is required to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement and approve the merger, whether or not a quorum is present. Shares held by shareholders who are not present at the special meeting in person or by proxy and broker non-votes will have no effect on the outcome of any vote to adjourn the special meeting. The Bio-Reference bylaws provide that if a quorum is not present or represented by proxy, the chairman of the meeting shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented.

Failure to Vote, Broker Non-Votes and Abstentions

In accordance with the rules of NASDAQ, brokers, banks, trust companies and other nominees who hold shares of Bio-Reference common stock in “street name” for their customers but do not have discretionary authority to vote the shares may not exercise their voting discretion with respect to the proposal to approve and adopt the merger agreement and approve the merger. Accordingly, if brokers, banks, trust companies or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to the proposal to approve and adopt the merger agreement and approve the merger.

If you fail to vote, fail to instruct your broker, bank, trust company or other nominee to vote, or mark your proxy or voting instructions to abstain, it will have no effect on the proposal to approve and adopt the merger agreement and approve the merger or the advisory proposal concerning the merger-related compensation, assuming a quorum is present.

How to Vote Your Shares

Registered shareholders may vote (i) through the Internet by logging onto the website indicated on the enclosed proxy card and following the prompts using the control number located on the proxy card; (ii) by telephone, by calling the toll-free number (800) PROXIES ((800) 776-9437) in the United States of America or (718) 921-8500 from foreign countries and following the recorded instructions; or (iii) by mail, by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

The internet and telephone proxy submission procedures are designed to authenticate shareholders and to allow them to confirm that their instructions have been properly recorded.

If your shares are held in the name of a bank, broker or other nominee, follow the instructions you receive from your nominee on how to vote your shares. Registered shareholders who attend the special meeting may vote their shares personally even if they previously have voted their shares.

Bio-Reference recommends that you submit your proxy, even if you plan to attend the special meeting. If you attend the special meeting, you may vote by ballot, thereby canceling any proxy previously submitted. If you properly give your proxy and submit it to Bio-Reference in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposals or abstain from voting.

If you are a shareholder of record and submit your proxy but do not make specific choices, the party designated as your proxy will follow the recommendations of the Bio-Reference board of directors and your shares will be voted (i) “FOR” the proposal to approve and adopt the merger agreement and approve the merger, (ii) “FOR” the proposal to approve, on a nonbinding, advisory basis, the merger-related compensation, and (iii) “FOR” the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement and approve the merger.

Voting in Person

An admission ticket and government-issued picture identification will be required to enter the special meeting. All shareholders must have an admission ticket to attend the special meeting. Shareholders may obtain a special meeting ticket and directions to the Sheraton Crossroads Hotel, Crossroads Corporate Center, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495-0001, where it will be held, by submitting a written request to Bio-Reference Laboratories, Inc., Attention: Tara Mackay, 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407. If you are a registered stockholder, please indicate that in your request. If your shares are held by a bank, broker or other nominee, you must enclose evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank or other nominee. Please submit your ticket request and proof of ownership as promptly as possible in order to ensure you receive your ticket in time for the special meeting. Admission to the special meeting will be on a first-come, first-served basis.

Voting of Proxies

When you provide your proxy, the shares of Bio-Reference common stock represented by the proxy will be voted in accordance with your instructions. If you sign your proxy card without giving instructions, you will have granted authority to the named proxies solicited by Bio-Reference, which we refer to as named proxies, to vote “FOR” each of the proposal to approve and adopt the merger agreement and approve the merger and the advisory proposal concerning the merger-related compensation. In all cases, the delivery of a signed proxy card shall confer authority upon the named proxies to vote your shares in accordance with their judgment on any other matters properly presented at the special meeting, except that any proxy that is marked “AGAINST” the proposal to approve and adopt the merger agreement and approve the merger will not be voted “FOR” any proposal to adjourn the special meeting. The Bio-Reference board currently knows of no other business that will be presented for consideration at the special meeting.

Your vote is important. Accordingly, please submit your proxy promptly by telephone, by internet or by mail, whether or not you plan to attend the special meeting in person.

Revocation of Proxies

You may revoke your proxy at any time before it is exercised in any one of three ways: (i) by giving written notice to the Corporate Secretary of Bio-Reference that bears a date later than the date of the proxy and is received prior to the special meeting and states that you revoke your proxy, (ii) by submitting a valid, later-dated proxy by mail, telephone or internet that is received prior to the special meeting or (iii) attending the special meeting and voting by ballot in person (your attendance at the special meeting will not, by itself, revoke any proxy that you have previously given). Your attendance at the special meeting will not by itself revoke your proxy. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed as follows:

Bio-Reference Laboratories, Inc.

481 Edward H. Ross Drive

Elmwood Park, New Jersey 07407

Attention: Corporate Secretary

Please note that if your shares are held in the name of a broker, bank, trust company or other nominee, you may change your voting instructions by submitting new voting instructions to your broker, bank, trust company or other nominee in accordance with its established procedures.

Solicitation of Proxies

Directors, present and former officers and other employees of Bio-Reference may solicit proxies by telephone, facsimile or mail, or by meetings with stockholders or their representatives. Bio-Reference will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. Bio-Reference has engaged Okapi Partners LLC to solicit proxies for the special meeting for a fee not to exceed $15,000 and an additional fee of $6.00 per incoming and outgoing telephone contact and telecom charges plus the payment of certain out of pocket expenses. All expenses of solicitation of proxies will be borne by Bio-Reference.

Adjournments

The special meeting may adjourn to reconvene at the same or some other place. Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Adjournment of the special meeting may be made upon the affirmative vote of the majority of the votes cast by holders of shares of Bio-Reference common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter, whether or not a quorum is present. The Bio-Reference bylaws provide that if a quorum is not present or represented by proxy, the chairman of the meeting shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, Bio-Reference may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Proposal No. 1—Approval of the Merger Agreement

(Item 1 on the Bio-Reference proxy card)

This proxy statement/prospectus is being furnished to you as a shareholder of Bio-Reference as part of the solicitation of proxies by the Bio-Reference board for use at the special meeting to consider and vote upon a proposal to approve and adopt the merger agreement and approve the merger, which is attached as Annex A to this proxy statement/prospectus.

The merger between Merger Sub and Bio-Reference cannot be completed without the approval of the merger agreement by the affirmative vote of a majority of the votes cast by the holders of shares of Bio-Reference common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. If you do not vote, it will not have any effect on the proposal to approve and adopt the merger agreement and approve the merger, provided that a quorum is present at the special meeting.

The Bio-Reference board, after due and careful discussion and consideration, has (i) approved and declared advisable the merger agreement, the merger and all of the other transactions contemplated by the merger agreement and (ii) declared that it is in the best interests of Bio-Reference and its shareholders that Bio-Reference enter into the merger agreement and consummate the merger and all of the other transactions contemplated by the merger agreement.

The Bio-Reference board accordingly unanimously recommends that Bio-Reference shareholders vote “FOR” the proposal to approve and adopt the merger agreement and approve the merger.

Proposal No. 2—Advisory (Nonbinding) Vote on Compensation

(Item 2 on the Bio-Reference proxy card)

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Bio-Reference is required to submit a proposal, commonly known as “say-on-golden parachute,” and which we refer to as the merger-related compensation proposal, that gives Bio-Reference shareholders the opportunity to vote, on a nonbinding, advisory basis, on the compensation that Bio-Reference’s named executive officers may be entitled to receive that is based on or otherwise relates to the merger.

The compensation that Bio-Reference’s named executive officers may be entitled to receive that is based on or otherwise relates to the merger is summarized in the table included under the section titled “Interests of Bio-Reference’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” beginning on page 106 of this proxy statement/prospectus, including the associated narrative discussion. That summary includes all compensation and benefits that may be paid or become payable to Bio-Reference’s named executive officers that are based on or otherwise relate to the merger.

The Bio-Reference board encourages you to review carefully the merger-related compensation information disclosed in this proxy statement.

The Bio-Reference board unanimously recommends that the shareholders of Bio-Reference approve the following resolution:

“RESOLVED, that the shareholders of Bio-Reference, Inc. hereby approve, on a nonbinding, advisory basis, the compensation to be paid or to become payable to Bio-Reference’s named executive officers in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the related narrative disclosures.”

The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to approve and adopt the merger agreement and approve the merger. Accordingly, you may vote to approve the proposal to approve and adopt the merger agreement and approve the merger and vote not to approve the merger-related compensation proposal and vice versa. Because the vote on named executive officer merger-related compensation proposal is advisory only, it will not be binding on either Bio-Reference or OPKO. Accordingly, if the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the nonbinding, advisory vote of Bio-Reference shareholders.

The affirmative vote of the majority of the votes cast by the holders of the shares of Bio-Reference common stock present in person or by proxy at the special meeting and entitled to vote on the matter will be required to approve the merger-related compensation proposal.

The Bio-Reference board recommends a vote “FOR” the proposal to approve, on a nonbinding, advisory basis, the compensation to be paid or to become payable to Bio-Reference’s named executive officers in connection with the merger (Item 2).

Proposal No. 3—Proposal to Approve the Adjournment of the Special Meeting, if Necessary

(Item 3 on the Bio-Reference proxy card)

The affirmative vote of a majority of the votes cast by holders of shares of Bio-Reference common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter is required to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement and approve the merger, whether or not a quorum is present. Shares of Bio-Reference common stock held by shareholders who are not present at the special meeting in person or by proxy and broker non-votes will have no effect on the outcome of any vote to adjourn the special meeting.

The Bio-Reference board recommends a vote “FOR” the approval of the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement and approve the merger.

THE PARTIES TO THE MERGER

Bio-Reference Laboratories, Inc.

481 Edward H. Ross Drive

Elmwood Park, New Jersey 07407

(201) 791-2600

Bio-Reference, a New Jersey corporation, is one of the largest full service diagnostic laboratories in the world, providing clinical testing services to physician offices, clinics, hospitals, long term care facilities and employers while also advancing drug discovery and development with disease foundations, academic and pharmaceutical partners. Bio-Reference’s comprehensive testing capabilities and expertise spans molecular diagnostics, anatomical pathology, women’s health, oncology and rare disease genetics and are utilized by healthcare providers in the detection, diagnosis, evaluation, monitoring and treatment of diseases. Bio-Reference, together with its subsidiaries, has an international presence in more than 50 countries.

Bio-Reference is headquartered in Elmwood Park, New Jersey. Bio-Reference’s principal offices are located at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407 and its phone number is (201) 791-2600. Bio-Reference’s principal website is www.bioreference.com.

Bio-Reference common stock is listed on NASDAQ under the symbol “BRLI.”

For more information about Bio-Reference, please visit Bio-Reference’s Internet website at www.bioreference.com. Bio-Reference’s Internet website address is provided as an inactive textual reference only. The information contained on Bio-Reference’s Internet website is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about Bio-Reference is included in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 132 of this proxy statement/prospectus.

OPKO Health, Inc.

4400 Biscayne Boulevard

Miami, Florida 33137

(305) 575-4100

OPKO, a Delaware corporation, is a multi-national biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large and rapidly growing medical markets by leveraging its discovery, development and commercialization expertise and its novel and proprietary technologies. OPKO is developing a range of solutions to diagnose, treat and prevent various conditions, including molecular diagnostics tests, laboratory developed tests, or LDTs, point-of-care tests and proprietary pharmaceuticals and vaccines. OPKO plans to commercialize these solutions on a global basis in large and high growth markets, including emerging markets.

OPKO is headquartered in Miami, Florida. OPKO’s principal offices are located at 4400 Biscayne Boulevard, Miami, Florida 33137 and its phone number is (305) 575-4100. OPKO’s principal website is www.opko.com.

OPKO common stock is listed on the NYSE under the symbol “OPK.”

For more information about OPKO, please visit OPKO’s Internet website at www.opko.com. OPKO’s Internet website address is provided as an inactive textual reference only. The information contained on OPKO’s Internet website is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about OPKO is included in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 132 of this proxy statement/prospectus.

Bamboo Acquisition, Inc.

4400 Biscayne Boulevard

Miami, Florida 33137

Merger Sub, a New Jersey corporation and a wholly owned subsidiary of OPKO, was formed solely for the purpose of facilitating the merger. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. By operation of the merger, Merger Sub will be merged with and into Bio-Reference, with Bio-Reference surviving the merger as a wholly owned subsidiary of OPKO.

THE MERGER

This section describes the merger. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about Bio-Reference or OPKO. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings Bio-Reference and OPKO make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 132 of this proxy statement/prospectus.

Per Share Merger Consideration

Upon completion of the merger, each share of Bio-Reference common stock issued and outstanding immediately prior to the effective time (other than shares owned directly by Bio-Reference or any of its subsidiaries or OPKO or any of its subsidiaries which shall be cancelled and retired at the effective time with no consideration issued in exchange therefor) will be cancelled and converted automatically into the right to receive, in accordance with the terms of the merger agreement, the per share merger consideration, which consists of 2.75 shares of OPKO common stock.

Background of the Merger

The board of directors and senior management of Bio-Reference regularly review and assess Bio-Reference’s operations, performance, prospects and strategic direction. As part of this review and assessment, Bio-Reference’s board and management regularly consider potential strategic alternatives, including potential business combinations, to achieve Bio-Reference’s strategic goals, strengthen Bio-Reference’s business and maximize shareholder value. Over time, Bio-Reference’s expanding focus on “esoteric” laboratory testing (as compared to routine clinical tests) enabled Bio-Reference to develop a wealth of genomic and gene-sequencing data and technological solutions, and Bio-Reference’s management and board began to explore strategic alternatives to unlock the value of its laboratory franchise, including by creating a larger healthcare platform, that could leverage these technological solutions and data in order to facilitate new drug discovery. In 2009, Bio-Reference engaged Allen & Company LLC, which we refer to herein as Allen & Company, as Bio-Reference’s financial advisor to assist Bio-Reference’s management and board in analyzing and exploring these strategic alternatives, including potential business combinations. Over the next five years, management of Bio-Reference and, in accordance with Bio-Reference’s directives, Allen & Company had exploratory conversations with numerous potential strategic partners regarding various potential strategic transactions to leverage the value of Bio-Reference’s laboratory franchise, although none of these discussions involved any specific proposals or advanced past exploratory discussions and due diligence. The management of Bio-Reference regularly reported to, and took direction from, the Bio-Reference board regarding these efforts throughout this period.

In early 2014, at the direction of the Bio-Reference board, Bio-Reference’s management intensified its review and analysis of strategic options, including potential business combinations. During 2014 and 2015, Bio-Reference and, in accordance with Bio-Reference’s directives, Allen & Company, had preliminary discussions on behalf of Bio-Reference with over 20 U.S. and international potential counterparties (including seven financial sponsors) regarding a variety of potential strategic transactions involving Bio-Reference. These discussions ranged from general exploratory discussions to more detailed discussions and management presentations regarding potential acquisitions, joint ventures and investments, including potential acquisitions of Bio-Reference.

During the 2014-2015 period, Bio-Reference entered into confidentiality agreements and exchanged non-public due diligence materials with 12 of these potential counterparties. Most of these confidentiality agreements included customary standstill provisions. Discussions with a number of these potential counterparties continued up until the date Bio-Reference entered into the merger agreement with OPKO on June 3, 2015, although none of the discussions with any of the 12 potential counterparties that executed confidentiality agreements with Bio-Reference reached a point where a specific price for the purchase of Bio-Reference was proposed. Management regularly reported to, and took direction from, the Bio-Reference board regarding the status of the discussions with the various potential counterparties, including presentations at Bio-Reference’s quarterly board meetings during Spring 2014 through Spring 2015. In addition, in late 2014 and early 2015, Bio-Reference, together with its advisors, analyzed whether a potential strategic transaction with either of the two largest U.S. laboratory testing companies would be feasible and in the best interests of Bio-Reference’s shareholders considering, among other matters, the effects of such a potential strategic transaction on Bio-Reference’s employees, and, at its December 16, 2014 meeting, the Bio-Reference board reviewed materials prepared by Davis Polk regarding antitrust regulatory considerations relating to such a transaction and the Bio-Reference board discussed its view that Bio-Reference should not pursue a transaction with either of such laboratory testing companies because of antitrust regulatory constraints.

On March 20, 2015, Dr. Phillip Frost, MD, the Chairman and Chief Executive Officer of OPKO, requested through an intermediary a meeting with Charles T. Todd, Jr., Bio-Reference’s Senior Vice President of Sales and Marketing, to discuss a potential commercial relationship or strategic transaction between OPKO and Bio-Reference that could provide an outlet for OPKO’s diagnostic services and products. Prior to the requested meeting, OPKO confirmed its obligations under a 2011 confidentiality agreement with Bio-Reference relating to pre-existing ordinary course commercial discussions. Dr. Frost and Mr. Todd met on March 25, 2015 in Miami, Florida and, at this meeting, Dr. Frost expressed an interest in exploring a potential acquisition of Bio-Reference by OPKO. Dr. Frost did not propose an exchange ratio or other economic terms of an acquisition proposal at this time. Dr. Frost invited Mr. Todd and other members of Bio-Reference’s management to have a further meeting to discuss OPKO’s interest.

On March 30, 2015, Dr. Marc Grodman, MD, Chairman, President and Chief Executive Officer of Bio-Reference, sent Dr. Frost certain background information concerning Bio-Reference’s vision statement.

On April 1, 2015, Mr. Todd, Dr. Grodman, and Richard Faherty, Senior Vice President, Corporate Affairs, Interoperability and Communications of Bio-Reference, met with Dr. Frost and other members of OPKO’s senior management to further discuss their respective companies and OPKO’s interest in a potential acquisition of Bio-Reference. Later that day, Dr. Grodman and Dr. Frost had a preliminary conversation regarding valuation to provide more information for their respective boards of directors to determine whether Bio-Reference’s and OPKO’s respective views on valuation were sufficiently close to warrant the time, expense and resources that would be necessary to more fully consider a potential transaction. Without proposing a specific transaction structure or per share price, Dr. Grodman suggested that in his view, to be attractive to the Bio-Reference board, any transaction should involve a price of at least $45 per share of Bio-Reference common stock, and Dr. Frost responded that he believed the OPKO board might consider a transaction price of $42 per share of Bio-Reference common stock to be more appropriate. Dr. Grodman notified members of the Bio-Reference board of these preliminary conversations over the next two days and scheduled a special meeting of the Bio-Reference board to discuss these developments for April 9, 2015.

On April 8, 2015, Drs. Grodman and Frost met again and continued their discussions regarding a potential transaction. Also on April 8, 2015, Dr. Frost visited Bio-Reference’s headquarters. During the course of his conversations with Dr. Grodman on April 8, 2015, Dr. Frost proposed that OPKO acquire Bio-Reference in a stock-for-stock merger in which each Bio-Reference shareholder would receive shares of OPKO stock valued at $43.50 per share of Bio-Reference common stock, which represented a premium of approximately 26.1% to the closing price of Bio-Reference’s common stock on April 7, 2015. Dr. Frost and Dr. Grodman did not discuss a specific exchange ratio or the timing of how a specific exchange ratio would be determined. Although no specific exchange ratio was discussed on April 8, 2015, the implied exchange ratio based on the closing price of OPKO common stock on April 7, 2015 was 3.00 shares of OPKO common stock for each share of Bio-Reference common stock.

On April 9, 2015, the Bio-Reference board held a special meeting to review the status of the discussions with potential counterparties regarding a strategic transaction generally and OPKO’s proposal in particular. At the invitation of the Bio-Reference board, members of Bio-Reference’s senior management and representatives from Davis Polk were present. During the meeting, management and the Bio-Reference board reviewed the discussions to date with third parties, industry trends and challenges, the challenges facing Bio-Reference as a standalone company and Bio-Reference’s business plan were it to remain independent. The Bio-Reference board had a preliminary discussion concerning OPKO’s April 8th proposal, including a discussion regarding how a combination with OPKO could allow Bio-Reference to achieve its strategic goal of leveraging its technological solutions and experience in genomics and genetic sequencing to facilitate new drug discovery. While the Bio-Reference board made no decision with respect to the potential sale of Bio-Reference to OPKO, it authorized management and its advisors to continue discussions with OPKO in order to better understand the extent of OPKO’s interest.

On April 13, 2015, Dr. Grodman and Mr. Faherty met with Dr. Frost in Washington, D.C., and continued their discussions regarding a potential transaction. Also on April 13, 2015, Dr. Frost visited the headquarters of Bio-Reference’s GeneDx subsidiary in Gaithersburg, Maryland.

During the week of April 13, 2015, OPKO, together with its legal and financial advisors, intensified its business, legal and financial due diligence of Bio-Reference. The following week, Bio-Reference provided OPKO with access to an electronic data room containing certain non-public information regarding Bio-Reference’s business and operations. On a continuing basis up until the signing of the merger agreement on June 3, 2015, Bio-Reference supplied OPKO and its representatives with due diligence information regarding Bio-Reference, and representatives of both parties engaged in multiple follow-up due diligence calls on various topics.

On April 21, 2015, Dr. Grodman, Mr. Todd and Mr. Faherty, together with Allen & Company, met with members of OPKO’s senior management and J.P. Morgan Securities LLC, or J.P. Morgan, OPKO’s financial advisor, in Miami, Florida and continued their discussions regarding a potential transaction.

On April 23, 2015, the Bio-Reference board held a telephonic meeting. At the invitation of the Bio-Reference board, members of Bio-Reference’s senior management and representatives from Allen & Company and Davis Polk were present. The Bio-Reference board discussed OPKO’s proposal to acquire Bio-Reference and the status of OPKO’s due diligence investigation of Bio-Reference. Allen & Company discussed, among other things, the financial terms of the proposed transaction. The Bio-Reference board, management and advisors discussed Bio-Reference’s stand-alone business and prospects, Bio-Reference’s potential strategic alternatives and the potential for the transaction to allow Bio-Reference to leverage its genomic and gene sequencing data and technological solutions to facilitate new drug discovery. Bio-Reference’s board, management and advisors also discussed the previous communications with potential counterparties for potential strategic transactions, including both financial sponsors and strategic counterparties. Following the discussion, while the Bio-Reference board made no decision with respect to the potential sale of Bio-Reference to OPKO, it authorized management and its advisors to continue discussions with OPKO to better enable the Bio-Reference board to determine whether a transaction with OPKO was both actionable and in the best interests of Bio-Reference’s shareholders considering, among other matters, the effects of a transaction with OPKO on Bio-Reference’s employees.

On April 24, 2015, Bio-Reference, together with its advisors, commenced detailed reverse business, legal and financial due diligence of OPKO. OPKO provided Bio-Reference access to an electronic data room containing certain non-public information regarding OPKO’s business and operations. On a continuing basis up until the signing of the merger agreement on June 3, 2015, Bio-Reference engaged in due diligence of OPKO. Members of senior management and other representatives of both parties also engaged in multiple follow-up due diligence calls on various topics.

On April 29, 2015, in accordance with Bio-Reference’s directives, Allen & Company provided J.P. Morgan with Bio-Reference’s projections for fiscal years 2015 to 2018 as further summarized and described in the section titled “The Merger—Certain Unaudited Financial and Operating Forecasts” beginning on page 75 of this proxy statement/prospectus.

On May 1, 2015, Bio-Reference and OPKO executed a confidentiality agreement to more specifically detail the parties’ obligations regarding the exchange of information with respect to the potential transaction under discussion. This confidentiality agreement was in addition to the confidentiality agreement previously executed between the parties and contained a customary standstill provision. Also on May 4, 2015, Greenberg Traurig, P.A., or Greenberg Traurig, outside counsel to OPKO, sent Davis Polk an initial draft of the merger agreement. The initial draft of the merger agreement provided, among other things, that the closing conditions relating to accuracy of representations and warranties be generally subject to a “material” standard and the termination fee payable by Bio-Reference in certain circumstances equal $50.0 million, which represented approximately 4.1% of the then-proposed equity value of the potential transaction.

On May 4, 2015, Bio-Reference retained Torreya Partners, or Torreya, to assist Bio-Reference in its due diligence review of OPKO’s business including, in particular, OPKO’s product development pipeline, and Torreya began its due diligence review of OPKO.

On May 12, 2015, Davis Polk sent Greenberg Traurig a revised draft of the merger agreement, reflecting Bio-Reference’s response to OPKO’s initial draft. Among other things, Bio-Reference requested that the Bio-Reference board be permitted to change its recommendation regarding the transaction in response to an intervening event that was not an acquisition proposal, that the closing conditions relating to accuracy of representations and warranties be generally subject to a “material adverse effect” standard, and that the termination fee payable by Bio-Reference in certain circumstances be reduced to $35.0 million (instead of the $50.0 million amount initially proposed by OPKO), which represented approximately 2.9% of the then-proposed equity value of the potential transaction.

On May 14, 2015, Bio-Reference retained MSPC Certified Public Accountants and Advisors, P.C., or MSPC, to assist Bio-Reference in its due diligence review of OPKO’s business, including OPKO’s business activities, operational areas and financial information, and MSPC began its due diligence review of OPKO.

On May 15, 2015, Greenberg Traurig sent Davis Polk a further revised draft of the merger agreement. Among other things, OPKO eliminated the provision allowing the Bio-Reference board to change its recommendation regarding the transaction in response to an intervening event that was not an acquisition proposal, provided that the closing condition relating to accuracy of representations and warranties be subject in a number of cases to a “materiality” (and not a “material adverse effect”) standard, and provided that the termination fee payable by Bio-Reference in certain circumstances be $45.0 million, which represented approximately 3.7% of the then-proposed equity value of the potential transaction, plus reimbursement of up to $3.0 million of expenses.

On May 18, 2015, Davis Polk and Greenberg Traurig conducted negotiations regarding the merger agreement and later in the day Davis Polk sent Greenberg Traurig a revised draft of the merger agreement reflecting, among other things, a revised formulation of the provision allowing the Bio-Reference board to change its recommendation following an intervening event, reversion to a “material adverse effect” qualification for the closing condition relating to accuracy of a majority of the representations and warranties, that the termination fee payable by Bio-Reference in certain circumstances be $33.5 million, which represented approximately 2.8% of the then-proposed equity value of the potential transaction, plus reimbursement of up to $3.0 million of expenses. Following delivery of this draft, negotiations between Davis Polk and Greenberg Traurig regarding the merger agreement continued until the signing of the merger agreement on June 3, 2015 and Greenberg Traurig and Davis Polk exchanged numerous revised drafts of the merger agreement during this time.

On May 20, 2015, Dr. Grodman met with members of OPKO’s senior management in Miami, Florida and continued their discussions regarding a potential transaction, including in particular the movements in each company’s stock price since the April 8, 2015 meeting between Dr. Grodman and Dr. Frost.

On the morning of May 22, 2015, the Bio-Reference board held a special meeting. At the invitation of the Bio-Reference board, members of Bio-Reference’s senior management and representatives of Allen & Company, Davis Polk and Torreya were present. At the meeting, Bio-Reference’s senior management updated the Bio-Reference board on discussions with OPKO. Representatives of Torreya made a presentation to the Bio-Reference board regarding their due diligence review of OPKO and its product pipeline and answered questions from the Bio-Reference board regarding Torreya’s analysis and review. The Bio-Reference board and its advisors discussed OPKO’s proposed terms and exchange ratio. Allen & Company reviewed with the Bio-Reference board, among other things, financial matters relating to OPKO’s proposal and Bio-Reference’s previous efforts to contact potential counterparties regarding potential strategic transactions involving Bio-Reference, including both financial sponsors and strategic counterparties, as well as certain laboratory market dynamics, including pricing pressure from new genetic testing companies and reimbursement pressure from government and commercial payers. Bio-Reference’s management, board and advisors discussed how a combination with OPKO could provide Bio-Reference with an expanded platform to leverage its genomic and gene sequencing data and technological solution in order to facilitate new drug discovery. At the conclusion of the meeting, the Bio-Reference board authorized senior management to continue discussions with OPKO, including with respect to seeking to increase the consideration payable by OPKO.

During the afternoon of May 22, 2015, Drs. Grodman and Frost had a telephone conversation to discuss the transaction including, in particular, the proposed exchange ratio. At the beginning of the discussion, Dr. Grodman proposed an exchange ratio of 3.00 shares of OPKO common stock for each share of Bio-Reference common stock; Dr. Frost countered with an exchange ratio of 2.50 shares of OPKO common stock for each share of Bio-Reference common stock based on the increase in the price of OPKO common stock since April 8, 2015. After extensive negotiations, Dr. Frost told Dr. Grodman that OPKO’s final and best offer was an exchange ratio of 2.75 shares of OPKO common stock for each share of Bio-Reference common stock, implying a value of $48.35 of OPKO common stock for each share of Bio-Reference common stock based upon the closing price of OPKO common stock on May 21, 2015. Based upon such closing price, this proposal reflected a premium of 43.2% to the closing price of Bio-Reference common stock on May 21, 2015. Drs. Grodman and Frost agreed to recommend this level of merger consideration to their respective boards of directors. Following these discussions, Davis Polk and Greenberg Traurig continued to negotiate the terms, and exchange drafts, of the merger agreement.

On May 27, 2015, Davis Polk sent to Greenberg Traurig draft employment agreements for certain senior executives of Bio-Reference that would be executed in conjunction with the merger agreement and become effective at the closing of the proposed transaction. Over the course of the next few days, the parties and their respective legal counsel had extensive negotiations and discussions regarding the terms of these agreements. On June 3, 2015, the employment agreements were finalized and executed. The employment agreements were entered into due to OPKO’s request that these certain senior executives waive their “single-trigger” severance rights under their existing employment agreements.

On June 2, 2015, the Bio-Reference board held a special meeting to review the terms of the proposed transaction with OPKO. At the invitation of the Bio-Reference board, members of Bio-Reference’s senior management and representatives of Allen & Company and Davis Polk were also present. Prior to the meeting, copies of the draft merger agreement, presentations prepared by each of Davis Polk and Allen & Company and proposed board resolutions were made available to the directors. Representatives of Davis Polk reviewed with the directors their fiduciary duties with respect to the transaction and the terms of the merger agreement, including the exchange ratio, regulatory covenants, closing conditions, termination rights and associated termination fees, as well as the outstanding issues on the merger agreement. Allen & Company reviewed with the Bio-Reference board its financial analysis of the exchange ratio and rendered an oral opinion, confirmed by delivery of a written opinion dated June 2, 2015, to the Bio-Reference board to the effect that, as of such date and based on and subject to the matters set forth in its opinion, the exchange ratio provided for in the merger pursuant to the merger agreement was fair, from a financial point of view, to holders of Bio-Reference common stock.

Dr. Grodman reviewed with the board management’s efforts over an extended period of time to realize Bio-Reference’s strategic goal of creating a larger healthcare platform to leverage its genomic and gene sequencing data and technological solutions to facilitate new drug discovery, and discussed his belief that the proposed transaction with OPKO would help Bio-Reference achieve this strategic goal. The Bio-Reference board, management and advisors discussed Bio-Reference prospects as a stand-alone company, including a discussion of certain laboratory market dynamics, pricing pressure from new genetic testing companies and reimbursement pressure from government and commercial payers. The Bio-Reference board and its advisors reviewed the prior discussions Bio-Reference had with other potential counterparties. The Bio-Reference board concluded that it was unlikely that any other counterparty would have the strategic interest and financial capability to offer value to Bio-Reference’s shareholders in excess of the proposed transaction with OPKO. The Bio-Reference board also concluded that the draft merger agreement would not preclude such a buyer, if any, from making a potentially superior proposal following the announcement of a transaction with OPKO. Following these discussions, the directors unanimously determined that it was fair to and in the best interests of Bio-Reference and its shareholders to enter into the merger agreement, substantially in the form presented, and to consummate the merger and the other transactions contemplated thereby, and the directors unanimously approved and adopted the merger agreement, the merger and the other transactions contemplated thereby, directed that the merger agreement be submitted to shareholders of Bio-Reference for consideration and resolved to recommend that shareholders of Bio-Reference approve and adopt the merger agreement and approve the merger.

Following the Bio-Reference board meeting, Bio-Reference, OPKO and their respective counsel continued to finalize the merger agreement and the employment agreements for certain Bio-Reference executives. These agreements were discussed at a June 2, 2015 meeting of the OPKO board and approved at a June 3, 2015 meeting of the OPKO board following the resolution of outstanding issues. Following the June 3, 2015 OPKO board meeting, these agreements were finalized, and OPKO and Bio-Reference signed the merger agreement overnight and, early on the morning of June 4, 2015, prior to the commencement of trading on the NASDAQ Global Select Market and the New York Stock Exchange, Bio-Reference and OPKO issued a joint press release announcing the transaction.

Recommendation of the Bio-Reference Board; Bio-Reference’s Reasons for the Merger

At a meeting of the Bio-Reference board held on June 2, 2015, following questions from and discussions among the directors regarding the merger, the directors unanimously determined that it was fair to and in the best interests of Bio-Reference and its shareholders to enter into the merger agreement, substantially in the form presented, and to consummate the merger and the other transactions contemplated thereby, and the directors unanimously approved and adopted the merger agreement, substantially in the form presented, the merger and the other transactions contemplated thereby. The Bio-Reference board recommends that the Bio-Reference shareholders vote “FOR” the approval and adoption of the merger agreement and the approval of the merger.

In evaluating the merger agreement and the transactions contemplated thereby, the Bio-Reference board consulted with Bio-Reference’s management and advisors, and considered a number of alternatives to the proposed merger. After such discussions and considering such alternatives, the Bio-Reference board determined that the proposed merger is in the best interests of Bio-Reference and its shareholders. The Bio-Reference board’s decision to approve and adopt the merger agreement and the merger and to recommend to Bio-Reference’s shareholders that they vote for the approval and adoption of the merger agreement and the approval of the merger was based on a number of factors. These factors included, without limitation, the following:

Strategic Rationale; Shareholder Value

The Bio-Reference board considered a number of factors pertaining to the strategic rationale for the merger and the value to be received by Bio-Reference’s shareholders pursuant to the merger, including, but not limited, to the following:

•	The implied transaction value, based on the closing stock price of OPKO common stock on June 2, 2015, represented a premium of 57.3% over the closing stock price of Bio-Reference common stock on June 2, 2015, the day prior to the execution of the merger agreement.

•	The Bio-Reference board’s belief that the merger will allow Bio-Reference to leverage its technological solutions and experience in genomics and genetic sequencing to facilitate new drug discovery.

•	The current, historical and projected financial condition and results of operations of Bio-Reference on a stand-alone basis.

•	The strategic challenges and opportunities facing Bio-Reference and the risk-adjusted probabilities associated with achieving Bio-Reference’s long-term strategic plan as a stand-alone company as compared to the opportunity afforded to Bio-Reference shareholders via the exchange ratio.

•	The Bio-Reference board’s analysis of other strategic alternatives for Bio-Reference, including continued growth as an independent company and the potential to acquire, be acquired, or combine with other third parties.

•	The fact that over the past several years, despite Bio-Reference’s efforts to solicit interest from other buyers, other than OPKO, no viable third party interested in engaging in strategic combination discussions with Bio-Reference at a compelling valuation had emerged. The Bio-Reference board also observed that, in the event that any third party were to seek to make such proposal, Bio-Reference retained the ability to consider unsolicited proposals after the execution of the merger agreement and to enter into an agreement with respect to an acquisition proposal under certain circumstances.

•	The Bio-Reference board’s belief, taking into consideration prior discussions with other third parties on behalf of Bio-Reference by Bio-Reference’s management and financial advisor, that it was unlikely that another third party would consummate a transaction at a superior value than the merger.

•	The Bio-Reference board’s belief that entering into the merger agreement, which the Bio-Reference board believed would not unduly impede an alternative transaction proposal, maximized value for Bio-Reference shareholders.

•	The historical and current market prices of Bio-Reference common stock and OPKO common stock.

•	The fact that during negotiations regarding the exchange ratio on May 22, 2015, the Bio-Reference board and management were able to effectively obtain an increase in the exchange ratio to 2.75 shares of OPKO common stock from OPKO’s then-current proposal of 2.5 shares of OPKO common stock.

•	The fact that the consideration is payable in shares of OPKO common stock, which affords Bio-Reference shareholders the opportunity to participate in the combined company’s future growth and realization of the commercial potential of OPKO’s product pipeline, as well as the continued growth of Bio-Reference’s business.

•	The results of the due diligence investigation that Bio-Reference’s senior management conducted, with the assistance of its advisors, on OPKO.

•	OPKO’s stated intention that it intends to leverage the national marketing, sales and distribution resources of Bio-Reference to enhance sales of OPKO’s 4Kscore test, as well as other OPKO diagnostic products under development.

Terms of the Merger Agreement

The Bio-Reference board considered the terms and conditions of the merger agreement, including, but not limited, to the following:

•	The Bio-Reference board’s belief that the terms of the merger agreement, taken as a whole, increase the degree of certainty that the merger will be completed, including the fact that:

•	OPKO is required to take all actions necessary to obtain regulatory approvals, including agreeing to divestitures, unless the assets subject to such actions generated or were reasonably necessary to service more than 2.5% of the aggregate consolidated revenues of OPKO and Bio-Reference and their respective subsidiaries in their most recently completed fiscal years;

•	there are limited circumstances in which the OPKO board may terminate the merger agreement; and

•	the merger agreement contains no financing condition.

•	The Bio-Reference board’s belief that the terms of the merger agreement, including Bio-Reference’s representations, warranties and covenants and the conditions to each party’s obligations, are customary.

•	The fact that the merger agreement provides that, under certain circumstances, and subject to certain conditions, Bio-Reference is permitted to furnish information to and conduct negotiations with a third party in connection with an unsolicited proposal for a business combination or acquisition of Bio-Reference that constitutes or could reasonably be expected to result in a superior proposal.

•	The fact that the Bio-Reference board, subject to certain conditions, has the right to change its recommendation in support of the merger in response to an intervening event, regardless of the existence of a competing or superior proposal, if the Bio-Reference board determines that the failure to take such action would be inconsistent with its fiduciary duties.

•	The fact that the Bio-Reference board has the right to terminate the merger agreement to enter into a definitive agreement related to a superior proposal, subject to giving OPKO notice and an opportunity to propose changes to the merger agreement, and the payment of a termination fee of $54,000,000, which fee the Bio-Reference board, after discussions with its advisors, believed would not be preclusive of other offers following the announcement of the merger.

•	The fact that a vote of Bio-Reference’s shareholders on the merger is required under New Jersey law.

•	The increased likelihood that the merger will be consummated, as well as the ease in consummating the merger, since, under Delaware law, OPKO’s stockholders are not required to vote on the merger.

•	The expected qualification of the merger as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

•	Bio-Reference’s ability to specifically enforce OPKO’s obligations under the merger agreement, including OPKO’s obligations to complete the merger.

Opinion of Bio-Reference’s Financial Advisor; Involvement of Other Advisors

Allen & Company’s opinion, dated June 2, 2015, to the Bio-Reference board as to the fairness, from a financial point of view and as of the date of the opinion, to holders of Bio-Reference common stock of the exchange ratio provided for in the merger pursuant to the merger agreement, which opinion is subject to certain procedures followed, matters considered, assumptions made and qualifications and limitations on the review undertaken, as more fully described below under the caption “Opinion of Bio-Reference’s Financial Advisor” beginning on page 67 of this proxy statement/prospectus. The full text of the written opinion of Allen & Company is attached to this proxy statement/prospectus as Annex B.

The Bio-Reference board also considered the advice and analysis of Torreya and the fact that Bio-Reference’s legal and other advisors were involved throughout the negotiations and updated the Bio-Reference board directly and regularly, which provided the Bio-Reference board with perspectives on the negotiations, in addition to those of management.

Risks and Potentially Negative Factors

In addition to the above factors, the Bio-Reference board also identified and considered a number of uncertainties, risks and other potentially negative factors in its consideration of the merger and the merger agreement, including without limitation:

•	The fact that the merger may not be completed in a timely manner or at all, despite the parties’ efforts and even if the requisite approval is obtained from Bio-Reference’s shareholders, if required regulatory approvals are not obtained or if obtaining regulatory approval would require agreeing to divestitures of assets which generated or were reasonably necessary to service more than 2.5% of the aggregate consolidated revenues of OPKO and Bio-Reference and their respective subsidiaries in their most recently completed fiscal years.

•	The risks and costs to Bio-Reference if the merger is not completed, including the diversion of management and employee attention, potential employee attrition and the potential effect on Bio-Reference’s business and relations with customers, suppliers and vendors.

•	The substantial transaction costs to be incurred in connection with the merger.

•	The restrictions on the conduct of Bio-Reference’s business prior to completion of the merger, which could delay or prevent Bio-Reference from undertaking material strategic opportunities that might arise pending completion of the merger to the detriment to Bio-Reference’s shareholders.

•	The fact that OPKO is primarily a development stage company with a limited operating history and there is substantial risk inherent in OPKO’s ability to develop, launch, market and commercialize its product pipeline.

•	The risk of not realizing all of the anticipated strategic and other benefits between OPKO and Bio-Reference, including, without limitation, the challenges of combining the businesses, operations and workforces of OPKO and Bio-Reference, and the risk that expected operating efficiencies and cost savings may not be realized or will cost more to achieve than anticipated.

•	The fact that the exchange ratio is a fixed number of shares of OPKO common stock, which could result in the Bio-Reference shareholders being adversely affected by a decrease in the trading price of OPKO common stock after the date of execution of the merger agreement.

•	Stock prices for biotechnology and pharmaceutical companies generally, and the price of OPKO’s common stock in particular, have experienced substantial price and volume fluctuations in the recent months prior to the announcement of the merger.

•	The fact that Bio-Reference’s directors and executive officers may have interests in the merger that are different from, or in addition to, those of Bio-Reference’s shareholders generally, including certain interests arising from the employment and compensation arrangements of Bio-Reference’s executive officers, and the manner in which they would be affected by the merger.

•	OPKO’s success is dependent to a significant degree upon the involvement and efforts of Dr. Phillip Frost and if OPKO lost Dr. Frost’s services for any reason, it could have an adverse effect upon OPKO’s business, financial condition or results of operations.

The Bio-Reference board weighed these positive and negative factors, realizing that future results are uncertain, including any future results considered or expected in the factors noted above. In addition, many of the nonfinancial factors considered were highly subjective. As a result, in view of the number and variety of factors they considered, the Bio-Reference board did not consider it practicable and did not attempt to quantify or otherwise assign relative weights to the specific factors it considered. Rather, the Bio-Reference board made its determination based on the totality of the information it considered. Individually, each director may have given greater or lesser weight to a particular factor or consideration.

The Bio-Reference board believed that, overall, the potential benefits of the merger to Bio-Reference and its shareholders outweighed the risks mentioned above.

The foregoing discussion of the information and factors considered by the Bio-Reference board is forward-looking in nature. This information should be read in light of the factors described under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 37 of this proxy/prospectus.

Opinion of Bio-Reference’s Financial Advisor

Bio-Reference has engaged Allen & Company as its financial advisor in connection with the merger. In connection with this engagement, Bio-Reference requested that Allen & Company evaluate and render an opinion to the Bio-Reference board regarding the fairness, from a financial point of view, of the exchange ratio provided for in the merger pursuant to the merger agreement. On June 2, 2015, at a meeting of the Bio-Reference board held to evaluate the merger, Allen & Company rendered an oral opinion, which was confirmed by delivery of a written opinion dated June 2, 2015, to the Bio-Reference board to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio provided for in the merger pursuant to the merger agreement was fair, from a financial point of view, to holders of Bio-Reference common stock.

The full text of Allen & Company’s written opinion, dated June 2, 2015, which describes the procedures followed, matters considered, assumptions made and qualifications and limitations on the review undertaken, is attached to this document as Annex B. Allen & Company’s opinion was intended for the benefit and use of the Bio-Reference board (in its capacity as such) in connection with its evaluation of the exchange ratio provided for in the merger from a financial point of view and did not address any other aspect of the merger. Allen & Company’s opinion did not constitute a recommendation as to the course of action that the Bio-Reference board should pursue in connection with the merger, or otherwise address the merits of the underlying decision by Bio-Reference to engage in the merger, including in comparison to other strategies or transactions that might be available to Bio-Reference or in which Bio-Reference might engage. The opinion does not constitute advice or a recommendation to any shareholder as to how such shareholder should vote or act on any matter relating to the merger or otherwise.

Allen & Company was not requested to, and it did not, recommend the specific consideration payable in the merger or that any given consideration constituted the only appropriate consideration in the merger. The type and amount of consideration payable in the merger were determined through negotiations between Bio-Reference and OPKO, and the decision to enter into the merger was solely that of the Bio-Reference board. Allen & Company’s opinion and financial analyses were only one of many factors considered by the Bio-Reference board in its evaluation of the merger and should not be viewed as determinative of the views of the Bio-Reference board or management with respect to the merger or the consideration payable in the merger. Allen & Company’s opinion as expressed in its opinion letter reflected and gave effect to Allen & Company’s general familiarity with Bio-Reference as well as information which it received during the course of its engagement, including information provided by Bio-Reference’s management in the course of discussions relating to the merger as more fully described below. In arriving at its opinion, Allen & Company neither conducted a physical inspection of the properties or facilities of Bio-Reference, OPKO or any other entity, nor made or obtained any evaluations or appraisals of the assets or liabilities (contingent, off-balance sheet or otherwise) of Bio-Reference, OPKO or any other entity or conducted any analysis concerning the solvency or fair value of Bio-Reference, OPKO or any other entity.

In arriving at its opinion, Allen & Company, among other things:

•	reviewed the financial terms and conditions of the merger as reflected in a draft, dated June 1, 2015, of the merger agreement;

•	reviewed certain publicly available historical business and financial information relating to Bio-Reference and OPKO, including public filings of Bio-Reference and OPKO, historical market prices for Bio-Reference common stock and historical market prices and trading volumes for OPKO common stock;

•	reviewed certain internal financial forecasts and other financial and operating data of Bio-Reference and OPKO provided to or discussed with Allen & Company by the respective managements of Bio-Reference and OPKO;

•	held discussions with the managements of Bio-Reference and OPKO relating to the past and current operations and financial condition and prospects of Bio-Reference and OPKO;

•	reviewed and analyzed certain publicly available information, including certain stock market data and financial information, relating to selected companies with businesses that Allen & Company deemed generally relevant in evaluating Bio-Reference and OPKO;

•	reviewed certain publicly available financial information relating to selected transactions that Allen & Company deemed generally relevant in evaluating the merger; and

•	conducted such other financial analyses and investigations as Allen & Company deemed necessary or appropriate for purposes of its opinion.

In rendering its opinion, Allen & Company relied on and assumed, with Bio-Reference’s consent and without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information available to Allen & Company from public sources, provided to Allen & Company by Bio-Reference and OPKO or their representatives or otherwise reviewed by Allen & Company With respect to the financial forecasts and other financial and operating data relating to Bio-Reference that Allen & Company was directed to utilize in its analyses, Allen & Company was advised by the management of Bio-Reference and assumed, with Bio-Reference’s consent, that such forecasts and other financial and operating data were reasonably prepared in good faith reflecting the best currently available estimates and judgments of such management as to the future operating and financial performance of Bio-Reference and the other matters covered thereby. With respect to the financial forecasts and other information and data relating to OPKO that Allen & Company was directed to utilize in its analyses, Allen & Company was advised by the management of OPKO and assumed, with Bio-Reference’s consent, that such forecasts and other financial and operating data were reasonably prepared in good faith reflecting the best currently available estimates and judgments of such management as to the future operating and financial performance of OPKO and the other matters covered thereby. Allen & Company assumed, with Bio-Reference’s consent, that the financial results reflected in the financial forecasts and other financial and operating data utilized in its analyses would be realized at the times and in the amounts projected. Allen & Company assumed no responsibility for and expressed no view or opinion as to such financial forecasts, estimates and other financial and operating data or the assumptions on which they were based. Allen & Company relied, at Bio-Reference’s direction, upon the assessments of the managements of Bio-Reference and OPKO as to, among other things, (i) the potential impact on Bio-Reference and OPKO of market and other trends in and prospects for, and governmental, regulatory and legislative policies and matters relating to or affecting, the clinical laboratory testing and biopharmaceutical and diagnostics industries, (ii) the products, product candidates, technology and intellectual property of OPKO and associated risks (including without limitation, with respect to the development and commercialization of such product candidates, use indications for such products, the validity and duration of patents and the potential for generic competition), (iii) existing and future relationships, agreements and arrangements with, and the ability to attract and retain, key employees, and (iv) the ability to integrate the businesses of Bio-Reference and OPKO. Allen & Company assumed, with Bio-Reference’s consent, that there would be no developments with respect to any such matters that would have an adverse effect on Bio-Reference, OPKO or the merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to its analyses or opinion.

Further, Allen & Company’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Allen & Company as of, the date of its opinion. It should be understood that subsequent developments may affect the conclusion expressed in Allen & Company’s opinion and that Allen & Company assumed no responsibility for advising any person of any change in any matter affecting its opinion or for updating or revising its opinion based on circumstances or events occurring after the date of its opinion.

In connection with its engagement, Allen & Company was not requested to, and it did not, undertake a third-party solicitation process on Bio-Reference’s behalf with respect to the acquisition of all or a part of Bio-Reference; however, at the direction of Bio-Reference, Allen & Company held preliminary discussions with selected third parties from time to time regarding a possible acquisition of, or other strategic transaction involving, Bio-Reference. Allen & Company did not express any opinion as to the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation payable to any officers, directors or employees of any party to the merger, or any class of such persons or any other party, relative to the exchange ratio or otherwise. Allen & Company also did not express any opinion as to the actual value of OPKO common stock when issued in the merger or the prices at which OPKO common stock (or any other securities of OPKO) or Bio-Reference common stock may trade or otherwise be transferable at any time.

In addition, Allen & Company did not express any opinion as to any tax or other consequences that might result from the merger, nor did Allen & Company’s opinion address any legal, regulatory, tax or accounting matters, as to which Allen & Company understood that Bio-Reference obtained such advice as it deemed necessary from qualified professionals. Allen & Company assumed, with Bio-Reference’s consent, that the merger would be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that all governmental, regulatory or other consents, approvals, releases and waivers necessary for the consummation of the merger would be obtained without delay, limitation, restriction or condition, including any divestiture or other requirements, that would have an adverse effect on Bio-Reference, OPKO or the merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to its analyses or opinion. Allen & Company also assumed, with Bio-Reference’s consent, that the merger would qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Allen & Company also assumed, with Bio-Reference’s consent, that the final executed merger agreement would not differ in any material respect from the draft reviewed by Allen & Company.

Allen & Company’s opinion was limited to the fairness, from a financial point of view and as of the date of its opinion, of the exchange ratio provided for in the merger (to the extent expressly specified therein). Allen & Company’s opinion did not address any other term, aspect or implication of the merger, including, without limitation, the form or structure of the merger or any term, aspect or implication of any voting or other agreement, arrangement or understanding entered into in connection with the merger or otherwise.

This summary is not a complete description of Allen & Company’s opinion or the financial analyses performed and factors considered by Allen & Company in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Allen & Company arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Allen & Company believes that its financial analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of such analyses or factors, could create a misleading or incomplete view of the processes underlying Allen & Company’s analyses and opinion.

In performing its financial analyses, Allen & Company considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond Bio-Reference’s and OPKO’s control. No company, business or transaction used in the financial analyses is identical to Bio-Reference, OPKO, their respective businesses or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the financial analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies or businesses analyzed.

The assumptions and estimates contained in Allen & Company’s financial analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, financial analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the assumptions and estimates used in, and the results derived from, Allen & Company’s financial analyses are inherently subject to substantial uncertainty.

The following is a summary of the material financial analyses reviewed with the Bio-Reference board in connection with Allen & Company’s opinion dated June 2, 2015. The financial analyses summarized below include information presented in tabular format. In order to fully understand Allen & Company’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Allen & Company’s analyses. For purposes of the financial analyses described below, references to (i) “implied per share merger consideration” means an implied per share value in the amount of $50.35 based on the merger exchange ratio of 2.75x and the closing price of OPKO common stock on June 1, 2015 of $18.31 per share and (ii) estimated earnings before interest, taxes, depreciation and amortization, or EBITDA, means EBITDA as adjusted for one-time, non-recurring items.

Bio-Reference Financial Analyses

Selected Public Companies Analysis. In performing a selected public companies analysis of Bio-Reference, Allen & Company reviewed publicly available financial and stock market information of the following three selected companies that Allen & Company in its professional judgment considered generally relevant for comparative purposes as publicly traded companies with operations in the clinical laboratories industry, collectively referred to as the Bio-Reference selected companies:

•	Laboratory Corporation of America Holdings

•	Quest Diagnostics Incorporated

•	Sonic Healthcare Limited

Allen & Company reviewed, among other things, firm values, calculated as fully diluted equity values based on closing stock prices on June 1, 2015 plus total debt and minority interests (as applicable) less cash and cash equivalents, as a multiple of calendar year 2015 and calendar year 2016 estimated EBITDA. Estimated financial data of the Bio-Reference selected companies were based on public filings, publicly available research analysts’ estimates and other publicly available information. Estimated financial data of Bio-Reference were based on internal forecasts and other estimates of Bio-Reference’s management. The overall low to high calendar year

2015 and calendar year 2016 estimated EBITDA multiples observed for the Bio-Reference selected companies were 9.4x to 12.2x (with a mean of 10.8x and a median of 10.6x) and 9.0x to 11.2x (with a mean of 9.9x and a median of 9.6x), respectively. Allen & Company then applied a selected range of calendar year 2015 and calendar year 2016 estimated EBITDA multiples derived from the Bio-Reference selected companies of 8.0x to 9.0x and 7.0x to 8.0x, respectively, to corresponding data of Bio-Reference. This analysis indicated the following approximate implied equity value per share reference ranges for Bio-Reference, as compared to the implied per share merger consideration:

Implied Equity Value Per Share Reference Ranges Based on:		Implied Per Share Merger Consideration
CY 2015E EBITDA	CY 2016E EBITDA	$50.35
$34.41—$38.86	$35.65—$40.91

Selected Precedent Transactions Analysis. In performing a selected precedent transactions analysis of Bio-Reference, Allen & Company reviewed, to the extent publicly available, financial information relating to 10 selected transactions that Allen & Company in its professional judgment considered generally relevant for comparative purposes as transactions involving target companies with operations in the clinical laboratories industry, collectively referred to as the selected transactions:

Announcement Date	Acquiror	Target
• January 22, 2014	• Quest Diagnostics Inc.	• Solstas Lab Partners Group

• October 22, 2013	• Miraca Life Services, Inc.	• PLUS Diagnostics Inc.

• June 4, 2012	• Laboratory Corporation of America Holdings	• MEDTOX Scientific, Inc.

• April 6, 2011	• Laboratory Corporation of America Holdings	• Orchid Cellmark Inc.

• March 18, 2011	• Quest Diagnostics Inc.	• Celera Corporation

• February 24, 2011	• Quest Diagnostics Inc.	• Athena Diagnostics, Inc.

• January 24, 2011	• Novartis AG	• Genoptix, Inc.

• November 8, 2010	• Sonic Healthcare Ltd.	• CBLPath, Inc.

• October 22, 2010	• General Electric Company (GE Healthcare)	• Clarient Diagnostics Services, Inc.

• September 13, 2010	• Laboratory Corporation of America Holdings	• Genzyme Genetics Corp.

Allen & Company reviewed firm values, calculated as the purchase prices paid for the target companies in the selected transactions plus total debt and minority interests (as applicable) less cash and cash equivalents, as a multiple of such target companies’ latest 12 months EBITDA and next 12 months estimated EBITDA. Financial data of the selected transactions were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of Bio-Reference were based on internal forecasts and other estimates of Bio-Reference’s management. The overall low to high latest 12 months EBITDA and next 12 months estimated EBITDA multiples observed for the selected transactions were 6.1x to 15.0x (with a mean of 9.9x and a median of 8.6x) and 6.4x to 14.0x (with a mean of 10.4x and a median of 10.9x), respectively. Allen & Company then applied a selected range of latest 12 months EBITDA and next 12 months estimated EBITDA multiples of 9.0x to 10.0x and 8.0x to 9.0x, respectively, derived from the selected transactions to the latest 12 months (as of January 31, 2015) and calendar year 2015 estimated EBITDA of Bio-Reference. This analysis indicated the following approximate implied equity value per share reference ranges for Bio-Reference, as compared to the implied per share merger consideration:

Implied Equity Value Per Share Reference Ranges Based on:		Implied Per Share Merger Consideration
Latest 12 Months EBITDA	CY 2015E EBITDA	$50.35
$36.05—$40.18	$34.41—$38.86

Discounted Cash Flow Analysis. Allen & Company performed a discounted cash flow analysis of Bio-Reference to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Bio-Reference was forecasted to generate during the remaining four-month period of the fiscal year ending October 31, 2015 through the full fiscal year ending October 31, 2018 based on internal forecasts and other estimates of Bio-Reference’s management. Terminal values for Bio-Reference were calculated by applying to Bio-Reference’s estimated EBITDA for the fiscal year ending October 31, 2018 a selected range of terminal value EBITDA multiples of 7.0x to 8.0x. The cash flows and terminal values were then discounted to present value (as of June 30, 2015) using discount rates ranging from 8.5% to 10.5%. For purposes of this analysis, stock-based compensation was treated as a non-cash expense. This analysis indicated the following approximate implied equity value per share reference range for Bio-Reference, as compared to the implied per share merger consideration:

Implied Equity Value Per Share Reference Range	Implied Per Share Merger Consideration
$42.62—$51.00	$50.35

OPKO Financial Analyses

Selected Public Companies Analysis. In performing a selected public companies analysis of OPKO, Allen & Company reviewed publicly available financial and stock market information of the following 11 selected companies that Allen & Company in its professional judgment considered generally relevant for comparative purposes as publicly traded companies with operations in the biopharmaceutical industry, collectively referred to as the OPKO selected companies:

•	Alnylam Pharmaceuticals, Inc.

•	Alkermes plc

•	Isis Pharmaceuticals, Inc.

•	bluebird bio, Inc.

•	Puma Biotechnology Inc.

•	Seattle Genetics, Inc.

•	Juno Therapeutics Inc.

•	Genmab Limited

•	Dyax Corp.

•	Neurocrine Biosciences, Inc.

•	Theravance Inc.

Allen & Company reviewed, among other things, firm values, calculated as fully diluted equity values based on closing stock prices on June 1, 2015 plus total debt and minority interests (as applicable) less cash and cash equivalents, as a multiple of calendar year 2015 through calendar year 2018 estimated revenue. Estimated financial data of the OPKO selected companies were based on public filings, publicly available research analysts’ estimates and other publicly available information. Estimated financial data of OPKO were based both on publicly available research analysts’ estimates and internal forecasts and other estimates of OPKO’s management. The overall low to high calendar year 2015, calendar year 2016, calendar year 2017 and calendar year 2018 estimated revenue multiples observed for the OPKO selected companies were 14.7x to 49.6x (with a mean of 32.1x and a median of 33.4x), 12.5x to 50.7x (with a mean of 27.0x and a median of 28.0x), 10.3x to 29.4x (with a mean of 19.8x and a median of 22.8x) and 6.4x to 51.8x (with a mean of 17.8x and a median of 13.2x), respectively. Allen & Company observed that the calendar year 2015, calendar year 2016, calendar year 2017 and calendar year 2018 estimated revenue multiples for OPKO were (i) based on publicly available research analysts’ estimates, 67.0x, 36.8x, 9.7x and 5.0x, respectively, and (ii) based on internal forecasts and estimates of OPKO management, 44.6x, 25.4x, 10.9x and 5.2x, respectively.

Discounted Cash Flow Analysis. Allen & Company performed a discounted cash flow analysis of OPKO to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that OPKO was forecasted to generate during the second half of the calendar year ending December 31, 2015 through the full calendar year ending December 31, 2018 based on internal forecasts and other estimates of OPKO’s management with respect to calendar years 2015 through 2017 and internal forecasts, estimates and assumptions for calendar year 2018 provided or reviewed by OPKO’s management. Terminal values for OPKO were calculated by applying to OPKO’s estimated revenue for the calendar year ended December 31, 2018 a selected range of terminal value revenue multiples of 12.0x to 14.0x. The cash flows and terminal values were then discounted to present value (as of June 30, 2015) using discount rates ranging from 9.0% to 11.0%. This analysis indicated the following approximate implied equity value per share reference range for OPKO, as compared to the per share closing price of OPKO common stock on June 1, 2015:

Implied Equity Value Per Share Reference Range	OPKO Per Share Closing Price on June 1, 2015
$30.55—$37.52	$18.31

Additional Information

Allen & Company observed certain additional information that was not considered part of Allen & Company’s financial analyses with respect to its opinion but was referenced for informational purposes, including, among other things, the following:

•	publicly available one-year forward research analysts’ stock price targets for Bio-Reference common stock and OPKO common stock, which reflected low to high stock price targets for Bio-Reference of $32.00 to $38.00 per share (with a mean and median of $35.00 per share) and for OPKO of $18.50 to $19.00 per share (with a mean and median of $18.75 per share);

•	the historical trading performance of Bio-Reference common stock during the three-month and 12-month periods ended June 1, 2015 (the last trading day prior to the date of the Bio-Reference board meeting at which the merger was approved), which reflected low to high intraday prices for Bio-Reference common stock during such periods of approximately $31.84 to $36.75 per share and $26.10 to $36.75 per share, respectively;

•	implied calendar year 2015 and calendar year 2016 estimated EBITDA multiples for five selected genetic testing companies, Exact Science Corporation, Myriad Genetics, Inc., Foundation Medicine, Inc., Genomic Health Inc. and Invitae Corporation, for which Allen & Company noted there was limited publicly available data from which to derive implied EBITDA multiples, with calendar year 2015 estimated EBITDA multiples observed for only one such selected company, Myriad Genetics, Inc. (for which Allen & Company observed a calendar year 2015 estimated EBITDA multiple of 9.9x), and calendar year 2016 estimated EBITDA multiples observed for only two such selected companies, Myriad Genetics, Inc. and Genomic Health Inc. (for which Allen & Company observed an overall low to high range of calendar year 2016 estimated EBITDA multiples of 9.2x to 27.8x, with a mean and median of 18.5x);

•	relative contributions of Bio-Reference and OPKO to the calendar year 2015 through calendar year 2017 estimated revenue, estimated earnings before interest and taxes (referred to as EBIT), and estimated free cash flows, and implied equity and implied enterprise values (based on the merger exchange ratio of 2.75x and the closing price of OPKO common stock on June 1, 2015 of $18.31 per share), of the pro forma combined company, which indicated implied approximate overall ranges of contributions of Bio-Reference to such metrics during such calendar years of 59% to 83% (in the case of estimated revenue), 30% to 91% (in the case of estimated EBIT), 15% to 41% (in the case of estimated free cash flows) and 14% (in the case of implied equity and enterprise values), as compared to the approximately 13.6% pro forma equity ownership of Bio-Reference shareholders in the combined company upon consummation of the merger implied by the exchange ratio;

•	historical exchange ratios of Bio-Reference common stock and OPKO common stock over various periods, which indicated an implied overall range of historical exchange ratios for Bio-Reference common stock and OPKO common stock on April 13, 2015 (the date on which certain price discussions were held in connection with the merger), June 1, 2015 and 10-days, 15-days, 30 days, 45 days, 60 days, 90 days and 120 days prior to June 1, 2015 of 1.79x to 2.51x, as compared to the merger exchange ratio of 2.75x; and

•	implied premiums in selected precedent all-cash transactions announced or consummated from January 1, 2011 to June 1, 2015 involving North American target companies with pre-transaction market capitalizations of $750.0 million to $1.25 billion, which indicated implied premiums based on the target company’s closing stock price on the last trading day prior to public announcement of the relevant transaction of approximately (7.2)% to 85.5% (with a mean of 26.6% and a median of 25.3%), as compared to the premiums implied for Bio-Reference based on the implied per share merger consideration of $50.35 (utilizing the merger exchange ratio of 2.75x and the closing price of OPKO common stock on June 1, 2015 of $18.31 per share) and the closing prices of Bio-Reference common stock on June 1, 2015 and average prices of Bio-Reference common stock during the five-day, 10-day, 20-day, 30-day and 180-day periods prior to June 1, 2015 of approximately 53.5%, 52.8%, 51.0%, 51.8%, 49.8% and 58.6%, respectively.

Miscellaneous

In connection with Allen & Company’s financial advisory services with respect to the merger, Bio-Reference has agreed to pay Allen & Company an aggregate cash fee of approximately $16.8 million, of which a portion was payable upon delivery of Allen & Company’s opinion to the Bio-Reference board in connection with the merger (regardless of the conclusion expressed in such opinion or successful consummation of the merger) and $14.8 million is contingent upon consummation of the merger. Bio-Reference also has agreed to reimburse Allen & Company for its reasonable expenses and to indemnify Allen & Company and related parties against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement. Allen & Company in the past has provided, currently is providing and/or in the future may provide investment banking services to Bio-Reference unrelated to the merger, for which services Allen & Company has received and/or may receive compensation including, during the two-year period prior to the date of Allen & Company’s opinion, having acted or acting as a financial advisor to Bio-Reference in connection with certain potential acquisition transactions. Although Allen & Company during the two-year period prior to or as of the date of Allen & Company’s opinion had not provided investment banking services to OPKO for which Allen & Company received compensation, Allen & Company may provide such services to OPKO and/or its affiliates in the future, for which services Allen & Company would expect to receive compensation.

Bio-Reference selected Allen & Company to act as its financial advisor in connection with the merger based on Allen & Company’s reputation, experience and familiarity with Bio-Reference and its business. Allen & Company, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes. In the ordinary course of business, Allen & Company as a broker-dealer and market maker and certain of its affiliates may invest or have long or short positions, either on a discretionary or non-discretionary basis, for their own account or for those of Allen & Company’s clients, in the debt and equity securities (or related derivative securities) of Bio-Reference, OPKO or their respective affiliates. The issuance of Allen & Company’s opinion was approved by Allen & Company’s fairness opinion committee.

Certain Unaudited Financial and Operating Forecasts

Neither Bio-Reference nor OPKO, as a matter of course, publicly discloses long-term forecasts or internal projections as to its future performance, revenues, production, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, Bio-Reference and OPKO are including the following summaries of certain unaudited financial and operating forecasts of Bio-Reference and OPKO in this proxy statement/prospectus solely to give Bio-Reference shareholders access to the information that was made available to Bio-Reference, OPKO or their respective financial advisors.

Unaudited Financial and Operating Forecasts of Bio-Reference

In connection with its evaluation of the merger, the Bio-Reference board reviewed certain forecasts that previously had been prepared by Bio-Reference’s management in March 2015 for internal planning purposes and, on April 28, 2015, Bio-Reference’s management updated the projections to reflect the actual results of Bio- Reference through March 31, 2015. These updated forecasts, which included expected future financial and operating performance, are referred to in this proxy statement/prospectus as the Bio-Reference Management Projections. The Bio-Reference Management Projections also were provided to Bio-Reference’s financial advisor for its use and reliance for purposes of its opinion to the Bio-Reference board and related financial analyses in connection with the merger and to OPKO and its advisors in connection with their due diligence investigation of Bio-Reference.

The Bio-Reference Management Projections include a number of assumptions, including (i) uncertainties resulting from the expectation that patient deductibles will continue increasing into the foreseeable future, (ii) short term pricing pressure at Bio-Reference’s GeneDx business resulting from increased competition from new genetic laboratory entrants, (iii) genomics will see accelerated growth beginning in fiscal year 2015, and (iv) gross revenues at Bio-Reference’s Florida operations are projected to expand due to infrastructure expansion and marketing investments.

The following table presents a summary of the Bio-Reference Management Projections.

(in thousands)
Year Ended October 31,
	2015E	2016E	2017E	2018E
Total Net Revenues	$927,252	$1,010,309	$1,129,112	$1,247,948
Net Income	52,756	64,069	81,425	100,825
EBITDA[1]	121,063	141,739	174,825	211,360
Unlevered Free Cash Flow[2,3]	15,677	70,509	52,055	69,837

[1]	EBITDA is defined as earnings before interest, taxes, depreciation and amortization for a specified time period.
[2]	Unlevered Free Cash Flow as derived by Bio-Reference’s financial advisor, and as reviewed and approved by Bio-Reference, from the Bio-Reference Management Projections.
[3]	Unlevered Free Cash Flow means EBITDA, less unlevered cash taxes, less capital expenditures, less increase in working capital, less other cash items. 2015E Unlevered Free Cash Flows are reflected for the remaining four-month period of the fiscal year ended October 31, 2015.

Unaudited Financial and Operating Forecasts of OPKO

In connection with its evaluation of the merger, the OPKO board reviewed certain forecasts prepared by OPKO’s management for internal planning purposes. These forecasts, which included expected future financial and operating performance, are referred to in this proxy statement/prospectus as the OPKO Management Projections. The OPKO Management Projections also were provided to OPKO’s financial advisor for purposes of its financial analyses in connection with the merger and to Bio-Reference’s financial advisor for its use and reliance for purposes of its opinion to the Bio-Reference board and related financial analyses in connection with the merger.

The OPKO Management Projections include a number of assumptions, including (i) the probability of the successful development of OPKO’s pharmaceutical and diagnostic product candidates, (ii) successful commercialization of OPKO’s pharmaceutical and diagnostic product candidates, including costs to manufacture, sell and market and underlying pricing and market penetration rates for those product candidates, and (iii) the success of OPKO’s commercial partners for products that OPKO has licensed, including rolaptitant and hGH-CTP.

The following table presents a summary of the OPKO Management Projections.

(in thousands)
Year Ending December 31,
	2015E	[1]	2016E	2017E	2018E	2019E
Net Revenues	$193,367		$338,770	$788,589	1,672,448	3,059,258
Operating (Loss) Income	(79,920)		10,974	350,994
Free Cash Flow[2]	61,818	[3]	21,817	278,573

[1]	Excludes non-recurring payment to the Israeli Office of the Chief Scientist of $25.9 million.
[2]	Free Cash Flow means cash flow from operations less capital expenditures.
[3]	Reflects $100.0 million cash used to acquire EirGen on May 5, 2015.

The inclusion of the Bio-Reference Management Projections and the OPKO Projections, or the projections, in this proxy statement/prospectus should not be regarded as an indication that Bio-Reference, OPKO or any of their respective advisors or representatives considered or consider the projections to be necessarily predictive of actual future events, and none of the projections should be relied upon as such. None of Bio-Reference, OPKO or their respective advisors or representatives has made or makes any representation to shareholders regarding the information contained in the projections.

Bio-Reference shareholders are urged to review Bio-Reference’s and OPKO’s SEC filings for a description of risk factors with respect to Bio-Reference’s business and OPKO’s business, respectively, as well as the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 39. See also the sections titled “Cautionary Statement Regarding Forward-Looking Statements” and “Where You Can Find More Information” beginning on pages 37 and 132, respectively. The projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with the published guidelines of the SEC regarding projections and the use of non-GAAP measures, or compliance with the published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the projections require significant estimates and assumptions that make them inherently less comparable to the similarly titled GAAP measures in the historical GAAP financial statements of Bio-Reference and OPKO. The Bio-Reference Management Projections and the OPKO Management Projections included in this proxy statement/prospectus have been prepared by, and are the responsibility of, management of Bio-Reference and OPKO, respectively.

The projections were:

•	were based on numerous assumptions, as further described herein, many of which are beyond the control of Bio-Reference and OPKO and may not be realized;

•	do not necessarily reflect current estimates or assumptions that Bio-Reference’s or OPKO’s respective managements may have about prospects for their companies’ businesses, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the forecasts were prepared;

•	are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below;

•	are not, and should not be regarded as a representation that any of the expectations contained in, or forming a part of, the projections will be achieved;

•	assume that (i) there will be no material change in the ownership and control of either Bio-Reference or OPKO; (ii) there will be no acquisitions or disposals by Bio-Reference or OPKO during the forecast periods; (iii) there will be no material adverse change in the economic conditions in the markets in which Bio-Reference or OPKO operate; and (iv) any changes in relevant legislation, healthcare reimbursement and reform, the regulation of pharmaceutical development and marketing, governmental policy or other regulatory requirements will not materially affect the forecasted results of Bio-Reference or OPKO; and

•	were developed for each of Bio-Reference and OPKO on a standalone basis without giving effect to the merger, and do not reflect any effects of the merger or any changes to either company’s operations or strategy that may be implemented after the consummation of the merger, including any revenue and cost synergies that may be realized.

None of Bio-Reference’s independent registered public accounting firm, OPKO’s independent registered public accounting firm or any other independent accountants, has compiled, examined or performed any procedures with respect to the projections contained herein, nor have they expressed any opinion or any other form of assurance on such information. The report of the independent registered public accounting firm of Bio-Reference contained in Bio-Reference’s Annual Report on Form 10-K for the year ended October 31, 2014, incorporated by reference into this proxy statement/prospectus, relates to Bio-Reference’s historical financial information. The report of the independent registered public accounting firm of OPKO contained in OPKO’s Annual Report on Form 10-K for the year ended December 31, 2014, incorporated by reference into this proxy statement/prospectus, relates to OPKO’s historical financial information. Those reports do not extend to the projections and should not be read to do so. Furthermore, the projections do not take into account any circumstances or events occurring after the dates on which they were prepared.

The projections do not, and were not intended to, act as public guidance regarding Bio-Reference’s or OPKO’s future financial performance.

The inclusion of information about the Bio-Reference Management Projections and OPKO Management Projections in this proxy statement/prospectus should not be regarded as an indication that any of Bio-Reference, OPKO or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results or material information, and, in fact, both Bio-Reference and OPKO view the projections as non-material because of the inherent risks and uncertainties associated with such forecasts. The Bio-Reference Management Projections and the OPKO Management Projections are each subjective in many respects and thus subject to interpretation. While presented with numerical specificity, the Bio-Reference Management Projections and the OPKO Management Projections reflect numerous assumptions and estimates as to future events and matters specific to Bio-Reference’s and OPKO’s businesses, including the factors listed under “Risk Factors” beginning on page 39 of this proxy statement/prospectus, all of which are difficult to predict and many of which are beyond Bio-Reference’s or OPKO’s control.

In particular, the Bio-Reference Management Projections and the OPKO Management Projections prepared by the management of Bio-Reference and OPKO, respectively, were prepared solely for Bio-Reference’s and OPKO’s respective internal use and are subjective in many respects. Neither Bio-Reference nor OPKO can provide any assurance that the assumptions underlying the Bio-Reference Management Projections or the OPKO Management Projections, respectively, will be realized, and there can be no assurance that the prospective results in the Bio-Reference Management Projections or the OPKO Management Projections will be realized or that actual results will not be significantly higher or lower than estimated. Since the projections cover multiple years, such information by its nature becomes less predictive with each successive year. No assurances can be given that the assumptions made in preparing the projections will reflect actual future conditions. The estimates and assumptions underlying the projections involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 39 and 37, respectively, of this proxy statement/prospectus, all of which are difficult to predict and many of which are beyond the control of Bio-Reference and OPKO and will be beyond the control of the combined company following the merger. There can be no assurance that the underlying assumptions or projected results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the projections.

The projections do not give effect to the merger or the related transactions. Bio-Reference shareholders and OPKO stockholders are urged to review (i) Bio-Reference’s most recent SEC filings for a description of Bio-Reference’s reported results of operations and financial condition and capital resources during 2014, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Bio-Reference’s Annual Report on Form 10-K for the year ended October 31, 2014, which is incorporated by reference into this proxy statement/prospectus, and (ii) OPKO’s most recent SEC filings for a description of OPKO’s reported results of operations and financial condition and capital resources during 2014, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in OPKO’s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this proxy statement/prospectus.

Readers of this proxy statement/prospectus are cautioned not to place undue reliance on the projections. No representation is made by Bio-Reference, OPKO, their respective advisors or any other person to any Bio-Reference shareholder regarding the ultimate performance of Bio-Reference or OPKO compared to the information included in the projections. The inclusion of the projections in this proxy statement/prospectus should not be regarded as an indication that such projections will be necessarily predictive of actual future events, and such information should not be relied on as such.

BIO-REFERENCE AND OPKO DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROJECTIONS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY LAW.

OPKO’s Reasons for the Merger

In evaluating the merger and the merger agreement, the board of directors of OPKO, which we refer to as the OPKO board, consulted with OPKO’s management and legal, financial and other advisors; and in reaching its decision to approve the merger and enter into the merger agreement, the OPKO board considered a number of factors, including the following factors which the OPKO board viewed as generally supporting its decision to approve the merger and the merger agreement.

•	The belief that the combination of OPKO’s and Bio-Reference’s businesses should result in significant strategic benefits to the combined company, which would benefit OPKO and its stockholders, including leveraging Bio-Reference’s channels to accelerate the adoption of OPKO’s diagnostic products.

•	The OPKO board’s and management’s analyses and understanding of the business, operations, financial performance and condition, strategy and future prospects of Bio-Reference, as well as economic and market conditions and trends in the markets in which Bio-Reference competes.

•	The belief that Bio-Reference’s vast array of genetics and genomics data will benefit OPKO in its drug discovery and clinical trial programs and that Bio-Reference’s extensive phlebotomy draw stations and lab service centers will offer synergistic opportunity for efficient commercialization of OPKO’s 4Kscore™ test for aggressive prostate cancer, which has been shown in thousands of men to be highly effective in predicting aggressive prostate cancer, and Claros-1, OPKO’s innovative microfluidics point of care platform which is designed to provide chemistry laboratory quality immunoassay diagnostic results with a finger stick of blood in the physician’s office.

•	The fact that Bio-Reference generated $88,000,000 of operating income in calendar year 2014 (pro forma to a December 31 year-end) and the addition of projected Bio-Reference cash flow would make the combined companies’ operating cash flow positive.

•	The belief that the merger offers OPKO operating flexibility with a commercial infrastructure largely built out to support top-line growth of the combined business as well as to drive margin expansion opportunity.

•	The belief that the seasoned management team at Bio-Reference will bring valuable market intelligence to the combined operations of Bio-Reference and OPKO.

•	The belief that by combining the national marketing, sales, and distribution resources of Bio-Reference with OPKO’s diagnostic platforms, the merger will further advance OPKO’s strategy of creating a multinational pharmaceutical and diagnostics company that seeks to establish industry leading positions in large, rapidly growing markets by leveraging its discovery, development and commercialization expertise and novel and proprietary technologies.

•	The belief that the merger will enable OPKO to benefit from Bio-Reference’s focus on sequencing-based genetic testing, including but not limited to the following key disease states: (1) prenatal (non-invasive pre-natal testing, next-generation carrier screening), (2) pediatric and postnatal (arrays, single gene assays for rare disorders, exomes), (3) cancer (next generation tumor sequencing, arrays, other pathology and molecular testing, including pathology and molecular tests necessary to offer a comprehensive cancer diagnostic solution), (4) inherited cancers (Including breast, ovarian, lynch etc.), (5) cardiac disorders (next generation panels including HCM, LQT, Brugada, Noonan) and (6) neurological disorders (neuro-muscular, epilepsy next generation panels, exomes).

•	The financial fairness of the exchange ratio to OPKO, as well as the fact that the exchange ratio is fixed and will not be adjusted for fluctuations in the market price of OPKO common stock or Bio-Reference common stock.

•	Historical and current information concerning Bio-Reference’s business, financial condition, management, and product pipeline, and the results of a due diligence investigation of Bio-Reference conducted by OPKO’s management and advisors.

•	The fact that senior executive officers of Bio-Reference who have an in-depth knowledge of Bio-Reference, its business and who were responsible for overseeing Bio-Reference’s growth and development efforts, will continue in senior executive roles after the merger.

•	The fact that certain of Bio-Reference’s executives have agreed to replace their existing employment agreements with Bio-Reference with new employment agreements as part of an agreement to waive their “single trigger” change in control payments that they would otherwise have been entitled to receive under their existing employment agreements in connection with the merger.

•	The structure of the merger and the terms and conditions of the merger agreement, including without limitation, the following:

•	the probability that the conditions to the merger will be satisfied;

•	the provisions of the merger agreement that limit the ability of Bio-Reference to solicit and respond to offers for alternative transactions; and

•	that Bio-Reference may be required to pay a termination fee of up to $54,000,000 to OPKO or reimburse OPKO’s expenses up to $3,000,000 if the merger agreement is terminated under certain circumstances.

The OPKO board weighed the factors described above which the OPKO board viewed generally as supporting the decision to approve the merger and merger agreement against a number of other factors identified in its deliberations weighing negatively against the merger, including without limitation, the following:

•	the fact that the shares of OPKO common stock to be issued in the merger will represent 14% of the outstanding common stock of the combined company immediately after completion of the merger; thus causing OPKO’s stockholders as of immediately prior to completion of the merger to experience immediate and significant dilution in their equity interests and voting power of OPKO upon completion of the merger;

•	the amount of time required to complete the merger, the possibility that the merger may not be completed, and the potential adverse consequences to OPKO if the merger is not completed, including the potential adverse effect on the reputation of OPKO, among other factors;

•	the possible negative effect of the public announcement of the merger on OPKO’s stock price and the possible volatility in OPKO common stock that may occur during the pendency of the merger;

•	the possibility that the anticipated benefits of the merger may not be realized within the expected time period or at all or that they may be less significant than expected;

•	the risk that sales of substantial amounts of OPKO common stock immediately after the closing of the merger could adversely affect the market price for OPKO’s common stock;

•	the risk of stockholder lawsuits that may be filed against OPKO, Bio-Reference or their respective board of directors connection with the merger agreement;

•	the risk of diverting the attention of OPKO’s senior management from other strategic priorities to implement the merger and make arrangements for integration of each company’s operations and infrastructure following the merger;

•	the potential impact of the restrictions under the merger agreement on OPKO’s ability to take certain actions during the period prior to the completion of the merger (which may delay or prevent OPKO from undertaking business opportunities that may arise pending completion of the merger);

•	the fees and expenses associated with completing the merger; and

•	the risks described in the section titled “Risk Factors” beginning on page 39 of this proxy statement/prospectus.

The factors set forth above do not represent an exhaustive list of the factors given consideration by the OPKO board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the OPKO board did not find it useful, and did not attempt, to quantify, rank or otherwise assign any relative or specific weights to the factors that it considered in reaching its determination to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger. In addition, individual members of the OPKO board may have given differing weights to differing factors. The OPKO board conducted an overall analysis of the factors described above as well as other factors, including through discussions with, and inquiry of, OPKO management and outside legal and financial advisors regarding certain of the matters above.

For the reasons set forth above, the OPKO board determined that the issuance of shares of OPKO common stock to Bio-Reference’s shareholders in connection with the merger is fair to and in the best interests of OPKO and its stockholders. This explanation of OPKO’s reasons for the merger and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described under “Cautionary Statement Regarding Forward-Looking Statements” on page 37 of this proxy statement/prospectus.

Closing and Effective Time

Unless the parties otherwise mutually agree, the closing of the merger will occur no later than the third business day after all conditions to the closing of the merger are satisfied or waived (other than those conditions that by their nature must be satisfied or waived at the closing of the merger, but subject to the fulfillment or waiver of such conditions). Subject to the satisfaction or waiver of the conditions to the closing of the merger described in the section entitled “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 100 of this proxy statement/prospectus, including the approval and adoption of the merger agreement and the approval of the merger by Bio-Reference shareholders at the special meeting, it is anticipated that the merger will close in the second half of 2015. It is possible that factors outside the control of both companies could result in the merger being completed at a different time, or not at all.

The effective time will occur as soon as practicable after the closing of the merger when the certificate of merger is duly filed with the Department of Treasury of the State of New Jersey or at such later time as the parties may mutually agree and specify in the certificate of merger (but in no event more than 90 days after the date of filing the certificate of merger with the Department of the Treasury of the State of New Jersey).

Regulatory Approvals

The completion of the merger is subject to the receipt of antitrust clearance in the United States. Under the HSR Act and the rules promulgated thereunder, the merger may not be completed until notification and report forms have been filed with the FTC and the DOJ and the applicable waiting period (or any extensions thereof) has expired or been terminated.

On June 18, 2015, Bio-Reference and OPKO filed with the DOJ and the FTC, notification and report forms under the HSR Act with respect to the proposed merger. On July 1, 2015, Bio-Reference and OPKO were granted early termination of the waiting period with respect to the notification and report forms filed under the HSR Act effective as of July 1, 2015.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the DOJ or the FTC, or any state, could take such action under the antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Bio-Reference and OPKO. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

There can be no assurance that the DOJ, the FTC or any other governmental entity or any private party will not attempt to challenge the merger on antitrust or competition grounds, and, if such a challenge is made, there can be no assurance as to its result. Under the merger agreement, OPKO and Bio-Reference generally must use their respective reasonable best efforts to obtain all regulatory approvals required to complete the merger, including the expiration or early termination of the waiting period under the HSR Act and agreeing to divestitures (unless the assets subject to such divestitures generated or were reasonably necessary to service more than 2.5% of the consolidated revenues, in their respective most recently completed fiscal years, of OPKO, its subsidiaries, Bio-Reference and its subsidiaries). For a description of the parties’ obligations with respect to regulatory approvals related to the merger, see the section entitled “The Merger Agreement—Efforts to Complete the Merger; Regulatory Approvals” beginning on page 98 of this proxy statement/prospectus.

Federal Securities Law Consequences

Pending the effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, shares of OPKO common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act or the Exchange Act. This proxy statement/prospectus does not cover resales of OPKO common stock received by any person upon the completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale of OPKO common stock.

Anticipated Accounting Treatment

OPKO prepares its financial statements in accordance with GAAP. The merger will be accounted for using the acquisition method of accounting. OPKO will be treated as the acquirer for accounting purposes.

Dissenters’ Rights of Bio-Reference Shareholders

Under the NJBCA, the holders of Bio-Reference common stock will not have any dissenters’ rights with respect to the merger.

NYSE Listing

The shares of OPKO common stock to be issued in the merger will be listed for trading on the NYSE.

Delisting and Deregistration of Bio-Reference Common Stock

If the merger is completed, Bio-Reference common stock will be delisted from NASDAQ and deregistered under the Exchange Act, and Bio-Reference will no longer be required to file periodic reports with the SEC with respect to Bio-Reference common stock.

Bio-Reference and OPKO have agreed take all actions reasonably necessary prior to the effective time to cause the Bio-Reference common stock to be delisted from NASDAQ and deregistered under the Exchange Act as soon as reasonably practicable following the effective time.

Litigation Related to the Merger

Following the announcement of the merger, three putative class action complaints challenging the merger were filed in the Superior Court of New Jersey in Bergen County. Two of the complaints were filed in the Law Division, and one of the complaints was filed in the Chancery Division. The complaints are captioned: Naik v. Bio-Reference Laboratories, Inc., et al., Docket No. C-180-15 filed in the Chancery Division on June 11, 2015; Cohen v. Bio-Reference Laboratories, Inc., et al., Docket No. L-5697-15 filed in the Law Division on June 18, 2015; and Ertan v. Bio-Reference Laboratories, Inc., et al., Docket No. L-5701-15 filed in the Law Division on June 18, 2015. The complaints name Bio-Reference, OPKO, Merger Sub and members of the Bio-Reference board as defendants. The complaints generally allege, among other things, that members of the Bio-Reference board breached their fiduciary duties to Bio-Reference’s shareholders by agreeing to sell Bio-Reference for an inadequate price and agreeing to inappropriate deal protection provisions in the merger agreement that may preclude Bio-Reference from soliciting any potential acquirers and limit the ability of the Bio-Reference board to act with respect to investigating and pursuing superior proposals and alternatives. The complaints also allege that Bio-Reference, OPKO and Merger Sub have aided and abetted the Bio-Reference board members’ breaches of their fiduciary duties. The complaints seek injunctive relief enjoining Bio-Reference and OPKO from consummating the merger at the agreed upon price unless and/or until the defendants cure their breaches of fiduciary duty (or, in the event the merger is consummated, rescinding the merger or awarding rescissory damages). The complaints also seek to recover costs and disbursement from the defendants, including attorneys’ fees and experts’ fees.

The defendants believe these allegations are without merit and intend to defend vigorously against these allegations.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement. This summary does not purport to describe all of the terms of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. This summary does not contain all of the information about the merger agreement that is important to you. You should refer to the full text of the merger agreement for details of the transaction and the terms and conditions of the merger agreement.

Additionally, the representations, warranties and covenants described in this section and contained in the merger agreement have been made only for the purpose of the merger agreement and, as such, are intended solely for the benefit of OPKO, Merger Sub and Bio-Reference. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the merger agreement. Furthermore, many of the representations and warranties in the merger agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about OPKO or Bio-Reference, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or shareholders. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement or may change in the future and these changes may not be fully reflected in the public disclosures made by OPKO and/or Bio-Reference.

This section is not intended to provide you with any factual information about Bio-Reference or OPKO. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings Bio-Reference and OPKO make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 132 of this proxy statement/prospectus.

Terms of the Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement, at the effective time, Merger Sub, a wholly owned subsidiary of OPKO, will merge with and into Bio-Reference. Upon completion of the merger, Bio-Reference will survive the merger and will continue as a wholly owned subsidiary of OPKO, and, as such, is sometimes referred to as the Surviving Corporation.

Completion of the Merger

The completion of the merger will take place no later than the third business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions contained in the merger agreement, other than the conditions which by nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions. The conditions to the completion of the merger are described below under “—Conditions to the Completion of the Merger” beginning on page 100.

The merger will become effective at the time of the filing of the certificate of merger with the Department of Treasury of the State of New Jersey or at such later time as may be designated jointly by OPKO and Bio-Reference and specified in such certificate of merger (but in no event more than 90 days after the date of filing the certificate of merger with the Department of the Treasury of the State of New Jersey), which we refer to as the effective time.

OPKO and Bio-Reference currently expect to complete the merger in the second half of 2015. Completion of the merger will only be possible, however, if all conditions to the completion of the merger contained in the merger agreement (described below under “—Conditions to the Completion of the Merger”) are satisfied or waived. Therefore, factors outside of either company’s control could delay or prevent the completion of the merger.

Merger Consideration

At the effective time, each share of Bio-Reference common stock outstanding as of the effective time (other than shares of Bio-Reference common stock held by OPKO, Merger Sub, Bio-Reference or any wholly owned subsidiaries of OPKO or Bio-Reference, which will be cancelled and retired at the effective time) will be automatically converted into and exchanged for the right to receive OPKO common stock in the ratio of 2.75 shares of OPKO common stock for such share of Bio-Reference common stock, or the exchange ratio. The merger agreement provides that if, after the date of the merger agreement and prior to the effective time, Bio-Reference’s outstanding common stock is changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination, contribution or exchange of shares, the exchange ratio will be adjusted to the extent appropriate to provide the same economic effect contemplated by the merger agreement prior to such event. However, the exchange ratio is not subject to any other adjustments, including any adjustments based on fluctuations in the stock prices of OPKO or Bio-Reference prior to the effective time.

No fractional shares of OPKO common stock will be issued to Bio-Reference shareholders in connection with the merger. Instead, a Bio-Reference shareholder who would otherwise be entitled to a fractional share (after taking into account all certificates and book-entry shares delivered by such shareholder) will receive one full share of OPKO common stock in lieu of such fractional share.

Treatment of Bio-Reference Stock Options

The merger agreement provides that, at the effective time, each Bio-Reference stock option that is outstanding and unexercised immediately prior to the effective time, whether or not vested, will be converted into an option to purchase OPKO common stock and OPKO will assume such stock option in accordance with the terms of the applicable Bio-Reference equity incentive plan and the terms of the contract evidencing such Bio-Reference stock option, except that from and after the effective time, (i) OPKO and its compensation committee will be substituted for Bio-Reference and the compensation committee of the board of directors of Bio-Reference administering the applicable Bio-Reference equity incentive plan and (ii) each Bio-Reference stock option assumed by OPKO may be exercised solely for shares of OPKO common stock (or cash, if so provided under the terms of such Bio-Reference equity incentive plan). The number of shares of OPKO common stock subject to each assumed Bio-Reference stock option will be adjusted to an amount equal to the product of (a) the number of shares of Bio-Reference common stock subject to such option immediately before the effective time and (b) the exchange ratio, rounded down to the nearest whole share. The per share exercise price for shares of OPKO common stock under each assumed Bio-Reference stock option will be adjusted to a price equal to the quotient of (a) the per share exercise price of such option and (b) the exchange ratio, rounded up to the nearest whole cent. In addition (and notwithstanding the adjustment provisions described above), any Bio-Reference stock option that is an “incentive stock option” or a nonqualified stock option held by a US taxpayer will be adjusted as required by Section 424 of the Internal Revenue Code and Section 409A of the Internal Revenue Code and the Treasury Regulations thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code and the Treasury Regulations under Section 409A of the Internal Revenue Code, or otherwise result in negative tax treatment or penalties under Section 424 of the Internal Revenue Code or Section 409A of the Internal Revenue Code.

The merger agreement provides that OPKO will file a registration statement on Form S-3 or Form S-8 (as applicable) as soon as practicable after the effective time with respect to the shares of OPKO common stock issuable with respect to the assumed Bio-Reference stock options and will use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

Exchange of Bio-Reference Stock Certificates

The merger agreement provides that, on the closing date of the merger, OPKO must make available to its transfer agent or another exchange agent selected by OPKO and reasonably acceptable to Bio-Reference, which we refer to as the exchange agent, the shares of OPKO common stock issuable pursuant to the merger agreement. Promptly after the effective time, the Surviving Corporation will instruct the exchange agent to deliver to each record holder of Bio-Reference common stock immediately prior to the effective time appropriate transmittal materials and instructions (which must specify that delivery will be effected, and risk of loss and title to shares of Bio-Reference common stock will pass, only upon proper delivery of such shares to the exchange agent).

Upon surrender to the exchange agent of a Bio-Reference common stock certificate for exchange, together with a duly signed letter of transmittal or, in the case of book entry (i.e., uncertificated) shares, receipt by the exchange agent of an “agent’s message” or such other evidence, if any, of the transfer as the exchange agent may reasonably request, the holder of the Bio-Reference stock certificate or book entry share will be entitled to receive:

•	2.75 shares of OPKO common stock for each share so surrendered (subject to rounding for fractional shares as described above), which shares must be delivered in uncertificated book entry form unless a physical certificate is requested; and

•	all undelivered dividends or distributions in respect of such shares (without interest thereon).

If there was a transfer of ownership of shares of Bio-Reference common stock represented by stock certificate or book entry share that was not registered in the transfer records of Bio-Reference, the merger consideration for such shares may be issued to a transferee if the certificates representing such shares or the book entry shares, as applicable, are delivered to the exchange agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the exchange agent that any applicable stock transfer taxes have been paid.

If any Bio-Reference stock certificate has been lost, stolen, mislaid or destroyed, the exchange agent will issue the merger consideration into which such lost, stolen, mislaid or destroyed certificate would have been converted upon receipt of:

•	an affidavit of that fact from the holder claiming such certificate to be lost, mislaid, stolen or destroyed;

•	such bond, security or indemnity as OPKO and the exchange agent may reasonably require; and

•	any other documents necessary to evidence and effect the bona fide exchange thereof.

From and after the effective time, until it is surrendered and exchanged, each certificate that previously evidenced Bio-Reference common stock will be deemed to represent only the right to receive shares of OPKO common stock in accordance with the terms of the merger agreement. OPKO will not pay dividends or other distributions on any shares of OPKO common stock to be issued in exchange for any unsurrendered Bio-Reference common stock until the Bio-Reference common stock certificate or book entry share is surrendered as provided in the merger agreement.

If you are a Bio-Reference shareholder, you should not surrender stock certificates and book entry shares for exchange prior to the completion of the merger. Rather, you should wait to surrender such stock certificates and book entry shares following the completion of the merger, and then only pursuant to instructions set forth in the letters of transmittal which the exchange agent will be required to mail to Bio-Reference shareholders promptly following the completion of the merger. The exchange agent will deliver shares of OPKO common stock to Bio-Reference’s former shareholders only in accordance with the procedures set forth in the letter of transmittal.

The merger agreement contemplates that, following the first anniversary of the effective time, the exchange agent will deliver to OPKO any shares of OPKO common stock and any deposited funds that have not been disbursed to holders of Bio-Reference stock (together with any dividends or earning in respect thereof). Any holders of Bio-Reference stock certificates or book entry shares who have not surrendered such certificates or book entry shares in compliance with the above-described procedures as of such date may thereafter look only to OPKO, and only as a general creditor thereof, for payment of the consideration deliverable in respect of each share of Bio-Reference common stock such holder holds as determined pursuant to the merger agreement, in each case, without any interest thereon.

Under the merger agreement, OPKO, the Surviving Corporation and the exchange agent are entitled to deduct and withhold from any merger consideration payable to a holder of Bio-Reference common stock pursuant to the merger agreement such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code or any provision of any state, local or foreign tax law (unless the holder presents documentation that eliminates the requirement to withhold) and to request any necessary tax forms, as applicable, or any other proof of exemption from withholding or similar information, from the shareholders of Bio-Reference or other recipient of payments in respect of which such deduction and withholding was made. Any amount so withheld will be treated for all purposes of the merger agreement as having been paid to the holder of the shares of Bio-Reference common stock in respect of which such deduction and withholding was made by OPKO, the Surviving Corporation or the exchange agent, as the case may be. Each of OPKO, the Surviving Corporation and the exchange agent must provide any documentation of such deduction or withholding as reasonably requested by the shareholders of Bio-Reference or other recipient of payments in respect of which deduction and withholding was made.

Representations and Warranties

The merger agreement contains various representations and warranties made by Bio-Reference to OPKO and Merger Sub, many of which are qualified by concepts of knowledge and materiality and are further modified and limited by confidential disclosure schedules exchanged by OPKO and Bio-Reference and certain filings with the SEC prior to the date of the merger agreement. Such representations and warranties of Bio-Reference relate to, among other things:

•	corporate organization and similar corporate matters, including the qualification to do business under applicable law, corporate standing and corporate power;

•	constituent documents of Bio-Reference;

•	capitalization of Bio-Reference;

•	Bio-Reference’s authority to enter into and to perform its obligations under the merger agreement and the enforceability of the merger agreement;

•	the absence of the violation of constituent documents, contracts or any applicable laws as a result of the merger and other transactions contemplated by the merger agreement;

•	the determination, approval and recommendation of Bio-Reference’s board of directors ;

•	the required shareholder votes necessary to approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement;

•	the absence of the necessity for consents or approvals of, permits from or filings, declarations or registrations with any governmental entity or regulatory authority in connection with the merger agreement, the merger or the other transactions contemplated by the merger agreement, other than:

•	the filing of this proxy statement/prospectus and other filings required under and compliance with applicable requirements of the Exchange Act, NASDAQ rules and state securities and “blue sky” laws;

•	the filing of the certificate of merger with the Department of the Treasury of the State of New Jersey;

•	applications, consents, approvals, authorizations and notices required by the Centers for Medicare & Medicaid Services, or CMS, FDA, any federally recognized but privately operating accrediting organizations, or any other federal, state, local or foreign governmental authority or regulatory agency; and

•	filings under the HSR Act and applicable foreign antitrust laws and compliance with the HSR Act and applicable foreign antitrust law;

•	certain SEC filings, including certain financial statements contained in such filings;

•	disclosure controls and procedures and internal controls over financial reporting;

•	compliance with applicable stock exchange rules and regulations and certain requirements of the Sarbanes-Oxley Act of 2002, as amended;

•	the absence of certain liabilities;

•	the absence of certain changes and events since October 31, 2014;

•	the absence of off-balance sheet arrangements;

•	the absence of certain legal proceedings;

•	compliance with applicable legal and regulatory requirements;

•	possession of and compliance with material permits and other governmental authorizations required for the operation of Bio-Reference’s business;

•	the absence of misstatements or omissions of material facts in information provided by Bio-Reference for inclusion in this proxy statement/prospectus or the associated registration statement on Form S-4;

•	taxes;

•	labor and other employment matters;

•	employee benefits plans;

•	environmental matters;

•	intellectual property;

•	compliance with applicable healthcare regulations and other healthcare regulatory matters;

•	real property;

•	certain material contracts, including no existing violation or breach of such material contracts;

•	accounts receivable;

•	insurance;

•	transactions with affiliates;

•	certain business practices and anti-bribery laws;

•	the absence of any stockholder rights plan, “poison pill” anti-takeover plan or other similar anti-takeover device and the inapplicability of certain anti-takeover statutes to the transactions contemplated by the merger agreement, including the merger;

•	receipt by the Bio-Reference board of the opinion of Bio-Reference’s financial advisor;

•	the absence of undisclosed brokers’ fees; and

•	the absence of any action, agreement, plan or other circumstance, that is reasonably likely to (a) prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any of the governmental approvals which are conditions precedent to the consummation of the merger.

Pursuant to the merger agreement, certain of the representations and warranties referred to above will not be deemed to have been breached unless the breach of the representation or warranty has had or would reasonably be expected to have a material adverse effect on Bio-Reference. For purposes of the merger agreement, material adverse effect on Bio-Reference refers to any state of facts, event, change, circumstance, development, effect or occurrence which, individually or together with any other state of facts, event, change, circumstance, development, effect or occurrence, has or would reasonably be expected to have a material adverse impact on either (1) the ability of Bio-Reference to perform its obligations under the merger agreement or to consummate the merger or the other transactions contemplated by the merger agreement, or (2) the assets, properties, capitalization, condition (financial or otherwise), financial position, business or results of operations of Bio-Reference and its subsidiaries, taken as a whole, except that material adverse effect will exclude the impact of the following:

•	changes after the date of the merger agreement in laws (or interpretations thereof) of general applicability or interpretations thereof by courts or governmental or regulatory authorities (except for the purposes of determining whether there has been or would reasonably be expected to be a material adverse effect if and to the extent such conditions have had or would reasonably be expected to have a disproportionate adverse effect on Bio-Reference and its subsidiaries, as compared to other companies operating in the industry or territory in which Bio-Reference and its subsidiaries operate);

•	changes or modifications after the date of the merger agreement in GAAP or regulatory accounting requirements (or regulatory interpretations thereof) (except for the purposes of determining whether there has been or would reasonably be expected to be a material adverse effect if and to the extent such conditions have had or would reasonably be expected to have a disproportionate adverse effect on Bio-Reference and its subsidiaries, as compared to other companies operating in the industry or territory in which Bio-Reference and its subsidiaries operate);

•	actions and omissions of Bio-Reference or any of its subsidiaries taken with the prior written consent of OPKO or expressly permitted pursuant to the merger agreement;

•	the public announcement of the merger agreement, including, without limitation, any shareholder litigation related to the merger agreement;

•	changes in the market price or trading volume of Bio-Reference’s common stock (except that the cause of any such change may be taken into consideration when determining whether a material adverse effect has occurred or would reasonably be expected to occur, unless such cause is otherwise excluded);

•	general national or international economic, financial, political or business conditions, including the engagement by the United States in hostilities, whether or not pursuant to a declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States (except for the purposes of determining whether there has been or would reasonably be expected to be a material adverse effect if and to the extent such conditions have had or would reasonably be expected to have a disproportionate adverse effect on Bio-Reference and its subsidiaries, as compared to other companies operating in the industry or territory in which Bio-Reference and its subsidiaries operate); or

•	any failure by Bio-Reference to meet internal projections or forecasts or third-party revenue or earnings predictions or other analyst expectations, projections, forecasts or budgets for any period (except that the cause of any such failure may be taken into consideration when determining whether a material adverse effect has occurred or is reasonably expected to occur, unless such cause is otherwise excluded).

The merger agreement also contains various representations and warranties made by OPKO and Merger Sub to Bio-Reference, many of which are qualified by concepts of knowledge and materiality and are further modified and limited by confidential disclosure schedules exchanged by OPKO and Bio-Reference and certain filings with the SEC prior to the date of the merger agreement. Such representations and warranties of OPKO and Merger Sub relate to, among other things:

•	corporate organization and similar corporate matters, including the qualification to do business under applicable law, corporate standing and corporate power;

•	each such party’s authority to enter into and to perform its obligations under the merger agreement and the enforceability of the merger agreement;

•	the absence of the violation of each such party’s constituent documents, material contracts or any applicable laws as a result of the merger and other transactions contemplated by the merger agreement;

•	the absence of the necessity for consents or approvals of, permits from or filings, declarations or registrations with any governmental entity or regulatory authority in connection with the merger agreement or the merger, other than:

•	the filing of this proxy statement/prospectus;

•	the filing of the certificate of merger with the Department of the Treasury of the State of New Jersey;

•	applications, consents, approvals, authorizations and notices required by CMS, FDA, any federally recognized but privately operating accrediting organizations, or any other federal, state, local or foreign governmental authority or regulatory agency; and;

•	filings under the HSR Act and applicable foreign antitrust laws and compliance with the HSR Act and applicable foreign antitrust laws;

•	the capitalization of OPKO;

•	the due and valid issuance of the shares of OPKO common stock to be issued in connection with the merger;

•	OPKO’s subsidiaries;

•	certain SEC filings, including certain financial statements contained in such filings;

•	disclosure controls and procedures and internal controls over financial reporting;

•	the absence of certain liabilities;

•	the absence of certain changes and events since December 31, 2014;

•	taxes;

•	environmental matters;

•	intellectual property;

•	possession of and compliance with material permits and other governmental authorizations required for the operation of OPKO’s business;

•	compliance with laws;

•	certain material contracts, including no existing material violation or material breach of such material contracts;

•	the absence of any agreement, plan or other circumstance that is reasonably likely to (a) prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any of the governmental approvals necessary for the completion of the merger;

•	the absence of certain legal proceedings;

•	the absence of misstatements or omissions of material facts in information provided by OPKO and Merger Sub for inclusion in this proxy statement/prospectus or the associated registration statement on Form S-4;

•	the absence of undisclosed brokers’ fees;

•	OPKO’s ownership and operation of Merger Sub; and

•	the shares of OPKO common stock held by OPKO, Merger Sub and their respective affiliates.

Pursuant to the merger agreement, certain of the representations and warranties referred to above will not be deemed to have been breached unless the breach of the representation or warranty has had or would reasonably be expected to have a material adverse effect on OPKO. For purposes of the merger agreement, material adverse effect on OPKO has substantially the same definition as a material adverse effect on Bio-Reference, as described above.

Certain Covenants of the Parties

Affirmative Covenants

Each of OPKO and Bio-Reference has undertaken customary covenants in the merger agreement relating to the conduct of its business prior to the completion of the merger or the earlier termination of the merger agreement (subject in some cases to exceptions specified in the merger agreement, as required by legal requirements, with the prior written consent of the other company, which consent may not be unreasonably withheld or delayed, or as set forth in the confidential disclosure schedules exchanged by OPKO and Bio-Reference).

In general, Bio-Reference has agreed, among other things, to, and to cause its subsidiaries to:

•	operate its business in the ordinary course consistent with past practice;

•	use its reasonable efforts to preserve intact its business organization and material assets and maintain its rights and franchises and keep available the services of present employees, consultants, independent contractors and executive officers;

•	notify OPKO promptly after receipt of any material communication (written or oral) between Bio-Reference or any of its subsidiaries, on the one hand, and CMS, FDA, any federally recognized but privately operating accrediting organizations, or any other federal, state, local or foreign governmental authority or regulatory agency, on the other hand, and before giving any material submission to any such entity; and

•	take no action that would reasonably be likely to materially adversely affect the ability of any party to the merger agreement to consummate the transactions contemplated by the merger agreement on the terms and conditions set forth therein.

In general, OPKO has agreed, among other things, to, and to cause its subsidiaries to:

•	operate its business only in the ordinary course consistent with past practice; and

•	use its reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises;

except that OPKO and its subsidiaries will be permitted to acquire, discontinue or dispose of any of its assets or business if such action would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on OPKO and is, in OPKO’s judgment, desirable in the conduct of the business of OPKO and its subsidiaries.

Negative Covenants

Prior to the effective time or the earlier termination of the merger agreement, each of Bio-Reference and OPKO have agreed, with respect to itself and its subsidiaries not to (except as otherwise contemplated by the merger agreement, as required by legal requirements or with the prior written consent of the other company, which consent may not be unreasonably withheld or delayed), take certain actions specified in the merger agreement (subject in some cases to exceptions specified in the merger agreement or set forth in the confidential disclosure schedules exchanged by OPKO and Bio-Reference).

In general, Bio-Reference has agreed that it will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do, any of the following:

•	amend its or any of its subsidiaries’ organizational documents;

•	incur any debt obligation or other obligation for borrowed money (other than intercompany indebtedness, trade payables incurred in the ordinary course of business consistent with past practice, borrowing in the ordinary course of business consistent with past practice under Bio-Reference’s amended revolving note payable loan agreement in effect as of the date of the merger agreement), or impose, suffer the imposition of, or permit to exist any new liens on any of its or any of its subsidiaries’ material assets;

•	repurchase, redeem, or otherwise acquire or exchange (other than acquisitions or exchanges in the ordinary course consistent with past practice under Bio-Reference’s existing equity compensation plan), directly or indirectly, any shares, or any securities convertible into any shares, of its or any of its subsidiaries’ capital stock;

•	issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Bio-Reference common stock or any other capital stock of Bio-Reference or any of its subsidiaries, except for the issuance of Bio-Reference common stock upon the exercise of outstanding options or in connection with the replacement of lost or destroyed stock certificates;

•	accelerate the exercisability of any restricted stock, option, warrant or other right to purchase shares of Bio-Reference common stock or any other capital stock of Bio-Reference or any of its subsidiaries;

•	declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of the capital stock of Bio-Reference or any of its subsidiaries, except for intercompany dividends and distributions;

•	adjust, split, combine or reclassify any capital stock of Bio-Reference or any of its subsidiaries or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Bio-Reference common stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of Bio-Reference or any of its subsidiaries (excluding intercompany transfers) or any asset having a book value in excess of $300,000 individually or $1,000,000 in the aggregate, other than in the ordinary course of business consistent with past practice;

•	except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, whether by purchase of stock or securities, contributions to capital, asset transfers, loans or advances, or purchase of any assets, in any person or entity other than a wholly owned subsidiary of Bio-Reference, or otherwise acquire direct or indirect control over any person or entity;

•	merge, consolidate or adopt a plan of liquidation;

•	enter into any new line of business or make or agree to make any new capital expenditures that, in the aggregate, are in excess of $16,000,000;

•	dispose of, license or permit to lapse any rights in any material owned intellectual property other than in the ordinary course of business consistent with past practice or disclose to any person or entity, except pursuant to confidentiality obligations or requirements of law, other than to representatives of OPKO, any material trade secret;

•

(1) increase the benefits available to any current or former executive officer or director; (2) increase the base salary, wages or bonus opportunity of any current or former executive officer or director (except for individual increases of up to 10%); or (3) grant any severance, bonus, termination pay, equity or equity-based awards to any current or former executive officer or director, in each case except as required by the terms of any existing plan or contract or pursuant to applicable law;

•	establish, adopt, materially amend or terminate certain employee benefit plans, agreements, programs, policies, trusts, funds or other arrangements, except as required to comply with applicable law or in the ordinary course of business consistent with past practice;

•	hire or engage any employee or individual independent contractor, except for any employee or individual independent contractor (1) who does not have an M.D. or Ph.D. degree or equivalent and has an aggregate annual base compensation that is not in excess of $200,000 or (2) has an M.D. or Ph.D. degree or equivalent and is hired or engaged in the ordinary course of business consistent with past practice;

•	forgive or discharge in whole or in part any outstanding loans or advances to any present or former director, officer, employee, individual consultant or independent contractor;

•	make or change any material tax election, file any amended tax return related to material taxes, settle any tax claim or assessment relating to Bio-Reference or any of its subsidiaries and relating to a material taxes, or surrender any right to claim a refund of material taxes;

•	make any material change in any accounting methods or policies or systems of internal accounting controls, except as may be required by statutory or regulatory accounting rules or GAAP or applicable laws or regulatory requirements or interpretations with respect thereto;

•	except as permitted with respect to the solicitation or negotiation of competing offers as permitted under the merger agreement, take any action that is intended or would reasonably be expected to result in any of the conditions to the merger not being satisfied;

•	enter into, modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims with respect to any material contract, other in the ordinary course of business consistent with past practice;

•	commence, settle or compromise any pending or threatened litigation in excess of $300,000 individually or $1,000,000 in the aggregate;

•	pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations when contractually scheduled to do so without acceleration and in the ordinary course of business consistent with past practice;

•	terminate or allow to lapse, or modify in any material respect, any material insurance policy; or

•	take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

In general, OPKO has agreed that it will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do, any of the following:

•	amend its organizational documents or the organizational documents of any of its Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) in a manner that would adversely affect Bio-Reference or the holders of Bio-Reference common stock relative to other holders of OPKO common stock;

•

repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course consistent with past practice under employee benefit plans and other than pursuant to the conversion of OPKO’s convertible notes pursuant to that certain indenture, dated as of January 30, 2013, with Wells

Fargo Bank, as trustee), directly or indirectly, more than 10% of the current outstanding shares, or any securities convertible into any shares, of the capital stock of OPKO or any of its subsidiaries, or declare or pay any dividend or make any other distribution in respect of OPKO’s capital stock;

•	adopt a plan of liquidation;

•	take any action, or knowingly fail to take any action, which action or failure to act prevents or materially impedes, or would reasonably be expected to prevent or materially impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code;

•	except for and excluding issuances contemplated by the merger agreement, agreements disclosed in OPKO’s filings with the SEC or pursuant to the exercise of stock options or other equity rights outstanding as of the date of the merger agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding shares or equity rights representing more than 20% of the current outstanding shares of OPKO common stock or any other capital stock of OPKO or any of its subsidiaries (on an as-converted basis) whether by sale, transfer, merger, tender offer, share exchange, business combination, reorganization, recapitalization or otherwise, provided however that OPKO is not be prohibited from issuing any securities for cash or to acquire, directly or indirectly, any assets or another business; or

•	take any action that would reasonably be expected to result in any of the conditions to the merger not being satisfied.

Certain Notifications

Bio-Reference and OPKO have agreed to notify one another promptly upon becoming aware of:

•	any notice or other written communication from any person or entity alleging that its consent may be required in connection with the transactions contemplated by the merger agreement;

•	any notice or other written communication from any governmental entity or regulatory authority in connection with the transactions contemplated by the merger agreement; and

•	certain pending, threatened or likely litigation against such party or any of its officers, directors or affiliates.

In addition, Bio-Reference will be required to promptly notify OPKO if it becomes aware of:

•	any final, non-appealable decisions from a court, patent office or other regulatory agency rendering any of its registered intellectual property invalid or unenforceable; or

•	any facts or circumstances, that would, or would reasonably be expected to, affect in any material respect its use or value of any intellectual property.

Preparation of Proxy Statement/Prospectus and Registration Statement on Form S-4

Pursuant to the merger agreement, OPKO and Bio-Reference have agreed to cooperate in the preparation and filing of the registration statement on Form S-4, of which this proxy statement/prospectus is a part, to cause such registration statement on Form S-4 to be declared effective under the Securities Act as soon after filing as possible and to cause such registration statement to remain effective for as long as is necessary to consummate the merger and the transactions contemplated by the merger agreement. OPKO and Bio-Reference have also agreed to make all required filings with respect to the merger and the transactions contemplated by the merger agreement under the Securities Act and the Exchange Act, the rules of any stock exchange on which their securities are listed, applicable state securities and “blue sky” laws and the rules and regulations thereunder and any applicable foreign securities laws or with any foreign securities authorities.

Shareholder Meeting

Bio-Reference has agreed to cause the Bio-Reference shareholders’ meeting to be duly called and held for the purpose of obtaining the required shareholder vote for the approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement as soon as reasonably practicable after the SEC declares effective the registration statement on Form S-4 of which this proxy statement/prospectus is a part. In connection with such meeting, Bio-Reference has agreed to, make a recommendation to approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement and to include such recommendation in this proxy statement/prospectus (unless Bio-Reference’s board of directors was permitted to and did change its recommendation pursuant to the merger agreement), use its reasonable best efforts to obtain shareholder approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement (unless Bio-Reference’s board of directors was permitted to and did change its recommendation pursuant to the merger agreement) and to otherwise comply with all legal requirements applicable to such meeting.

In the event during the five business days prior to the scheduled date of such shareholders’ meeting, Bio-Reference delivers to OPKO a notice of an intent to change its recommendation or enter into a definitive written agreement with respect to a company acquisition proposal pursuant to and as permitted under the merger agreement, OPKO will be permitted to direct Bio-Reference to postpone its shareholders’ meeting for up to ten business days and Bio-Reference will promptly (but not later than the next business day) postpone the shareholders’ meeting in accordance with OPKO’s direction. Notwithstanding a change in recommendation by Bio-Reference’s board of directors, Bio-Reference will nonetheless submit the merger agreement to its shareholders to obtain the required approval at the shareholders’ meeting unless the merger agreement is terminated in accordance with its terms prior to the shareholders’ meeting.

Unless the merger agreement is terminated in accordance with its terms, neither the commencement, proposal, public disclosure or communication to Bio-Reference of any company acquisition proposal nor the making of any change in recommendation as permitted by the merger agreement will limit or otherwise affect Bio-Reference’s obligation to set a record date for, duly call, give notice of, convene and hold the shareholders’ meeting as required by the merger agreement and described above.

Restrictions on Solicitation

Pursuant to the merger agreement, Bio-Reference is not permitted to solicit, initiate or knowingly encourage or otherwise take any action to facilitate from any third party a competing proposal to acquire at least 15% of the assets of, equity interest in, or business of Bio-Reference and its subsidiaries, taken as a whole, any of which we refer to as a company acquisition proposal.

In addition, except as permitted pursuant to the merger agreement as set forth below, Bio-Reference is not permitted to:

•	conduct or engage in any discussions or negotiations with, or disclose any non-public information relating to Bio-Reference or any of its subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that, to Bio-Reference’s knowledge is seeking to make, or has made, any company acquisition proposal,

•	endorse or recommend any company acquisition proposal,

•	enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar contract relating to any company acquisition proposal,

•	grant any waiver, amendment or release under any standstill or confidentiality agreement or any anti-takeover laws or otherwise fail to enforce any of the foregoing, or

•	resolve to do any of the foregoing.

Notwithstanding the limitations set forth above, prior to the receipt of the required vote of the shareholders of Bio-Reference to approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, the Bio-Reference board may, directly or through a representative:

•	participate in negotiations or discussions with a third party that has made a bona fide, unsolicited company acquisition proposal that the board of directors of Bio-Reference determines in good faith, after consultation with Bio-Reference’s outside legal counsel and financial advisors, constitutes or could reasonably be expected to result in a superior proposal and enter into a confidentiality agreement with such third party;

•	furnish to such third party information relating to Bio-Reference or any of its subsidiaries, provided that all material non-public information provided to such person has been provided to OPKO prior to or contemporaneously with the provision to such third party, and

•	grant a waiver under a standstill agreement,

but, in each case, (i) only if the Bio-Reference board determines in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to take such action would be inconsistent with the board of directors’ fiduciary duties under applicable law, and (ii) such third party executes a confidentiality agreement with terms at least as restrictive with respect to such third party as the terms contained in the confidentiality agreement with OPKO (provided that such agreement will not prohibit Bio-Reference from providing any information or materials to OPKO in accordance with, or otherwise complying with, the solicitation restrictions in the merger agreement).

Bio-Reference must notify OPKO promptly (but in any event within 24 hours and prior to engaging in any of the actions with respect to a superior proposal as described above) of:

•	any company acquisition proposal;

•	any initial request for non-public information concerning Bio-Reference or any of its subsidiaries related to, or from any third party that would reasonably be expect to make a company acquisition proposal; or

•	any initial request for discussions or negotiations related to any company acquisition proposal.

Such notice will be required to include the identity of the proponent and the material terms and conditions of any such company acquisition proposal, request or inquiry, together with copies of any written proposals, draft agreements and all draft or executed financing commitments and related material documentation. Bio-Reference will be required to keep OPKO promptly informed on the status of any such company acquisition proposal and all material developments of any such proposals, offers, inquiries or requests, including by promptly (but no later than 48 hours after receipt) providing copies of any additional or revised written proposals, requests, inquiries, draft agreement and all draft or executed financing commitments and related material documentation. Bio-Reference and its representatives is not permitted to enter into any agreement with any person or entity after the date of the merger agreement that prohibits Bio-Reference from providing any information or materials to OPKO in accordance with, or otherwise complying with, the restrictions on solicitation and negotiation of takeover proposals.

Recommendation of Bio-Reference’s Board of Directors; Change of Recommendation

Pursuant to the merger agreement, Bio-Reference agreed that, subject to certain exceptions, Bio-Reference’s board of directors and any committee thereof will not:

•	make, withdraw, amend, modify or materially qualify, in a manner adverse to OPKO or Merger Sub, its recommendation that Bio-Reference’s stockholders approve and adopt the merger agreement and approve the merger or recommend a company acquisition proposal;

•	fail to recommend against acceptance of any tender offer or exchange offer for the shares of common stock of Bio-Reference within 10 business days after the commencement of such offer;

•	make any public statement inconsistent with the recommendation of the Bio-Reference board to approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement; or

•	resolve or agree to take any of the foregoing actions.

However, at any time prior to the receipt of the required vote of the shareholders of Bio-Reference to approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, if the board of directors of Bio-Reference determines in good faith (after consultation with Bio-Reference’s outside legal counsel and financial advisors) that the failure to make a change in recommendation would be inconsistent with the board of directors’ fiduciary duties under applicable law, Bio-Reference’s board of directors will be permitted (upon five business days’ prior written notice) to change its recommendation to Bio-Reference’s shareholders with respect to the approval of the merger in response to:

•	a superior proposal if:

•	Bio-Reference remains in compliance with the restrictions on solicitation in the merger agreement during the 5 business days following written notice,

•	the board of directors and, if requested by OPKO, its representatives, negotiate in good faith with OPKO regarding any revisions to the terms and conditions of the transactions contemplated by the merger agreement, including the merger, and

•	at the end of the 5 business day period, the board of director of Bio-Reference concludes in good faith (after consultation with Bio-Reference’s outside legal counsel and financial advisors and taking into account any adjustment or modification of the terms of the merger agreement which OPKO has proposed), that such company acquisition proposal continues to constitute a superior proposal; or

•	a Company Intervening Event if:

•	during the 5 business day period following written notice and prior to making such change in recommendation, if requested by OPKO, Bio-Reference and its representatives negotiate in good faith with OPKO and its representatives regarding any revisions or adjustments proposed by OPKO to the terms and conditions of the merger agreement as would enable Bio-Reference to proceed with its recommendation for approval of the merger agreement and the merger and not make a change in recommendation in response to the Company Intervening Event, and

•	only if its board of directors, after considering in good faith any revisions or adjustments to the terms and conditions of the merger agreement that OPKO, prior to the expiration of the 5 business day period, offers in writing in a manner that would form a binding contract if accepted by Bio-Reference, continues to determine in good faith that such Company Intervening Event exists.

In addition, in connection with a change in recommendation not related to a Company Intervening Event, if Bio-Reference’s board of directors determines in good faith (after consultation with Bio-Reference’s outside legal counsel and financial advisors) that a company acquisition proposal constitutes a superior proposal, then Bio-Reference will be permitted to enter into a definitive written agreement with respect to such superior proposal. Prior to entering into any such agreement, Bio-Reference will be required to provide five business days’ prior written notice to OPKO and negotiate and, if requested by OPKO, cause its representatives to negotiate with OPKO during the notice period to make such revisions to the terms and conditions of the merger agreement so that such superior proposal ceases to constitute a superior proposal. Bio-Reference will only be permitted to enter into a definitive agreement in respect of a superior proposal if, following the end of such five business day notice period, Bio-Reference’s board of directors determines in good faith, taking into account any changes to the merger agreement proposed by OPKO, that the superior proposal for which Bio-Reference was required to provide notice to OPKO continues to constitute a superior proposal. Any material change to the terms, facts and circumstances relating to a superior proposal will be deemed to be a new superior proposal, as applicable, and Bio-Reference will be required to comply again with these requirements, except that references to five business days will be deemed to be references to two business days.

Efforts to Complete the Merger; Regulatory Approvals

Under the HSR Act and the rules and regulations promulgated thereunder, the merger may not be completed until the required information and materials have been furnished to the FTC and DOJ and, to the extent required, any governmental or regulatory authority required under any foreign antitrust laws, and until certain waiting period requirements have expired or been earlier terminated. OPKO and Bio-Reference each filed notification and report forms under the HSR Act with the FTC and the DOJ on June 18, 2015. On July 1, 2015, Bio-Reference and OPKO were granted early termination of the waiting period with respect to the notification and report forms filed under the HSR Act effective as of July 1, 2015. There are no further U.S. antitrust conditions to consummation of the merger.

Pursuant to the merger agreement, each party is also required to take all actions necessary to obtain such antitrust regulatory approval (including agreeing to divestitures) unless the assets subject to such divestitures generated or were reasonably necessary to service more than 2.5% of the consolidated revenues, in their respective most recently completed fiscal years, of OPKO, its subsidiaries, Bio-Reference and its subsidiaries.

OPKO and Bio-Reference have agreed to cooperate with each other and use, and cause their respective subsidiaries to use, their respective reasonable best efforts to take all actions and do or cause to be done all things necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated by the merger agreement as soon as practicable, including:

•	preparing and filing as soon as practicable all documentation to effect all necessary undertakings, notices, reports and other filings; and

•	obtaining all regulatory approvals and all other consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any government or regulatory entity or other third party in order to consummate the merger or any of the other transactions contemplated by the merger agreement.

Indemnification and Insurance for Directors and Officers

The merger agreement provides that, for a period of six years from the effective time, OPKO and the Surviving Corporation will be required to:

•	indemnify and hold harmless against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether or not such claim, proceeding or investigation results in a formal civil or criminal litigation or regulatory action, and provide advancement of expenses to any person who is now, or has been at any time prior to the effective time, an officer or director of Bio-Reference or any of its subsidiaries or who was serving at the request of Bio-Reference or any of its subsidiaries as an officer or director of another corporation, joint venture or other enterprise, or an indemnified person, to the fullest extent permitted under applicable law and Bio-Reference’s organizational documents; and

•	honor the provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in Bio-Reference’s organizational documents immediately prior to the effective time and ensure that the certificate of incorporation and bylaws of the Surviving Corporation will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of Bio-Reference and its subsidiaries than were contained in Bio-Reference’s organizational documents as of the date of the merger agreement.

In addition, pursuant to the merger agreement, OPKO or the Surviving Corporation, as applicable, will be required to either:

•	maintain in effect, for a period of six years from the effective time, Bio-Reference’s then current directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the effective time, covering each indemnified person on terms with respect to such coverage and amounts no less favorable than those of such policies in effect on the date of the merger agreement (or substitute therefor policies of a reputable and financially sound insurance company containing terms, including with respect to coverage and amounts, no less favorable to any indemnified person), except to the extent that aggregate premiums for coverage for any 12-month period is in excess of 300% of the amount payable by Bio-Reference for 12 months of coverage under its existing directors’ and officers’ liability insurance policies, or the 12 month coverage amount; or

•	in lieu of maintaining in effect Bio-Reference’s then current directors’ and officers’ liability insurance policies, purchase, at the effective time and for annual premiums not to exceed 300% of the 12 month coverage amount, tail policies to the current directors’ and officers’ liability insurance policies maintained at such time by Bio-Reference, which tail policies (i) will be effective for a period from the effective time through and including the date six years after the effective time with respect to claims arising from facts or events that existed or occurred prior to or at the effective time, and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies. In the event that coverage cannot be obtained under either this or the preceding bullet in amounts not exceeding the 12 month coverage amount, OPKO or the Surviving Corporation, as applicable, will nevertheless be required to obtain such coverage as can be obtained by it for the 12 month coverage amount.

Employee Benefits

The merger agreement provides that from the effective time until December 31, 2016, OPKO will be required to provide, and cause the Surviving Corporation to provide to the employees of Bio-Reference and its subsidiaries, base salary or wage rate, bonus opportunity, commission opportunity, incentive compensation, pension, welfare and fringe benefits (other than defined benefit pension benefits and retiree medical benefits) no less favorable than the base salary or wage rate, bonus opportunity, commission opportunity, incentive compensation, pension, welfare and fringe benefits (other than defined benefit pension benefits and retiree medical benefits) that are provided to each employee pursuant to Bio-Reference’s employee compensation plans on the date of the merger agreement.

Nothing contained in the merger agreement requires OPKO to continue any particular plan or benefit of Bio-Reference or prevents OPKO from terminating (or causing the termination of) the employment of any employee of Bio-Reference or any of its subsidiaries at any time after the consummation of the merger for any reason (or no reason), except to the extent that OPKO has agreed to honor, in accordance with its terms, certain employment agreements set forth in the confidential disclosure schedules exchanged by OPKO and Bio-Reference.

With respect to any employee benefit plan maintained by OPKO or its affiliates in which any employee of Bio-Reference or any of its subsidiaries becomes a participant, for purposes of determining eligibility to participate, vesting, vacation, paid time-off and severance and other benefit plan accruals (other than benefit accrual under a defined benefit pension plan), each such employee’s service with Bio-Reference or any of its subsidiaries (as well as service with any predecessor employer, to the extent such service is recognized by Bio-Reference or its subsidiary) will be treated as service with OPKO and its Affiliates unless such service would result in any duplication of benefits. With respect to any welfare plan maintained by OPKO or any of its subsidiaries, including the Surviving Corporation, in which any employee of Bio-Reference or any of its subsidiaries becomes or is eligible to participate after the effective time, OPKO will, or will cause its Subsidiaries to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under Bio-Reference’s or any of its subsidiaries’ welfare plans prior to the effective time and (ii) provide each such employee with credit for any co-payments and deductibles paid and for out-of-pocket maximums incurred prior to the effective time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under such plan.

Pursuant to the merger agreement, upon the effective time, OPKO will grant stock options to purchase OPKO’s common stock under OPKO’s stock plan or any other plan that OPKO may from time to time adopt to certain employees of Bio-Reference or its subsidiaries in the amounts as agreed between OPKO and Bio-Reference, subject to any updates by Bio-Reference prior to the effective time to reallocate such stock options among employees of Bio-Reference and its subsidiaries; provided, however, that the total number of such stock options may not exceed 7,880,000 shares.

Conditions to the Completion of the Merger

The obligations of OPKO and Bio-Reference to complete the merger are each subject to the satisfaction of the following conditions. Pursuant to the merger agreement, other than the approval by the Bio-Reference shareholders of the merger agreement, the merger and the other transactions contemplated by the merger agreement, any of the following conditions may be waived by the parties if not satisfied on or prior to the closing date of the merger:

•	approval by the Bio-Reference shareholders of the merger agreement, the merger and the other transactions contemplated by the merger agreement;

•	absence of any statute, rule, regulation, executive order, decree, ruling, temporary restraining order, preliminary or permanent injunction or other order issued by a court or other United States governmental authority of competent jurisdiction that has the effect of making the merger or the other transactions contemplated by the merger agreement illegal or otherwise prohibiting consummation of the merger or the other transactions contemplated thereby;

•	expiration or termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act and the expiration or termination of any waiting period under, and the receipt of all consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary under, applicable foreign antitrust laws;

•	receipt of certain governmental, regulatory or third party consents, waivers, authorizations and approvals required in connection with the execution, delivery and performance of the merger agreement and the transactions contemplated thereby;

•	approval of the OPKO common stock to be issued in the merger for quotation or listing, as the case may be, on the NYSE (or any successor inter-dealer quotation system or stock exchange thereto) subject to official notice of issuance; and

•	effectiveness under the Securities Act of the registration statement on Form S-4, of which this proxy statement/prospectus is a part, the absence of a stop order issued by the SEC suspending the effectiveness of such registration statement and the absence of a proceeding seeking a stop order or any similar proceeding with respect to this proxy statement/prospectus initiated or threatened by the SEC.

The obligations of OPKO and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

•	accuracy in all respects as of the date of the merger agreement and as of the closing date of the merger of a limited number of specified representations and warranties (with respect to certain representations and warranties, without giving effect to any materiality qualifiers therein) made by Bio-Reference in the merger agreement, except, with respect to certain representations and warranties, for inaccuracies that are de minimis in the context of a transaction of this magnitude;

•	accuracy in all respects as of the date of the merger agreement and as of the closing date of the balance of the representations and warranties made by Bio-Reference in the merger agreement, except for such breaches as would not, individually or in the aggregate, reasonably be expected to have, a material adverse effect on Bio-Reference;

•	compliance with and performance by Bio-Reference, in all material respects, of all agreements and covenants required to be performed or complied with by it under the merger agreement on or prior to the closing date of the merger; and

•	receipt of an opinion from Greenberg Traurig, P.A., or Greenberg, OPKO’s outside legal counsel, that is reasonably acceptable to OPKO and dated as of the closing date of the merger, to the effect that the merger will be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code; provided that if Greenberg does not render such opinion, this condition may be satisfied if a nationally-recognized law firm (other than Davis Polk & Wardwell LLP) renders such opinion.

The obligations of Bio-Reference to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

•	accuracy in all respects as of the date of the merger agreement and as of the closing date of the merger of a limited number of specified representations and warranties (with respect to certain representations and warranties, without giving effect to any materiality qualifiers therein) made by OPKO and Merger Sub in the merger agreement, except, with respect to certain representations and warranties, for inaccuracies that are de minimis in the context of a transaction of this magnitude;

•	accuracy in all respects as of the date of the merger agreement and as of the closing date of the balance of the representations and warranties made by OPKO and Merger Sub in the merger agreement, except for such breaches as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on OPKO and its subsidiaries;

•	compliance with and performance by OPKO, in all material respects, of all agreements and covenants required to be performed or complied with by it under the merger agreement on or prior to the closing date of the merger; and

•	receipt of an opinion from Davis Polk, Bio-Reference’s outside legal counsel, that is reasonably acceptable to Bio-Reference and dated as of the closing date of the merger, to the effect that the merger will be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code; provided that if Davis Polk does not render such opinion, this condition may be satisfied if a nationally-recognized law firm (other than Greenberg) renders such opinion.

Termination of the Merger Agreement

Generally and except as specified below, the merger agreement may be terminated and the merger may be abandoned at any time prior to the completion of the merger, including after the approval by the Bio-Reference shareholders of the merger agreement, the merger and the other transactions contemplated by the merger agreement:

•	by mutual written consent of OPKO and Bio-Reference, by action of their respective boards of directors;

•	by either Bio-Reference or OPKO if:

•	the merger has not been consummated on or before December 2, 2015, subject to extension for a period of 90 days under certain circumstances, and provided further that such failure is not caused principally by any breach of the merger agreement by the party proposing to terminate;

•	a court of competent jurisdiction or other governmental entity issues a final and non-appealable order, or has taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by the merger agreement, provided that the party seeking to terminate the merger agreement for such reason must have first used its reasonable best efforts to resist, remove or resolve such restraint or prohibition as required by the merger agreement and provided further that such termination right will not be available to a party whose material breach of any provision of the merger agreement results in the imposition of such order, decree or ruling or the failure of such order, decree or ruling to be resisted, resolved or lifted; or

•	the required approval by the Bio-Reference shareholders of the merger agreement, the merger and the other transactions contemplated by the merger agreement has not been obtained at Bio-Reference’s shareholder meeting (or at any adjournment or postponement thereof);

•	by OPKO if:

•	Bio-Reference has breached or failed to perform in any respect any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach or failure to perform (1) is not capable of being, or is not, cured within 90 days following receipt by Bio-Reference of written notice of such breach or failure to perform from OPKO (or, if earlier December 2, 2015) and (2) would result in a failure of any condition to the obligations of OPKO and Merger Sub to consummate the merger; provided, that such termination right will not be available if OPKO or Merger Sub is in material breach of any of its representations, warranties, covenants or agreements under the merger agreement that would result in the failure of any conditions to the obligations of Bio-Reference to consummate the merger;

•	(1) Bio-Reference’s board of directors fails to include its recommendation to Bio-Reference’s shareholders for the approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement in this proxy statement/prospectus; (2) Bio-Reference’s board of directors makes a change in its recommendation for approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement, whether or not in response to a Company Intervening Event; (3) there has been a publicly announced company acquisition proposal that is not with respect to a tender offer or exchange offer and Bio-Reference’s board of directors fails to publicly reaffirm its recommendation that Bio-Reference’s shareholders approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement within five business days after OPKO so requests in writing; (4) Bio-Reference enters into an agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar contract relating to any company acquisition proposal, which we refer to as a company acquisition agreement; or (5) Bio-Reference or its board of directors publicly announces its intention to do any of the foregoing;

•	by Bio-Reference if:

•	OPKO or Merger Sub has breached or failed to perform in any respect any of their respective representations, warranties, covenants or agreements contained in the merger agreement, which breach or failure to perform (1) is not capable of being, or is not, cured within 90 days following receipt by OPKO of written notice of such breach or failure to perform from Bio-Reference (or, if earlier, December 2, 2015) and (2) would result in a failure of any condition to the obligations of Bio-Reference to consummate the merger; provided that such termination right will not be available if Bio-Reference is in material breach of any of its representations, warranties, covenants or agreements under the merger agreement that would result in the failure of any conditions to the obligations of OPKO or Merger Sub to consummate the merger;

•

the Bio-Reference board makes, withdraws, amends, modifies or materially qualifies, in a manner adverse to OPKO or Merger Sub, its recommendation to approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, recommends a company acquisition proposal, fails to recommend against acceptance of any tender offer or exchange offer for the shares of common stock of Bio-Reference within 10 business days after the commencement of such offer, makes any public statement inconsistent with the recommendation of the Bio-Reference board to approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, or resolves or agrees to take any of the foregoing actions (other than in response to a Company Intervening Event), in each case, after complying with the restrictions on solicitation and negotiation of takeover proposals in the merger agreement; or

•	Bio-Reference enters into a written agreement with respect to a superior proposal after complying with the restrictions on solicitation and negotiation of takeover proposals in the merger agreement and concurrently with such termination pays to OPKO the applicable termination fee required under the merger agreement (described below).

Termination Fees and Expenses

Pursuant to the merger agreement, OPKO and Bio-Reference have agreed that they will each generally bear their own expenses under the merger agreement, except that OPKO and Bio-Reference have agreed to share equally:

•	the fees due under the HSR Act; and

•	any administrative filing fees required to be paid in connection with any filing made under any foreign antitrust laws.

Bio-Reference will be required to reimburse OPKO for all documented out-of-pocket expenses incurred in connection with investigating, negotiating, documenting and implementing the merger agreement and the transactions contemplated thereby up to a maximum amount of $3,000,000 if:

•	(i)(x) OPKO terminates the merger agreement as a result of Bio-Reference’s breach or failure to perform in any respect any of its representations, warranties, covenants or agreements contained in the merger agreement or because there has been a publicly announced company acquisition proposal that is not with respect to a tender offer or exchange offer and Bio-Reference shall have failed to publicly reaffirm its recommendation to approve and adopt the merger agreement and approve the merger, or (y) OPKO or Bio-Reference terminates the merger agreement in the event the merger has not been consummated on or before the outside termination date (December 2, 2015 subject to extension for a period of 90 days under certain circumstances) and provided that the special meeting has not been held, or if the required approval by the Bio-Reference shareholders of the merger agreement, the merger and the other transactions contemplated by the merger agreement has not been obtained at the Bio-Reference shareholder meeting (or at any adjournment or postponement thereof); and (ii) at any time after the date of the merger agreement and prior to the termination of the merger agreement a company acquisition proposal has been publicly disclosed and not publicly withdrawn;

•	(x) OPKO terminates the merger agreement as a result of Bio-Reference’s board of directors changing its recommendation of the merger agreement or failing to include its recommendation to approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement in this proxy statement/prospectus or Bio-Reference entering into a company acquisition agreement or Bio-Reference or the Bio-Reference board publicly announcing its intention to do any of the foregoing, or (y) Bio-Reference terminates the merger agreement as a result of its board of directors changing its recommendation of the merger agreement (other than in response to a Company Intervening Event) after complying with the restrictions on solicitation and negotiation of takeover proposals in the merger agreement; or

•	Bio-Reference terminates the merger agreement as a result of Bio-Reference entering into a company acquisition agreement relating to any superior proposal after complying with the restrictions on solicitation and negotiation of takeover proposals in the merger agreement.

Bio-Reference will also be required to pay a termination fee to OPKO of:

•	$54,000,000 in the case of any termination described in the three preceding bullet points, provided that, in the case of a termination pursuant to the first of such bullet points, within 12 months after any such termination, Bio-Reference shall have entered into a company acquisition agreement or shall have consummated a company acquisition proposal, or

•	(a) $40,500,000 if the termination resulting from a change in recommendation made by Bio-Reference’s board of directors is due to a change in recommendation in response to a Company Intervening Event, plus (b) $13,500,000 if within 12 months after such termination referred to in subclause (a), Bio-Reference enters into a company acquisition agreement or consummates a company acquisition proposal.

For purposes of determining the applicability of the termination fees described above, references to 15% contained in the definition of “company acquisition proposal” shall be deemed to be references to “50%.”

Amendments

The parties may amend the merger agreement, by action taken or authorized by their respective boards of directors, at any time before or after the approval by the Bio-Reference shareholders of the merger agreement, the merger and the other transactions contemplated by the merger agreement. However, after any such approval by the Bio-Reference shareholders, OPKO and Bio-Reference will not be permitted to make any amendments to the merger agreement that by applicable law would require further approval by Bio-Reference’s shareholders unless such shareholder approval is obtained.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, except to the extent that mandatory provisions of federal law apply or mandatory principles of law require the application of the NJBCA, as amended.

ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR BIO-REFERENCE’S NAMED EXECUTIVE OFFICERS

Item 2. The Nonbinding Proposal to Approve, on a Nonbinding, Advisory Basis, the Merger-Related Compensation

(Item 2 on the Bio-Reference Proxy Card)

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Bio-Reference is required to submit a proposal commonly known as “say-on-golden parachute,” and which we refer to as the merger-related compensation proposal, that gives Bio-Reference shareholders the opportunity to vote, on a nonbinding, advisory basis, on the compensation that Bio-Reference’s named executive officers may be entitled to receive that is based on or otherwise relates to the merger.

The compensation that Bio-Reference’s named executive officers may be entitled to receive that is based on or otherwise relates to the merger is summarized in the table included under the section titled “Interests of Bio-Reference’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” beginning on page 111 of this proxy statement/prospectus, including the associated narrative discussion. That summary includes all compensation and benefits that may be paid or become payable to Bio-Reference’s named executive officers that are based on or otherwise relate to the merger.

The Bio-Reference board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.

The Bio-Reference board unanimously recommends that the shareholders of Bio-Reference approve the following resolution:

“RESOLVED, that the shareholders of Bio-Reference, Inc. hereby approve, on a nonbinding, advisory basis, the compensation to be paid or to become payable to Bio-Reference’s named executive officers in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the related narrative disclosures.”

The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to approve and adopt the merger agreement and approve the merger. Accordingly, you may vote to approve the proposal to approve and adopt the merger agreement and approve the merger and vote not to approve the merger-related compensation proposal and vice versa. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on either Bio-Reference or OPKO. Accordingly, if the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the nonbinding, advisory vote of Bio-Reference shareholders.

The affirmative vote of the majority of the votes cast by the holders of the shares of Bio-Reference common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter will be required to approve the named executive officer merger-related compensation proposal on an advisory, nonbinding basis.

The Bio-Reference board recommends a vote “FOR” the proposal to approve, on a nonbinding, advisory basis, the compensation to be paid or become payable to Bio-Reference’s named executive officers in connection with the merger (Item 2).

PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES

Item 3. The Proposal to Adjourn the Special Meeting, if Necessary, to Permit Further Solicitation of Proxies in the Event There Are Not Sufficient Votes at the Time of the Special Meeting to Approve and Adopt the Merger Agreement and Approve the Merger

(Item 3 on the Bio-Reference Proxy Card)

The affirmative vote of a majority of the votes cast by holders of shares of Bio-Reference common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter is required to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement and approve the merger, whether or not a quorum is present. Shares of Bio-Reference common stock held by shareholders who are not present at the special meeting in person or by proxy and broker non-votes will have no effect on the outcome of any vote to adjourn the special meeting.

The Bio-Reference board recommends a vote “FOR” the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient proxies at the time of the special meeting to approve and adopt the merger agreement and approve the merger (Item 3).

INTERESTS OF BIO-REFERENCE’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

Overview

In considering the recommendation of the Bio-Reference board to approve and adopt the merger agreement and approve the merger, you should be aware that certain of Bio-Reference’s directors and executive officers have interests in the merger that are different from, or in addition to, those of Bio-Reference shareholders generally. The Bio-Reference board was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement, and in recommending to Bio-Reference shareholders that the merger agreement be approved and adopted and the merger be approved. These interests include, but are not limited to, those described below.

The completion of the transactions contemplated by the merger agreement will constitute a change in control of Bio-Reference under all of the Bio-Reference agreements and arrangements described below, other than the CEO Contract and CFO Contract (as defined below).

Equity Interests of Bio-Reference’s Directors and Executive Officers

The following table sets forth the number of shares of Bio-Reference common stock held as of June 3, 2015 by each of the individuals who served as Bio-Reference’s directors and executive officers during the current fiscal year. Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, the directors and executive officers will have the right to receive 2.75 shares of OPKO common stock for each share of Bio-Reference common stock that they own immediately prior to the effective time of the merger.

Name	Shares of Bio-Reference Common Stock		Shares Underlying Vested Bio-Reference Stock Options
Executive Officers
Marc D. Grodman, M.D.	2,741,800	(1)	—
Sam Singer (2)	13,132		—
Nicholas Papazicos	0		—
Howard Dubinett	345,138	(3)	—
Non-Employee Directors
Joseph Benincasa	0		—
Harry Elias	0		—
Ilan Kaufthal	0		—
John Roglieri	5,000		—

(1)	Includes 1,937,502 shares owned directly. 32,210 of these shares are pledged as security in a brokerage margin account. Also includes 159,464 shares held in a successor trust to a grantor retained annuity trust created by Dr. Grodman that terminated in 2014, of which Dr. Grodman’s wife is a co-trustee, 145,834 shares owned directly by Mrs. Grodman, 200,000 shares held in trust for the benefit of Mrs. Grodman, of which Dr. Grodman is trustee, 200,000 shares held in trust for the benefit of Dr. Grodman and his children, of which Ms. Grodman is a co-trustee, and 99,000 shares owned by their children. Dr. Grodman disclaims beneficial ownership of these 444,834 shares.
(2)	Mr. Singer retired from his position as Chief Financial Officer of Bio-Reference on April 30, 2015. Mr. Singer continues to serve as a director of Bio-Reference. Includes 1,000 shares owned directly and 12,132 shares owned by trusts for the benefit of Mr. Singer and his family members, of which Nancy Kelly-Singer, Mr. Singer’s wife, and Mr. Singer are co-trustees.
(3)	Includes 345,138 shares owned directly. All of these shares are pledged as security in a brokerage margin account.

CEO Employment Agreement with Bio-Reference and OPKO

On June 3, 2015, Bio-Reference entered into a new employment agreement, which we refer to as the CEO Contract, with Dr. Grodman and OPKO, which will become effective as of, and contingent upon, the effective time of the merger and replace Dr. Grodman’s existing employment agreement with Bio-Reference, dated as of December 31, 2010. Under the CEO Contract, Dr. Grodman will continue to serve as Bio-Reference’s President and Chief Executive Officer for a term of five years from the closing of the merger. If the closing of the merger does not occur, the CEO Contract will be null and void ab initio and Dr. Grodman’s existing employment agreement terms will continue to apply.

•	Waiver of Single Trigger Severance Rights. Dr. Grodman agreed to replace his existing employment agreement with the CEO Contract as part of an agreement to waive his “single trigger” severance rights under his existing employment agreement. Under his existing employment agreement, he would have had the right to resign from his position within 30 days following the closing of the merger and receive a lump sum cash severance payment equal to 2.99 times the average of his annual taxable compensation for the previous five years.

•	Compensation and Benefits. The CEO Contract provides Dr. Grodman with his current annual base salary of $1,175,676. Dr. Grodman is also eligible to participate in Bio-Reference’s management incentive bonus plan and receive discretionary bonus payments as determined by OPKO. Dr. Grodman is entitled to substantially similar automobile and aircraft benefits as provided for in his existing employment agreement. Dr. Grodman is also eligible to participate in any fringe benefit and bonus plans otherwise available to Bio-Reference’s employees.

•	Grant of OPKO Stock Options. On or as soon as practicable after the effective date of the merger, Dr. Grodman is entitled to receive a grant of stock options under OPKO’s 2007 Equity Incentive Plan, which we refer to as the OPKO Plan, to purchase 1,000,000 shares of OPKO common stock at Fair Market Value (as such term is defined in the OPKO Plan), subject to the terms of the OPKO Plan and the applicable award agreement. The number of shares of OPKO common stock underlying such grant of stock options is subject to change prior to the effective time of the merger, in accordance with the terms of the merger agreement. The stock option grant will vest in equal annual installments over four years and will become fully vested and exercisable upon the earliest to occur of (i) a change in control of Bio-Reference or OPKO, (ii) Dr. Grodman’s death, (iii) Dr. Grodman’s termination of employment by Bio-Reference without “Cause” or due to “Total Disability” or (iv) a termination of employment by Dr. Grodman for “Good Reason” (as such terms are defined in the CEO Contract).

•	Severance. Upon a termination of employment by Bio-Reference without Cause or by Dr. Grodman for Good Reason, Dr. Grodman is eligible to receive: (i) a lump sum payment equal to three times the sum of Dr. Grodman’s then current base salary, target bonus and annual COBRA premium at the time of termination and (ii) a pro-rata bonus based on actual performance for the year of termination that is payable when it otherwise would have been paid for such year. Dr. Grodman is also entitled to receive the foregoing payments and benefits upon terminating his employment with Bio-Reference within 30 days following the effective time of a change in control of Bio-Reference or OPKO (other than the merger). Dr. Grodman’s receipt of the foregoing payments and benefits is conditioned upon his execution of a release.

“Cause” is defined in the CEO Contract to mean: any act or acts of dishonesty by Dr. Grodman constituting criminal acts resulting or intending to result directly or indirectly in material gain or personal enrichment at our expense; Dr. Grodman’s indictment, conviction or pleading of guilty or nolo contendere to a felony; or Dr. Grodman’s material breach of the Grodman Contract, subject to a 20-day cure right.

“Good Reason” is defined in the CEO Contract to mean: a diminution of Dr. Grodman’s base salary; a diminution in his authority, duties or responsibilities; a material change in the geographic location at which he provides services; a change in his reporting lines; or any other action or inaction that constitutes a material breach by Bio-Reference of the CEO Contract.

Dr. Grodman is entitled to receive substantially similar payments and benefits upon a termination of employment due to his death or disability as provided for in his existing employment agreement.

•	280G Treatment. Payments and benefits under the CEO Contract in connection with a change in control are subject to a contingent cutback to the extent it results in a greater after-tax amount to Dr. Grodman as compared to having such payments and benefits be subject to excise tax under Sections 280G and 4999 of the Internal Revenue Code.

•	Restrictive Covenants. The CEO Contract contains perpetual confidentiality and non-disclosure obligations. The CEO Contract also contains non-competition, non-hire and non-solicitation covenants, which last for (i) with respect to Bio-Reference, three years following a termination of employment for any reason and (ii) with respect to OPKO or certain of its subsidiaries, (x) three years following a termination of employment by Bio-Reference without Cause or by Dr. Grodman for Good Reason and where Dr. Grodman has received or is receiving severance pursuant to the CEO Contract or (y) for any other termination of employment, one year following such termination of employment.

Severance payments and benefits as provided for in the CEO Contract are quantified under the section titled “—Golden Parachute Compensation” below.

Executive Officer Employment Agreements with Bio-Reference

On June 3, 2015, Bio-Reference executed an employment agreement with Nicholas Papazicos, Bio-Reference’s Senior Vice President and Chief Financial Officer, which we refer to as the CFO Contract, which amends and restates his prior employment agreement, which we refer to as the Prior CFO Contract. The CFO Contract has an initial term ending on October 31, 2018 and is automatically extended each year for one additional year unless Bio-Reference provides written notice of non-extension to Mr. Papazicos at least ten days prior to October 31 of any year during the term of the CFO Contract. The CFO Contract was entered into in connection with the merger and will become effective only upon the closing of the merger. Upon effectiveness, the CFO Contract will replace and supersede the Prior CFO Contract. If the closing of the merger does not occur, the CFO Contract will be null and void ab initio, and the Prior CFO Contract’s existing employment agreement terms will continue to apply.

•	Waiver of Single Trigger Severance Rights. Mr. Papazicos agreed to replace his Prior CFO Contract with the CFO Contract as part of an agreement to waive his “single trigger” severance rights under his Prior CFO Contract. Under his Prior CFO Contract, Mr. Papazicos would have had the right to resign from his position within 30 days following the closing of the merger and receive a lump sum cash severance payment equal to 2.99 times the average of his annual taxable compensation for the previous five years.

•	Compensation and Benefits. The CFO Contract provides Mr. Papazicos with a minimum annual base salary of $450,000, subject to annual percentage increases based on the Consumer Price Index as well as other increases in the Company’s discretion from time to time. This minimum annual base salary represents a slight increase from Mr. Papazicos’ current annual base salary of $403,265. Under the CFO Contract, Bio-Reference agreed to lease and insure an automobile for the benefit of Mr. Papazicos on the same terms as provided for in the Prior CFO Contract. Mr. Papazicos is also eligible to participate in any fringe benefit and bonus plans otherwise available to Bio-Reference’s employees.

•	Transaction Bonus. In the event the merger is consummated, Mr. Papazicos will receive a one-time payment of $200,000 for his services in connection with the merger and as reasonable compensation for the services he will render to Bio-Reference following the merger.

•	Grant of OPKO Stock Options. On or as soon as practicable after the effective date of the merger, Mr. Papazicos is entitled to receive a grant of 250,000 stock options under OPKO Plan to purchase shares of OPKO common stock at Fair Market Value (as such term is defined in the OPKO Plan), subject to the terms of the OPKO Plan and the applicable award agreement. The number of shares of OPKO common stock underlying such grant of stock options is subject to change prior to the effective time of the merger, in accordance with the terms of the merger agreement. The stock option grant will vest in equal annual installments over three years and will become fully vested and exercisable upon Mr. Papazicos’ termination of employment without “Cause” or for “Good Reason” (as such terms are defined in the CFO Contract), in addition to any other events under the OPKO Plan.

•	Severance. Upon a termination without Cause or the executive’s resignation for Good Reason, Mr. Papazicos is entitled to receive a lump sum payment equal to three times his base salary or, if such a termination were to occur within 12 months of the merger, Mr. Papazicos would be entitled to receive an amount not less than $1,147,493. Subject to applicable law, Mr. Papazicos would also be entitled to receive either (i) health care benefits for three years following his termination of employment or (ii) a lump sum amount equal to, on an after-tax basis, the costs of the premiums that would have otherwise been paid to provide Mr. Papazicos with health care benefits during the three year period following the termination of employment.

“Cause” is defined in the CFO Contract to mean: any act or acts of dishonesty by Mr. Papazicos constituting criminal acts resulting or intending to result directly or indirectly in his gain or personal enrichment at our expense; his commission of any crime involving fraud, embezzlement or theft or his material breach of the CFO Contract.

“Good Reason” is defined in the CFO Contract to mean: a material diminution of Mr. Papazicos’ base salary; a material diminution in his authority, duties or responsibilities; a material diminution of the authority, duties or responsibilities of any supervisor he reports to; a material change in the geographic location at which he provides services; Dr. Grodman ceasing to be the CEO of Bio-Reference at any time prior to the expiration of the CFO Contract except for his voluntary termination without Good Reason (as defined in the CEO Contract) or any other action or inaction that constitutes a material breach by Bio-Reference of the CFO Contract.

The CFO Contract also provides Mr. Papazicos with certain salary continuation and other benefits if he dies or becomes totally or partially disabled.

•	280G Treatment. Payments and benefits under the CFO Contract are subject to a contingent cutback to the extent it results in a greater after-tax amount to Mr. Papazicos as compared to having such payments and benefits be subject to excise tax under Sections 280G and 4999 of the Internal Revenue Code.

•	Restrictive Covenants. The CFO Contract contains perpetual confidentiality and non-disclosure obligations. The CFO Contract also contains non-competition, non-hire and non-solicitation covenants, which last for three years following a termination of employment by Bio-Reference without Cause or by Mr. Papazicos for Good Reason and where Mr. Papazicos has received or is receiving severance pursuant to the CFO Contract.

Severance payments and benefits as provided for in the CFO Contract are quantified under the section titled “—Golden Parachute Compensation” below.

Employment Agreement for Mr. Dubinett

Mr. Dubinett did not enter into a new employment agreement with Bio-Reference in connection with the merger, and remains subject to his existing employment agreement with Bio-Reference, dated as of February 1, 2012, which we refer to as the COO Contract, under which he serves as Executive Vice President, Chief Operating Officer of Bio-Reference. On January 29, 2015, Bio-Reference executed an agreement extending the term of the COO Contract through January 31, 2017.

•	Compensation and Benefits. Mr. Dubinett’s current annual base salary is $464,603, subject to increases based on the Consumer Price Index as well as increases at the discretion of Bio-Reference’s compensation committee. The COO Contract provides for the leasing of an automobile for Mr. Dubinett’s use and his eligibility to participate in fringe benefit, bonus, pension, profit sharing, and similar plans maintained for Bio-Reference’s employees.

•	Good Reason Severance Rights. If Mr. Dubinett terminates his employment for “Good Reason,” (as such term is defined in the COO Contract), he will be entitled, subject to his execution of a release, to continuation of his base compensation and employee benefits through the end of the employment term.

“Good Reason” is defined in the COO Contract to mean: a material diminution of Mr. Dubinett’s base compensation; a material diminution in his authority, duties or responsibilities; a material diminution of the authority, duties or responsibilities of any supervisor he reports to; a material diminution in the budget over which he retains authority; a material change in the geographic location at which he provides services or any other action or inaction that constitutes a material breach by Bio-Reference of the COO Contract.

•

Single Trigger Severance Rights. If Mr. Dubinett resigns from his position within 30 days following the closing of the merger, he is entitled to receive a lump sum cash severance payment equal to 2.99 times the average of his annual taxable compensation for the previous five years, currently anticipated to be equal to $1,483,060, reduced by the amount of any other payment or the value of any other benefit received or to be received by Mr. Dubinett in connection with the termination of his employment or contingent on the merger that is not deductible by Bio-Reference pursuant to Section 280G of the Internal Revenue Code.

•	Death and Disability. In the event of the COO’s total disability, Bio-Reference may continue to employ him and compensate him at his then-current base compensation for the month the disability occurs and a period of 12 months thereafter followed by an unpaid three month period, following which his employment will terminate unless Bio-Reference grants an additional leave of absence. If Mr. Dubinett incurs a partial disability then his base compensation will be equitably adjusted based on the time he is able to devote to Bio-Reference. In the event of Mr. Dubinett’s termination due to his death, Bio-Reference will continue to pay his base salary for 12 months to his beneficiary.

Non-Employee Director Compensation

Non-employee directors receive a quarterly cash fee of $31,250 for their services on the Bio-Reference board. The chairman of the audit committee receives an additional quarterly fee of $7,500, and the chairman of both the nominating committee and the compensation committee receives an additional quarterly fee of $3,750 and $2,500, respectively. Bio-Reference’s non-employee directors do not hold equity awards.

Director and Officer Indemnification

Directors and executive officers of Bio-Reference have rights to indemnification and directors’ and officers’ liability insurance that will survive completion of the merger. Please see the section entitled “The Merger Agreement—Indemnification and Insurance for Directors and Officers” beginning on page 98 of this proxy statement/prospectus.

Golden Parachute Compensation

Bio-Reference’s “named executive officers” for purposes of the disclosure in this proxy statement/prospectus are Marc D. Grodman, Chairman of the Board, President and Chief Executive Officer; Howard Dubinett, Executive Vice President and Chief Operating Officer and Director; Nicholas Papazicos, Senior Vice President and Chief Financial Officer and Sam Singer, former Senior Vice President and Chief Financial Officer. In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the merger that may become payable to each of the named executive officers.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur. Some of these assumptions are based on information not currently available and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

The amounts in the table below assume that the merger had become effective on July 14, 2015 (the latest practicable date before the date of this proxy statement/prospectus) and that (i) for Dr. Grodman and Mr. Papazicos, the executive was terminated without Cause or resigned for Good Reason immediately following the effective time of the merger and (ii) for Mr. Dubinett, the executive resigned immediately following the effective time of the merger. For Dr. Grodman and Mr. Papazicos, the amounts in the table below set forth payments and benefits to which they would be entitled to under their new employment agreements (as described above in “—CEO Employment Agreement with Bio-Reference and OPKO” and “—Executive Officer Employment Agreements with Bio-Reference”) and for Mr. Dubinett, the amounts in the table below set forth payments provided under his existing employment agreement with Bio-Reference.

Name	Cash ($) (1)	Equity ($) (2)	Perquisites/ Benefits ($) (3)		Total ($)
Marc D. Grodman, Chairman, President and Chief Executive Officer	3,731,838	0	—	(4)	3,731,838
Sam Singer, Former Senior Vice President and Chief Financial Officer (5)	—	—	—		—
Nicholas Papazicos, Senior Vice President and Chief Financial Officer	1,550,000	0	63,931		1,613,931
Howard Dubinett, Executive Vice President and Chief Operating Officer and Director	1,483,060	—	—		1,483,060

(1)	For Dr. Grodman, pursuant to the CEO Contract, the amount in this column represents a cash severance payment equal to three times the sum of Dr. Grodman’s current base salary of $1,175,676 and COBRA premium at the time of termination equal to $68,270, a portion of which will be payable in a lump sum and the remaining portion of which will be payable in accordance with Bio-Reference’s normal payroll procedures. Based on the fact that no payments have been made to Bio-Reference’s named executive officers under Bio-Reference’s senior management incentive bonus plan for fiscal years 2014 and 2013, the target bonus and pro-rata bonus components of Dr. Grodman’s cash severance payment have been estimated to have no value. For Mr. Papazicos, pursuant to the CFO Contract, the amount in this column represents the sum of (i) a cash severance payment equal to three times Mr. Papazico’s then current base salary of $450,000, a portion of which will be payable in a lump sum and the remaining portion of which will be payable in accordance with Bio-Reference’s normal payroll procedures, and (ii) a one-time cash transaction bonus of $200,000, payable upon the closing of the merger subject to continued employment through such date. By replacing their existing employment agreements with their new employment agreements, Dr. Grodman and Mr. Papazicos waived their “single trigger” severance rights under their existing employment agreements that entitled each of them to receive a cash severance payment equal to 2.99 times the average of his annual taxable compensation for the previous five years upon his resignation within 30 days following the effective time of the merger, which would equal $4,485,786 for Dr. Grodman and $1,147,493 for Mr. Papazicos. For Mr. Dubinett, pursuant to his existing employment agreement, the amount in this column represents a cash severance payment equal to 2.99 times the average of his annual taxable compensation for the previous five years upon his resignation within 30 days following the effective time of the merger. Amounts in this column do not reflect the effect of any cutback that may be applied under the CEO Contract, the CFO Contract or the COO Contract. Accordingly, in the event that a cutback is applied under the CEO Contract, the CFO Contract or the COO Contract, the actual amounts to be paid to the applicable executive will be less than the amount set forth in the table above.
(2)

For Dr. Grodman and Mr. Papazicos, the amount in this column represents the value of the accelerated vesting of stock options to purchase OPKO shares granted on the effective date of the merger, pursuant to the CEO Contract and CFO Contract, respectively. The value of such accelerated vesting is calculated as the fair market value of an OPKO share on the termination date minus the per share exercise price, multiplied by the number of shares subject to the option. Pursuant to the OPKO Plan, the per share exercise price is equal to the fair market value of an OPKO share on the grant date. Assuming that Dr. Grodman and Mr. Papazicos are terminated without Cause or resign for Good Reason immediately following the effective time of the merger, the fair market value of an OPKO share on the termination date and the per share exercise price of the option would be equal, and accordingly, the value of any such accelerated vesting of such options would be zero.

The table below sets forth the number of shares underlying the OPKO stock options to be granted to each named executive officer at the effective time of the merger and the aggregate grant date fair value of such option, computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates and assuming that the grant date was July 14, 2015, the last practicable date before the date of this proxy statement/prospectus. The options will vest in equal annual installments over (i) for Dr. Grodman, four years and (ii) for Mr. Papazicos, three years, and in each case will become fully vested and exercisable upon certain termination events and, for Dr. Grodman, a change in control of Bio-Reference or OPKO, in addition to any other events under the OPKO Plan. The number of shares underlying the OPKO stock options set forth below is subject to change prior to the effective time of the merger, in accordance with the terms of the merger agreement.

Name	Number of Shares Underlying OPKO Option	Aggregate Grant Date Fair Value of OPKO Option
Marc D. Grodman	1,000,000	$7,170,000
Sam Singer	—	—
Nicholas Papazicos	250,000	$1,757,500
Howard Dubinett	—	—

(3)	For Mr. Papazicos, the amount in this column represents the estimated value of the continuation of healthcare benefits for three years pursuant to the CFO Contract, based upon the type health care coverage Bio-Reference expects to carry for Mr. Papazicos as of the 2015 plan year and the related premiums for such period.
(4)	A portion of Dr. Grodman’s cash severance payment set forth in the column titled “Cash” comprises his COBRA premium at the time of his termination, which is equal to $68,270. See footnote 1 to the table above and the section entitled “—CEO Employment Agreement with Bio-Reference and OPKO” for more information.
(5)	Mr. Singer retired from his position as Chief Financial Officer of Bio-Reference on April 30, 2015. Mr. Singer continues to serve as a director of Bio-Reference.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the merger to U.S. Holders (as defined below) of Bio-Reference common stock who exchange their Bio-Reference common stock for OPKO common stock in connection with the merger. This discussion is based upon current provisions of the Internal Revenue Code, existing U.S. Treasury Regulations promulgated thereunder and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect.

This discussion addresses only Bio-Reference shareholders who are U.S. Holders and hold Bio-Reference common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). This summary is included for general information only, and is not intended to be, nor should it be construed to be, legal or tax advice to a particular Bio-Reference shareholder. This summary does not address all U.S. federal income tax consequences of the merger that may be relevant to a particular Bio-Reference shareholder, or to Bio-Reference shareholders that are subject to special treatment under U.S. federal income tax laws, including, without limitation:

•	dealers, brokers and traders in securities or currencies;

•	non-U.S. Holders (as defined below);

•	tax-exempt entities;

•	tax-qualified retirement plans;

•	financial institutions, mutual funds, regulated investment companies, real estate investment trusts or insurance companies;

•	entities or arrangements treated as partnerships, S corporations or other pass-through entities for U.S. federal income tax purposes and investors or equity owners in such partnerships, S corporations or other pass-through entities;

•	holders who acquired their shares of Bio-Reference common stock in connection with stock option or stock purchase plans or in other compensatory transactions;

•	holders who hold their shares of Bio-Reference common stock as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction;

•	U.S. expatriates; or

•	holders who have a functional currency other than the U.S. dollar.

This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any alternative minimum tax or any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax. Determining the actual tax consequences of the merger to a Bio-Reference shareholder may be complex and will depend on the shareholder’s specific situation. Bio-Reference shareholders are strongly urged to consult with their own tax advisors regarding the tax consequences of the merger to them, including the applicability and effect of the alternative minimum tax and the effects of U.S. federal, state, local and non-U.S. tax laws.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Bio-Reference common stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, organized in or under the laws of the United States or any state thereof or the District of Columbia, or (3) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Bio-Reference common stock, the tax treatment of a partner in such entity will generally depend upon the status of the partner and the activities of that partnership. A partner in a partnership holding Bio-Reference common stock should consult its tax advisor regarding the tax consequences of the merger.

The parties intend for the merger to be treated as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code. It is a condition to Bio-Reference’s obligation to complete the merger that Bio-Reference receive an opinion from Davis Polk & Wardwell LLP, dated as of the closing date, to the effect that the merger will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. It is a condition to OPKO’s obligation to complete the merger that OPKO receive an opinion from Greenberg Traurig, P.A., dated as of the closing date, to the effect that the merger will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. These conditions are waivable, and Bio-Reference and OPKO will undertake to circulate a revised proxy statement/prospectus, or a supplement thereto, if either condition is waived and the resulting change in tax consequences is deemed to be material to OPKO stockholders or Bio-Reference shareholders.

The tax opinions described above will be based on customary assumptions and the truth and accuracy, as of the completion of the merger, of certain representations and covenants made in representation letters provided by OPKO, Merger Sub and Bio-Reference. The accuracy of those assumptions, representations and covenants may affect the conclusions set forth in these opinions, in which case the U.S. federal income tax consequences of the transaction could differ from those discussed herein. These tax opinions are not binding on the Internal Revenue Service or any court. In addition, no ruling from the Internal Revenue Service has been or will be requested regarding the U.S. federal income tax consequences of the merger. Accordingly, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth in such tax opinions or described below.

Subject to the qualifications and limitations set forth above and assuming the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, the material U.S. federal income tax consequences to U.S. Holders of Bio-Reference common stock are as follows:

•	U.S. Holders of Bio-Reference common stock will recognize no gain or loss upon the receipt of OPKO common stock for their Bio-Reference common stock;

•	the aggregate tax basis of the shares of OPKO common stock that are received by U.S. Holders of Bio-Reference common stock in the merger will be equal to the aggregate tax basis of the shares of Bio-Reference common stock surrendered in exchange therefor; and

•	the holding period of the shares of OPKO common stock received by a U.S. Holder of Bio-Reference common stock in connection with the merger will include the holding period of the shares of Bio-Reference common stock surrendered in exchange therefor.

Bio-Reference shareholders that owned at least 5% (by vote or value) of the total outstanding stock of Bio-Reference or Bio-Reference stock with a tax basis of $1.0 million or more at the time of the merger are required to attach a statement to their tax returns for the year in which the merger is completed setting forth certain information pertaining to the merger, such as their tax basis in the Bio-Reference stock and the fair market value of such stock. In addition, all Bio-Reference shareholders must retain permanent records of certain information relating to the merger.

For the purposes of the above discussion of basis and holding periods for shares of Bio-Reference common stock and OPKO common stock, shareholders who acquired different blocks of Bio-Reference common stock at different times for different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged or received in the merger.

BIO-REFERENCE SHAREHOLDERS ARE ADVISED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE MERGER UNDER U.S. FEDERAL NON-INCOME TAX LAWS AND STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

COMPARISON OF STOCKHOLDERS’ RIGHTS

If the merger is completed, Bio-Reference shareholders will receive shares of OPKO common stock as the per share merger consideration. The following is a summary of certain differences between (i) the current rights of Bio-Reference shareholders under the charter and bylaws of Bio-Reference and under the laws of the State of New Jersey and (ii) the current rights of OPKO stockholders under the charter and bylaws of OPKO and under the laws of the State of Delaware.

The following summary is not a complete statement of the rights of shareholders or stockholders, as applicable, of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to Bio-Reference’s and OPKO’s governing documents, which we urge you to read carefully and in their entirety, and the NJBCA and Delaware General Corporation Law, or the DGCL. Copies of the respective companies’ governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section entitled “Where You Can Find More Information” beginning on page  132 of this proxy statement/prospectus.

General

OPKO is a Delaware corporation and Bio-Reference is a New Jersey corporation. The rights of OPKO stockholders are currently governed by the Amended and Restated Certificate of Incorporation of OPKO , as amended, or the OPKO charter, the Amended and Restated Bylaws of OPKO, or the OPKO bylaws, and the laws of the State of Delaware. The rights of Bio-Reference shareholders are currently governed by the Amended and Restated Certificate of Incorporation of Bio-Reference, as amended, or the Bio-Reference charter, the Amended and Restated Bylaws of Bio-Reference, or the Bio-Reference bylaws, and the laws of the State of New Jersey. As a result of the merger, holders of Bio-Reference common stock will become holders of OPKO common stock and, as such, the rights of such holders will be governed by Delaware law, the OPKO charter and the OPKO bylaws.

Comparison of Stockholders’ Rights

The following is a summary comparison of the differences and similarities in certain rights of Bio-Reference shareholders to the rights of OPKO stockholders. These differences arise from the governing law of the two companies, the DGCL and NJBCA, and the governing documents of the two companies, including the Bio-Reference charter and the Bio-Reference bylaws and the OPKO charter and the OPKO bylaws. The following summary does not purport to be a comprehensive discussion of each company’s governing laws or governing documents. This summary is qualified in its entirety by reference to the full text of the OPKO charter, the Bio-Reference charter, the OPKO bylaws, the Bio-Reference bylaws, the DGCL, and the NJBCA. Please consult the DGCL, the NJBCA, and the respective governing documents of OPKO and Bio-Reference, each as amended, for a more complete understanding of the differences in the rights between the holders of OPKO common stock and holders of Bio-Reference common stock. See the section entitled “Where You Can Find More Information” beginning on page 132 of this proxy statement/prospectus, for information on how to obtain a copy of these documents.

OPKO	Bio-Reference
Authorized Capital Stock

OPKO is authorized to issue 760,000,000 shares of capital stock, divided into two classes consisting of:	Bio-Reference is authorized to issue up to 36,666,667 shares of capital stock, divided into two classes consisting of:
(i) 750,000,000 shares of common stock, par value $0.01 per share; and	(i) 35,000,000 shares of common stock, par value $0.01 per share; and

(ii) 10,000,000 shares of preferred stock, par value $0.01 per share.	(ii) 1,666,667 shares of preferred stock, par value $0.10 per share.

As of June 2, 2015, there were issued and outstanding 463,291,477 shares of OPKO common stock and zero shares of OPKO preferred stock.	As of June 3, 2015, there were issued and outstanding 27,802,976 shares of Bio-Reference common stock and zero shares of Bio-Reference preferred stock.

Voting Rights

The OPKO bylaws provide that, unless otherwise required by law, any question brought before any meeting of OPKO’s stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote at the meeting. Except as otherwise provided in the OPKO charter or OPKO bylaws, each stockholder represented at a meeting shall be entitled to cast one vote for each share of capital stock entitled to vote thereat by such stockholder. Such votes may be cast in person or by proxy.

The DGCL provides that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the election of directors.

The Bio-Reference bylaws provide that, subject to the NJBCA or the Bio-Reference charter, at a meeting of Bio-Reference shareholders where a quorum is present directors shall be elected by the vote of a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

The NJBCA requires that whenever any action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a greater plurality is required by the certificate of incorporation or the NJBCA.

Each shareholder shall be entitled to cast one vote for each share of capital stock entitled to vote. Such votes may be cast in person or by proxy (provided, that no proxy shall be valid and voted on after 11 months from its date, unless the proxy expressly provides for a longer period).

Quorum

The DGCL provides that unless otherwise provided in the certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

The OPKO bylaws provide that, except as otherwise provided by law, at any meeting of OPKO’s stockholders, the holders of a majority of the voting power of all the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or by proxy, will constitute a quorum. The OPKO bylaws also provide that if a quorum is not present, or in the event of any other purpose, the chair of the meeting or the holders of a majority of the shares present, in person or by proxy, may adjourn the meeting to another place, date or time by announcement to stockholders present in person at the meeting and no other notice of such place, date or time is required.

The NJBCA provides that unless otherwise provided in the certificate of incorporation or the NJBCA, the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting.

The Bio-Reference bylaws provide that, except as otherwise provided by statute or the Bio-Reference charter, at any meeting of Bio-Reference shareholders the holders of a majority of the capital stock of Bio-Reference then issued and outstanding and entitled to vote at the meeting present in person or represented by proxy will constitute a quorum. The Bio-Reference bylaws also provide that if a quorum is not present, the chairman of the meeting shall have the power to adjourn the meeting, without notice other than an announcement at the meeting of the time and place to which the meeting is adjourned, until a quorum shall be present or represented.

Advance Notice of Director Nominations and Other Proposals

The OPKO bylaws provide that nominations for the elections for directors and proposals for any new business to be taken up at any meeting of stockholders may be made by the OPKO board or by any stockholder entitled to vote generally in the election of directors, subject to the rights of the holders of preferred stock, if applicable. A stockholder must give timely notice in writing to the secretary for nominations or other business to be properly brought before an annual meeting by a stockholder and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice with respect to any annual meeting must be received by the secretary at the principal executive offices of OPKO between 60 and 90 days before the one-year anniversary of the previous meeting (unless the annual meeting is more than 60 days before or after such anniversary date, in which case notice must be received not earlier than the 90th day before the annual meeting and not later than the later of the 60th day before the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by OPKO). In the event the number of directors to be elected to the OPKO board at the annual meeting is increased and there is no public announcement by OPKO naming all of the nominees for director or specifying the size of the increased board on or before the date which is 15 days before the latest date by which a stockholder may timely notify OPKO of nominations or other business to be brought by a stockholder in accordance with the foregoing, a stockholder’s required notice shall be timely, but only with respect to nominees for any new positions created by such increase, if it is received by the secretary at the principal executive offices of OPKO not later than the 15th day following the day on which such public announcement is first made by OPKO.

For a special meeting at which directors are to be elected, a stockholder must give notice of nominations to the secretary not earlier than the 90th day before the special meeting and not later than the 60th day before such special meeting or the 15th day after the public announcement of the special meeting and of the proposed nominees is first made. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice.

The Bio-Reference bylaws provide that, subject to applicable law, (i) director nominations by a shareholder for consideration at the annual meeting of shareholders may be made by delivering proper and timely notice (including certain required material information relating to the nominee and the shareholder submitting the proposal) to the secretary and (ii) shareholders may bring business before a shareholders meeting under certain circumstances if it is a proper matter for shareholder action under the NJBCA and the shareholder meets certain requirements and delivers timely and proper notice to the secretary. To be timely, (i) if the notice relates to action to be considered at the annual meeting, a shareholder’s notice shall be delivered to the secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the public announcement of the date of such meeting is first made) and (ii) if the notice relates to action to be considered at any other meeting, a shareholder’s notice shall be delivered to the secretary not later than the 10th day following the day on which public announcement of the date such meeting is first made. In no event shall the public announcement of an adjournment or postponement of a meeting commence a new time period (or extend any time period) for the giving of such shareholder’s notice. In the event that the number of directors to be elected is to be increased at the annual meeting and there is no public announcement by Bio-Reference naming nominees for all of the new positions to be created or specifying the size of the increased board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at Bio-Reference’s principal business office not later than the close of business on the 10th day following the day on which such public announcement is first made. The chairman of the meeting may refuse to acknowledge any nomination or any business not made in compliance with the Bio-Reference bylaws.

The NJBCA does not prescribe any advance notice period.

Size of Board of Directors

The DGCL permits the certificate of incorporation or bylaws of a corporation to govern the number and term of directors. The OPKO bylaws provides for OPKO to have between three and fifteen directors and gives the OPKO board the authority to set the number of directors.

There are currently ten directors on the OPKO board.

The NJBCA requires that a corporation have at least one director and permits the certificate of incorporation or bylaws of a corporation to govern the number and term of directors. The Bio-Reference bylaws require that Bio-Reference have between three and fifteen directors and give the Bio-Reference board the authority to set the number of directors. The Bio-Reference charter requires that there be a minimum of three directors and that the directors be divided into three classes.

There are currently seven directors on the Bio-Reference board.

Removal of Directors

The DGCL, the OPKO charter and the OPKO bylaws provide that any director or the entire OPKO board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

The NJBCA allows shareholders to remove directors for cause or, unless the certificate of incorporation provides otherwise, without cause, in each case by the affirmative vote of the majority of votes cast by the holders of shares entitled to vote for the election of directors. Unless otherwise provided in the certificate of incorporation, shareholders of a corporation whose board is classified shall not be entitled to remove directors without cause.

The Bio-Reference charter provides that directors may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 80% of the combined voting power of all outstanding voting stock.

Filling of Vacancies on the Board of Directors

Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws of a corporation:

•       vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and

•       when one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective.

Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified.

Under the DGCL, if there are no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the corporation’s certificate of incorporation or by-laws or may apply to the Court of Chancery for a decree summarily ordering an election as provided in the DGCL.

Under the DGCL, if at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock outstanding and having the right to vote for such directors, may summarily order an election to be held to fill any such vacancy or newly created directorship or to replace the directors chosen by the directors then in office.

Under the OPKO bylaws any vacancy occurring in the board, including vacancies resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors,

Under the NJBCA, unless otherwise provided in the certificate of incorporation or the by-laws of a corporation:

•       any directorship not filled at the annual meeting, any vacancy, however caused, occurring in the board, and newly created directorships resulting from an increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the board, or by a sole remaining director; and

•       when one or more directors shall resign from the board, effective at a future date, a majority of the directors, then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective.

A director so elected by the board shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

Under the NJBCA, any directorship not filled by the board may be filled by the shareholders at an annual meeting or at a special meeting of shareholders called for that purpose.

Under the NJBCA, if there are no directors in office, any shareholder or the executor or administrator of a deceased shareholder may call a special meeting of shareholders for the election of directors and, over his own signature, shall give notice of said meeting in accordance with the NJBCA except to the extent such notice may be waived pursuant to the NJBCA.

The Bio-Reference bylaws provide that vacancies (including those occurring by removal of directors) and newly created directorships resulting from any increase in the authorized number of the directors may be filled by a majority vote of the board of directors at a duly constituted meeting, even if there is no quorum at such meeting due to director vacancies, and each director so chosen shall be designated a Class I, Class II or Class III director by the board and shall hold office for the remainder of the full term of the class of directors of which the director has been designated, until the next meeting

though less than a quorum, and unless the board of directors determines otherwise (and subject to the rights of the holders or any series of preferred stock), vacancies shall not be filled by stockholders. A director elected to fill any vacancy shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires, and until such director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.	of the shareholders at which the election of such class of directors is in the regular order of business, and until such director’s successor shall be elected and shall qualify, unless sooner displaced.

Stockholder Actions

Under Delaware law, the notice of the annual meeting is not required to state the purpose or purposes of the annual meeting. Annual meetings must be held within 13 months of the previous annual meeting, as set by the OPKO board.

The OPKO bylaws provide that written notice stating the time, place and the objects for stockholders’ meetings shall be given by the chairman of the board, the chief executive officer or any vice president, secretary or assistant secretary to each stockholder of record entitled to vote at such meeting not less than 10 days or more than 60 days prior to the date of the meeting delivered personally, by electronic transmission, mailed or delivered via overnight courier.

The NJBCA requires that the written notice of any meeting specify the time, place and purpose or purposes of the meeting. Business conducted at a Bio-Reference annual meeting is limited to the business specified in the meeting notice. Bio-Reference’s bylaws provide that annual meetings will be held at such date and time as shall be designated from time to time by the board of directors. If the board of directors has authorized participation by shareholders by means of remote communication the notice to the shareholders shall describe the means of remote communication to be used.

The Bio-Reference bylaws provide that written notice of a special meeting stating (a) the place, date and hour of the meeting, (b) that the notice is being issued by or at the direction of the person or persons calling the meeting and (c) the purpose or purposes for which the meeting is called, shall be given personally, by mail or electronic transmission as permitted by the NJBCA not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting.

The DGCL provides that the OPKO board or such person or persons authorized by the corporation’s charter or bylaws may call a special meeting of stockholders.

The OPKO bylaws provide that special meetings of stockholders may be called by the chairman of the board, the chief executive officer, or a majority of the whole OPKO board. Special meetings may not be called by OPKO’s stockholders.

Except as otherwise set forth in the certificate of incorporation, the DGCL permits any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without

Under the NJBCA, special meetings of the shareholders may be called by the president or the board of directors or such other officers, directors or shareholders as may be provided in the bylaws. In addition, under New Jersey law, holders of not less than 10% of the shares of a corporation entitled to vote at a meeting may apply to the New Jersey Superior Court to request that a special meeting of shareholders be called for good cause shown. At such a meeting, the shareholders present in person or by proxy and having voting powers will constitute a quorum for the transaction of business as may be designated in the order of the court.

prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Bio-Reference bylaws provide that unless otherwise prescribed by statute or the Bio-Reference charter, special meetings may be called by the president and shall be called by the president or the secretary upon the request in writing of a majority of the entire Bio-Reference board.

Except as otherwise set forth in a certificate of incorporation, the NJBCA permits any action required or permitted to be taken at any annual or special meeting of shareholders to be taken without a meeting, without prior notice and without a vote, upon a written consent, setting forth action so taken, signed by the holders of outstanding stock who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting. However, the NJBCA requires that with regard to the annual election of directors, the written consent must be unanimous.

Vote Required for Mergers

Unless a corporation’s certificate of incorporation or its board of directors requires a greater vote, the DGCL generally requires the affirmative vote of the holders of a majority of the shares in each class entitled to vote to approve a merger. The OPKO charter and the OPKO bylaws do not contain any specific provisions relating to stockholder approval of mergers.	The NJBCA requires that, unless otherwise set forth in a certificate of incorporation, a plan of merger shall be approved upon receiving the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon and, in addition, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote. The Bio-Reference charter provides that, unless the Bio-Reference board shall have approved such a transaction by a resolution adopted by 80% of the members of the Bio-Reference board, the affirmative vote of the holders of not less than 80% of the outstanding voting stock shall be required for the approval or authorization of (i) any merger or consolidation with or into any other corporation, or (ii) sale, lease, exchange or other disposition of all or substantially all of Bio-Reference’s assets to or with any other corporation, person or other entity.

State Anti-Takeover Statutes

Under the Delaware business combination statute, a corporation is prohibited from engaging in any business combination with an interested stockholder who, together with its affiliates or associates, owns, or who is an affiliate or associate of the corporation and within a three-year period did own, 15% or more of the corporation’s voting stock for a three year period following the time the stockholder became an interested stockholder, unless:

•       prior to the time the stockholder became an interested stockholder, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•       the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

•       at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the Board of Directors of the corporation and authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least 66  2⁄3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

A business combination generally includes:

•       mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholder;

•       specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and

•       other transactions resulting in a disproportionate financial benefit to an interested stockholder.

The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders.

New Jersey law restricts the ability of certain persons to acquire control of a New Jersey corporation. In general, a corporation organized under the laws of New Jersey with its principal executive offices or significant business operations located in New Jersey (a “resident domestic corporation”) may not engage in a “business combination” with an “interested stockholder” for a period of five years following the interested stockholder’s becoming such unless the business combination is approved by the board of directors prior to the stock acquisition date or the transaction which caused the person to become an interested stockholder was approved by the board of directors prior to that stockholder’s stock acquisition date and any subsequent business combination is approved by disinterested directors and the affirmative vote of the holders of a majority of the voting stock not beneficially owned by the interested stockholder at a meeting called for such purpose. Covered business combinations include certain mergers, dispositions of assets, issuances or transfers of shares and recapitalizations. An interested stockholder is generally a shareholder owning at least 10% of the voting power of a corporation’s outstanding shares.

In addition, after the prohibition on business combinations during the first five years after a person becomes an interested stockholder, a resident domestic corporation may not engage in a business combination with the interested stockholder other than:

•       a business combination approved by the board prior to the interested stockholder’s stock acquisition date;

•       a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested shareholder at a meeting called for such purpose; or

•       a business combination in which the interested shareholder pays a formula price designed to ensure that all other shareholders receive at least the highest price per share paid by such interested stockholder from the date the person became an interested stockholder and at least the market value per share of common stock on the date of the announcement of the business combination or the interested stockholder’s stock acquisition date less dividends. In general,

Because OPKO has not adopted any provision in its charter to “opt out” of the Delaware business combination statute, the statute is applicable to business combinations involving OPKO.	a resident domestic corporation may not opt out of the foregoing provisions. There is no super-majority voting, fair price or similar provision in the Bio-Reference charter.

Amendments to Certificate of Incorporation

Under the DGCL, a proposed amendment to the certificate of incorporation requires a resolution adopted by the board of directors and, unless otherwise provided in the certificate of incorporation, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class. The DGCL also provides that if any such amendment would adversely alter or change the rights of any holders of shares of a class of stock without voting rights, the vote of the holders of a majority of all outstanding shares of the class, voting as a separate class, is nevertheless required to authorize such amendment.

Under the OPKO charter, consent of 66  2⁄3% of the voting power of OPKO’s voting stock is required to amend or repeal any of the provisions with respect to the exculpation and indemnification of OPKO’s officers and directors or the provisions of OPKO’s charter governing amendments.

The NJBCA, provides that, unless otherwise stated in a provision of the NJBCA or the certificate of incorporation, a corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as the amendment contains only such provisions as might lawfully be contained in the original certificate of incorporation filed at the time of making such amendment, by a resolution adopted by the Board of Directors and, unless otherwise provided in the certificate of incorporation, the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon and, in addition, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote.

Under the Bio-Reference charter, consent of 80% of the combined voting power of outstanding Bio-Reference stock is required to amend or repeal certain provisions of the charter with respect to Bio-Reference’s directors and the provision of the charter governing amendments.

Amendment of Bylaws

Under the DGCL, the power to adopt, alter and repeal the bylaws is vested in the stockholders, unless the corporation’s certificate of incorporation vests such power in the Board of Directors. The fact that such power has been conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

The OPKO bylaws expressly authorize the OPKO board to repeal, alter, amend or rescind the OPKO bylaws. The OPKO bylaws may also be repealed, altered, amended or rescinded by OPKO stockholders upon the affirmative vote of at least 66  2⁄3% of the voting power of the then outstanding capital stock entitled to vote thereon, voting together as a single class.

Under the NJBCA, the initial bylaws of a corporation are adopted by the board of directors at its organization meeting. Thereafter, the board of directors has the power to make, alter and repeal bylaws unless such power is reserved to the shareholders in the certificate of incorporation, but bylaws made by the board of directors may be altered or repealed, and new bylaws made, by the shareholders. The shareholders may prescribe in the bylaws that any bylaw made by them may not be altered or repealed by the board of directors. Whenever any amendment to the bylaws, other than with respect to the election of directors, is to be taken by vote of the shareholders, it must be authorized by a majority of the votes cast at a meeting of shareholders by holders of shares entitled to vote thereon, unless a greater plurality is required by the certificate of incorporation or a section of the NJBCA.

The Bio-Reference bylaws provide that the shareholders and the Bio-Reference board have the power to alter, amend, repeal and adopt new bylaws; provided, however that no amendment of the bylaws may be adopted which contravenes a provision of the Bio-Reference charter. The Bio-Reference charter does not contain any provision requiring any vote of shareholders to amend any of its bylaw provisions or reserving the right to make, alter or repeal bylaws exclusively to the shareholders.

Inspection of Books and Records

Under the DGCL, any stockholder of a Delaware corporation may examine the list of stockholders and any stockholder making a written demand may inspect any other corporate books and records for any purpose reasonably related to the stockholder’s interest as a stockholder.	Under the NJBCA, upon the written request of any shareholder, the corporation shall mail to such shareholder its balance sheet as at the end of the preceding fiscal year, and its profit and loss and surplus statement for such fiscal year. Also, any person who shall have been a shareholder of record of a corporation for at least six months immediately preceding his demand, or any person holding, or so authorized in writing by the holders of, at least 5% of the outstanding shares of any class or series, upon at least five days’ written demand shall have the right for any proper purpose to examine in person or by agent or attorney, during usual business hours, its minutes of the proceedings of its shareholders and record of shareholders and to make extracts therefrom at the places where the same are kept.
Limitation of Personal Liability of Directors

The DGCL provides that a corporation’s charter may include a provision eliminating director liability except for cases of a breach of the director’s duty of loyalty, instances where the director has received an improper personal benefit, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and improper payment of dividends.

The OPKO charter provides for elimination of director liability to the full extent allowed by Delaware law, except in certain circumstances.

The NJBCA permits a domestic corporation to eliminate the liability of directors or officers to the corporation or its shareholders for the breach of any duty owed to the corporation or its shareholders, except for any breach of duty based upon an act or omission (i) in breach of such person’s duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by the person of an improper personal benefit. In this context, an act or omission in breach of a director or officer’s duty of loyalty is defined as an act or omission which the director or officer knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.

The Bio-Reference charter provides for elimination of director personal liability to the fullest extent permitted by the NJBCA.

Indemnification of Directors and Officers

The OPKO charter and the OPKO bylaws provide for indemnification of OPKO’s directors and officers to the fullest extent allowed by the DGCL. Additionally, OPKO is a party to indemnification agreements with each of its directors and certain of its officers. Consistent with OPKO’s bylaws, the indemnification agreements require OPKO, among other things, to (i) provide insurance to the extent OPKO maintains directors’ and officers’ liability insurance for each indemnitee, and (ii) indemnify each indemnitee to the fullest extent permitted by law for certain expenses incurred in a proceeding arising out of indemnitee’s service to OPKO or its subsidiaries. The indemnification agreements also provide for the advancement of such expenses to the indemnitee by OPKO.

The DGCL provides that a corporation has the power to indemnify any person who was or is a party to, or is threatened to be made a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of such corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person is adjudged by the court in which such action or suit was brought to be liable to such corporation, unless and to the extent that the court shall deem proper.

The Bio-Reference bylaws provide that Bio-Reference may indemnify its corporate agents, including its officers and directors, to the extent permitted by the NJBCA. Even in the absence of any indemnification provision in a corporation’s certificate of incorporation or bylaws, the NJBCA allows such corporation to exercise such powers.

Similar to the DGCL, the NJBCA provides that a corporation may indemnify a corporate agent against his or her expenses and liabilities, provided that such corporate agent establishes that his acts were committed in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification will be available under the foregoing in respect of a claim, issue or matter as to which such corporate agent shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the proceeding was brought determines, upon application, that, in view of all the circumstances of the case, the corporate agent is fairly and reasonably entitled to indemnity for expenses as the court deems proper. No indemnification shall be made available to a corporate agent if a final adjudication establishes that his acts or omissions (i) were in breach of his duty to the corporation or its shareholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in receipt by him of an improper personal benefit.

Dividends

Under the DGCL, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends, out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the DGCL provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such	Under the NJBCA, no distribution may be made if, after giving effect to such distribution, including any in the form of a dividend, a purchase, redemption or other acquisition of a corporation’s shares, or otherwise, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than its total liabilities. Subject to such restrictions and any other restrictions contained in its certificate of incorporation, a corporation may, from time to time, by resolution of its board pay dividends on its shares.

redemption or repurchase would not impair the capital of the corporation.

The OPKO bylaws provide that dividends upon the capital stock, subject to provisions of the OPKO charter, if any, may be declared by the OPKO board. Furthermore, dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the OPKO charter.

The governing documents of Bio-Reference provide that, subject to the provisions of the Bio-Reference charter (relating to dividends to holders of preferred stock) dividends upon the capital stock may be declared by the Bio-Reference board at any regular or special meeting, pursuant to law. Under the Bio-Reference charter, the holders of Bio-Reference common stock may receive dividends in accordance with New Jersey law, if, when and as declared by the board of directors, subject to the rights of holders of any class or series of preferred shares. Dividends may be paid in cash, in property or in shares of the capital stock.

Redemption of Shares

The DGCL provides that a corporation may generally redeem or repurchase shares of its stock in accordance with its certificate of incorporation; provided, that, no such redemption or purchase shall be made by a corporation (i) if the capital of the corporation is impaired or if such redemption or repurchase would impair the capital of the corporation, except that a corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced in accordance with DGCL, (ii) for a price greater than the price at which the shares which are redeemable at the option of the corporation may then be redeemed, and (iii) unless immediately following any such redemption the corporation shall have outstanding one or more shares of one or more classes or series of stock, which share, or shares together, shall have full voting powers.	The NJBCA provides that a corporation may generally acquire its own shares subject to restrictions in its certificate of incorporation; provided, that, no such acquisition shall be made by a corporation (i) unless after such acquisition, there remain outstanding one or more classes or series of shares possessing, among them collectively, voting rights and unlimited residual rights as to dividends and distribution of assets on liquidation; or (ii) in the case of redeemable shares and within the period of their redeemability, at a price greater than the applicable redemption price plus, in the case of shares entitled to cumulative dividends, the dividends which would have accrued to the next dividend date following the date of acquisition.

Rights of Dissenting Stockholders

Under the DGCL, except as otherwise provided therein, stockholders have the right to demand and receive payment in cash of the fair value of their stock (as appraised pursuant to judicial proceedings) in the event of a merger or consolidation in lieu of the consideration such stockholder would otherwise receive in such transaction. However, stockholders do not have such appraisal rights if they hold shares or depository receipts that are listed on a national securities exchange or held of record by more than 2,000 stockholders and if, among other things, the consideration they receive for their shares consists of:

•       shares of stock (or depository receipts in respect thereof) of the corporation surviving or resulting from such merger or consolidation;

•       shares of stock (or depository receipts in respect thereof) of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders;

•       cash in lieu of fractional shares of the corporations described in the bullet points above; or

•       any combination of shares of stock and cash in lieu of fractional shares described in the foregoing.

Under the DGCL, any corporation may provide in its certificate of incorporation that dissenter’s rights shall be available for the shares of any class or series of its stock as a result of, among other things, any merger or consolidation.

The OPKO charter does not provide for such dissenter’s rights.

Under the NJBCA, dissenter’s rights are available in connection with:

(i) a merger or consolidation to which the corporation is a party, except for: (A) a merger or consolidation with respect to shares listed on a national securities exchange or held by not less than 1,000 holders on the record date fixed for the shareholder vote upon the plan of merger or consolidation; (B) a merger or consolidation pursuant to which a shareholder will receive (1) cash, (2) shares, obligations or other securities which, upon consummation of the transaction, will either be listed on a national securities exchange or held by not less than 1,000 holders, or (3) cash and such securities; and (C) a plan of merger that did not require, for its approval, the vote of such shareholders (including certain mergers with or into a corporation’s subsidiary and certain mergers that do not require for their approval the vote of the shareholders of the surviving corporation, as provided by the NJBCA); and

(ii) any sale, lease or exchange or other disposition of all or substantially all of a corporation’s assets, other than in the usual and regular course of business and other than a transfer by a parent corporation of any or all of its assets to any corporation that is wholly owned, directly or indirectly, by such parent corporation, provided that, unless the certificate of incorporation otherwise provides, the shareholder shall not have the right to dissent: (A) with respect to shares which, at the record date fixed to determine the shareholders entitled to vote upon such transaction, are listed on a national securities exchange or held by not less than 1,000 holders; or (B) from a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within one year after the date of such transaction, where such transaction is wholly for (1) cash; or (2) shares, obligations or other securities which, upon consummation of the plan of dissolution will either be listed on a national securities exchange or held of record by not less than 1,000 holders; or (3) cash and such securities; or (C) from a sale pursuant to an order of a court having jurisdiction.

A New Jersey corporation may provide in its certificate of incorporation that shareholders will have dissenter’s rights even in cases where the exceptions to the availability of dissenter’s rights discussed above exist.

The Bio-Reference charter does not contain any provisions relating to dissenter’s rights.

VALIDITY OF COMMON STOCK

The validity of the shares of OPKO common stock offered hereby will be passed upon for OPKO by Greenberg Traurig, LLP.

EXPERTS

The consolidated financial statements of OPKO Health, Inc. and subsidiaries appearing in OPKO Health, Inc. and subsidiaries’ Annual Report (Form 10-K) for the year ended December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Bio-Reference and subsidiaries appearing in Bio-Reference and subsidiaries’ Annual Report on Form 10-K for the year ended October 31, 2014 have been audited by MSPC Certified Public Accountants and Advisors, P.C., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CERTAIN BENEFICIAL OWNERS OF BIO-REFERENCE COMMON STOCK

To Bio-Reference’s knowledge, the following table sets forth certain information regarding the beneficial ownership of Bio-Reference common stock as of the close of business on July 14, 2015 (except as noted in the footnotes below) and with respect to:

•	each member of the Bio-Reference board;

•	each named executive officer;

•	the members of the Bio-Reference board and Bio-Reference’s executive officers as a group; and

•	each other person who is known by Bio-Reference to own beneficially more than 5% of the outstanding shares of Bio-Reference common stock.

Bio-Reference has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, Bio-Reference believes, based on the information furnished to Bio-Reference, that the persons named in the table below have sole voting and investment power with respect to all shares of Bio-Reference common stock that he or she beneficially owns.

Applicable percentage ownership and voting power is based on 27,832,976 shares of Bio-Reference common stock outstanding as of July 14, 2015.

Security Ownership of Directors and Executive Officers

Unless otherwise noted below, the address of each beneficial owner listed in the table below is Bio-Reference Laboratories, Inc., 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407.

Name	Shares of Bio- Reference Common Stock Beneficially Owned		Percentage of Shares of Bio- Reference Common Stock Beneficially Owned
Named Executive Officers:
Marc D. Grodman, M.D.	2,741,800	(1)	9.85%
Sam Singer (2)	13,132		*
Nicholas Papazicos	0		*
Howard Dubinett	345,138	(3)	1.24%
Non-Employee Directors:
Joseph Benincasa	0
Harry Elias	0		*
Ilan Kaufthal	0		*
John Roglieri	5,000		*
All executive officers and non-employee directors as a group (8 people)	3,105,070		11.16%
5% Shareholders:
BlackRock, Inc. (4)	2,213,669		7.95%
RBC Global Asset Management (U.S.) Inc. (5)	1,572,431		5.65%
The Vanguard Group (6)	1,720,356		6.18%

*	Less than one percent.
(1)	Includes 1,937,502 shares owned directly. 32,210 of these shares are pledged as security in a brokerage margin account. Also includes 159,464 shares held in a successor trust to a grantor retained annuity trust created by Dr. Grodman that terminated in 2014, of which Dr. Grodman’s wife is a co-trustee, 145,834 shares owned directly by Mrs. Grodman, 200,000 shares held in trust for the benefit of Mrs. Grodman, of which Dr. Grodman is trustee, 200,000 shares held in trust for the benefit of Dr. Grodman and his children, of which Mrs. Grodman is a co-trustee, and 99,000 shares owned by their children. Dr. Grodman disclaims beneficial ownership of 444,834 of these shares.
(2)	Mr. Singer retired from his position as Chief Financial Officer of Bio-Reference on April 30, 2015. Mr. Singer continues to serve as a director of Bio-Reference. Includes 1,000 shares owned directly and 12,132 shares owned by trusts for the benefit of Mr. Singer and his family members, of which Nancy Kelly-Singer, Mr. Singer’s wife and Mr. Singer are co-trustees.
(3)	Includes 345,138 shares owned directly. All of these shares are pledged as security in a brokerage margin account.
(4)	The number of shares beneficially owned is based on a Schedule 13G/A filed with the Securities and Exchange Commission by BlackRock, Inc. on January 23, 2015.
(5)	The number of shares beneficially owned is based on a Schedule 13G filed with the Securities and Exchange Commission by RBC Global Asset Management (U.S.) Inc. on February 4, 2015.
(6)	The number of shares beneficially owned is based on a Schedule 13G/A filed with the Securities and Exchange Commission by The Vanguard Group on February 11, 2015.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this proxy statement/prospectus is being delivered to shareholders residing at the same address, unless such shareholders have notified the company whose shares they hold of their desire to receive multiple copies of the proxy statement/prospectus. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement/prospectus, or if you are receiving multiple copies of this proxy statement/prospectus and wish to receive only one, please contact Bio-Reference at the address identified below. Bio-Reference will promptly deliver, upon oral or written request, a separate copy of this proxy statement/prospectus to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to: Bio-Reference Laboratories, Inc., Attention: Tara Mackay, 481 Edward H. Ross Drive, Elmwood Park, NJ 07407, Telephone (201) 791-2600.

WHERE YOU CAN FIND MORE INFORMATION

Bio-Reference and OPKO file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents Bio-Reference and OPKO file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of Bio-Reference and OPKO also are available to the public at the SEC website at www.sec.gov. In addition, you may obtain free copies of the documents Bio-Reference files with the SEC by going to the Investor Relations page on Bio-Reference’s Internet website at http://www.bioreference.com. You may obtain free copies of the documents OPKO files with the SEC, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, by going to the Investor Relations page on OPKO’s Internet website at http://www.opko.com. The Internet website addresses of Bio-Reference and OPKO are provided as inactive textual references only. The information provided on the Internet websites of Bio-Reference and OPKO, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement/prospectus and, therefore, is not incorporated herein by reference.

Statements contained in this proxy statement/prospectus, or in any document incorporated by reference into this proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Bio-Reference and OPKO to “incorporate by reference” into this proxy statement/prospectus documents Bio-Reference and OPKO file with the SEC including certain information required to be included in the registration statement on Form S-4 filed by OPKO to register the shares of OPKO common stock that will be issued in the merger, of which this proxy statement/prospectus forms a part. This means that Bio-Reference and OPKO can disclose important information to you by referring you to those documents. The information incorporated by reference into this proxy statement/prospectus is considered to be a part of this proxy statement/prospectus, and later information that Bio-Reference and OPKO file with the SEC will update and supersede that information. Bio-Reference and OPKO incorporate by reference the documents listed below and any documents subsequently filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date of the special meeting.

Bio-Reference:

•	Annual Report on Form 10-K for the fiscal year ended October 31, 2014 (filed with the SEC on January 13, 2015);

•	Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2015 (filed with the SEC on March 9, 2015) and April 30, 2015 (filed with the SEC on June 9, 2015);

•	Current Reports on Form 8-K filed with the SEC on November 21, 2014, March 5, 2015, March 13, 2015, April 29, 2015, May 20, 2015, June 4, 2015, June 8, 2015 and June 10, 2015;

•	Amended and Restated Certificate of Incorporation of Bio-Reference, filed as Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended October 31, 2011 (filed with the SEC on January 13, 2012);

•	Certificate of Amendment to the Certificate of Incorporation of Bio-Reference dated August 23, 1993, filed as Exhibit 3.1.1 to the Annual Report on Form 10-K for the fiscal year ended October 31, 2011 (filed with the SEC on January 13, 2012);

•	Certificate of Amendment to the Certificate of Incorporation of Bio-Reference dated August 28, 1993, filed as Exhibit 3.1.2 to the Annual Report on Form 10-K for the fiscal year ended October 31, 2011 (filed with the SEC on January 13, 2012);

•	Certificate of Amendment to the Certificate of Incorporation of Bio-Reference dated March 27, 1998, filed as Exhibit 3.1.3 to the Annual Report on Form 10-K for the fiscal year ended October 31, 2011 (filed with the SEC on January 13, 2012);

•	Certificate of Amendment to the Certificate of Incorporation of Bio-Reference dated March 31, 1998, filed as Exhibit 3.1.4 to the Annual Report on Form 10-K for the fiscal year ended October 31, 2011 (filed with the SEC on January 13, 2012);

•	Certificate of Amendment to the Certificate of Incorporation of Bio-Reference dated September 26, 2003, filed as Exhibit 3.1.5 to the Annual Report on Form 10-K for the fiscal year ended October 31, 2011 (filed with the SEC on January 13, 2012);

•	Amended and Restated By-laws of Bio-Reference, filed as Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on June 4, 2014; and

•	Definitive Proxy Statement for Bio-Reference’s 2014 Annual Meeting filed with the SEC on May 28, 2014.

You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning Bio-Reference, without charge, by written or telephonic request directed to Bio-Reference Laboratories, Inc., Attention: Tara Mackay, 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407 Telephone (201) 791-2600; or Okapi Partners LLC, Bio-Reference’s proxy solicitor, by calling toll-free at (877) 796-5274; or from the SEC through the SEC website at the address provided above.

OPKO:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (filed with the SEC on February 27, 2015);

•	Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014 (filed with the SEC on April 30, 2015);

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 (filed with the SEC on May 11, 2015);

•	Current Reports on Form 8-K filed with the SEC on March 19, 2015, March 30, 2015, April 2, 2015, May 5, 2015, June 4, 2015, June 9, 2015, June 10, 2015, June 18, 2015, July 1, 2015 and July 2, 2015;

•	Definitive Proxy Statement for OPKO’s 2015 Annual Meeting filed with the SEC on May 7, 2015;

•	Amended and Restated Certificate of Incorporation of OPKO, as amended, filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q of OPKO filed with the SEC on November 12, 2013;

•	Amended and Restated By-laws of OPKO, filed as Exhibit 2.1 to the Annual Report on Form 10-K of OPKO dated March 28, 2008 and filed with the SEC on March 31, 2008; and

•	The description of OPKO common stock, which is registered under Section 12 of the Exchange Act, in OPKO’s registration statement on Form 8-A filed with the SEC on September 14, 2011, including any amendments or reports filed for the purpose of updating such description.

Any person may request a copy of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning OPKO, without charge, by written or telephonic request to OPKO Health, Inc., 4400 Biscayne Boulevard, Miami, Florida 33137, Attention: Investor Relations, Telephone (305) 575-4138; or from the SEC through the SEC website at the address provided above.

Notwithstanding the foregoing, information furnished by Bio-Reference or OPKO on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed to be incorporated by reference into this proxy statement/prospectus.

THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES OF BIO-REFERENCE COMMON STOCK AT THE SPECIAL MEETING. BIO-REFERENCE HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED JULY 17, 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

OPKO HEALTH, INC.,

BAMBOO ACQUISITION, INC.

AND

BIO-REFERENCE LABORATORIES, INC.

Dated as of June 3, 2015

i

ii

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of June 3, 2015, by and among OPKO HEALTH, INC., a Delaware corporation (“Parent”); BAMBOO ACQUISITION, INC., a New Jersey corporation (“Sub”); and BIO-REFERENCE LABORATORIES, INC., a New Jersey corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Section 7.1.

Recitals

WHEREAS, the board of directors of the Company (the “Board”) has determined that a merger of the Company and Sub, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of the Company and its shareholders, and declared it advisable to enter into this Agreement with Parent and Sub and consummate the transactions described herein;

WHEREAS, the board of directors of Parent and the board of directors of Sub have determined that a merger of the Company and Sub, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of the Parent, Sub and their stockholders and sole shareholder, respectively, and have determined that it is in the best interests of Parent and Sub and their stockholders and sole shareholder, respectively, and declared it advisable, to enter into this Agreement and consummate the transactions described herein;

WHEREAS, the Board has (a) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, and (b) recommended approval and adoption of this Agreement by the shareholders of the Company;

WHEREAS, the board of directors of Sub, has (a) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, and (b) recommended approval of this Agreement and the transactions contemplated hereby by the sole shareholder of Sub;

WHEREAS, it is the intention of the Parties to this Agreement that the Merger for federal income tax purposes shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), and this Agreement is intended to be, and is hereby, adopted as a plan of reorganization within the meaning of Section 368(a) of the Code; and

WHEREAS, at the Effective Time, Sub shall merge with and into the Company, with the Company surviving such merger, and the outstanding shares of Company Common Stock shall be converted into the right to receive shares of Parent Common Stock (except as provided herein) and, upon the terms and subject to the conditions of this Agreement, the Company shall continue to conduct its business and operations as a wholly owned subsidiary of Parent.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties hereby agree as follows:

ARTICLE 1

TRANSACTIONS AND TERMS OF MERGER

1.1 Merger.

On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Sub shall be merged with and into the Company in accordance with the provisions of the New Jersey Business Corporation Act (as amended, the “NJBCA”) and with the effects provided in the NJBCA (the “Merger”). At the Effective Time, the separate existence of Sub shall cease and the Company shall continue as the Surviving Corporation in the Merger and shall be a wholly owned Subsidiary of Parent and shall continue to be governed by the Laws of the State of New Jersey. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, immunities, purposes and franchises, both public and private, of each of the Company and Sub, all real property and personal property, tangible and intangible, of every kind and description, belonging to each of the Company and Sub shall be vested in the Surviving Corporation without further act or deed, and the title to any real estate, or any interest therein, vested in each of the Company and Sub shall not revert or be in any way impaired by reason of such Merger, the Surviving Corporation shall be liable for all the obligations and liabilities of each of the Company and Sub and any claim existing or action or proceeding pending by or against each of the Company and Sub may be enforced as if such Merger had not taken place, and neither the rights of creditors nor any liens upon, or security interests in, the property of each the Company and Sub shall be impaired by such merger or consolidation.

1.2 Time and Place of Closing.

The closing of the transactions contemplated hereby (the “Closing”) will take place at 9:00 a.m., New York City time, or such other time as the Parties, acting through their authorized officers, may mutually agree, on a date to be specified by the parties hereto, but no later than the third (3rd) Business Day following the satisfaction or waiver of the conditions (excluding the conditions that, by their nature, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions at Closing) set forth in Article 5, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the Parties. The Closing shall be held at the offices of Greenberg Traurig, P.A., 333 S.E. Second Avenue, Suite 4400, Miami, FL 33131 (or pursuant to the electronic or other remote exchange of documents and closing deliverables required by this Agreement), unless another place is agreed to in writing by the Parties. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

1.3 Effective Time.

Concurrently with the Closing, the Company, Parent and Sub shall cause a certificate of merger relating to the Merger substantially in the form attached hereto as Exhibit A (the “Certificate of Merger”) and a plan of merger substantially in the form attached hereto as Exhibit B, to each be duly executed and filed with the office of the Department of the Treasury of New Jersey as provided under the NJBCA. The Merger shall become effective on the date and time at which the Certificate of Merger have been properly filed with the Department of the Treasury of the State of New Jersey or at such later date and time as is agreed between the Parties and specified in the Certificate of Merger, but in no event more than ninety (90) days after the date of filing the Certificate of Merger with the Department of the Treasury of the State of New Jersey, and such date and time is hereinafter referred to as the “Effective Time.” The Merger shall have the effects set forth in this Agreement and the NJBCA.

1.4 Charter and Bylaws.

At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of Sub in effect immediately prior to the Effective Time, and the bylaws of the Surviving Corporation shall be the bylaws of Sub in effect immediately prior to the Effective Time, in each case until thereafter amended in accordance with their respective terms and the NJBCA, provided that each shall be amended to change the name of the Company therein to “BIO-REFERENCE LABORATORIES, INC.”.

1.5 Directors and Officers.

The directors of Sub in office immediately prior to the Effective Time (together with such additional persons as may be appointed or elected to become directors of the Surviving Corporation effective as of the Effective Time), shall be the directors of the Surviving Corporation at the Effective Time and shall serve in such capacity until the earlier of their resignation or removal or until their successors are duly elected and qualified in accordance with the applicable provisions of the certificate of incorporation and bylaws of the Surviving Corporation and the NJBCA. The officers of Sub in office immediately prior to the Effective Time (together with such additional persons as may be elected to become officers of the Surviving Corporation effective as of the Effective Time) shall be the officers of the Surviving Corporation at the Effective Time and shall serve in such capacity until the earlier of their resignation or removal or until their successors are duly elected and qualified in accordance with the applicable provisions of the certificate of incorporation and bylaws of the Surviving Corporation and the NJBCA.

1.6 Conversion of Shares.

Subject to the terms and conditions of this Agreement, including, but not limited to, the provisions of this Article 1, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, Sub or any holder of Company Common Stock:

(a) Conversion of Sub Common Stock. Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation (the “Converted Shares”). The Converted Shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation at the Effective Time. From and after the Effective Time, all certificates representing shares of Sub Common Stock shall be deemed for all purposes to represent the Converted Shares until the board of directors of the Surviving Corporation issues new certificates in respect of such shares.

(b) Shares Held by the Company or Parent. Each of the shares of Company Common Stock held by any Company Entity (including shares of Company Common Stock held in treasury by the Company) or by any Parent Entity shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

(c) Conversion of Company Common Stock. Each share of Company Common Stock (excluding shares cancelled pursuant to Section 1.6(b)) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive Parent Common Stock in the ratio of 2.75 (the “Exchange Ratio”) shares of Parent Common Stock for such share of Company Common Stock (the “Merger Consideration”). From and after the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (a “Company Certificate”) or book-entry share (a “Book-Entry Share”) representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest thereon, upon the surrender of such Company Certificate or Book-Entry Share in accordance with Section 1.9.

(d) Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Company Certificates and Book-Entry Shares delivered by such holder) shall receive, in lieu of such fraction of a share of Parent Common Stock, one share of Parent Common Stock.

1.7 Anti-Dilution Provisions.

If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination, contribution or exchange of shares, the Merger Consideration and any payments to be made under Section 1.6 and any other number or amount contained herein which is based upon the number of shares of Company Common Stock shall be correspondingly adjusted to provide the holders of Company Common Stock, Company Options and other awards under the Company Option Plan, the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 1.7 shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision in this Agreement.

1.8 Stock Options.

(a) Prior to the Effective Time, the Board shall take all necessary actions so that each option to purchase shares of Company Common Stock granted by the Company, whether granted pursuant to the Company Option Plan (individually, a “Company Plan Option”) or otherwise (collectively, including all Company Plan Options, the “Company Options”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Company Option, in accordance with the terms of the Company Option Plan and/or stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Parent and its compensation committee shall be substituted for the Company and the compensation committee of the Board (including, if applicable, the Board) administering such Company Option Plan, (ii) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock (or cash, if so provided under the terms of such Company Option), (iii) the number of shares of Parent Common Stock subject to such Company Options shall be equal to the number of shares of Company Common Stock subject to such Company Options immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share, and (iv) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio and rounding up to the nearest cent. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 1.8(a), each Company Option that is an “incentive stock option” or a nonqualified stock option held by a U.S. taxpayer shall be adjusted as required by Section 424 of the Code and Section 409A of the Code and the Treasury Regulations thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Code and the Treasury Regulations under Section 409A of the Code, or otherwise result in negative Tax treatment or penalties under Section 424 of the Code or Section 409A of the Code. Each of the Company and Parent shall adopt any and all resolutions and take all necessary steps to effectuate the foregoing provisions of this Section 1.8(a).

(b) As soon as practicable after the Effective Time, Parent shall deliver to the participants in each Company Option Plan an appropriate notice setting forth such participant’s rights pursuant thereto and the grants subject to such Company Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 1.8(a) after giving effect to the Merger), and Parent shall comply with the terms of each Company Option Plan to ensure, to the extent required by, and subject to the provisions of, such Company Option Plan, that Company Options that qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time and Company Options that qualified for exemption from application of Section 409A of the Code prior to the Effective Time continue to remain so exempt. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance sufficient shares of Parent Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section 1.8. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

1.9 Exchange Procedures.

(a) On the Closing Date, Parent shall make available to Parent’s transfer agent or another exchange agent selected by Parent and which is reasonably acceptable to the Company (the “Exchange Agent”), for exchange in accordance with this Section 1.9, the shares of the Parent Common Stock issuable pursuant to this Agreement. Promptly after the Effective Time, the Surviving Corporation shall instruct the Exchange Agent to mail (or in the case of the Depository Trust Company on behalf of “Street” holders, deliver) to each holder of record of a Company Certificate or Book-Entry Shares immediately prior to the Effective Time, appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Company Certificates or Book-Entry Shares shall pass, only upon proper delivery of such Company Certificates or Book-Entry Shares to the Exchange Agent). Each holder of shares of Company Common Stock that have been converted into the right to receive Merger Consideration shall be entitled to receive the Merger Consideration in respect of (i) any share of Company Common Stock represented by a Company Certificate upon surrender to the Exchange Agent of such Company Certificate, together with a duly completed and validly executed letter of transmittal and duly endorsed as the Exchange Agent may require or (ii) any Book-Entry Share upon receipt of an “agent’s message” by the Exchange Agent, together with such other evidence, if any, of the transfer as the Exchange Agent may reasonably request. In the event of a transfer of ownership of shares of Company Common Stock represented by Company Certificates or Book-Entry Shares that are not registered in the transfer records of the Company, the consideration provided in Section 1.6 may be issued to a transferee if the Company Certificates representing such shares or Book-Entry Shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer Taxes have been paid. If any Company Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Company Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Parent and the Exchange Agent may reasonably require, and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Company Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. Parent shall pay all charges and expenses, including those of the Exchange Agent, in connection with the distribution of the consideration provided in Section 1.6. No interest will accrue or be paid to any holder of Company Common Stock.

(b) After the Effective Time, each holder of shares of Company Common Stock (other than shares to be canceled pursuant to Section 1.6(b)) shall submit a duly completed and validly executed letter of transmittal, duly endorsed as the Exchange Agent may require (or, in the case of Book-Entry Shares, such other evidence, if any, of the transfer as the Exchange Agent may reasonably request) together with (except in the case of a holder of Book-Entry Shares) the Company Certificate or Company Certificates representing such shares and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 1.6 in one or more shares of Parent Common Stock which shall be in uncertificated book entry form unless a physical certificate is requested, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 1.6. Parent shall not be obligated to deliver the Merger Consideration to which any former holder of Company Common Stock is entitled as a result of the Merger until such holder surrenders or transfers such holder’s Company Certificate or Company Certificates or Book-Entry Shares for exchange as provided in this Section 1.9.

(c) Each of Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of any state, local, or foreign Tax Law, unless they have been presented with documentation that eliminates the requirement to withhold, and to request any necessary Tax forms, as applicable, or any other proof of exemption from withholding or similar information, from the shareholders of the Company or other recipient of payments in respect of which such deduction and withholding was made. To the extent that any amounts are so withheld by Parent, the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this

Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Exchange Agent, as the case may be. Each of Parent, the Surviving Corporation and the Exchange Agent shall provide any documentation of such deduction or withholding as reasonably requested by the shareholders of the Company or other recipient of payments in respect of which such deduction and withholding was made.

(d) Any portion of the aggregate Merger Consideration that remains unclaimed by the holders of Company Common Stock for one year after the Effective Time shall be returned to Parent (together with any dividends or earnings in respect thereof). Any holders of Company Common Stock who have not theretofore complied with this Article 1 shall thereafter be entitled to look only to Parent, and only as a general creditor thereof, for payment of the consideration deliverable in respect of each share of Company Common Stock such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

(e) Any other provision of this Agreement notwithstanding, none of Parent, the Surviving Corporation or the Exchange Agent shall be liable to a holder of Company Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts of consideration remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(f) If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes or intent of this Agreement and to vest the Surviving Corporation with full right, title and possession to all Assets, property, rights, privileges, powers and franchises of the Company and Sub, the directors and officers of Parent and the Surviving Corporation shall have the authority to take all such lawful and necessary action.

1.10 Rights of Former Company Shareholders.

At the Effective Time, the stock transfer books of the Company shall be closed as to holders of Company Common Stock immediately prior to the Effective Time and no transfer of Company Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, Company Certificates and Book-Entry Shares representing shares of Company Common Stock are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the Merger Consideration as provided in this Article 1. Until surrendered for exchange in accordance with the provisions of Section 1.9, each Company Certificate theretofore representing shares of Company Common Stock and each Book-Entry Share (other than shares to be canceled pursuant to Section 1.6(b)) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 1.6 in exchange therefor, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by the Company in respect of such shares of Company Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent required by Law, former shareholders of record of the Company shall be entitled to vote after the Effective Time at any meeting of Parent stockholders the number of whole shares of Parent Common Stock into which their respective shares of Company Common Stock are converted, regardless of whether such holders have exchanged their Company Certificates or Book-Entry Shares for Parent Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Parent on the Parent Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Parent Common Stock issuable pursuant to this Agreement, no dividend or other distribution payable to the holders of record of Parent Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Company Certificates or Book-Entry Shares until such holder surrenders such Company Certificates or Book-Entry Shares for exchange as provided in Section 1.9. However, upon surrender of such Company Certificates or Book-Entry Shares, both the Parent Common Stock (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Company Certificates or Book-Entry Shares.

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Sub that, except as disclosed in the Company Disclosure Schedule or as disclosed in the Company’s Proxy Statement on Schedule 14A filed with the SEC on May 28, 2014, the Annual Report on Form 10-K for the fiscal year ended October 31, 2014 (including the exhibits thereto), as amended, or in any Company SEC Document filed subsequent to such Form 10-K but prior to the date of this Agreement, but without giving effect to any amendment to any such Company SEC Document filed on or after the date of this Agreement and excluding any disclosures set forth in any section entitled “risk factors” or constituting “forward-looking statements” or any other statements that are similarly cautionary, predictive or forward-looking in nature, except, in each case, other than historical information contained therein (the “Filed Company SEC Documents”):

2.1 Organization, Standing, and Corporate Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of New Jersey and has all requisite corporate power and authority necessary to own or lease all of its Assets and to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the Assets owned or leased by it makes such qualification necessary, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Each Company Subsidiary is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate power and authority necessary to own or lease all of its Assets and to carry on its business as it is now being conducted. Each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the Assets owned or leased by it makes such qualification necessary except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.2 Articles of Incorporation and Bylaws.

The Company has heretofore made available to Parent true, correct and complete copies of the Organizational Documents, in each case as amended to the date of this Agreement, of the Company and each Company Subsidiary (collectively, the “Company Organizational Documents”). The Company Organizational Documents are in full force and effect. The Company and the Company Subsidiaries are in compliance with the material terms of the Company Organizational Documents.

2.3 Capitalization.

(a) The authorized capital of the Company consists of 35,000,000 shares of Company Common Stock and 1,666,667 shares of Company Preferred Stock, 3,000 of which are designated as Series A Junior Participating Preferred Stock. At the close of business on June 1, 2015, (i) 27,802,976 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 138,000 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Options, and (iv) no shares of Company Preferred Stock were issued or outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Section 2.3 of the Company Disclosure Schedule sets forth a true, complete and correct list, as of the close of business on June 1, 2015, of all Company Options, the number of shares of Company Common Stock subject thereto, the grant dates, expiration dates and the exercise or base prices. With respect to the Company Options, (i) each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board, or a committee thereof, (ii) each such grant was made in accordance with the terms of the applicable Company Option Plan, the Exchange Act and all other applicable Law, (iii) the per share exercise price of each Company Option was not less than the fair market value of a share of Company Common Stock on the applicable Grant Date, and (iv) each such grant was properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company.

(b) Except for the Company Options, there are on the date hereof no outstanding (i) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company, (ii) options, warrants, rights or other agreements or commitments requiring the Company to issue, or other obligations of the Company to issue, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) the Company (or, in each case, the economic equivalent thereof), (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Company, being referred to collectively as “Company Securities”), or (iv) obligations by the Company or any Company Subsidiary to make any payments based on the price or value of the shares of Company Common Stock. Other than pursuant to the Company Option Plan, there are no outstanding obligations of the Company or any Company Subsidiary to purchase, redeem or otherwise acquire any Company Securities. There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of capital stock of the Company. All outstanding securities of the Company have been offered and issued in compliance in all material respects with all applicable Securities Laws and any applicable U.S. state securities and “blue sky” laws.

(c) Except as set forth in Section 2.3(c) of the Company Disclosure Schedule, the Company or a Company Subsidiary is the record and beneficial owner of all of the outstanding shares of capital stock (or other equity interests) of each Company Subsidiary, free and clear of any Lien, and there are no irrevocable proxies with respect to any such shares. There are no outstanding (i) securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Company Subsidiary, (ii) options, restricted stock, warrants, rights or other agreements or commitments to acquire from the Company or any Company Subsidiary, or obligations of the Company or any Company Subsidiary to issue, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) any Company Subsidiary, (iii) obligations of the Company or any Company Subsidiary to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in any Company Subsidiary (the items in clauses (i), (ii) and (iii), together with the capital stock of such Subsidiaries, being referred to collectively as “Subsidiary Securities”), or (iv) obligations of the Company or any Company Subsidiary to make any payment based on the value of any shares of any Company Subsidiary. There are no outstanding obligations of the Company or any Company Subsidiary to purchase, redeem or otherwise acquire any outstanding Subsidiary Securities. There are no voting trusts or other Contracts to which the Company or any Company Subsidiary is a party with respect to the voting of capital stock (or other equity interests) of any Company Subsidiary. All Subsidiary Securities of any Company Subsidiary incorporated or formed in a jurisdiction located within the United States of America are duly authorized, validly issued, fully paid and nonassessable.

2.4 Authority; Noncontravention; Voting Requirements.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement subject to obtaining the Required Company Vote, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby, have been duly and validly authorized and approved by the Board, and except for obtaining the Required Company Vote, no other corporate action on the part of the Company or its shareholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other Parties hereto, constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity (the “Bankruptcy and Equity Exception”).

(b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Merger and the other transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof or thereof, will (i) assuming the Required Company Vote is obtained, conflict with or violate any provision of the Company Organizational Documents or (ii) assuming that each of the consents, authorizations and approvals referred to in Section 2.5 and Section 3.2 and the Required Company Vote is obtained (and any condition precedent to any such consent, authorization or approval has been satisfied) and each of the filings referred to in Section 2.5 and Section 3.2 are made and any applicable waiting periods referred to therein have expired, conflict with or violate in any material respect any Law, judgment, writ or injunction of any Governmental Entity applicable to the Company or any Company Subsidiary or by which any property or Asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of, or constitute a Default under, result in the loss of a benefit under or give rise to any right of termination, amendment, acceleration, payment or cancellation of, any Contract or Lease to which any Company Entity is a party, or result in the creation of a Lien upon any of the Assets of the Company or any Company Subsidiary other than, in the case of clause (iii), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) The Board, at a meeting duly called and held, at which all directors of the Company were present, duly and unanimously adopted resolutions (i) declaring that the terms of this Agreement, the Merger and the other transactions contemplated hereby are fair to, and in the best interests of the Company and its shareholders, (ii) approving, adopting and authorizing this Agreement, the Merger and the other transactions contemplated hereby, (iii) directing that the approval of this Agreement and the Merger be submitted to a vote at a meeting of the shareholders of the Company, and (iv) recommending that the shareholders of the Company approve this Agreement, subject to the terms and conditions hereof (the “Company Board Recommendation”).

(d) The Required Company Vote constitutes the only vote or approval of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the Merger and the other transactions contemplated hereby.

2.5 Governmental Approvals.

Except for (i) the filing with the SEC of the Proxy Statement/Prospectus, the Registration Statement and other filings required under, and compliance with other applicable requirements of, the Exchange Act, the rules of the NASDAQ and state securities and “blue sky” laws, (ii) the filing of the Certificate of Merger with the Department of the Treasury of the State of New Jersey as provided under the NJBCA, (iii) the filing of all applications, consents, approvals, authorizations and notices, as required by CMS, FDA, federally recognized but privately operating accrediting organizations, or any other federal, state, local or foreign Governmental Entity, including such entities that are concerned with or regulate clinical laboratories, or is concerned with or regulates public health care programs (each, a “Healthcare Regulatory Authority”), each as set forth in Section 2.5 of the Company Disclosure Schedule, and (iv) filings required under, and compliance with other applicable requirements of, the Antitrust Laws, including filings required under the HSR Act and the Foreign Antitrust Filings (the items listed in Section 2.5 of the Company Disclosure Schedule and the requirements referenced in clauses (i)-(iv) of this Section 2.5 being referred to collectively as the “Governmental Approvals”), no consents or approvals of, Permits from or filings, declarations or registrations with, any Governmental Entity are necessary for the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby.

2.6 Company SEC Documents; Undisclosed Liabilities.

(a) Since November 1, 2011, the Company has timely filed with or furnished to the SEC all Company SEC Documents. As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Laws and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the SEC thereunder, applicable to such Company SEC Documents and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Documents and (ii) to the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. No Company Subsidiary is required to file periodic reports with the SEC pursuant to the Exchange Act.

(b) As of their respective dates of filing with the SEC, the consolidated financial statements of the Company and the Company Subsidiaries included in the Company SEC Documents (i) complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC and Regulation S-X), (ii) have been prepared in accordance with GAAP applied on a consistent basis for the periods presented (except (A) as may be indicated in the notes thereto or (B) as permitted by Regulation S-X) and (iii) present fairly, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries, and the results of their operations and cash flows, as of the dates and for the periods shown, in conformity with GAAP.

(c) The Company and the Company Subsidiaries have implemented and maintain a system of internal control over financial reporting (as required by Rule 13a-15(a) under the Exchange Act) that is reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements in accordance with GAAP for external purposes and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the Assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s Assets that could have a material effect on its financial statements, and such system of internal control over financial reporting is reasonably effective. The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended October 31, 2014 and the description of such assessment set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014 is accurate in all material respects. The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(d) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time frames specified by the SEC’s rules and forms (and such disclosure controls and procedures are effective), and has disclosed, based on its most recent evaluation of its system of internal control over financial reporting prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board (i) any significant deficiencies and material weaknesses known to it in the design or operation of its internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud known to it, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) To the Knowledge of the Company, as of the date hereof, no employee of the Company or the Company Subsidiaries has provided or is providing information to any law enforcement agency regarding the violation of any applicable Law of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or the Company Subsidiaries. Neither the Company nor the Company Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, contractor, subcontractor or agent of the Company or the Company Subsidiaries has discharged, demoted or suspended an employee of the Company or the Company Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

(e) Since November 1, 2011, each of the principal executive officer of the Company and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, in each case, with respect to the Company SEC Documents, and the statements contained in such certifications were complete, correct and accurate on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(f) Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or any Company Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the Company SEC Documents.

(g) Neither the Company nor any of the Company Subsidiaries has any Liabilities, including those arising under any Law and those arising under any Contract or Lease, except for Liabilities (i) reflected or reserved against on the balance sheet of the Company and the Company Subsidiaries as of October 31, 2014 (the “Balance Sheet Date”) (including the notes thereto) included in the Filed Company SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) as contemplated by this Agreement or otherwise in connection with the Merger and the other transactions contemplated hereby or (iv) as is not reasonably likely to be material to the Company’s financial condition or liquidity.

2.7 Absence of Certain Changes.

(a) Except as set forth in Section 2.7(a) of the Company Disclosure Schedule, since the Balance Sheet Date through the date of this Agreement, the Company and the Company Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course consistent with past practice, as provided in or contemplated by this Agreement, or as required by applicable Law. Neither the Company nor any of the Company Subsidiaries has taken any action since the Balance Sheet Date that, if taken after the date of this Agreement without the prior written consent of Parent, would constitute a breach of Section 4.2.

(b) Since the Balance Sheet Date, there has not been any state of facts, change, event, effect or occurrence that has had, or that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.8 Litigation.

As of the date hereof and at any time since January 1, 2012, except as set forth in Section 2.8 of the Company Disclosure Schedule, (i) there is no and has not been any Litigation instituted by or pending or, to the Knowledge of the Company, threatened against the Company or the Company Subsidiaries or any of its or their Assets and (ii) neither the Company nor the Company Subsidiaries nor any of their respective Assets is or has been subject, or, to the Knowledge of the Company, threatened to be subject, to any outstanding Order.

2.9 Compliance with Laws; Permits.

Except as set forth in Section 2.9 of the Company Disclosure Schedule, since January 1, 2012, the Company and the Company Subsidiaries have been and currently are in compliance in all material respects with all Laws and all Orders, in each case applicable to the Company or any Company Subsidiary. Since January 1, 2012, the Company and each of the Company Subsidiaries have held and currently hold all Permits material to the conduct of their respective businesses as they are now being conducted and such Permits are valid and in full force and effect. (i) No revocation or cancellation of any such material Permit is pending, and (ii) since January 1, 2012, neither the Company nor any of the Company Subsidiaries has received any written, or to the Knowledge of the Company, oral, notice from any Governmental Entity threatening to revoke or cancel any such Permit or threatening any adverse action with respect to any such Permit. The Company and the Company Subsidiaries are in compliance in all material respects with the terms of all such Permits.

2.10 Information Supplied.

(a) None of the information to be supplied by the Company and included in the Registration Statement to be filed by Parent with the SEC in connection with the Parent Common Stock, will, when the Registration Statement becomes effective, contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein not misleading.

(b) None of the information to be included in the Proxy Statement/Prospectus to be mailed to the Company’s shareholders, and any other documents to be filed by the Company or any of its Affiliates with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby (including the Required Filings) that is supplied by the Company or any of its Affiliates for inclusion therein, will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed to the shareholders of the Company, contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Company shareholder meeting to consider the Merger, contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein not misleading.

(c) All documents that the Company or its Affiliates are responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

2.11 Tax Matters.

Except as set forth in the applicable subsection of Section 2.11 of the Company Disclosure Schedule:

(a) The Company and each Company Subsidiary have filed when due (taking into account valid extensions): (i) all material Tax Returns required by applicable Law to be filed with respect to it; (ii) all such Tax Returns were true, correct and complete in all material respects as of the time of such filing; (iii) all material Taxes (whether or not reflected on any Tax Return) owed by the Company and the Company Subsidiaries, if required to have been paid, have been paid (except for Taxes that are being contested in good faith or reserved for on the financial statements of the Company and the Company Subsidiaries); and (iv) as of the date of the latest financial statements of the Company, any Liability of the Company or any Company Subsidiary for accrued Taxes not yet due and payable, or which are being contested, has been provided for on the financial statements of the Company to the extent required by and in accordance with GAAP.

(b) There is no outstanding request for any extension of time for any of the Company or the Company Subsidiaries to pay any Taxes or file any Tax Returns, other than any such request made in the ordinary course of business consistent with past practice, and there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of any of the Company or the Company Subsidiaries.

(c) There are no Liens for any Taxes (other than a Lien for Taxes not yet due and payable) on any of the Assets of the Company and the Company Subsidiaries.

(d) No written claim has been made that is currently pending by an authority in a jurisdiction where the Company or any Company Subsidiary does not file a Tax Return that such entity may be subject to Taxes by that jurisdiction, and to the Knowledge of the Company no other such claim has been made.

(e) No Audits are presently pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary. No written notification has been received by the Company or any Company Subsidiary that an Audit is pending or threatened with respect to any Taxes due from or with respect to or attributable to the Company or any Company Subsidiary or any Tax Return filed by or with respect to the Company or any Company Subsidiary, and to the Knowledge of the Company, no other such notification has been received by the Company or any Company Subsidiary.

(f) All Tax deficiencies that have been claimed, proposed, assessed or asserted against the Company or any Company Subsidiary have been fully paid or finally settled.

(g) The Company and each Company Subsidiary has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and foreign Laws) and have, within the time and the manner prescribed by Law, withheld and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under the applicable Tax Laws.

(h) The Company and each Company Subsidiary have collected all material sales, use, value added and other Taxes required to be collected, have remitted, or will remit within the time and in the manner prescribed by law, all such amounts to the appropriate Governmental Entity, and have paid all material sales, use, value added and other Taxes to the appropriate Governmental Entity in cases where collection from another party was not required.

(i) Neither the Company nor any Company Subsidiary (i) is a party to any Tax sharing, Tax indemnification, or Tax allocation Contract, (ii) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), or (iii) is liable or responsible for the Tax Liability of any other Person under Treasury Regulation Section 1.1502-6 or any corresponding or similar provision of state, local or foreign Tax Law (other than the liability of other members of the consolidated group of which the Company is parent), as a withholding agent or collection agent, or as a transferee or successor (other than customary indemnifications for Taxes contained in credit or other commercial agreements the primary purposes of which do not relate to Taxes).

(j) During the two-year period ending on the date hereof, neither the Company nor any Company Subsidiary was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(k) To the Knowledge of the Company, neither the Company nor any Company Subsidiary will be required to include any adjustment in taxable income for any Tax period (or portion thereof) beginning after the Closing Date pursuant to Section 481 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

2.12 Labor Relations.

(a) The Company and each Company Subsidiary have complied in all material respects with all Laws relating to the hiring of employees and the employment of labor, including provisions thereof relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees, and the collection and payment of withholding and/or Social Security payments and/or Taxes. To the Knowledge of the Company, neither the Company nor any Company Subsidiary currently employs any Person who is not permitted to work in the jurisdiction in which such Person is employed. The Company and each Company Subsidiary have complied in all material respects with all Laws that could require overtime to be paid to any current employee of the Company and/or Company Subsidiaries. Since January 1, 2012, no current employee has brought or threatened in writing or, to the Knowledge of the Company, threatened orally to bring a material claim for unpaid compensation or employee benefits, including overtime amounts, and no former employee has any claim pending or threatened in writing or, to the Knowledge of the Company, threatened orally to bring a material claim for unpaid compensation or employee benefits, including, without limitation, overtime amounts.

(b) Neither the Company nor any Company Subsidiary is delinquent in payments to any of its current employees for any material amount of wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees or in payments owed upon any termination of the employment of any such employees.

(c) Since January 1, 2012, there has not been an unfair labor practice complaint made against the Company or any Company Subsidiary before any Governmental Entity and no such complaint is pending.

(d) Since January 1, 2012, there has not been a labor strike, material dispute, slowdown or stoppage actually pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary.

(e) No labor union represents any employees of the Company or any Company Subsidiary. To the Knowledge of the Company, no labor union has taken any material action with respect to organizing the employees of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is party to or bound by any collective bargaining agreement or union contract.

(f) All material sums due for employee compensation and benefits have been duly and adequately accrued on the financial statements of the Company to the extent required by GAAP applied on a consistent basis.

(g) To the Knowledge of the Company, any individual who performs or performed services for the Company or any Company Subsidiary and who is not treated as an employee for U.S. federal income Tax purposes by the Company or for income Tax purposes of the relevant jurisdiction of such Company Subsidiary, is not an employee under applicable Laws.

(h) To the Knowledge of the Company, as of the date hereof, no officer or key employee presently intends to terminate their respective employment with the Company or any Company Subsidiary, nor does the Company or any Company Subsidiary have a present intention to terminate the employment of any of the foregoing.

(i) Except as set forth in Section 2.12(i) of the Company Disclosure Schedule, the employment of all Persons and officers currently employed by the Company and any Company Subsidiary is terminable at will. All material sums due for employee compensation and benefits and all accrued vacation time owing to any employees of the Company or any Company Subsidiary have been duly and adequately accrued on the accounting records of the Company, in each case in accordance with GAAP applied on a consistent basis.

(j) Except as set forth in Section 2.12(j) of the Company Disclosure Schedule, (i) each current or former employee, officer and consultant of the Company and of each Company Subsidiary has executed a proprietary information and inventions assignment agreement or similar agreement whereby all Intellectual Property created by them in the scope of their employment or other relationship with the Company or any Company Subsidiary is assigned to the Company, and (ii) to the Knowledge of the Company, none of the Company’s or any Company Subsidiaries’ current or former employees, officers or consultants are in material violation thereof.

(k) Since November 1, 2014, none of the Company or any Company Subsidiary has taken any material action that would trigger notice or liability under any state, local or foreign plant closing notice Law.

(l) Prior to the date of this Agreement, each officer or employee of the Company and of each Company Subsidiary listed in Section 2.12(l) of the Company Disclosure Schedule has entered into an amendment to his or her employment agreement with the Company or such Company Subsidiary, as applicable, substantially in the form attached hereto as Exhibit B, and each such employment agreement, as amended, is in full force and effect.

2.13 Employee Benefits Plans.

(a) Section 2.13(a) of the Company Disclosure Schedule sets forth an accurate and complete list of all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including multiemployer plans within the meaning of Section 3(37) of ERISA, each a “Multiemployer Plan”)), whether or not subject to ERISA, and any other bonus, profit sharing, compensation, pension, severance, savings, deferred compensation, fringe benefit, insurance, welfare, post-retirement health or welfare benefit, health, life, stock option, restricted stock, company car, scholarship, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, individual employment, consulting, executive compensation, incentive, commission, retention, change in control, non-competition, or other plan, agreement, policy, trust fund, or arrangement (whether written or unwritten, insured or self-insured) (i) currently established, maintained, sponsored, or contributed to (or with respect to which any obligation to contribute has been undertaken and currently exists) by the Company or any Company Subsidiary on behalf of any employee, officer, director, consultant, stockholder or other individual service provider of the Company or any Company Subsidiary (in each case, whether current, former or retired) or their dependents, spouses, or beneficiaries, or (ii) under which the Company or any ERISA Affiliate has or may have any Liability, contingent or otherwise, other than legally mandated benefit plans or arrangements. All such plans, agreements, programs, policies, commitments and arrangements are collectively referred to as the “Plans”. For purposes of this Section 2.13, the term “ERISA Affiliate” means any entity, including but not limited to any corporation, partnership, limited liability company, sole proprietorship, or other legal entity that, together with the Company, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

(b) With respect to each Plan, the Company has provided or made available to Parent complete and correct copies of (i) all plan documents, trust agreements, insurance contracts or other funding arrangements, (ii) all current summary plan descriptions, (iii) the most recent determination letter, if applicable, (iv) for the three (3) most recent years (A) the Form 5500 and attached schedules, (B) any non-discrimination testing results and (C) audited financial statements and actuarial valuation reports to the extent applicable (v) material communications received from or sent to any Governmental Entity relating to any ongoing compliance matter, and (vi) all amendments to any such Plan.

(c) With respect to each Plan: (i) each Plan has been established, maintained and administered in all material respects in accordance with its express terms and with the requirements of applicable Law; (ii) each Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter, opinion letter, or advisory letter from the Internal Revenue Service upon which it may rely as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any ERISA Affiliate, to any material Tax, fine, Lien, penalty or other Liability imposed by ERISA, the Code or other applicable Laws; (iv) for each Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; (v) except as set forth in Section 2.13(c) of the Company Disclosure Schedule, no Plan is a split-dollar life insurance program; (vi) no Plan provides for loans to executive officers (within the meaning of the Sarbanes Oxley Act of 2002); (vii) no Plan is a “multiple employer welfare arrangement” (within the meaning of Section 3(40)(A) of ERISA), or is funded through a trust intended to be exempt from federal income Tax pursuant to Section 501(c)(9) of the Code; (viii) no Plan is maintained outside the United States; (ix) there are no pending or, to the Company’s Knowledge, threatened actions, claims or lawsuits against or relating to the Plans, the assets of any of the trusts under such arrangements or the sponsor or the administrator, or against any fiduciary of the Plans with respect to the operation of such arrangements (other than routine benefit claims); (x) no Plan is under audit or, to the Company’s Knowledge, investigation by any Governmental Entity; (xi) all payments required to be made by the Company under any Plan, any Contract, or by Law (including all contributions (including all employer contributions and employee salary reduction contributions), insurance premiums or intercompany charges) with respect to all prior periods have been timely made or properly accrued and reflected in the most recent consolidated balance sheet prior to the date hereof, in accordance with the provisions of each Plan, applicable Law and GAAP; (xii) there has been no amendment to, announcement by the Company relating to, or change in employee participation or coverage under, any Plan which would increase materially the expense of maintaining such Plan above the level of the expense incurred therefor for the most recent fiscal year; (xiii) the Company may amend or terminate each Plan (other than individual arrangements or Plans required by applicable Law) at any time without incurring any Liability thereunder other than in respect of claims incurred prior to such amendment or termination and administrative expenses associated with such termination; and (xiv) no Plan is a self-insured arrangement and no event has occurred and no condition exists that could reasonably be expected to result in a material increase in the premium costs of Plans that are fully-insured.

(d) None of the Plans provide retiree health or life insurance benefits except as may be required by Section 4980B of the Code and Section 601 of ERISA, any other applicable Law or at the expense of the participant or the participant’s beneficiary.

(e) No Plan is (i) a Multiemployer Plan or other “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA; (ii) subject to the funding standards of Section 302 of ERISA or Section 412 of the Code; or (iii) a multiple employer plan (within the meaning of Section 413(c) of the Code), and neither the Company nor any ERISA Affiliate has any obligation to contribute to, or has any actual or contingent liability or obligation (including any obligation to make any contribution) to or in respect of any such plan or any Multiemployer Plan.

(f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event): (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee, consultant or other service provider of the Company and the Company Subsidiaries or with respect to any Plan; (ii) increase any benefits otherwise payable under any Plan; (iii) result in the acceleration of the time of payment or vesting, or result in any payment or funding (through a grantor trust or otherwise), of any such compensation or benefits; or (iv) result in the payment of any amount that would, individually or in combination with any other such payment, be an “excess parachute payment” within the meaning of Section 280G of the Code. No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company as a result of the imposition of the excise taxes required by Section 4999 of the Code, any Taxes required by Section 409A of the Code, or as part of severance arrangements.

(g) With respect to each group health plan benefiting any current or former employee of the Company or any ERISA Affiliate that is subject to Section 4980B of the Code, the Company has substantially complied with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and all other applicable Laws in all material respects.

2.14 Environmental Matters.

(a) (i) The Company and the Company Subsidiaries comply, and have complied in all material respects since January 1, 2012, with all applicable Environmental Laws, which compliance includes the possession, maintenance of, compliance with, and application for, all Environmental Permits required under applicable Environmental Laws for the operation of the business of the Company and the Company Subsidiaries; (ii) except as set forth in Section 2.14 of the Company Disclosure Schedule, there have been no Releases of Materials of Environmental Concern at any of the properties at which the Company or any Company Subsidiary owns, leases or operates under circumstances that are reasonably likely to result in liability of the Company or the Company Subsidiaries under any applicable Environmental Law; (iii) except as set forth in Section 2.14 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries have produced, processed, manufactured, generated, transported, treated, handled, used, stored, disposed of or Released any Materials of Environmental Concern; (iv) except as set forth in Section 2.14 of the Company Disclosure Schedule, neither the Company nor the Company Subsidiaries has received any written notification alleging that it is liable for, or any written request for information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar U.S. state statute concerning, any Release or threatened Release of Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such Release or threatened Release, to the extent such notification or request for information has been resolved with the appropriate Governmental Entity or otherwise; and (v) except as set forth in Section 2.14 of the Company Disclosure Schedule, neither the Company nor the Company Subsidiaries has received any written claim, notice or complaint, and no Litigation is pending, in each case that alleges a violation by or a liability of the Company or the Company Subsidiaries of or under any Environmental Laws, and to the Knowledge of the Company no such Litigation is threatened.

(b) The representations and warranties contained in this Section 2.14 are the sole representations of the Company relating to Environmental Laws, Environmental Permits and Materials of Environmental Concern.

2.15 Intellectual Property.

(a) The Company and each of the Company Subsidiaries (i) own all right, title and interest in and to the Owned Intellectual Property, a true and complete list of which is set forth in Section 2.15(a) of the Company Disclosure Schedule or (ii) are licensed or otherwise possess sufficient right to use and enforce all Owned Intellectual Property. All trademarks, Copyrights, and Patents that are the subject of an application for registration or a registration issued, filed with or recorded by any Governmental Entity and included in the Owned Intellectual Property (collectively, “Company Registered Intellectual Property”) are set forth in Section 2.15(a) of the Company Disclosure Schedule. The Company Registered Intellectual Property is valid, subsisting and enforceable (or in the case of applications for registration thereof, properly applied for) and held in the name of the Company or the Company Subsidiaries, and there has been no final and unappealable decision from a court, patent office, or other regulatory agency rendering any Company Registered Intellectual Property invalid or unenforceable. For purposes of this Agreement, “Intellectual Property” shall mean: (i) patents, patent applications of any kind (including, without limitation, provisional, utility, design, divisionals, continuations, continuations in part and reissue applications and foreign counterparts thereof), inventions, discoveries, inventor’s certificates, and invention disclosures (whether or not patented), and any renewals, extensions, re-examinations, supplementary protection certificates or reissues thereof, in any jurisdiction (“Patents”); (ii) rights in registered and unregistered trademarks, trade names, service marks, brand names, certification marks, trade dress, logos, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (iii) domain names, uniform resource locators and other names and locators associated with the Internet, and any and all applications or registrations therefor; (iv) all trade secrets, and other confidential information, including, to the extent held as a trade secret or as confidential information: technology, know how, data, processes, schematics, business methods, formulae, drawings, designs, compositions of matter, techniques, improvements, methods (including manufacturing methods), clinical and regulatory strategies, formulations, manufacturing data and processes specifications, manuals, research and development/clinical proposals and proprietary customer and supplier lists, and all documentation relating to any of the foregoing (“Trade Secrets”); (v) copyrighted and copyrightable writings, published and unpublished writings and other works, whether copyrightable or not, in any jurisdiction, registrations or applications for registration of copyrights in any jurisdiction, designs, specifications, derivative works in any jurisdiction for the foregoing, and any renewals or extensions thereof (“Copyrights”); (vi) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing; and (vii) any and all other intellectual property or similar type of proprietary rights relating to any of the foregoing.

(b) (i) To the Knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation by any third party of any of the Owned Intellectual Property, including by any employee or former employee of any of the Company or any Company Subsidiary, (ii) to the Knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries (including the provision of the Company Services) as currently conducted does not violate, infringe or misappropriate any Intellectual Property of, or violate any Company Material Contract with, any third party, (iii) there is no pending or, to the Knowledge of the Company, threatened, claim or litigation against the Company or any Company Subsidiary, contesting the validity, enforceability or ownership of the Owned Intellectual Property or right of the Company or any Company Subsidiary to exercise the rights therein, and (iv) is no claim or proceeding pending against the Company, or to the Knowledge of the Company threatened, alleging that the Company or any Company Subsidiary have infringed or misappropriated any Intellectual Property of any third party.

(c) Other than agreements between the Company and any Company Subsidiary and their respective employees and consultants, non-disclosure agreements entered into in the ordinary course of business consistent with past practice, agreements for the use of commercially available software, and service, support and maintenance agreements entered into in the ordinary course of business consistent with past practice, Section 2.15(c) of the Company Disclosure Schedule sets forth a complete list of all (i) material licenses, sublicenses and other agreements in which the Company or any Company Subsidiary have granted to any Person the right to make, use, sell, offer for sale, have made or import the Owned Intellectual Property, (ii) material agreements, contracts or licenses under which any of the Company or any Company Subsidiary is obligated to pay fees or royalties to any Person in connection with the use of any Intellectual Property, and (iii) all other material indemnifications, forbearances to sue, settlement agreements and licensing or cross-licensing arrangements to which the Company or any Company Subsidiary is a party relating to the Intellectual Property.

(d) To the Knowledge of the Company, no employee, independent contractor, consultant or agent of the Company or any Company Subsidiary has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor, consultant or agent of the Company or any Company Subsidiary.

(e) To the Knowledge of the Company, each employee of, or consultant to, the Company Entities, that has performed services relevant to the Owned Intellectual Property for the Company or any Company Subsidiary that is material to the Company’s or any Company Subsidiary’s operations has assigned to the Company or a Company Subsidiary any and all rights, title and interest in and to such Intellectual Property.

(f) To the Knowledge of the Company, the Company has taken reasonable precautions customary in the territory and industry in which the Company operates to protect the secrecy, confidentiality, and value of its material Trade Secrets, that it intends to maintain as trade secrets under applicable Laws and, to the Knowledge of the Company, such Trade Secrets have not been divulged to any third party except pursuant to a properly executed standard confidentiality and non-disclosure agreement or other similar written obligations of confidentiality and, to the Knowledge of the Company, no Person has breached such agreement.

(g) No Owned Intellectual Property right will terminate or cease to be a valid right of the Company by reason of the execution and delivery of this Agreement by the Company, the performance of the Company of its obligations hereunder, or the consummation by the Company of the transactions contemplated by this Agreement.

(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Owned Intellectual Property was not developed using any federal or university funding, resources or staff and no government entity or university has any rights to any of the Owned Intellectual Property.

2.16 Healthcare Regulatory and Related Matters.

(a) The Company and the Company Subsidiaries are and have been, since January 1, 2010, in compliance in all material respects with (i) all Laws (including all rules, regulations and policies) of CMS, FDA, OIG, Drug Enforcement Administration (“DEA”) and other Healthcare Regulatory Authorities, including by way of example only, the Food, Drug, and Cosmetic Act, the Public Health Service Act, the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health (HITECH) Act, the Federal Health Care Program Anti-Kickback Act (Social Security Act § 1128B(b)), the Anti-Inducement Act (Social Security Act § 1128A(a)(5)), the Ethics in Patient Referrals Act of 1989, as amended (Social Security Act § 1877), the other provisions of the Social Security Act and all implementing regulations, and (ii) all Healthcare Regulatory Authorizations, including all requirements of CMS, FDA, DEA and all other Healthcare Regulatory Authorities, that are applicable to the Company and the Company Subsidiaries, or by which any property, product (if any), service or other Asset of the Company and the Company Subsidiaries is bound or affected.

(b) Since January 1, 2010, neither the Company nor the Company Subsidiaries has received any written notification of any pending or, to the Knowledge of the Company, threatened, claim, suit, proceeding, hearing, enforcement, audit, investigation, revocation of CLIA certification, any certificate of accreditation issued by a CMS recognized accrediting organization, revocation of any State or Federal license or permit, suspension, exclusion, suspension of payments, imposition of prepayment review, corrective action plan, civil money penalties, arbitration or other action from any Healthcare Regulatory Authority.

(c) Since January 1, 2013, the Company and the Company Subsidiaries have held all material Healthcare Regulatory Authorizations required for the conduct of their respective businesses, and all such Healthcare Regulatory Authorizations are in full force and effect. No event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the material rights of the holder of any such Healthcare Regulatory Authorization.

(d) Section 2.16(d) of the Company Disclosure Schedule contains a complete and accurate list of the top twenty (20) Laboratory Developed Tests (“LDT”), as that term has been defined by the FDA in its 2014 Guidance entitled “Framework for Regulatory Oversight of Laboratory Developed Tests,” of the Company, based on the net consolidated revenue generated by each such LDT during the Company’s most recently completed fiscal year.

(e) No notification has been received by any Company Entity from any Regulatory Authority that would reasonably be expected to preclude the Company from continuing to use such LDTs. No applications or notifications made or other materials submitted by the Company Entities to any Regulatory Authority contained an untrue statement of material fact, or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading on a material matter.

(f) Neither the Company nor the Company Subsidiaries manufacture, distribute, or use any medical device, drug or biologic is required to be, but which has not been approved, cleared or waived by the FDA and none of the Company’s LDTs or any Company Service is the subject of any clinical investigation under 21 C.F.R. pt. 312 or 21 C.F.R. pt. 812, or otherwise.

(g) Neither the Company nor any of the Company Subsidiaries has received any material written information since January 1, 2010 from any Healthcare Regulatory Authority with jurisdiction over the marketing, sale, use, handling and control, safety, efficacy, reliability, manufacturing or provision of Company Services or products offered or to be offered by the Company, if any, which would reasonably be expected to lead to the revocation, withdrawal, or denial of any application for marketing approval before such Healthcare Regulatory Authority.

(h) The Company has made available to Parent all material reports, documents, claims, notices, filings, minutes, transcripts, recordings and other material correspondence between the Company and any of the Company Subsidiaries, on the one hand, and any Healthcare Regulatory Authority, on the other hand, since January 1, 2013.

(i) All material reports, documents, claims, applicable registration files and dossiers, notices and similar filings required to be filed, maintained, or furnished to any Healthcare Regulatory Authority by the Company and the Company Subsidiaries since January 1, 2010 have been so filed, maintained or furnished and, to the Knowledge of the Company, were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).

(j) All clinical testing conducted by or on behalf of the Company Entities is being conducted in material compliance with requirements of CLIA and, as applicable, in accordance with Good Laboratory Practices as set forth in 21 C.F.R. pt. 58.

(k) (i) Neither the Company nor any of the Company Subsidiaries has received any FDA Form 483, notice of adverse finding, warning letters, untitled letters or other notices alleging a lack of safety from any Healthcare Regulatory Authority, and (ii) there is no action or proceeding pending or, to the Knowledge of the Company, threatened by any such Healthcare Regulatory Authority, contesting the approval of, the uses of, or the labeling (if any) or promotion of, or otherwise alleging any violation of Law with respect to, a product if any, manufactured, distributed or marketed by or on behalf of the Company or the Company Subsidiaries.

(l) Neither the Company nor any of the Company Subsidiaries is the subject of any pending or, to the Knowledge of the Company, threatened investigation regarding the Company, the Company Subsidiaries, any Company Services or products, if any, by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (Sept. 10, 1991) and any amendments thereto, or otherwise. Neither the Company nor any of the Company Subsidiaries, nor, to the Knowledge of the Company, any officer, employee, agent or distributor of the Company or any Company Subsidiary, has committed or been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law. Neither the Company nor any of the Company Subsidiaries, nor, to the Knowledge of the Company, any officer, employee, agent or distributor of the Company or any Company Subsidiary, has been convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar Law. As of the date hereof, no claims, actions, proceedings or investigations that would reasonably be expected to result in a material debarment or exclusion of the Company is pending or, to the Knowledge of the Company, threatened, against the Company or, to the Knowledge of the Company, any of its directors, officers, employees or agents.

(m) No Company Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that the Company believes is reasonably likely to materially impede or delay receipt of any Governmental Approvals necessary to consummate the Merger or the other transactions contemplated by this Agreement.

(n) Since January 1, 2010, neither the Company nor any of its Subsidiaries nor any of their respective laboratories has been on “pre-payment review” by any Medicare Administrative Contractor or by CMS, or a corrective action plan with CMS or corporate integrity agreement with OIG. Since January 1, 2010, except as listed in Section 2.16(n) of the Company Disclosure Schedule, no claim that has been submitted by or on behalf of the Company or any of its Subsidiaries or any of their respective laboratories is, to the knowledge of the Company, under or has been under reconsideration pursuant to Social Security Act § 1869(b). For any calendar year since 2009, neither the Company nor any of its Subsidiaries nor any of their respective laboratories has had total Medicare or Medicaid rates of disallowance of claims or parts thereof that exceeded five percent of the total dollar value of claims submitted to any payor.

(o) Since January 1, 2008, neither the Company nor any of its Subsidiaries nor any of their respective laboratories has received any Civil Investigative Demand or subpoena from the Department of Justice or any OIG subpoena or demand, nor does the Company have reason to suspect that it has been named as a defendant in a False Claims Act case, whether sealed or unsealed.

2.17 Real Property.

The Company has no Owned Real Property and the Company or a Company Subsidiary has a valid leasehold interest in all of its Leased Real Properties, free and clear of all Liens. Such Leased Real Property is sufficient to conduct the Company’s and the Company’s Subsidiaries’ respective businesses as currently conducted in all material respects. The Company has delivered to Parent a true and complete copy of each Lease to each material Leased Real Property of the Company and the Company’s subsidiaries, and each amendment thereto, a true and complete list of which is set forth in Section 2.17 of the Company Disclosure Schedule. Except as may be limited by the Bankruptcy and Equity Exception, all such Leases are valid and in full force and effect against the Company or any Company Subsidiary party thereto and, to the Company’s Knowledge, the counterparties thereto, in accordance with their respective terms, and there is not, to the Company’s Knowledge, under any of such Leases, any existing Default by the Company or any Company Subsidiary which would result in the termination of such Leases.

2.18 Material Contracts.

Each Company Material Contract is valid and binding on the Company and any of the Company Subsidiaries to the extent the Company or such Subsidiary is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception), except those which are cancelled, rescinded or terminated after the date of this Agreement in accordance with their terms (and not as a result of a default by the Company). The Company and each Company Subsidiary, and, to the Knowledge of the Company, any other party thereto, has in all material respects performed all obligations required to be performed by it under each Company Material Contract. There is no Default under any Company Material Contract by the Company or any Company Subsidiary with respect to its material obligations thereunder, or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material Default thereunder by the Company or any Company Subsidiary or to the Knowledge of the Company, by any other party thereto.

2.19 Accounts Receivable.

All accounts receivable and other amounts due the Company or any of its Subsidiaries (“Receivables”) are fairly reflected on its consolidated balance sheet (the “Most Recent Balance Sheet”) as of January 31, 2015 (the “Most Recent Balance Sheet Date”) and in the records and books of account of the Company or any of its Subsidiaries since the Most Recent Balance Sheet Date have arisen in the ordinary course of business consistent with past practice, represent enforceable obligations to the Company or its Subsidiaries arising from sales actually made or services actually performed and, subject only to consistently recorded contractual adjustments and reserves for bad debts established in a manner consistent with past practice, have been, or will be, current and collected or are, or will be, collectible in the aggregate recorded amounts thereof in accordance with their terms and are not and will not, be subject to any contests, claims, counterclaims or setoffs. Since the Most Recent Balance Sheet Date there has been no materially adverse change in the amount or collectability of the Receivables or the related provisions or reserves from that reflected in the Most Recent Balance Sheet. Section 2.19 of the Company Disclosure Schedule contains a complete and accurate aging of all Receivables of the Company and its Subsidiaries as of the Most Recent Balance Sheet Date setting forth the (i) customer or third party payor names and (ii) the amounts owed by each. Except as set forth in Section 2.19 of the Company Disclosure Schedule, to the Knowledge of the Company, no account debtor has refused or threatened to refuse to pay any material obligations to the Company or its Subsidiaries, as applicable, for any reason, or has otherwise made a material claim to set off or similar claim.

2.20 Insurance.

The Company maintains for itself and the Company Subsidiaries insurance policies covering the Company’s property and equipment and director and officer liability in such amounts, with such deductibles and against such risks and losses as, in its judgment, are reasonable for the material business and assets of the Company and the Company Subsidiaries. All of such insurance policies are in full force and effect and neither the Company nor any Company Subsidiary is in material default with respect to its obligations under any of such insurance policies. Excluding insurance policies that have expired and been replaced in the ordinary course of business consistent with past practice, as of the date hereof, no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any insurance policy of the Company and the Company Subsidiaries during the period of one year prior to the date hereof, which policy was not or could not be replaced without a material increase in premium or reduction in coverage.

2.21 Related Party Transactions.

No current officer, director or Affiliate of the Company is a party to any material agreement, contract, commitment or transaction with the Company or the Company Subsidiaries or has any material interest in any material property used by the Company or the Company Subsidiaries or is a Person that is a party to any Contract or any Lease, in each case, that would be required to be disclosed under Item 404 of regulation S-K of the Securities Act.

2.22 Questionable Payments.

Since January 1, 2010, neither the Company nor any of the Company Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Company Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

2.23 Anti-Takeover Provisions.

There is no shareholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which the Company is a party or otherwise bound. The Company has taken all actions necessary to render inapplicable to this Agreement and the transactions contemplated hereby, including the Merger, and inapplicable to Parent, Sub and the Company’s capital stock in connection with this Agreement and the transactions contemplated hereby, including the Merger, any and all “fair price,” “moratorium,” “control share acquisition,” “business combination” and other similar Laws of the State of New Jersey or any other state or jurisdiction, including the “New Jersey Shareholders’ Protection Act” statutes set forth in Section 14A:10A-1 et seq. of the NJBCA (collectively, the “Anti-takeover Laws”), and no such Anti-takeover Laws apply or will apply to this Agreement and the transactions contemplated hereby, including the Merger.

2.24 Opinion of Financial Advisor.

The Board has received the opinion of Allen & Company LLC (the “Company Financial Advisor”), to the effect that, as of the date of such opinion and based on, and subject to the various assumptions, qualifications and limitations set forth therein, the Exchange Ratio to be received by holders of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders (other than any Parent Entity or any of their respective Affiliates), and such opinion has not been modified or withdrawn as of the date of this Agreement.

2.25 Brokers and Finders.

Except for the Company Financial Advisor, the fees of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee in connection with the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary or Affiliate. The Company has made available to Parent a true and complete copy of the engagement letter (including any amendments thereto) with the Company Financial Advisor, which engagement letter (as so amended, if applicable) sets forth all of the fees of the Company Financial Advisor payable by the Company in connection with the Merger and the other transactions contemplated hereby.

2.26 Tax and Regulatory Matters.

No Company Entity or, to the Knowledge of Company, any Affiliate thereof has taken or agreed to take any action, and the Company does not have any Knowledge of any agreement, plan or other circumstance that is reasonably likely to (a) prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, or (b) to materially impede or delay receipt of any of the Governmental Approvals which are conditions precedents under Section 5.1(c) of this Agreement.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Sub represent and warrant to the Company that, except as disclosed in the Parent Disclosure Schedule or as disclosed in Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (including the exhibits thereto) or in any Parent SEC Document filed subsequent to such Form 10-K but prior to the date of this Agreement, but without giving effect to any amendment to any such Parent SEC Document filed on or after the date of this Agreement and excluding any disclosures set forth in any section entitled “risk factors” or constituting “forward-looking statements” or any other statements that are similarly cautionary, predictive or forward-looking in nature, except, in each case, other than historical information contained therein:

3.1 Organization, Standing, and Power.

(a) Parent is a corporation duly incorporated and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority necessary to own or lease all of its Assets and to carry on its business as it is now being conducted. Parent is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the Assets owned or leased by it makes such qualification necessary, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) Each Parent Subsidiary is duly organized and validly existing under the Laws of the jurisdiction of its organization and has all requisite corporate power and authority necessary to own or lease all of its Assets and to carry on its business as it is now being conducted. Each Parent Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the Assets owned or leased by it makes such qualification necessary, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

3.2 Authority; Noncontravention; Voting Requirements

(a) Each of Parent and Sub has all necessary corporate right, power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement by Parent as the sole shareholder of Sub, to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by each of Parent and Sub of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Parent and Sub have been duly and validly authorized by their respective boards of directors and, other than Parent’s adoption of this Agreement in its capacity as the sole shareholder of Sub, no other corporate proceedings or approvals on the part of Parent or Sub are necessary to authorize the execution, delivery and performance by each of Parent and Sub of this Agreement or the consummation by Parent and Sub of the transactions contemplated hereby (other than, with respect to the Merger, the filing of the Certificate of Merger). Each of Parent and Sub has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the other parties thereto, such agreements constitute valid and binding obligations of each of Parent and Sub, as applicable, enforceable against each of them in accordance with their respective terms, subject, in each case, to the Bankruptcy and Equity Exception.

(b) Neither the execution and delivery of this Agreement by Parent and Sub nor the consummation of the Merger and the other transactions contemplated hereby by Parent and Sub, as applicable, nor compliance by each of Parent and Sub, as applicable, with any of the terms or provisions hereof, as applicable, will (i) conflict with or violate any provision of the Organizational Documents of Parent or Sub, (ii) assuming that each of the consents, authorizations and approvals referred to in Section 2.5, Section 3.2 and the Required Company Vote is obtained (and any condition precedent to any such consent, authorization or approval has been satisfied) and each of the filings referred to in Section 2.5 and Section 3.2 are made and any applicable waiting periods referred to therein have expired, conflict with or violate any Law, judgment, writ or injunction of any Governmental Entity applicable to Parent or Sub or by which any of their Assets are bound or affected, or (iii) result in any breach of or constitute a Default under, result in the loss of a benefit under or give rise to any right of termination, amendment, acceleration, payment or cancellation of any Contract to which any Parent Entity is a party, or result in the creation of a Lien on any of the Assets of Parent or Sub, other than, in the case of clauses (ii) or (iii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

3.3 Required Filings and Consents.

Except for the Governmental Approvals, no consents or approvals of, Permits from or filings, declarations or registrations with, any Governmental Entity are necessary for the execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the Merger and the other transactions contemplated hereby, other than as would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect or materially delay or materially impair the ability of Parent or Sub to consummate the transactions contemplated hereby.

3.4 Capital Stock.

(a) The authorized capital stock of Parent consists of (i) 750,000,000 shares of Parent Common Stock, of which 464,411,844 shares were issued and 463,291,477 shares were outstanding at the close of business on June 2, 2015, and (ii) 10,000,000 shares of preferred stock of Parent, of which no shares were issued and outstanding at the close of business on June 2, 2015. As of the date of this Agreement, no more than 24,970,984 shares of Parent Common Stock are subject to Parent Options in respect of Parent Common Stock and no more than 10,353,181 shares of Parent Common Stock are reserved for future grants under the Parent Stock Plan. Upon any issuance of any shares of Parent Common Stock in accordance with the terms of the Parent Stock Plan, such shares will be duly and validly issued and fully paid and nonassessable. As of the date of this Agreement, no more than 2,253,902 shares of Parent Common Stock are issuable upon the exercise of Parent Warrants. As of the date of this Agreement, no more than 6,680,773 shares of Parent Common Stock are issuable upon the conversion of Parent’s 3.00% convertible senior notes due 2033 (the “Parent Notes”). Except for Parent Options, Parent Warrants and the Parent Notes, there are on the date hereof no outstanding (i) securities of Parent convertible into, exercisable or exchangeable for shares of capital stock or voting securities or ownership interests in Parent, and (ii) options, warrants, rights or other agreements or commitments requiring Parent to issue, or other obligations of Parent to issue, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) Parent (or, in each case, the economic equivalent thereof). No Parent Entity owns any capital stock of Parent.

(b) All of the issued and outstanding shares of Parent Common Stock are, and all of the shares of Parent Common Stock to be issued in exchange for shares of Company Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be duly and validly issued and outstanding and fully paid and nonassessable under the General Corporation Law of the State of Delaware. None of the shares of Parent Common Stock to be issued in exchange for shares of Company Common Stock upon consummation of the Merger will be issued in violation of any preemptive rights.

3.5 Parent Subsidiaries.

Parent or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Parent Subsidiary, free and clear of any Lien, and there are no irrevocable proxies with respect to any such shares. There are no outstanding (i) securities of Parent or any Parent Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Parent Subsidiary, (ii) options, restricted stock, warrants, rights or other agreements or commitments to acquire from Parent or any Parent Subsidiary, or obligations of Parent or any Parent Subsidiary to issue, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) any Parent Subsidiary, (iii) obligations of Parent or any Parent Subsidiary to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in any Parent Subsidiary (the items in clauses (i), (ii) and (iii), together with the capital stock of such Parent Subsidiaries, being referred to collectively as “Parent Securities”), or (iv) obligations of Parent or any Parent Subsidiary to make any payment based on the value of any shares of any Parent Subsidiary. There are no outstanding obligations of Parent or any Parent Subsidiary to purchase, redeem or otherwise acquire any outstanding Parent Securities. There are no voting trusts or other Contracts to which Parent or any Parent Subsidiary is a party with respect to the voting of capital stock (or other equity interests) of any Company Subsidiary. All Parent Securities of any Parent Subsidiary incorporated or formed in a jurisdiction located within the United States of America are duly authorized, validly issued, fully paid and nonassessable.

3.6 SEC Filings; Financial Statements.

(a) Parent has timely filed all SEC Documents required to be filed by Parent since January 1, 2012 (the “Parent SEC Reports”). The Parent SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws, except to the extent updated, amended, restated or corrected by a subsequent SEC Document filed or furnished to the SEC by Parent and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements, at the effective date thereof, and in the case of proxy statements, at the date of the mailing of such proxy statement) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Parent SEC Reports and (ii) to the Knowledge of Parent, none of the Parent SEC Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. No Parent Subsidiary is required to file any SEC Documents.

(b) Each of the Parent Financial Statements (including, in each case, any related notes) contained in the Parent SEC Reports, including any Parent SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis for the periods presented (except as may be indicated in the notes to such financial statements or as permitted by Regulation S-X), and presented fairly in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

(c) Since January 1, 2012, Parent and each Parent Entity has had in place “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the Parent SEC Reports is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Parent required under the Exchange Act with respect to such reports.

(d) Parent has designed and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(e) Neither Parent nor any of the Parent Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among Parent or any Parent Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any Parent Subsidiary in the Parent SEC Reports.

3.7 Absence of Undisclosed Liabilities.

No Parent Entity has incurred any Liability, including those arising under any Law and those arising under any Contract, except (i) such Liabilities incurred after December 31, 2014 in the ordinary course of business consistent with past practice, (ii) in connection with this Agreement and the transactions contemplated hereby, (iii) such Liabilities that are reflected or reserved against in the consolidated balance sheets of Parent as of December 31, 2014, included in the Parent SEC Reports, or (iv) as is not reasonably likely to have a Parent Material Adverse Effect.

3.8 Absence of Certain Changes or Events.

(a) Since December 31, 2014, there has not been any state of facts, change, event, effect or occurrence that has had, or that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Since December 31, 2014, Parent has carried on its businesses only in the ordinary course consistent with past practice.

3.9 Tax Matters.

Except as set forth in the applicable subsection of Section 3.9 of the Parent Disclosure Schedule:

(a) The Parent Entities have timely filed with the appropriate taxing authorities all material Tax Returns in all jurisdictions in which such Tax Returns are required to be filed and such Tax Returns are correct and complete in all material respects. The Parent Entities are not the beneficiary of any extension of time within which to file any Tax Return (other than any extensions to file Tax Returns obtained in the ordinary course consistent with past practice). All material Taxes of the Parent Entities (whether or not shown on any Tax Return) if required to have been paid, have been paid (except for Taxes which are being contested in good faith) or reserved for on the Parent’s financial statements. Any Liability of the Parent Entities for accrued Taxes not yet due and payable, or which are being contested in good faith, has been provided for in the financial statements of the Parent Entities to the extent required by and in accordance with GAAP. There are no Liens for any material amount of Taxes (other than a Lien for Taxes not yet due and payable or for which are being contested in appropriate proceedings) on any of the Assets of the Parent Entities. No claim has ever been made in writing which is currently pending by an authority in a jurisdiction where any Parent Entity does not file a Tax Return that such Parent Entity may be subject to Taxes by that jurisdiction.

(b) None of the Parent Entities has received any written notice of assessment or proposed assessment in connection with any material amount of Taxes which is currently pending, and there are no threatened in writing or pending disputes, claims, audits or examinations regarding any Taxes of any Parent Entity. None of the Parent Entities has waived any statute of limitations in respect of any Taxes which are currently pending.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, all Tax deficiencies that have been claimed, proposed, assessed or asserted against the Parent Entities have been fully paid or finally settled.

(d) Each Parent Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and foreign Laws) and have, within the time and the manner prescribed by law, withheld and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under the applicable Tax Laws.

3.10 Environmental Matters.

(a) (i) Each Parent Entity complies, and has complied in all material respects since January 1, 2012, with all applicable Environmental Laws, which compliance includes the possession, maintenance of, compliance with, and application for, all Environmental Permits required under applicable Environmental Laws for the operation of the business of the Parent Entities; (ii) except as set forth in Section 3.10 of the Parent Disclosure Schedule, there have been no Releases of Materials of Environmental Concern at any of the properties which any Parent Entity owns, leases or operates under circumstances that are reasonably likely to result in liability of any Parent Entity under any applicable Environmental Law; (iii), except as set forth in Section 3.10 of the Parent Disclosure Schedule no Parent Entity has produced, processed, manufactured, generated, transported, treated, handled, used, stored, disposed of or Released any Materials of Environmental Concern; (iv) except as set forth in Section 3.10 of the Parent Disclosure Schedule, no Parent Entity has received any written notification alleging that it is liable for, or any written request for information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar U.S. state statute concerning, any Release or threatened Release of Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such Release or threatened Release, to the extent such notification or request for information has been resolved with the appropriate Governmental Entity or otherwise;

and (v) except as set forth in Section 3.10 of the Parent Disclosure Schedule, no Parent Entity has received any written claim, notice or complaint, and no Litigation is pending, in each case that alleges a violation by or a liability of any Parent Entity of or under any Environmental Laws, and to the Knowledge of the Parent no such Litigation is threatened.

(b) The representations and warranties contained in this Section 3.10 are the sole representations of the Parent relating to Environmental Laws, Environmental Permits and Materials of Environmental Concern.

3.11 Intellectual Property.

(a) Parent and the Parent Subsidiaries (i) own all right, title and interest in and to the Parent Owned Intellectual Property material to the conduct of their respective businesses or (ii) are licensed or otherwise possess sufficient right to use and enforce all Parent Owned Intellectual Property. The Parent Registered Intellectual Property is valid, subsisting and enforceable (or in the case of applications for registration thereof, properly applied for) and held in the name of Parent or the Parent Subsidiaries, and there has been no final and unappealable decision from a court, patent office, or other regulatory agency rendering any Parent Registered Intellectual Property invalid or unenforceable other than exceptions that would not materially affect the business of Parent and the Parent Subsidiaries taken as a whole.

(b) Except as set forth in Section 3.11(b) of the Parent Disclosure Schedule, (i) to the Knowledge of Parent, there is no unauthorized use, disclosure, infringement or misappropriation by any third party of any of the Parent Owned Intellectual Property, including by any employee or former employee of any of Parent or any Parent Subsidiary; (ii) to the Knowledge of the Parent, neither Parent’s use, development, manufacture, marketing, license, or sale of any Parent Product/Service currently licensed, utilized, sold, provided or furnished by Parent or any Parent Subsidiary nor the conduct of the business of Parent and the Parent Subsidiaries as currently conducted violates, infringes or misappropriates any Intellectual Property of, or violates any material Contract with, any third Person; (iii) to the Knowledge of Parent, the manufacture, sale, offer for sale, use, or importation of any Parent Product/Service, following any FDA approval or clearance of the same, will not infringe or misappropriate any Intellectual Property of any third Person; (iv) there is no pending or, to the Knowledge of Parent, threatened, claim or litigation against Parent or any Parent Subsidiary, contesting the validity, enforceability or ownership of the Parent Owned Intellectual Property or right of Parent or any Parent Subsidiary to exercise the rights therein; and (v) there is no claim or proceeding pending against Parent, or to the Knowledge of Parent threatened, alleging that Parent or any Parent Subsidiary by the use or sale of any Parent Product/Service have infringed or misappropriated any Intellectual Property of any third party.

(c) No employee, independent contractor, consultant or agent of Parent or any Parent Subsidiary has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor, consultant or agent of Parent or any Parent Subsidiary.

(d) Each employee of, or consultant to, Parent or any Parent Subsidiary, that has performed services relevant to the Parent Owned Intellectual Property for Parent or any Parent Subsidiary that is material to Parent’s or any Parent Subsidiary’s operations has assigned to Parent or a Parent Subsidiary any and all rights, title and interest in and to such Intellectual Property.

(e) To the Knowledge of Parent, Parent has taken reasonable precautions customary in the territory and industry in which Parent operates to protect the secrecy, confidentiality, and value of its material Trade Secrets, that it intends to maintain as trade secrets under applicable Laws and, to the Knowledge of Parent, such Trade Secrets have not been divulged to any third party except pursuant to a properly executed standard confidentiality and non-disclosure agreement or other similar written obligations of confidentiality and, to the Knowledge of Parent, no Person has breached such agreement.

(f) No Parent Owned Intellectual Property right will terminate or cease to be a valid right of Parent by reason of the execution and delivery of this Agreement by Parent, the performance of Parent of its obligations hereunder, or the consummation by Parent of the transactions contemplated by this Agreement.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, the Parent Owned Intellectual Property was not developed using any federal or university funding, resources or staff and no government entity or university has any rights to any of the Parent Owned Intellectual Property.

3.12 Regulatory and Related Matters.

(a) Each Parent Entity holds all Permits, variances, registrations, exemptions, Orders and other governmental authorizations, consents, approvals and clearances, including all authorizations under the Federal Food, Drug and Cosmetic Act of 1938, the Public Health Service Act of 1944, and the regulations of the FDA promulgated thereunder, from any Governmental Entity that is concerned with the quality, identity, strength, purity, safety, efficacy or manufacturing of Parent Products/Services and that in any such case is material to the conduct of their respective businesses as they are now being conducted (any such Governmental Entity, a “Parent Regulatory Agency”) necessary for the lawful operating of the businesses of Parent or any of its Subsidiaries (the “Parent Permits”), and all such Parent Permits are valid, and in full force and effect. Since January 1, 2012, there has not occurred any violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Parent Permit. Parent and each of its Subsidiaries are in compliance in all material respects with the terms of all Parent Permits, and no event has occurred that would reasonably be expected to result in the revocation, cancellation, non-renewal or adverse modification of any Parent Permit, except as would not be material to the conduct of Parent’s and each of its Subsidiaries’ respective businesses.

(b) Since January 1, 2013, all applications, submissions, information and data utilized by Parent or Parent’s Subsidiaries as the basis for, or submitted by or, to the Knowledge of Parent, on behalf of Parent or Parent’s Subsidiaries in connection with, any and all requests for a Parent Permit relating to Parent or any of its Subsidiaries, and its respective business and Parent Products/Services, when submitted to the FDA or other Parent Regulatory Agency, were true and correct in all material respects as of the date of submission, and any updates, changes, corrections or modification to such applications, submissions, information and data required under applicable Laws have been submitted to the FDA or other Parent Regulatory Agency.

(c) Since January 1, 2012, neither Parent, nor any of its Subsidiaries, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other Parent Regulatory Agency to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, or similar policies, set forth in any applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to be material to Parent and the Parent Subsidiaries taken as a whole.

3.13 Compliance with Laws.

Since January 1, 2012, the Parent Entities have been and currently are in compliance in all material respects with all Laws and all Orders, in each case applicable to any Parent Entity. Since January 1, 2012, each Parent Entity has held and currently holds all material Permits reasonably necessary for the conduct of their respective businesses as they are now being conducted and such Permits are valid and in full force and effect. (i) No revocation or cancellation of any such material Permit is pending, and (ii) since January 1, 2012 no Parent Entity has received any written, or to the Knowledge of the Parent, oral, notice from any Governmental Entity threatening to revoke or cancel any such Permit or threatening any adverse action with respect to any such Permit. Since January 1, 2012, each Parent Entity is in compliance in all material respects with the terms of such Permits.

3.14 Material Contracts.

No Parent Entity is a party to any Contract or amendment thereto that would be required to be, and has not been, filed as an exhibit to a SEC Report filed by Parent with the SEC as of the date of this Agreement. With respect to any Contract or amendment thereto required to be filed as an exhibit to a SEC Report filed by Parent with the SEC: (i) the Contract is in full force and effect, except those which are cancelled, rescinded or terminated after the date of this Agreement in accordance with their terms (and not as a result of a Default by Parent) and subject to the Bankruptcy and Equity Exception; (ii) no Parent Entity has failed to perform all of its material obligations thereunder, (iii) no Parent Entity is in Default thereunder; and (iv) no other party to any such Contract is, to the Knowledge of Parent, in Default in any respect or has repudiated or waived any material provision thereunder.

3.15 Tax and Regulatory Matters.

No Parent Entity or, to the Knowledge of Parent, any Affiliate thereof has taken or agreed to take any action, and Parent does not have any Knowledge of any agreement, plan or other circumstance, that is reasonably likely to (i) prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any of the Governmental Approvals.

3.16 Litigation.

As of the date hereof and at any time since January 1, 2012, except in each case as would not, individually or in the aggregate, reasonably be expected to be material to Parent and the Parent Subsidiaries taken as a whole, or as set forth in Section 3.16 of the Parent Disclosure Schedule, (i) there is no and has not been any Litigation instituted or pending, or, to the Knowledge of Parent, threatened against Parent or its Assets and (ii) neither Parent nor Sub nor any of their respective Assets is or has been subject, or, to the Knowledge of Parent, threatened to be subject, to any outstanding Order.

3.17 Information Supplied.

(a) None of the information supplied or to be supplied by or on behalf of Parent or Sub and included or incorporated by reference in the Registration Statement to be filed by Parent with the SEC will, when the Registration Statement becomes effective, contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(b) None of the information supplied or to be supplied by or on behalf of Parent or Sub and included or incorporated by reference in (i) the Proxy Statement/Prospectus to be mailed to the Company’s shareholders including any amendment or supplement thereto or (ii) any other documents to be filed by Parent or any of its Affiliates with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby (including the Required Filings) will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed, distributed or disseminated to the shareholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Company Shareholders’ Meeting to consider the Merger contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) All documents that Parent and its Affiliates are responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law, including the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

3.18 Brokers and Finders.

Except for J.P. Morgan Securities LLC, the fees of which will be paid by the Parent, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Parent or any Parent Subsidiary in connection with this Agreement or the transactions contemplated hereby.

3.19 Ownership and Operations of Sub.

Parent, directly or indirectly, owns all of the outstanding capital stock of Sub. Sub was formed solely for the purpose of engaging in the Merger and the transactions contemplated hereby and has engaged in no other business activities or conducted any other operations other than those relating to the Merger and the transactions contemplated hereby.

3.20 Ownership of Company Common Stock.

Neither Parent, Sub nor any Affiliate of Parent or Sub, beneficially owns (within the meaning of either Section 13 of the Exchange Act and the rules and regulations promulgated thereunder or Section 14A:10A-3 of the NJBCA), or will prior to the Effective Time beneficially own any shares of Company Common Stock, or is, or will be prior to the Effective Time, a party to any contract, arrangement or understanding (other than this Agreement and the other agreements contemplated herein) for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Stock.

ARTICLE 4 CONDUCT OF BUSINESS PENDING CONSUMMATION

4.1 Affirmative Covenants of the Company.

From the date of this Agreement until the earlier of the Effective Time, or the termination of this Agreement in accordance with Section 6.1, except as contemplated or permitted by this Agreement, as set forth on the Company Disclosure Schedule, as required by applicable Law, or unless the prior written consent of Parent shall have been obtained (which shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each Company Subsidiary to: (a) operate its business in the ordinary course consistent with past practice; (b) use its reasonable efforts to preserve intact its business organization and material Assets and maintain its rights and franchises and keep available the services of present employees, consultants, independent contractors and executive officers of the Company and the Company Subsidiaries; (c) notify Parent promptly after receipt of any material communication (written or oral) between the Company or any of the Company Subsidiaries, on the one hand, and any Healthcare Regulatory Authority, on the other hand, and before giving any material submission to any Healthcare Regulatory Authority; and (d) take no action that would reasonably be likely to materially adversely affect the ability of any Party to consummate the transactions contemplated hereby on the terms and subject to the conditions set forth herein. The Company further agrees to consult with Parent in connection with the implementation of any new or significantly revised billing system by the Company or any Company Subsidiary.

4.2 Negative Covenants of the Company.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 6.1, unless the prior written consent of Parent shall have been obtained (which consent shall not be unreasonably withheld, conditioned or delayed), except as set forth in Section 4.2 of the Company Disclosure Schedule, except as otherwise expressly contemplated herein, and except as required by applicable Law, the Company covenants and agrees that it will not do or agree or commit to do, or permit any of the Company Subsidiaries to do or agree or commit to do, any of the following:

(a) amend the Organizational Documents of any Company Entity;

(b) incur any debt obligation or other obligation for borrowed money (other than (i) indebtedness of one wholly owned Company Entity to the Company or a wholly owned Company Entity, (ii) trade payables incurred in the ordinary course of business consistent with past practice, (iii) borrowing in the ordinary course of business consistent with past practice under the Company’s amended revolving note payable loan agreement in effect as of the date hereof or (iv) capital leases for equipment entered into in the ordinary course of business consistent with past practice not to exceed an aggregate amount of $5,000,000), or impose, or suffer the imposition, on any material Asset of any Company Entity of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the Company Disclosure Schedule);

(c) repurchase, redeem, or otherwise acquire or exchange (other than acquisitions or exchanges in the ordinary course consistent with past practice under the Company Option Plan), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Company Entity;

(d) (i) except for this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Company Common Stock (other than the issuance of Company Common Stock issued upon the exercise of Company Options outstanding on the date hereof in accordance with the Company Option Plan or in connection with the replacement of certificates evidencing Company Common Stock, which certificates were lost or destroyed) or any other capital stock of any Company Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right, (ii) except pursuant to Section 1.8, accelerate the exercisability of any share of restricted stock, option, warrant or other right to purchase shares of Company Common Stock or any other capital stock of any Company Entity or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of the capital stock of any Company Entity (other than any dividend or distribution payable by any Company Subsidiary to another Company Subsidiary or to the Company);

(e) adjust, split, combine or reclassify any capital stock of any Company Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Company Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber, (i) any shares of capital stock of any Company Subsidiary (unless any such shares of stock are sold or otherwise transferred to another wholly owned Company Entity and other than encumbrances that are contemplated by subsections (i), (iv), (v), (vii) and (ix) of the definition of Permitted Liens) or (ii) except in the ordinary course of business consistent with past practice, any individual Asset (that is not an intangible Asset) having a book value in excess of $300,000 individually or $1,000,000 in the aggregate, except for like-kind exchanges of, and capital leases for, equipment in the ordinary course of business consistent with past practice;

(f) (i) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three (3) years or less, purchase any securities or make any material investment, whether by purchase of stock or securities, contributions to capital, Asset transfers, loans or advances, or purchase of any Assets, in any Person other than a wholly owned Company Subsidiary, or otherwise acquire direct or indirect control over any Person or (ii) merge, consolidate or adopt a plan of liquidation;

(g) (i) enter into any new line of business or make or agree to make any new capital expenditures that, in the aggregate, are in excess of $16,000,000, (ii) dispose of, license, or permit to lapse any rights in any material Owned Intellectual Property, in each case, in this clause (ii) other than in the ordinary course of business consistent with past practice, or (iii) disclose to any Person, except pursuant to confidentiality obligations or requirements of Law, other than to Representatives of Parent, any material Trade Secret (provided that disclosure that is not authorized by the Company or any Company Subsidiary shall not constitute a breach of this Section 4.2(g)(iii);

(h) (i) except as required by the terms of any Plan or Contract (as in effect on the date hereof) or pursuant to requirements of Law, (A) increase the benefits available to any current or former executive officer or director; (B) increase the base salary, wages or bonus opportunity of any current or former executive officer or director of the Company, except for individual increases in base salary, wages or bonus opportunity of not more than ten percent (10%); or (C) grant any severance, bonus, termination pay, equity or equity-based awards to any current or former executive officer or director of the Company other than as required by any employment agreement or pursuant to any Plan established prior to the date of this Agreement; (ii) establish, adopt, materially amend or terminate any plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement, or any Plan, except as required to comply with requirements of Law or in the ordinary course of business consistent with past practice; (iii) hire or engage any employee or individual independent contractor of the Company, except for any employee or contractor (A) who does not have an M.D. or Ph.D. degree, or equivalent, and who has an aggregate annual base compensation that is not in excess of $200,000, or (B) who does have an M.D. or Ph.D. degree, or equivalent, and who is hired or engaged in the ordinary course of business consistent with past practice; or (iv) forgive or discharge in whole or in part any outstanding loans or advances to any present or former director, officer, employee, individual consultant or independent contractor of the Company;

(i) (i) except in the ordinary course of business consistent with past practice or as required by applicable Law, (i) make or change any material Tax election, (ii) file any amended Tax Return related to a material amount of Taxes, (iii) settle any Tax claim or assessment relating to the Company Entities and relating to a material amount of Taxes, or (iv) surrender any right to claim a refund relating to a material amount of Taxes;

(j) make any material change in any accounting methods or policies or systems of internal accounting controls, except as may be required by statutory or regulatory accounting rules, GAAP or applicable laws, or regulatory requirements or regulatory interpretations with respect thereto (including pursuant to standards, guidelines and interpretations of the FASB or any similar organization);

(k) except to the extent expressly permitted by Section 4.7, take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article 5 not being satisfied;

(l) except in the ordinary course of business consistent with past practice or as otherwise permitted under this Section 4.2, enter into, modify, amend or terminate any Company Material Contract or waive, release, compromise or assign any material rights or claims with respect to any Company Material Contract;

(m) settle, commence (which for the avoidance of doubt does not include the commencement of counter claims or cross claims), or compromise any pending or threatened Litigation except with respect to settlements or agreements that involve only the payment of monetary damages not in excess of $300,000 individually or $1,000,000 in the aggregate and, in each case, related incidental provisions;

(n) pay, discharge, or satisfy any material Liabilities, other than the payment, discharge, or satisfaction of Liabilities (i) when contractually scheduled to do so without acceleration and (ii) in the ordinary course of business consistent with past practice;

(o) terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(p) take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

(q) agree or commit to do any of the foregoing.

4.3 Covenants of Parent.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 6.1, unless the prior written consent of Company shall have been obtained (which consent shall not be unreasonably withheld, conditioned or delayed), and except as otherwise expressly contemplated herein or as set forth in Parent’s Disclosure Schedule, Parent covenants and agrees that it shall and shall cause each of the Parent Subsidiaries to (x) operate its business only in the ordinary course consistent with past practice, and (y) use its reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises; provided, that the foregoing shall not prevent any Parent Entity from acquiring, discontinuing or disposing of any of its Assets or business if such action (A) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, and (B) is, in the judgment of Parent, desirable in the conduct of the business of the Parent Entities. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 6.1, Parent further covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of Company, which consent shall not be unreasonably withheld, delayed or conditioned, or as otherwise contemplated herein or in the Parent Disclosure Schedule:

(a) amend the Organizational Documents of Parent or any Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) in a manner that would adversely affect the Company or the holders of Company Common Stock relative to other holders of Parent Common Stock;

(b) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course consistent with past practice under all “employee benefit plans” (as defined in ERISA) of any Parent Entity and other than pursuant to the conversion of Parent’s convertible notes governed by that certain indenture dated as of January 30, 2013 between Parent and Wells Fargo Bank, National Association, as trustee), directly or indirectly, more than ten percent (10%) of the current outstanding shares, or any securities convertible into any shares, of the capital stock of any Parent Entity, or declare or pay any dividend or make any other distribution in respect of Parent’s capital stock;

(c) adopt a plan of liquidation;

(d) take any action, or knowingly fail to take any action, which action or failure to act prevents or materially impedes, or would reasonably be expected to prevent or materially impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(e) except for and excluding issuances contemplated by this Agreement, agreements disclosed in the Parent SEC Reports or pursuant to the exercise of stock options or other Equity Rights outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding shares or Equity Rights representing more than twenty percent (20%) of the current outstanding shares of Parent Common Stock, or any other capital stock of any Parent Entity (on an as-converted basis) whether by sale, transfer, merger, tender offer, share exchange, business combination, reorganization, recapitalization or otherwise; provided, however, that this Section 4.3 shall not prohibit Parent from issuing any securities (i) for cash or (ii) to acquire, directly or indirectly, any Assets or another business;

(f) take any action that would reasonably be expected to result in any of the conditions to the merger set forth in Article 5 not being satisfied; or

(g) agree to take, make any commitment to take, or adopt any resolutions of Parent’s board of directors in support of, any of the actions prohibited by this Section 4.3.

4.4 Notification of Certain Matters.

(a) Each Party agrees to promptly notify the other Party upon becoming aware of (i) any notice or other written communication from any Person alleging that the consent of such Person may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other written communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, and (iii) any Litigation instituted or threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable possibility of an unfavorable outcome) against such Party or any its directors, officers or Affiliates, including by any stockholder of such Party, before any Governmental Entity, relating to or involving or otherwise affecting such Party or any of the Company Subsidiaries, which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or relating to this Agreement or the transactions contemplated hereby, or seeking damages or discovery in connection with such transactions. Parent shall have the right to be consulted with respect to the defense of any such Litigation; provided, that subject to Section 4.15, the Company shall retain the sole right and complete discretion to determine its own course of conduct with respect to any such Litigation.

(b) The Company agrees to promptly notify Parent upon becoming aware of any final, nonappealable decision from a court, patent office, or other regulatory agency rendering any Company Registered Intellectual Property invalid or unenforceable or any facts or circumstances, that would, or would reasonably be expected to, affect in any material respect the Company’s use or value of any Intellectual Property.

4.5 No Control of Other Party’s Business; Other Actions.

Nothing contained in this Agreement is intended to give Parent the right to control or direct any of the Company Entities’ operations prior to the Effective Time. Prior to the Effective Time, the Company Entities shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective businesses, assets and operations.

4.6 Preparation of Proxy Statement/Prospectus and Registration Statement; Company Shareholders’ Meeting.

(a) Subject to Section 4.7, as promptly as practicable after the execution of this Agreement, the Company and Parent shall cooperate in preparing, and the Company shall file with the SEC, the Proxy Statement (when included in the Registration Statement as a prospectus, including any amendments or supplements, the “Proxy Statement/Prospectus”) and Parent shall prepare, together with the Company, and file with the SEC the Registration Statement. Each of the Company and Parent shall also prepare and file with the SEC any other document, schedule or statement required to be filed by such Party (a “Required Filing”). Each of Parent and the Company shall promptly provide to the other such information concerning its business affairs and financial statements as is requested by the other party and, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus, Registration Statement and any Required Filing pursuant to this Section 4.6, or in any amendments or supplements thereto, and shall cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the Proxy Statement/Prospectus, Registration Statement and any Required Filing. Each of the Company and Parent shall use its reasonable best efforts to cause the Proxy Statement/Prospectus and Registration Statement, respectively, to be filed with the SEC not later than the date that is sixty (60) calendar days after the date hereof. Parent and the Company shall use their reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. The Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to its shareholders as promptly as practicable after the Registration Statement becomes effective. The Parties shall promptly provide copies, consult with each other and cooperate in the preparation of written responses with respect to any written comments received from the SEC with respect to the Proxy Statement/Prospectus, the Registration Statement or any Required Filing and promptly advise one another of any oral comments received from the SEC. The Registration Statement, the Proxy Statement/Prospectus and any Required Filing shall, at the time of the Company

Shareholders’ Meeting comply as to form in all material respects with the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder. The Company shall retain a proxy solicitor on terms reasonably acceptable to Parent in connection with the solicitation of the Required Company Vote.

(b) Parent and the Company shall make all required filings with respect to the Merger and the transactions contemplated hereby under the Securities Act and the Exchange Act, the rules of any stock exchange on which Parent’s securities or the Company’s securities are listed, applicable state securities and “blue sky” Laws and the rules and regulations thereunder and any applicable foreign securities Laws or with any foreign securities authorities. Each Party will advise the other, promptly (but in any event within one (1) Business Day) after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the SEC for amendment of the Proxy Statement/Prospectus, the Registration Statement or any Required Filing or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the Proxy Statement/Prospectus, the Registration Statement or any Required Filing shall be filed without the approval of both Parent and the Company, which approval shall not be unreasonably withheld or delayed; provided, that with respect to documents filed by a Party which are incorporated by reference in the Proxy Statement/Prospectus, the Registration Statement or any Required Filing, this right of approval shall apply only with respect to information relating to the other Party or its business, financial condition or results of operation. If at any time prior to the Effective Time, any information relating to Parent, Sub or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the Registration Statement or any Required Filing, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly (but in any event within two (2) Business Days) notify the other Parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the shareholders of the Company.

(c) The Company shall cause the Company Shareholders’ Meeting to be duly called and held as soon as reasonably practicable after the SEC declares the Registration Statement effective for the purpose of obtaining the Required Company Vote. In connection with such meeting, the Company will (i) subject to the ability of the Board to make a Change in Recommendation or Company Intervening Event Change in Recommendation pursuant to Section 4.7, make the Company Board Recommendation and include such recommendation in the Proxy Statement/Prospectus, (ii) subject to the ability of the Board to make a Change in Recommendation or Company Intervening Event Change in Recommendation pursuant to Section 4.7, use its reasonable best efforts to obtain the Required Company Vote and (iii) otherwise comply with all legal requirements applicable to such meeting. In the event that during the five Business Days prior to the date that the Company Shareholders’ Meeting is then scheduled to be held, the Company delivers to Parent a notice of an intent to make a Change in Recommendation or a Company Intervening Event Change in Recommendation, or to enter into a Company Acquisition Agreement, in each case, to the extent permitted by Section 4.7 (including in connection with a change in terms pursuant to the last sentence of Section 4.7(d)(i)), Parent may direct the Company to postpone the Company Shareholders’ Meeting for up to ten Business Days and the Company shall promptly, and in any event no later than the next Business Day, postpone the Company Shareholders’ Meeting in accordance with Parent’s direction. Notwithstanding any Change in Recommendation or Company Intervening Event Change in Recommendation, the Company shall nonetheless submit this Agreement to the Company’s shareholders to obtain the Required Company Vote at the Company Shareholders’ Meeting unless this Agreement is terminated in accordance with Article VI prior to the Company Shareholders’ Meeting. For the avoidance of doubt, unless this Agreement is terminated in accordance with its terms, neither the commencement, proposal, public disclosure or communication to the Company of any Company Acquisition Proposal nor the making of any Change in Recommendation or Company Intervening Event Change in Recommendation shall limit otherwise affect the obligation of the Company to set a record date for, duly call, give notice of, convene and hold the Company Shareholders’ Meeting in accordance with this Section 4.6.

(d) Each Party shall use its reasonable best efforts to ensure that the information supplied or to be supplied by such Party specifically for inclusion or incorporation in the Registration Statement, at the time the Registration Statement is declared effective by the SEC, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Each Party shall use its reasonable best efforts to ensure that the information supplied or to be supplied by such Party to the Company specifically for inclusion in the Proxy Statement/Prospectus, on the date the Proxy Statement/Prospectus is first mailed to the shareholders of the Company, at the time of the Company Shareholders’ Meeting and at the Effective Time, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Party shall use its reasonable best efforts to ensure that the information supplied or to be supplied by such Party specifically for inclusion or incorporation in any Required Filing, at the time any such Required Filing is filed with the SEC, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(e) The Company and Parent shall cooperate with each other and each shall use (and shall cause their respective Subsidiaries to use) reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things necessary, proper or advisable on its part under this Agreement in connection with the Merger and the other transactions contemplated hereby as soon as practicable, including, without limitation, preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings, and all other Consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained.

4.7 No Solicitation.

(a) The Company shall not, nor shall it authorize or permit any of its Affiliates to, and shall not authorize or permit its and its Affiliates’ respective Representatives to, directly or indirectly (i) solicit, initiate or knowingly encourage or otherwise take any action to facilitate any inquiries regarding, or the making of, any proposal or offer that constitutes, or may reasonably be expected to lead to, the submission of any Company Acquisition Proposal, or, (ii) subject to Section 4.7(b), conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that, to the Company’s Knowledge is seeking to make, or has made, any Company Acquisition Proposal, or (iii) subject to Section 4.7(b), approve, endorse or recommend any Company Acquisition Proposal, or (iv) subject to Section 4.7(b), enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract (other than, for the avoidance of doubt, an Acceptable NDA to the extent permitted by Section 4.7(b)) relating to any Company Acquisition Proposal (each, a “Company Acquisition Agreement”), or (v) subject to Section 4.7(b), grant any waiver, amendment or release under any standstill or confidentiality agreement or any Anti-takeover Laws or otherwise fail to enforce any of the foregoing (it being understood that the Company shall immediately take all steps within its power necessary to terminate any waiver that may have been heretofore granted, to any Person other than Parent or any of Parent’s Affiliates, under any such provisions), or (vi) resolve or agree to do any of the foregoing. Subject to Section 4.7(b), neither the Board nor any committee thereof shall make, withdraw, amend, modify or materially qualify, in a manner adverse to Parent or Sub, the Company Board Recommendation, or recommend a Company Acquisition Proposal, fail to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after the commencement of such offer, or make any public statement inconsistent with the Company Board Recommendation, or resolve or agree to take any of the foregoing actions (any of the foregoing a “Change in Recommendation”). The Company shall, and shall cause its Affiliates to, cease immediately and cause to be terminated, and shall not authorize or permit any of its or their Representatives to continue, any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Company Acquisition Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the

Company and its Affiliates to return or destroy (and confirm destruction of) all such information, subject to Section 4.7(b), and shall terminate access of all Persons (other than Parent, the Company and their respective Affiliates and Representatives) to any “data room” with respect to any Company Acquisition Proposal.

(b) Notwithstanding the provisions of Section 4.7(a), prior to the receipt of the Required Company Vote, the Board, directly or indirectly through any Representative, may, subject to Section 4.7(c) and provided that the Company has complied with Section 4.7(a) with respect to the applicable third party, (i) participate in negotiations or discussions with such third party that has made a bona fide, unsolicited Company Acquisition Proposal that the Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, constitutes or could reasonably be expected to result in a Superior Proposal, and the Company, its Affiliates and its and its Affiliates’ Representatives may enter into an Acceptable NDA with such third party, (ii) furnish to such third party information relating to the Company or any of its Subsidiaries; provided, that all material non-public information provided to such person has previously been provided to Parent prior to or is provided to Parent contemporaneously with the provision to such Person and (iii) grant a waiver under a standstill agreement, but in each case referred to in the foregoing clauses (i), (ii) and (iii), (A) only if the Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that the failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable Law and (B) such third party executes a confidentiality agreement that constitutes an Acceptable NDA. Nothing contained in this Section 4.7 shall prevent the Board from disclosing to the Company’s shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Company Acquisition Proposal or any other disclosure required by applicable Law, if the Board determines in good faith, after consultation with the Company’s outside legal counsel, that failure to disclose such position would result in a violation of applicable Law. Any public disclosure by the Company relating to a Company Acquisition Proposal (other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a Change in Recommendation unless the Board expressly publicly reaffirms its approval or recommendation of this Agreement and the Merger in such disclosure, or in the case of a “stop, look and listen” or similar communication, in a subsequent disclosure on or before the earlier of (i) the last day of the ten (10) business day period under Rule 14d-9(f) under the Exchange Act and (ii) two (2) Business Days before the Company Shareholders’ Meeting.

(c) The Company shall notify Parent promptly (but in any event within twenty-four (24) hours and prior to engaging in any of the actions under Section 4.7(b)) of (i) any Company Acquisition Proposal, (ii) any initial request for non-public information concerning the Company or any Company Subsidiary related to, or from any Person or group who would reasonably be expected to make a Company Acquisition Proposal, or (iii) any initial request for discussions or negotiations related to any Company Acquisition Proposal. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Company Acquisition Proposal, request, or inquiry and provide copies of any written proposals, draft agreements and all draft or executed financing commitments and related material documentation. The Company shall keep Parent promptly informed of the status of any such Company Acquisition Proposal, including any material changes to the timing, amount or form of consideration, conditionality or other material terms of (or any other material developments with respect to) any Company Acquisition Proposal, request, or inquiry including by promptly, and in any event no later than forty-eight (48) hours after receipt by the Company or any of its Representatives, providing to Parent copies of any additional or revised written proposals, requests, inquiries, draft agreements and all draft or executed financing commitments and related material documentation. The Company agrees that it and its Representatives will not enter into any agreement with any Person subsequent to the date hereof that prohibits the Company from providing any information or materials to Parent in accordance with, or otherwise complying with, this Section 4.7.

(d) Except as set forth in this Section 4.7(d), the Board shall not make any Change in Recommendation or enter into (or permit any Company Subsidiary to enter into) a Company Acquisition Agreement.

(i) Notwithstanding anything to the contrary in this Agreement but provided that the Company shall at all times be in compliance with Section 4.7(a), at any time prior to the receipt of the Required Company Vote, the Board may, in response to a Superior Proposal, make a Change in Recommendation or enter into (or permit any Company Subsidiary to enter into) a Company Acquisition Agreement if, (i) the Board, prior to effecting the Change in Recommendation, provides Parent five (5) Business Days prior written notice of its intention to take such action, which notice shall include a description in reasonable detail of such Superior Proposal, (ii) the Company is and remains in compliance with this Section 4.7 during the five (5) Business Days following such written notice, the Board and, if requested by Parent, its Representatives have negotiated in good faith with Parent regarding any revisions to the terms and conditions of the transactions contemplated by this Agreement, including the Merger; and (iii) at the end of the five (5) Business Day period described in the foregoing clause (ii), the Board concludes in good faith, after consultation with the Company’s outside legal counsel and financial advisors (and taking into account any adjustment or modification of the terms of this Agreement which Parent has proposed), that such Company Acquisition Proposal (if any) continues to constitute a Superior Proposal and the failure to make a Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law. Any material change to the terms, facts and circumstances relating to the Superior Proposal will be deemed to be a new Superior Proposal, as applicable, for purposes of this Section 4.7 and the Company shall be required to comply again with the requirements of this Section 4.7(d), except that references to “five (5) Business Days” shall be deemed to be references to “two (2) Business Days.”

(ii) Notwithstanding anything to the contrary in this Agreement, at any time prior to the receipt of the Required Company Vote, the Board may make a Change in Recommendation in response to a Company Intervening Event (a “Company Intervening Event Change in Recommendation”) if the Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that the failure to make a Company Intervening Event Change in Recommendation would be inconsistent with the Board’s fiduciary duties under applicable Law, provided, that: (A) Parent shall have received written notice from the Company (a “Company Notice of Intervening Event Change in Recommendation”) of the Company’s intention to make a Company Intervening Event Change in Recommendation at least five (5) Business Days prior to the taking of such action by the Company, which notice shall specify the applicable Company Intervening Event in reasonable detail, (B) during such period and prior to making a Company Intervening Event Change in Recommendation, if requested by Parent, the Company and its Representatives shall have negotiated in good faith with Parent and its Representatives regarding any revisions or adjustments proposed by Parent to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation of this Agreement and the Merger and not make such Company Intervening Event Change in Recommendation and (C) the Company may make a Company Intervening Event Change in Recommendation only if the Board, after considering in good faith any revisions or adjustments to the terms and conditions of this Agreement that Parent shall have, prior to the expiration of the 5-Business Day period, offered in writing in a manner that would form a binding contract if accepted by the Company, continues to determine in good faith that such Company Intervening Event exists and that the failure to make a Company Intervening Event Change in Recommendation would, after consultation with the Company’s outside legal counsel and financial advisors, be inconsistent with its fiduciary duties under applicable Law.

(iii) For purposes of this Agreement, (A) “Company Acquisition Proposal” means any unsolicited offer or proposal made by a Person or group at any time after the date hereof that would result in such Person or group acquiring, directly or indirectly, beneficial ownership (with respect to securities, within the meaning of Section 13(d) of the Exchange Act) of at least fifteen percent (15%) (based on the fair market value thereof) of the Assets of, equity interest in, or business of, the Company and the Company Subsidiaries, taken as a whole, pursuant to a merger, reorganization, recapitalization, consolidation, license, share exchange, business combination, tender offer, sale of shares of capital stock, sale of assets or other similar transaction, including any single or multi-step transaction or series of related transactions, in each case other than the Merger, (B) “Superior Proposal” means any Company Acquisition Proposal that if consummated would result in a Person or group owning, directly or indirectly, (x) fifty percent (50%) or more of all classes of outstanding equity securities of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity or (y) fifty percent (50%) or more (based on the fair market value thereof) of the Assets of the Company and the Company Subsidiaries (including capital stock of the Company Subsidiaries), taken as a whole, that the Board determines in good faith (after consultation with its outside legal counsel and financial advisors) is superior, from a financial point of view, to this Agreement and the Merger, taking into account all financial, legal, regulatory and other aspects of such proposal and of this Agreement (including the relative risks of non-consummation and any changes to the terms of this Agreement proposed by Parent to the Company), and (C) a “Company Intervening Event” shall mean any fact, circumstance, occurrence, event, development, change or condition or combination thereof relating directly to the Company, its Assets or its operations that was not known or reasonably foreseeable to the Board as of the date of this Agreement (or if known, the consequences or magnitude of which were not known or reasonably foreseeable) other than (i) changes in the market price or trading volume of the shares of Company Common Stock (however, the underlying reasons for such changes may constitute a Company Intervening Event), (ii) the timing of any consents, registrations, Permits or clearances required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from any Governmental Entity in connection with this Agreement and the consummation of the Merger and the other transactions contemplated hereby, (iii) a Company Acquisition Proposal, or an inquiry, proposal or offer that could reasonably be expected to lead to a Company Acquisition Proposal, or the consequences thereof, (iv) the fact that the Company exceeds any internal projections, budgets or forecasts or third-party revenue or earnings predictions or other analyst expectations, projections, forecasts or budgets for any period (however, the underlying reasons for such events may constitute a Company Intervening Event), (v) matters set forth in clauses (A) through (D) of the definition of Company Material Adverse Effect and (vi) events set forth on Section 4.7(d)(iii) of the Company Disclosure Schedule.

4.8 Access to Information.

(a) Upon reasonable notice, the Company shall (and shall cause the Company Subsidiaries to), subject to applicable Law, afford to Parent and its Representatives reasonable access during normal business hours, during the period prior to the Effective Time, to all its officers, employees, properties, offices, plants and other facilities and to all books and records, including financial statements, other financial data and monthly financial statements within the time such statements are customarily prepared, and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent and its Representatives, consistent with its legal obligations, all other information concerning its business, properties and personnel as such Person may reasonably request. Any investigation pursuant to this Section 4.8 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and the Company Subsidiaries. No investigation conducted by any Party to this Agreement shall in any way modify any representations or covenants made by the Company or Parent.

(b) Prior to the Effective Time and after any termination of this Agreement, each Party hereto will hold and will cause its Representatives to hold all information that is disclosed pursuant to Section 4.8(a) in accordance with the provisions of that certain confidentiality agreement, dated May 1, 2015 (the “Confidentiality Agreement”), between the Company and Parent. No investigation by Parent shall diminish, obviate or prevent Parent’s reliance upon any of the representations, warranties, covenants or agreements of the Company contained in this Agreement.

4.9 Antitrust Notification; Consents; Reasonable Best Efforts.

(a) Each Party hereto shall file or cause to be filed with (i) the Federal Trade Commission and the Department of Justice any notifications required to be filed under the HSR Act and (ii) to the extent required, the appropriate Governmental Entity all filings required to be filed under any foreign Antitrust Law (“Foreign Antitrust Filings”), in each case in accordance with the applicable rules and regulations promulgated under the relevant Law, with respect to the transactions contemplated hereby. Each Party hereto will use reasonable best efforts to make the filing under the HSR Act and any additional Foreign Antitrust Filings as promptly as reasonably practicable after the date hereof. Each Party hereto will use reasonable best efforts to respond on a timely basis to any requests (formal or informal) for additional information made by any such agency. The administrative filing fee payable under the HSR Act shall be borne fifty percent (50%) by Parent and fifty percent (50%) by the Company.

(b) The Company and Parent shall cooperate with each other and each shall use (and shall cause their respective Subsidiaries to use) reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated hereby as soon as practicable, including, without limitation, preparing and filing as soon as practicable all documentation to effect all necessary undertakings, notices, reports and other filings and to obtain as soon as practicable all Governmental Approvals, and all other Consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Governmental Entity or other third party in order to consummate the Merger or any of the other transactions contemplated hereby, including with or from any works council, labor union or similar entity or governing body.

(c) Without limiting Section 4.9(b), Parent and the Company shall take all such actions as may be necessary in order to resolve any objections or suits (or threatened suits) that may be asserted by a Governmental Entity or other third party with respect to the Merger or the other transactions contemplated hereby as violative of any Antitrust Law, including selling, holding separate, divesting, or otherwise disposing of any of its Assets and agreeing to conduct its business in a particular manner (collectively, “Divestitures”); provided that (A) any obligation to make or agree to make a Divestiture by the Parent, Company or any of their respective Subsidiaries may, at Parent’s or the Company’s option, as applicable, be conditioned upon and effective as of the Effective Time and shall not affect the other terms or conditions hereunder and (B) neither Parent nor Sub shall be required to effect, and the Company and its Subsidiaries shall not effect, any Divestitures with respect to Assets of the Company and its Subsidiaries or Parent and its Subsidiaries that, in the aggregate, generated or were reasonably necessary to service more than two and one-half percent (2.5%) of the aggregate consolidated revenues, in their respective most recently completed fiscal years, of the Company, the Company Subsidiaries, Parent and the Parent Subsidiaries. Subject to applicable Laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege (collectively, “Legal Privilege”), Parent and the Company shall use reasonable best efforts to collaborate in reviewing and commenting on in advance, and to consult the other on, information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in (i) any filing made with, (ii) written materials submitted to, or (iii) oral statements made to, any Governmental Entity or other third party in connection with the Merger and the other transactions contemplated hereby. In connection with such collaboration, each of the Company and Parent shall act reasonably and as promptly as practicable. Parent and the Company will communicate with any governmental antitrust authority in respect of the transactions contemplated by this Agreement (other than communications that are not material or relate only to administrative matters) only after having consulted with the other’s advisors in advance and having taken into account any reasonable comments and requests of the other Party and its advisors. Where permitted by the governmental antitrust authority, Parent and Company will allow the other’s advisers to attend all meetings with any governmental antitrust authority or participate in any telephone calls or other such communications (other than meetings, telephone calls or communications that are not material or relate only to administrative matters).

(d) Subject to applicable Laws and the preservation of any applicable Legal Privilege, the Company and Parent each shall, upon request by the other, use reasonable best efforts to cooperate in obtaining, and furnish the other with all information concerning itself, the Company Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the Registration Statement, any Required Filing or any other statements, filings, Governmental Approvals, notices or applications made by or on behalf of the Company, Parent or any of their respective Subsidiaries to any Governmental Entity or other third party in connection with the Merger and the other transactions contemplated hereby.

(e) Subject to any confidentiality obligations and the preservation of any Legal Privilege, the Company and Parent each shall use reasonable best efforts to keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of the Company Subsidiaries, from any Governmental Entity or other third party with respect to the Merger and the other transactions contemplated hereby.

(f) Subject to the provisions of Sections 4.7 and 4.9(b), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging any transaction contemplated by this Agreement, or any other agreement contemplated hereby, each of Parent, Sub and the Company shall cooperate with each other and use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

4.10 Filing with State Office.

Upon the terms and subject to the conditions of this Agreement, Sub and the Company shall execute and file the Certificate of Merger with the office of the Department of the Treasury of the State of New Jersey in connection with the Closing.

4.11 Directors’ and Officers’ Indemnification and Insurance.

(a) For purposes of this Section 4.11, (i) “Indemnified Person” shall mean any person who was, is now, or has been at any time prior to the Effective Time, an officer or director of the Company or any Company Subsidiary or who was serving at the request of the Company or any Company Subsidiary as an officer or director of another corporation, joint venture or other enterprise, and (ii) “Proceeding” shall mean any claim, action, suit, proceeding or investigation, whether or not such claim, proceeding or investigation results in a formal civil or criminal litigation or regulatory action.

(b) From and after the Effective Time, Parent and the Surviving Corporation shall (i) indemnify and hold harmless against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding, and provide advancement of expenses to, all Indemnified Persons to the fullest extent permitted under applicable Law and the Company Organizational Documents, and (ii) honor the provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in the Company Organizational Documents immediately prior to the Effective Time and ensure that the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Company and the Company Subsidiaries than are presently set forth in the Company Organizational Documents. Any right of indemnification of an Indemnified Person pursuant to this Section 4.11(b) shall not be amended, repealed or otherwise modified at any time until six (6) years from the Effective Time in a manner that would adversely affect the rights of such Indemnified Person as provided herein except as required by applicable Law. Without limiting the foregoing, in any case in which approval by Parent or the Surviving Corporation is required to effectuate any indemnification or advancement of expenses, Parent or the Surviving Corporation, as applicable, shall direct, at the election of the Indemnified Person, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Parent and the Indemnified Person.

(c) For a period of six (6) years from the Effective Time, Parent shall maintain in effect the Company’s current directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time, covering each Indemnified Person on terms with respect to such coverage and amounts no less favorable than those of such policies in effect on the date of this Agreement; provided, that Parent may substitute therefor policies of a reputable and financially sound insurance company with the same or better credit rating as the Parent’s current insurance company, containing terms, conditions, retentions and limits of liabilities, including with respect to coverage and amounts, no less favorable to any Indemnified Person; provided further, that in satisfying their obligation under this Section 4.11(c), Parent shall not be obligated to pay for coverage for any 12-month period with aggregate premiums for insurance in excess of 300% of the amount (the “Annual Amount”) payable by the Company for 12 months of coverage under its existing directors’ and officers’ liability insurance policies, it being understood and agreed that Parent shall nevertheless be obligated to provide such coverage as may be obtained for 300% of the Annual Amount. Parent will cause such policies to be maintained in full force and effect for their full term, and cause all obligations thereunder to be honored by the Surviving Corporation. In lieu of maintaining such policies, the Surviving Corporation may purchase, at the Effective Time, tail policies, from a reputable and financially sound insurance company with the same or better credit rating as the Company’s current insurance company, to the current directors’ and officers’ liability insurance policies maintained at such time by the Company, which tail policies (i) will be effective for a period from the Effective Time through and including the date six (6) years after the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time, and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies; provided, that the Surviving Corporation shall not be obligated to pay for coverage for any 12-month period with aggregate premiums for insurance in excess of 300% of the Annual Amount, it being understood and agreed that the Surviving Corporation shall nevertheless be obligated to provide such coverage as may be obtained for 300% of the Annual Amount.

(d) Subject to applicable Law, the rights of any Indemnified Person under this Section 4.11 shall be in addition to any other rights such Indemnified Person may have under the certificate of incorporation or bylaws of the Surviving Corporation or any of the Company Subsidiaries under the NJBCA or otherwise. The provisions of this Section 4.11 shall survive the consummation of the Merger for a period of six (6) years and are expressly intended to benefit, and to be enforceable by, each of the Indemnified Persons and their respective heirs and personal representatives; provided, that in the event that any claim or claims for indemnification set forth in Section 4.11 are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

(e) If Parent and/or Surviving Corporation, or any of their respective successors or assigns, transfers or conveys all or substantially all of their properties and assets to any other Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent and/or Surviving Corporation, as the case may be, shall assume the obligations of Parent and Surviving Corporation set forth in this Section 4.11.

4.12 Press Releases.

The initial press release concerning the Agreement and the Merger shall be a joint release and, thereafter, so long as this Agreement is in effect, none of Parent, Sub or the Company will disseminate any press release or other public disclosure materially related to this Agreement, the Merger or any other transaction contemplated hereby (except for public disclosure permitted under Section 4.7), without the prior consent of the other Parties hereto provided, that nothing in this Section 4.12 shall be deemed to prohibit any Party from making any disclosure that its outside legal counsel deems required by Law or the rules or regulations of any applicable securities exchange or Governmental Entity to which the relevant Party is subject or submits, wherever situated, in which case the Party required to make the release or announcement shall use its reasonable best efforts to allow each other Party reasonable time to comment on such release or announcement in advance of such issuance; provided, further, that each of Parent and the Company may make any public statement in response to specific questions by the press, without obtaining the consent of or consulting with the other Parties hereto, analysts, investors or those attending industry conferences or financial analyst conference calls (without obtaining the consent of or consulting with the other Parties hereto), so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by Parent and the Company and do not reveal material, non-public information regarding the other Parties.

4.13 State Takeover Laws; Charter Provisions; No Rights Plan.

(a) Parent, Sub, the Company and the Board shall take all actions as may be necessary to ensure that no Anti-takeover Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

(b) The Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Company Organizational Documents or restrict or impair the ability of Parent or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of the Company that may be directly or indirectly acquired or controlled by them.

(c) From the date hereof through the earlier of termination of this Agreement and the Effective Time, the Company will not adopt, approve or agree to adopt, a rights plan, “poison-pill” or other similar agreement or arrangement or any anti-takeover provision in the Company Organizational Documents that is, or at the Effective Time shall be, applicable to the Company, the Company Common Stock, the Merger or the other transactions contemplated by this Agreement.

4.14 Employee Benefits and Contracts.

(a) For the period from the Effective Time until December 31, 2016, Parent shall provide, and cause the Surviving Corporation to provide each employee of the Company and any Company subsidiary, base salary or wage rate, bonus opportunity, commission opportunity, incentive compensation, pension, welfare and fringe benefits (other than defined benefit pension benefits and retiree medical benefits) no less favorable than the base salary or wage rate, bonus opportunity, commission opportunity, incentive compensation, pension, welfare and fringe benefits (other than defined benefit pension benefits and retiree medical benefits) that are provided to each employee pursuant to Plans on the date of this Agreement. Except to the extent set forth in Section 4.14(d) of this Agreement, nothing herein shall require Parent to continue any particular Plan or benefit or prevent the Parent from terminating (or causing the termination of) the employment of any employee of the Company or any Company Subsidiary at any time after the Closing Date for any reason (or no reason). The provisions of this Section 4.14 are for the sole benefit of the parties to this Agreement and nothing herein, express or implied, is intended or shall be construed to constitute an amendment to any Plan or create any right or cause of action in or on behalf of any Person (including, for the avoidance of doubt, any current or former employees, officers, directors or consultants of the Company or any of the Company Subsidiaries), other than the parties hereto.

(b) With respect to any employee benefit plan maintained by Parent or its Affiliates in which any employee of the Company or any Company Subsidiary becomes or is a participant, for purposes of determining eligibility to participate, vesting, vacation, paid time-off and severance and other benefit plan accruals (other than benefit accrual under a defined benefit pension plan), each such employee’s service with the Company or any Company Subsidiary (as well as service with any predecessor employer, to the extent service with the predecessor employer is recognized by the Company or Company Subsidiary) shall be treated as service with Parent and its Affiliates; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

(c) With respect to any welfare plan maintained by Parent or any of its Subsidiaries, including the Surviving Corporation, in which any employee of the Company or any Company Subsidiary becomes or is eligible to participate after the Effective Time, Parent shall, or shall cause its Subsidiaries to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under welfare plans of the Company or its Subsidiaries prior to the Effective Time and (ii) provide each such employee with credit for any co-payments and deductibles paid and for out-of-pocket maximums incurred prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under such plan.

(d) Parent shall, and shall cause its Subsidiaries, including the Surviving Corporation, to honor, in accordance with its terms, each employment agreement listed on Section 2.13(a) of the Company Disclosure Schedule and all obligations thereunder, including any rights or benefits arising as a result of the transactions contemplated hereby (either alone or in combination with any other event, including termination of employment).

(e) Upon the Effective Time, the compensation committee of the board of directors of Parent (or such other body that shall administer the Parent Stock Plan or any other plan that Parent may from time to time adopt), shall grant stock options to purchase Parent Common Stock under the Parent Stock Plan or any other plan that Parent may from time to time adopt, with an exercise price equal to the Fair Market Value (as such term is defined in the Parent Stock Plan or any other plan that Parent may from time to time adopt) of a share of Parent Common Stock on the Closing Date, (i) to those employees of the Company and Company Subsidiaries, (ii) in such amounts and (iii) in accordance with the vesting schedule, in each case, as set forth on Schedule 4.14(e) attached hereto as such schedule may be updated by the Company prior to the Effective Time to reallocate such stock options among employees of the Company and Company Subsidiaries; provided, however, that the total number of such stock options shall not be increased above the number set forth in such schedule at the time that this Agreement is executed.

(f) This Section 4.14 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 4.14, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 4.14. Nothing contained herein, express or implied (i) shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement or (ii) shall alter or limit the ability of the Surviving Corporation, Parent or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them. The parties hereto acknowledge and agree that the terms set forth in this Section 4.14 shall not create any right in any employee of the Company or any Company Subsidiary or any other Person to any continued employment with the Surviving Corporation, Parent or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever.

4.15 Shareholder Litigation.

Each of the Company and Parent shall keep the other Party hereto informed of, and cooperate with such Party in connection with, any shareholder litigation or claim against such Party and/or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement; provided, that, notwithstanding any contrary provision of Section 4.3, no settlement in connection with such shareholder litigation shall be agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

4.16 NASDAQ; Post-Closing SEC Reports.

Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NASDAQ to enable the delisting by the Surviving Corporation of the Company Common Stock from the NASDAQ and the deregistration of the Company Common Stock under the Exchange Act, in each case, promptly after the Effective Time. Parent will use reasonable efforts to cause the Surviving Corporation to file with the SEC (a) a Form 25 on the Closing Date, or as soon as reasonably practicable thereafter, following the Closing and (b) a Form 15 on the first business day that is at least ten (10) days after the date the Form 25 is filed (such period between the Form 25 filing date and the Form 15 filing date, the “Delisting Period”). If the Surviving Corporation is reasonably likely to be required to file any reports pursuant to the Exchange Act during the Delisting Period, the Company will deliver to Parent at least five (5) business days prior to the Closing a substantially final draft of any such reports reasonably likely to be required to be filed during the Delisting Period (“Post-Closing SEC Reports”). The Post-Closing SEC Reports provided by the Company pursuant to this Section 4.16 will (i) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) comply in all material respects with the provisions of applicable Laws.

4.17 FIRPTA Company Certificate.

Prior to the Effective Time, the Company shall execute and deliver to Parent and Sub a certificate (in a form reasonably acceptable to Parent and Sub) conforming to the requirements of Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h).

4.18 Conduct of Parent and Sub.

Subject to applicable Law, neither Parent nor Sub will take any action that, or fail to take any reasonable action, for which the failure to take such action, is intended to, or would reasonably be expected to, individually or in the aggregate, result in any condition to the Merger not being satisfied or prevent, delay or impede the ability of Parent and Sub or the Company to consummate the Merger or the other transactions contemplated by this Agreement.

4.19 Section 16 Matters.

The Board or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act) shall adopt a resolution in advance of the Effective Time providing that the disposition by the officers and directors of the Company of Company Common Stock, Company Options or other equity securities of the Company pursuant to the Merger or the other transactions contemplated by this Agreement is intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act and shall take all such reasonable steps as may be required to cause such dispositions to be so exempt. The board of directors of Parent or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act) shall adopt a resolution in advance of the Effective Time providing that the receipt by the Company Insiders (as defined below) of Parent Common Stock or other equity securities of Parent pursuant to the Merger or the other transactions contemplated by this Agreement (to the extent such equity securities are listed in the Section 16 Information, as defined below) is intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act. For purposes of this Section 4.19, the term “Company Insiders” means those officers and directors of the Company who are currently subject to or will become subject to the reporting requirements of Section 16(a) of the Exchange Act as insiders of Parent in conjunction with the Merger, and the term “Section 16 Information” means information provided by Company that is accurate in all respects regarding Company Insiders and the number of shares of Parent Common Stock or other Parent equity securities to be acquired by each such Company Insider in connection with the Merger and other transactions contemplated by this Agreement.

4.20 Governance Matters.

The Company shall take all reasonable action to cause, effective at the Effective Time, if requested by Parent, the resignations of such directors and officers of the Company and/or the Company Subsidiaries as Parent may request.

4.21 SEC Reports.

During the period prior to the Effective Time, the Company and Parent shall each continue to timely file or furnish all forms, reports, statements, schedules and other materials with the SEC required to be filed or furnished pursuant to the Exchange Act or other federal or applicable foreign securities Laws.

4.22 Post-Closing Restructuring.

As promptly as practicable after the Effective Time, the Surviving Corporation shall merge with and into a Delaware limited liability company wholly owned by Parent (the “LLC”), in accordance with the provisions of the NJBCA and the Delaware Limited Liability Act, as amended (the “DELLC Act”), and with the effects provided in the NJBCA and the DELLC Act. At the effective time of such merger, the separate corporate existence of the Surviving Corporation shall cease, and the LLC shall continue as the surviving entity in such merger (the “Surviving Entity”) and shall be a wholly owned Subsidiary of Parent and shall governed by the Laws of the State of Delaware. From and after the effective time of such merger, the Surviving Entity shall possess all properties, rights, privileges, powers and franchises of the Surviving Corporation, and all of the claims, obligations, liabilities, debts and duties of the Surviving Corporation and the LLC shall become the claims, obligations, liabilities, debts and duties of the Surviving Entity.

ARTICLE 5 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

5.1 Conditions to Obligations of Each Party.

The obligations of the Company, Parent and Sub to effect the Merger and the other transactions contemplated hereby are subject to the satisfaction or waiver (other than the Required Company Vote, which may not be waived in any circumstance) on or prior to the Closing of the following conditions:

(a) Company Shareholder Approval. The Company shall have obtained the Required Company Vote in connection with the approval and adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement.

(b) No Injunctions or Restraints, Illegality. No statute, rule, regulation, executive order, decree or ruling, shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other U.S. Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger or the other transactions contemplated hereby illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated hereby; provided, that the provisions of this Section 5.1(b) shall not be available to any Party whose failure to fulfill its obligations pursuant to Section 4.9 shall have been the cause of, or shall have resulted in, such order or injunction.

(c) Antitrust and Competition Laws. The waiting period (and any extension thereof) applicable to the Merger and the other transactions contemplated pursuant to this Agreement under the HSR Act shall have been terminated or shall have expired, and all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations necessary under the Antitrust Laws of the jurisdictions set forth in Section 5.1(c) of the Company Disclosure Schedule and Section 5.1(c) of the Parent Disclosure Schedule, shall have been obtained.

(d) Consents and Approvals. All consents, waivers, authorizations and approvals of any Governmental Entity or any third party required in connection with the execution, delivery and performance of this Agreement and the other transactions contemplated hereby set forth in Section 5.1(d) of the Company Disclosure Schedule and Section 5.1(d) of the Parent Disclosure Schedule shall have been duly obtained and shall be in full force and effect on the Closing Date.

(e) Listing. The Parent Common Stock to be issued in the Merger shall have been approved for quotation or listing, as the case may be, on the New York Stock Exchange (or any successor inter-dealer quotation system or stock exchange thereto) subject to official notice of issuance.

(f) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened by the SEC.

5.2 Conditions to Obligations of Parent and Sub.

The obligations of Parent and Sub to effect the Merger and the other transactions contemplated hereby are subject to the satisfaction, or waiver by Parent, on or prior to the Closing, of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Article 2 of this Agreement shall be true and correct with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (without giving effect to any limitation indicated therein by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially” used with respect to the Company (each, a “Company Materiality Qualifier”)) when made and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects only as of such date), provided, that the representations and warranties of the Company set forth (i) in Sections 2.3 (other than the last sentence of 2.3(b)), 2.4(a), 2.4(b)(i), 2.4(c)(ii), 2.4(d), 2.23, 2.25 and the first sentence of Sections 2.1(a) and 2.1(b), shall be true and correct in all respects (without giving effect to any Company Materiality Qualifier therein) other than inaccuracies that are de minimis in the context of a transaction of this magnitude, and (ii) in Section 2.7(b) shall be true and correct in all respects, in each of the foregoing cases, when made and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects only as of that date). Parent shall have received a certificate of an executive officer of the Company to such effect. For purposes of this Section 5.2(a), “de minimis” with respect to inaccuracies in Section 2.3 shall mean inaccuracies involving, in the aggregate, an amount of shares of Company Common Stock not in excess of 69,510.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date; provided that the failure to notify Parent in accordance with Sections 4.1(c), 4.4(a) and 4.4(b) shall not be deemed to be a failure to perform or comply with such agreements and covenants unless such notice was with respect to a fact, change, event, effect or occurrence that has had or that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Parent shall have received a certificate of an executive officer of the Company to such effect.

(c) Parent Tax Opinion. Parent shall have received a written opinion of counsel from Greenberg Traurig, P.A., in form reasonably satisfactory to Parent (the “Parent Tax Opinion” and together with the Company Tax Opinion, the “Tax Opinions”), dated as of the Closing Date, to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such Parent Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Company and Parent reasonably satisfactory in form and substance to such counsel. If Greenberg Traurig, P.A. does not render such opinion, this condition may be satisfied if a nationally-recognized law firm (other than Davis Polk & Wardwell LLP) renders such opinion, relying upon representations of officers of the Company and Parent reasonably satisfactory in form and substance to such firm.

5.3 Conditions to Obligations of the Company.

The obligations of the Company to effect the Merger and the other transactions contemplated hereby are subject to the satisfaction of, or waiver by the Company, on or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in Article 3 of this Agreement shall be true and correct with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (without giving effect to any limitation indicated therein by the words “Parent Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially” used with respect to Parent or Sub (each, a “Parent Materiality Qualifier”)) when made and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects only as of such date), provided, that the representations and warranties of Parent and Sub set forth in (i) Sections 3.2(a), 3.2(b)(i), 3.4, 3.18 and 3.19, and the first sentence of Sections 3.1(a) and 3.1(b) shall be true and correct in all respects (without giving effect to any Parent Materiality Qualifier therein) other than inaccuracies that are de minimis in the context of a transaction of this magnitude, and (ii) Section 3.8(a) shall be true and correct in all respects, in each of the foregoing cases, when made and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects only as of that date). The Company shall have received a certificate of an executive officer of Parent and Sub to such effect. For purposes of this Section 5.3(a), “de minimis” with respect to inaccuracies in Section 3.4(a) shall mean inaccuracies involving, in the aggregate, an amount of shares of Parent Common Stock not in excess of 1,158,229.

(b) Performance of Obligations of Parent. Parent shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date; provided that the failure to notify the Company in accordance with Section 4.4(a) shall not be deemed to be a failure to perform or comply with such agreements and covenants unless such notice was with respect to a fact, change, event, effect or occurrence that has had or that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Company shall have received a certificate of an executive officer of Parent to such effect.

(c) Company Tax Opinion. Company shall have received a written opinion of counsel from Davis Polk & Wardwell LLP, in form reasonably satisfactory to Company (the “Company Tax Opinion”), dated as of the Closing Date, to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such Company Tax Opinion, such counsel shall be entitled to rely upon representations of officers of the Company and Parent reasonably satisfactory in form and substance to such counsel. If Davis Polk & Wardwell LLP does not render such opinion, this condition may be satisfied if a nationally-recognized law firm (other than Greenberg Traurig, P.A.) renders such opinion, relying upon representations of officers of the Company and Parent reasonably satisfactory in form and substance to such firm.

ARTICLE 6 TERMINATION

6.1 Termination.

This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Required Company Vote (except as otherwise expressly noted):

(a) by mutual written consent of Parent and the Company, by action of their respective boards of directors;

(b) by either the Company or Parent if:

(i) the Effective Time shall not have occurred on or before December 2, 2015 (the “Termination Date”); provided that the Termination Date shall be automatically extended for a period of ninety (90) days in the event that the failure of the Closing to have occurred by the initial Termination Date results primarily by the failure of any of the conditions set forth in Sections 5.1(c), 5.1(d), 5.1(e) or 5.1(f); and provided further, that the right to terminate this Agreement under this Section 6.1(b)(i) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the principal cause of the failure of the Effective Time to occur on or before the Termination Date and such action or failure to perform constitutes a breach of this Agreement;

(ii) if any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall be in effect and shall have become final and nonappealable; provided that the Party seeking to terminate this Agreement pursuant to Section 6.1(b)(ii) shall have used its reasonable best efforts to resist, remove or resolve such restraint or prohibition as required by this Agreement; and provided, further, that the right to terminate this Agreement pursuant to this Section 6.1(b)(ii) shall not be available to any Party whose material breach of any provision of this Agreement results in the imposition of such order, decree or ruling or the failure of such order, decree or ruling to be resisted, resolved or lifted; or

(iii) if the Company Shareholders’ Meeting shall have been conducted and the Required Company Vote shall not have been obtained.

(c) by Parent, if:

(i) the Company shall have breached or failed to perform in any respect any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (A) is not capable of being, or is not, cured by the Company within ninety (90) days following receipt by the Company of written notice of such breach or failure to perform from Parent (or, if earlier, the Termination Date), and (B) would result in a failure of any condition set forth in Sections 5.1 or 5.2; provided that Parent’s right to terminate this Agreement pursuant to this Section 6.1(c)(i) shall not be available if Parent or Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder that would result in the conditions to Closing set forth in Sections 5.1 or 5.3 not being satisfied;

(ii) (A)(i) the Board fails to include the Company Board Recommendation in the Proxy Statement/Prospectus or (ii) a Change in Recommendation or a Company Intervening Event Change in Recommendation shall have occurred; (B) there has been a publicly announced Company Acquisition Proposal that is not with respect to a tender offer or exchange offer, and the Board shall have failed to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent so requests in writing; (C) the Company enters into a written agreement with respect to a Company Acquisition Agreement; or (D) the Company or the Board shall have publicly announced its intention to do any of the foregoing; or

(d) by the Company if

(i) Parent or Sub shall have breached or failed to perform in any respect any of their respective representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (A) is not capable of being, or is not, cured by Parent within ninety (90) days following receipt by Parent of written notice of such breach or failure to perform from the Company (or, if earlier, the Termination Date), and (B) would result in a failure of any condition set forth in Sections 5.1 or 5.3; provided, that the Company’s right to terminate this Agreement pursuant to this Section 6.1(d)(i) shall not be available if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder that would result in the conditions to Closing set forth in Sections 5.1 or 5.2 not being satisfied;

(ii) there is a Change in Recommendation (for the avoidance of doubt, but not a Company Intervening Event Change in Recommendation) after complying with Section 4.7; or

(iii) the Company enters into a Company Acquisition Agreement with respect to a Superior Proposal after complying with the requirements of Section 4.7 and concurrently with such termination the Company pays to Parent the Company Termination Fee pursuant to Section 6.2(b).

6.2 Effect of Termination.

(a) Except as provided in this Section 6.2, in the event of termination of this Agreement by either the Company or Parent as provided in Section 6.1, this Agreement (other than Section 4.8(b), 4.12, 6.2, 6.3 and Article 7) shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective Representatives; provided, that the termination of this Agreement shall not relieve any Party from any liability or damage (which the parties acknowledge and agree shall not be limited to the reimbursement of expenses or out-of-pocket costs, and may include to the extent proven the benefit of the bargain lost by a party’s stockholders (taking into consideration relevant matters including other combination opportunities and the time value of money), which shall be deemed in such event to be damages of such party) as a result of any fraud or intentional and material breach of this Agreement by any party.

(b) If (x) Parent shall terminate this Agreement pursuant to Sections 6.1(c)(i) or 6.1(c)(ii)(B) or (y) Parent or the Company shall terminate this Agreement pursuant to Sections 6.1(b)(i) (provided that the Company Shareholders’ Meeting has not yet been held) or 6.1(b)(iii), and, in either case (x) or (y), at any time after the date of this Agreement and prior to the termination of this Agreement a Company Acquisition Proposal shall have been publicly disclosed and not publicly withdrawn, then (A) the Company shall pay Parent the Expense Reimbursement within one (1) Business Day after Parent’s demand therefor and (B) if within twelve (12) months after such termination, the Company enters into a Company Acquisition Agreement or consummates a Company Acquisition Proposal, then the Company shall pay to Parent an amount equal to $54,000,000 (the “Company Termination Fee”) by wire transfer of same day funds on the earlier of the date of entry into the Company Acquisition Agreement and such consummation.

(c) If (x) Parent shall terminate this Agreement pursuant to Sections 6.1(c)(ii)(A), (C) or (D) or (y) the Company shall terminate this Agreement pursuant to Section 6.1(d)(ii) then, in either case, the Company shall pay to Parent (1), not later than two (2) Business Days following such termination, an amount equal to the Company Termination Fee and (2) the Expense Reimbursement within one (1) Business Day after Parent’s demand therefor; provided, however, that if a termination under Section 6.1(c)(ii)(A) is pursuant to clause (ii) thereof because a Company Intervening Event Change in Recommendation has occurred, then in lieu of the Company Termination Fee, the Company shall pay to Parent an amount equal to $40,500,000 (the “Company Intervening Event Termination Fee”) (and, for the avoidance of doubt, the Expense Reimbursement). In addition, if Parent shall terminate this Agreement in a situation where it receives the Company Intervening Event Termination Fee and within twelve (12) months after such termination, the Company enters into a Company Acquisition Agreement or consummates a Company Acquisition Proposal, then the Company shall pay to Parent an amount equal to $13,500,000 on the earlier of the date of entry into the Company Acquisition Agreement and such consummation. For the elimination of doubt, this amount shall be in addition to the Company Intervening Event Termination Fee and the Expense Reimbursement that the Company shall pay to Parent pursuant to this Section 6.2(c).

(d) If the Company shall terminate this Agreement pursuant to Section 6.1(d)(iii), then the Company shall pay to Parent the Company Termination Fee concurrently with such termination and the Expense Reimbursement within one (1) Business Day after Parent’s demand therefor.

(e) For purposes of this Section 6.2, (A) the term “Company Acquisition Proposal” shall have the meaning assigned to such term in Section 4.7(d)(ii), except that the reference to “fifteen percent (15%)” in the definition of “Company Acquisition Proposal” shall be deemed to be a reference to “fifty percent (50%)” and (B) the term “Expense Reimbursement” shall mean Parent’s documented out-of-pocket expenses incurred in connection with investigating, negotiating, documenting and implementing this Agreement and the transactions contemplated hereby not in excess of an aggregate of $3,000,000.

(f) All payments under this Section 6.2 shall be made by wire transfer of immediately available funds to an account or accounts designated by Parent.

(g) The Company acknowledges that the agreements contained in this Section 6.2 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, Parent and Sub would not enter into this Agreement. Nothing contained in this Section 6.2 shall constitute or shall be deemed to constitute liquidated damages for the intentional breach by the Company of the terms of this Agreement or otherwise limit the rights of Parent. If the Company fails to pay promptly any fees or expenses due pursuant to this Section 6.2, the Company will also pay to Parent Parent’s reasonable costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid fees or expenses under this Section 6.2, accruing from its due date, at an interest rate per annum equal to two (2) percentage points in excess of the prime commercial lending rate quoted by The Wall Street Journal. Any change in the interest rate hereunder resulting from a change in such prime rate will be effective at the beginning of the date of such change in such prime rate. Under no circumstances shall the Company be obligated to pay more than one (1) Company Termination Fee. If Parent receives the Company Termination Fee pursuant to Sections 6.2(b), 6.2(c), or 6.2(d), the collection of such fee will be the sole and exclusive remedy (other than receipt of the Expense Reimbursement) of Parent and Sub in respect of (i) any breach of, or inaccuracy contained in the Company’s covenants, agreements, representations or warranties in this Agreement, (ii) any loss suffered as a result of the failure of the Merger to be consummated and (iii) any other losses, damages, obligations or liabilities suffered as a result of or under this Agreement and the transactions contemplated hereby. Upon payment of the Company Termination Fee in accordance with this Section 6.2, none of the Company, or any of its shareholders, directors, Affiliates, officers or agents shall have any further liability or obligation relating to or arising under this Agreement or the transactions contemplated hereby (other than with respect to the payment of the Expense Reimbursement, if such Expense Reimbursement has not yet been paid).

6.3 Expenses. Except as otherwise provided herein, including as set forth in Section 6.2, all Expenses shall be borne by the Party incurring such Expenses, it being understood and agreed that the fee payable under the HSR Act shall be borne equally by Parent and the Company and each of the Company and Parent shall pay half of any administrative filing fees required to be paid in connection with any filing made under any Foreign Antitrust Filing in connection with the transactions contemplated hereby.

ARTICLE 7 MISCELLANEOUS

7.1 Definitions.

(a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“Acceptable NDA” means a confidentiality agreement containing terms at least as restrictive with respect to such Person as the terms contained in the Confidentiality Agreement are with respect to Parent (provided that such confidentiality agreement may provide that any standstill provisions shall terminate if there is a public announcement that a third party other than Parent has entered into an agreement with the Company with respect to a Company Acquisition Proposal or such third party has publicly announced that it intends to commence a tender offer with respect to the Company’s equity securities), subject, however, to the last sentence of Section 4.7(c).

“Affiliate” of a Person means (x) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person and (y) for purposes of Section 4.7 any officer or director of such Person.

“Antitrust Laws” mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other state, foreign, national, multinational, and supra-national Laws, if any, that are designed or intended to control mergers and acquisitions or to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Assets” of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Audit” means any audit, investigation, claim, assessment of Taxes, deficiency action, other examination by any Governmental Entity, or any administrative or judicial proceeding or appeal of such proceeding relating to Taxes.

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“CLIA” means the Clinical Laboratory Improvement Amendments of 1988, 42 U.S.C. § 263a et seq. and its implementing regulations at 42 C.F.R. pts. 493 & 498.

“CMS” means the Centers for Medicare & Medicaid Services, a non-independent agency within the United States Department of Health and Human Services

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Disclosure Schedule” means the written information set forth in a disclosure letter delivered as of the date of this Agreement to Parent and attached hereto describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, referencing each Section of this Agreement under which such disclosure is being made. Unless reasonably apparent from its face, information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

“Company Entities” means, collectively, the Company and the Company Subsidiaries.

“Company Material Adverse Effect” means any state of facts, event, change, circumstance, development, effect or occurrence which, individually or together with any other state of facts, event, change, circumstance, development, effect or occurrence, has or would reasonably be expected to have a material adverse effect on (i) the assets, properties, capitalization, condition (financial or otherwise), financial position, business or results of operations of the Company Entities, taken as a whole; provided, that “Company Material Adverse Effect” shall be deemed to exclude the impact of (A) changes after the date hereof in Laws (or interpretations thereof) of general applicability or interpretations thereof by Governmental Entities, (B) changes or modifications after the date hereof in GAAP or regulatory accounting requirements (or regulatory interpretations thereof), (C) actions and omissions of any Company Entity taken with the prior written consent of Parent or expressly permitted pursuant to this Agreement, (D) the public announcement of this Agreement, including, without limitation, any shareholder litigation related to this Agreement, (E) changes in the market price or trading volume of Company Common Stock (it being understood that any cause of any such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, unless such cause is otherwise excluded), (F) general national or international economic, financial, political or business conditions including the engagement by the United States in hostilities, whether or not pursuant to a declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or any of its territories, possession or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, or (G) any failure by the Company to meet internal projections, budgets or forecasts or third-party revenue or earnings predictions or other analyst expectations, projections, forecasts or budgets for any period (it being understood that any cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, unless such cause is otherwise excluded); provided, that state of facts, events, changes, circumstances, developments, effects or occurrences referred to in clauses (A), (B) and (F) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect if and to the extent such state of facts, events, changes, circumstances, developments, effects or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on the Company and the Company Subsidiaries, as compared to other companies operating in the industry or territory in which the Company and the Company Subsidiaries operate; or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

“Company Material Contract” means any Contract that is binding upon the Company or any Company Subsidiary and that: (i) would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act; (ii) contains covenants that limit the ability of the Company or any Company Subsidiary (or which, following the consummation of the Merger, could restrict or purport to restrict the ability of the Surviving Corporation or Parent or any of their Affiliates) to compete in any business or with any Person or in any geographic area; (iii) is required to be set forth in Section 2.15(c) of the Company Disclosure Schedule; (iv) involves the payment to or from any Company Entity of $250,000 or more; (v) relates to indebtedness for borrowed money or any third-party financial guaranty, in each case in excess of $1,000,000; (vi) any Lease that is required to be set forth in Section 2.17 of the Company Disclosure Schedule; (vii) involves any exchange traded or over the counter swap, forward, future, option, cap, floor or collar financial Contract, or other derivative Contract, or any other interest rate or foreign currency protection Contract, not entered into in the ordinary course of business consistent with past practice; (viii) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of a business or capital stock or other equity interest of another Person outside of the ordinary course of business consistent with past practice, which acquisition or disposition has yet to be consummated; or (ix) contains a “standstill” or similar provision that restricts the ability of the Company, the Company Subsidiaries or any of their respective Affiliates to acquire any of the securities or assets of a third party or such third party’s Affiliates.

“Company Option Plan” means, either individually or collectively, the Company’s 2000 Employee Incentive Stock Option Plan and 2003 Employee Incentive Stock Option Plan.

“Company Preferred Stock” means the preferred stock, par value $0.10 per share, of the Company.

“Company SEC Documents” means the SEC Documents of the Company.

“Company Services” means all commercial services provided by the Company including testing of human specimens for any purpose.

“Company Shareholders’ Meeting” means the meeting of the shareholders of the Company to approve and adopt this Agreement, the Merger and the transactions contemplated hereby, including any adjournment or adjournments thereof.

“Company Subsidiaries” means the Subsidiaries of the Company, which shall include any corporation, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of the Company in the future and held as a Subsidiary by the Company at the Effective Time.

“Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Lease, Order or Permit.

“Contract” means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, license, obligation, plan, practice, restriction, promise, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business (but specifically excluding the Leases).

“Default” means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Lease, Law, Order, or Permit; (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Lease, Law, Order, or Permit; or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Lease, Law, Order, or Permit.

“Environmental Laws” means all foreign, federal, state, or local statutes, regulations, ordinances, orders, judgments, codes, decrees or other legal requirements protecting the environment, including the ambient air, soil, surface water or groundwater or natural resources, pollution or human exposure to Materials of Environmental Concern.

“Environmental Permits” means all permits, licenses, registrations, and other authorizations of Governmental Entities required under applicable Environmental Laws.

“Equity Rights” means all binding arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever in each case by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights, including securities or rights convertible into or exchangeable for shares of the capital stock of that Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exhibit” means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto or thereto.

“Expenses” of a Person means all fees and expenses, including all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party hereto and its Affiliates), incurred by or on behalf of such Person in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Confidentiality Agreement and the transactions contemplated hereby and thereby, including the preparation, printing, filing and mailing, as the case may be, of the Proxy Statement/Prospectus, the Registration Statement and the other Required Filings and any amendments or supplements thereto, and the solicitation of shareholder approval and all other matters related to the transactions contemplated hereby.

“FDA” means the United States Food and Drug Administration.

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” shall mean any foreign, multinational, supra-national, or domestic arbitrator, court, nation, governmental or quasi-governmental agency, government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of, or pertaining to, government.

“Healthcare Regulatory Authorizations” means all approvals, clearances, authorizations, registrations, certifications, licenses and permits granted by any Healthcare Regulatory Authority, including participation agreements with governmental third-party payors, including by way of example, Medicare, Medicare Advantage, Medicaid, Tricare, FEHBP and any “federal health care program,” as that term is defined in Social Security Act § 1128B(f), and certificates of compliance and certificates of accreditation issued pursuant to CLIA.

“HSR Act” means Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IRS” means the United States Internal Revenue Service.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means, except as otherwise specifically provided herein, the personal knowledge after reasonable inquiry of the chairman, chief executive officer, president, chief financial officer, chief accounting officer, chief operating officer, or general counsel of such Person.

“Law” means any foreign, federal, state or local law, statute, code, ordinance, rule, regulation or other requirement.

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Company Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Company Subsidiary thereunder.

“Leased Real Property” means all material leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any Company Subsidiary.

“Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any charge of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) liens reflected (or with respect to liabilities reflected) in the most recent audited financial statements of the Company or any Company Subsidiary or Parent or any of its Subsidiaries, as applicable; (ii) mechanics’, materialmen’s, workmen’s or similar liens; (iii) easements, rights of way or similar encumbrances that do not materially interfere with the operations of the business of the Company Entities or the Parent Entities, as applicable, as presently conducted; (iv) liens for Taxes and all water, sewer, utility, trash and other similar charges, in each case that are not yet due and payable or are being contested in good faith; (v) with respect to Article 4 hereof, all matters created or caused by or on behalf of, or with the written consent of, Parent; (vi) licenses to Intellectual Property granted in the ordinary course of business consistent with past practice; (vii) restrictions on transfers arising under applicable securities Laws; (viii) liens that would be set forth in a title policy, title report or survey with respect to the applicable real property; and (A) are not substantial in character, amount or extent in relation to the applicable real property and (B) do not materially and adversely impact the Company’s current or contemplated use, utility or value of the applicable real property or otherwise materially and adversely impair the Company’s present or contemplated business operations at such location, (ix) liens with respect to the Company’s amended revolving note payable loan agreement and (x) liens with respect to capital leases for equipment entered into in the ordinary course of business consistent with past practice ((i) through (x), collectively, “Permitted Liens”).

“Litigation” means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors and review or examination of a patent or patent application by a patent office), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its records, its policies, its practices, its compliance with Law, its actions, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

“made available”, with respect to a particular document, means that such document was included in the virtual data room assembled by the Company and its Representatives and made accessible to Parent and its Representatives and included in such virtual data room prior to the date hereof and was accessible to Parent and its Representatives and included therein as of 5:00 p.m., New York City time, on the date that is two Business Days prior to the date hereof.

“Material” or “material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Materials of Environmental Concern” means any pollutants or contaminants or any hazardous, acutely hazardous, radioactive or toxic substance, material or medical or other waste defined and regulated as such under Environmental Laws.

“Medicare” means the federal health insurance program administered by CMS pursuant to titles II, XI and XVIII of the Social Security Act, and includes Medicare Advantage as set forth in 42 C.F.R. pt. 422.

“Medicaid” means the federal-state health program for the categorically and medically needy administered by the states pursuant to state plans with CMS pursuant to XI and XIX of the Social Security Act.

“NASDAQ” means the NASDAQ Global Select Market.

“OIG” means the office with the United States Department of Health and Human Services charged with, among other things, combatting fraud, waste and abuse in federal health care programs.

“Order” means any administrative award, settlement, decree, injunction, judgment, quasi-judicial decision or award, ruling or writ of any Governmental Entity.

“Organizational Documents” means with respect to any entity, the certificate or articles of incorporation and bylaws of such entity or any similar charter or other organizational documents of such entity.

“Owned Intellectual Property” means all Intellectual Property that is owned by the Company or any Company Subsidiary (whether solely or jointly with a third party).

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any Company Subsidiary.

“Parent Common Stock” means the common stock, par value $0.01 per share, of the Parent.

“Parent Disclosure Schedule” means the written information set forth in the disclosure letter delivered as of the date of this Agreement by Parent to the Company.

“Parent Entities” means, collectively, Parent and all Parent Subsidiaries.

“Parent Financial Statements” means the consolidated balance sheets (including related notes and schedules, if any) of Parent as of December 31, 2014 and the related statements of operations, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 2014, 2013 and 2012, as filed by Parent in SEC Documents.

“Parent Material Adverse Effect” means any state of facts, event, change, circumstance, development, effect or occurrence which, individually or together with any other state of facts, event, change, circumstance, development, effect or occurrence, has or would reasonably be expected to have a material adverse effect on (i) the assets, properties, capitalization, condition (financial or otherwise), financial position, business or results of operations of the Parent Entities, taken as a whole; provided, that “Parent Material Adverse Effect” shall be deemed to exclude the impact of (A) changes after the date hereof in Laws (or interpretations thereof) of general applicability or interpretations thereof by Governmental Entities, (B) changes or modifications after the date hereof in GAAP or regulatory accounting requirements (or regulatory interpretations thereof), (C) actions and omissions of Parent or any of its Subsidiaries taken with the prior written consent of the Company, (D) the public announcement of this Agreement, including, without limitation, any shareholder litigation related to this Agreement, (E) changes in the market price or trading volume of Parent Common Stock (it being understood that any cause of any such change may be taken into consideration when determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur, unless such cause is otherwise excluded), (F) general national or international economic, financial, political or business conditions including the engagement by the United States in hostilities, whether or not pursuant to a declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or any of its territories, possession or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, or (G) any failure by Parent to meet internal projections, budgets or forecasts or third-party revenue or earnings predictions or other analyst expectations, projections, forecasts or budgets for any period (it being understood that any cause of any such failure may be taken into consideration when determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur, unless such cause is otherwise excluded); provided, that state of facts, events, changes, circumstances, developments, effects or occurrences referred to in clauses (A), (B) and (F) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Parent Material Adverse Effect if and to the extent such state of facts, events, changes, circumstances, developments, effects or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on the Parent Entities, as compared to other companies operating in the industry or territory in which the Parent Entities operate; or (ii) the ability of Parent to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

“Parent Option” means an option to purchase one share of Parent Common Stock granted by Parent.

“Parent Owned Intellectual Property” means all Intellectual Property that is owned by Parent or any Parent Subsidiary (whether solely or jointly with a third party).

“Parent Products/Services” means (i) all commercial services provided by Parent or any Parent Subsidiary and (ii) all marketed products, and all compounds or devices and Product Candidates that are being evaluated or are under development, current, active or otherwise, or consideration by Parent or any Parent Subsidiary or any of their respective licensees, whether in clinical trials as to which Parent or any Parent Subsidiary holds the applicable investigational new drug applications, or in earlier stages of development, or otherwise. Parent Products includes LDTs.

“Parent Registered Intellectual Property” means all trademarks, Copyrights, and Patents that are the subject of an application for registration or a registration issued, filed with or recorded by any Governmental Entity and included in the Parent Owned Intellectual Property.

“Parent SEC Documents” means the SEC Documents of Parent.

“Parent Stock Plan” means the OPKO Health, Inc. 2007 Equity Incentive Plan, as amended.

“Parent Subsidiaries” means the Subsidiaries of Parent, which shall include any corporation, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Parent in the future and held as a Subsidiary by Parent at the Effective Time.

“Parent Warrant” means a warrant to purchase one share of Parent Common Stock granted by Parent.

“Party” means any of Parent, Sub or the Company, and “Parties” means Parent, Sub and the Company.

“Permit” means any federal, state, local and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

“Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Proxy Statement” means the proxy statement on Schedule 14A to be prepared and filed with the SEC by the Company relating to the approval and adoption by the Company’s shareholders of this Agreement, the Merger and the other transactions contemplated by this Agreement.

“Registration Statement” means the registration statement on Form S-4, and any amendment or supplement thereto, pursuant to which the Parent Common Stock issuable in the Merger will be registered with the SEC, in which the Proxy Statement will be included as a prospectus.

“Regulatory Authorities” means, collectively, the SEC, the New York Stock Exchange, NASDAQ, the Federal Trade Commission, the Department of Justice, any Healthcare Regulatory Authority and all other foreign, federal, state, county, local or other governmental or regulatory agencies, authorities (including taxing and self-regulatory authorities), instrumentalities (whether domestic or foreign) having jurisdiction over the Parties and their respective Subsidiaries.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including movement through air, soil, surface water, groundwater or real property.

“Representative” means any director, officer, employee, Affiliate, investment banker, financial advisor, attorney, accountant, consultant or other representative or agent engaged by a Person.

“Required Company Vote” means the affirmative vote at an annual or special meeting of the shareholders of the Company, at which a quorum is present in accordance with the NJBCA and the bylaws of the Company, of holders of the Company Common Stock representing at least a majority of the votes cast at such meeting.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means all reports, forms, schedules, agreements (oral or written), registration statements, proxy statements and other documents (in each case including all exhibits and schedules thereto and documents incorporated by reference therein) filed, or required to be filed, by a Party with the SEC pursuant to the Securities Laws.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Sub Common Stock” means the common stock, par value $0.01 per share, of Sub.

“Subsidiaries” means all those corporations, associations or other business entities of which the entity in question either (i) owns or controls fifty percent (50%) or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which fifty percent (50%) or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, that there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity); (ii) in the case of partnerships, serves as a general partner; (iii) in the case of a limited liability company, serves as a manager or a managing member; (iv) otherwise has the ability to elect a majority of the directors, trustees, managers, or managing members thereof; or (v) under GAAP consolidates in its financial statements.

“Surviving Corporation” means the Company as the surviving corporation in the Merger.

“Tax” or “Taxes” means any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, whether imposed directly or through withholding, whether disputed or not, and including any interest, penalties and additions imposed thereon or with respect thereto, and any Liability for payment of any amounts described in above, whether as a result of transferee Liability, of being a member of an affiliated, consolidated, combined, unitary or similar group, as a result of any Tax sharing, Tax indemnity or Tax allocation Contract or any other express or implied agreement to indemnify or otherwise succeed to, assume, or bear responsibility for the Taxes of any other Person, as a withholding agent or collection agent, or otherwise through operation of Law.

“Tax Laws” means any Laws relating to Taxes.

“Tax Liability” means any Liability in respect of Taxes.

“Tax Return” means any report, return, information return or other information required to be supplied to a Regulatory Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or the Company Subsidiaries, and any schedule, attachment or amendment to any Tax Return.

The terms set forth below shall have the meanings ascribed thereto on the referenced pages:

Term	Page
Agreement	1
Annual Amount	56
Anti-takeover Laws	30
Balance Sheet Date	15
Bankruptcy and Equity Exception	11
Board	1
Book-Entry Share	4
Certificate of Merger	2
Change in Recommendation	49
Closing	2
Closing Date	2
Code	1
Committee	59
Company	1
Company Acquisition Agreement	49
Company Acquisition Proposal	52
Company Board Recommendation	12
Company Certificate	4
Company Financial Advisor	30
Company Insiders	60
Company Intellectual Property	23
Company Intervening Event	52
Company Intervening Event Change in Recommendation	51
Company Intervening Event Termination Fee	67
Company Materiality Qualifier	63
Company Notice of Intervening Event Change in Recommendation	52
Company CEO	59
Company Options	4
Company Organizational Documents	9
Company Plan Option	4
Company Registered Intellectual Property	23
Company Securities	10
Company Tax Opinion	64
Company Termination Fee	67
Confidentiality Agreement	53
Converted Shares	3
Copyrights	23
DEA	25

Term	Page
Divestitures	54
Effective Time	3
ERISA	20
ERISA Affiliate	20
Exchange Agent	6
Exchange Ratio	4
Expense Reimbursement	67
Filed Company SEC Documents	9
Foreign Antitrust Filings	53
Governmental Approvals	12
Grant Date	10
Healthcare Regulatory Authority	12
Indemnified Person	55
Intellectual Property	23
Legal Privilege	54
Merger	2
Merger Consideration	4
Multiemployer Plan	20
NJBCA	2
Option Pool	59
Parent	1
Parent Materiality Qualifier	64
Parent Notes	32
Parent Permits	38
Parent Regulatory Agency	38
Parent Securities	34
Parent Stock Option	59
Parent Tax Opinion	57
Patents	23
Plans	20
Proceeding	55
Proxy Statement/Prospectus	46
Sarbanes-Oxley Act	13
Section 16 Information	60
Sub	1
Subsidiary Securities	11
Superior Proposal	52
Tax Opinions	63
Trade Secrets	23

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “but not limited to.” The word “or” is not exclusive. References to “written” or “in writing” include in visual electronic form. Words of one gender shall be construed to apply to each gender. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder (except if expressly stated otherwise). References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

7.2 Non-Survival of Representations, Warranties and Agreements.

None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 4.11 and those other covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article 7.

7.3 Disclosure Schedules.

The inclusion of any information in the disclosure schedules accompanying this Agreement will not be deemed an admission or acknowledgment, in and of itself, solely by virtue of the inclusion of such information in such disclosure schedules, that such information is required to be listed in such disclosure schedules or that such information is material to any party or the conduct of the business of any party.

7.4 Governing Law; Jurisdiction.

This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that mandatory provisions of federal law apply or mandatory principles of law require the application of the NJBCA. Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of Delaware and any appellate court thereof and any United States District Court for the State of Delaware and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (a) agrees not to commence any such action except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to venue of any such action or proceeding in any such courts, and (d) waives, to the fullest extent permitted by Law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 7.13 of this Agreement; provided, that nothing in this Agreement shall affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

7.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.6 Severability; Construction.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

7.7 Specific Performance.

The Parties agree that irreparable damage would occur for which monetary damages would not be an adequate remedy in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such obligations. Accordingly, the Parties agree that, if for any reason any of Parent, Sub or the Company shall have failed to perform its obligations under this Agreement or otherwise breached this Agreement, then the Party seeking to enforce this Agreement against such nonperforming Party shall be entitled to seek specific performance and the issuance of immediate injunctive and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of proving the inadequacy of money damages as a remedy, and the Parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to and not in limitation of any other remedy to which they are entitled at Law or in equity. The Parties agree that (a) by seeking the remedies provided for in this Section 7.7, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under the terms of this Agreement in the event that the remedies provided for in this Section 7.7 are not available or otherwise are not granted and (b) nothing contained in this Section 7.7 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 7.7 before exercising any termination right under Article 6 (and, if applicable, pursuing damages after such termination) nor shall the commencement of any action pursuant to this Section 7.7 or anything contained in this Section 7.7 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article 6 or pursue any other remedies under this Agreement that may be available then or thereafter.

7.8 Entire Agreement.

This Agreement and the Confidentiality Agreement contain the entire understanding among the Parties hereto with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All Exhibits and Schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

7.9 Amendments.

This Agreement may be amended by the Parties, by action taken or authorized by their respective boards of directors, at any time before or after receipt of the Required Company Vote, but, after any such approval, no amendment shall be made which by Law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

7.10 Extension; Waivers.

At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

7.11 Parties in Interest.

Except for (i) the rights of the Company shareholders to receive the Merger Consideration following the Effective Time in accordance with the terms of this Agreement (of which the shareholders are the intended beneficiaries following the Effective Time) and (ii) the rights to continued indemnification and insurance pursuant to Section 4.11 hereof (of which the Persons entitled to indemnification or insurance, as the case may be, are the intended beneficiaries following the Effective Time), nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to the Company or Parent.

7.12 Assignment.

Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

7.13 Notices.

All notices, requests, demands and other communications in connection with this Agreement shall be in writing and shall be deemed given if (a) delivered personally, on the date of such delivery, (b) upon non-automated confirmation of receipt when transmitted via electronic mail or upon automated or non-automated confirmation when transmitted via facsimile (but only, in the case of electronic mail and facsimile, if followed by transmittal by nationally recognized overnight courier or by hand for delivery on the next Business Day), or (c) on receipt (or refusal to accept delivery) after dispatch by registered or certified mail (return receipt requested), postage prepaid, or by a nationally recognized overnight courier (with confirmation), addressed, in each case, as follows:

If to the Company prior to the Effective Time:	481 Edward H. Ross Drive
Elmwood Park, New Jersey 07407
	Attention:	Marc D. Grodman M.D.
Richard L. Faherty
	Facsimile:	201-791-1941
	Email:	mgrodman@bioreference.com
rfaherty@bioreference.com

with a copy to (which shall not constitute notice):	Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
	Attention:	David L. Caplan
John H. Butler
	Facsimile:	212-701-5156
	Email:	david.caplan@davispolk.com
john.butler@davispolk.com

If to Parent or Sub or, from and after the Effective Time, the Company:	4400 Biscayne Boulevard
Miami, Florida 33137
	Attention:	Kate Inman
	Facsimile:	305-575-4140
	Email:	KInman@opko.com

with a copy to (which shall not constitute notice):	Greenberg Traurig, P.A.
333 Avenue of the Americas
(333 S.E. 2nd Ave)
Miami, Florida 33131
	Attention:	Robert L. Grossman
Ira N. Rosner
	Facsimile:	305-961-5756
	Email:	GrossmanB@gtlaw.com
rosneri@gtlaw.com

7.14 Counterparts.

This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

7.15 Captions; Articles and Sections.

The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles, Sections, Exhibits and Schedules shall mean and refer to the referenced Articles, Sections, Exhibits and Schedules of this Agreement.

7.16 Interpretations.

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the drafter. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto. This Agreement shall be interpreted and applied in a manner which is consistent with the classification of the Merger as a reorganization under Code section 368(a). If there shall be any conflict between this Agreement and the plan of merger executed and filed with the Certificate of Merger, then this Agreement shall govern.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

OPKO HEALTH, INC.

By:	/s/ Adam Logal
Name: Adam Logal Title: SVP, CFO, CAO & Treasurer

BAMBOO ACQUISITION, INC.

By:	/s/ Adam Logal
Name: Adam Logal Title: VP and Treasurer

BIO-REFERENCE LABORATORIES, INC.

By:	/s/ Marc D. Grodman
Name: Marc D. Grodman, M.D. Title: Chairman, President and Chief Executive Officer

Annex B

[LETTERHEAD OF ALLEN & COMPANY LLC]

June 2, 2015

The Board of Directors

Bio-Reference Laboratories, Inc.

481 Edward H. Ross Drive

Elmwood Park, New Jersey 07407

The Board of Directors:

We understand that Bio-Reference Laboratories, Inc., a New Jersey corporation (“Bio-Reference”), OPKO Health, Inc., a Delaware corporation (“OPKO”), and Bamboo Acquisition, Inc., a New Jersey corporation and wholly owned subsidiary of OPKO (“Sub”), propose to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which (i) Sub will be merged with and into Bio-Reference (the “Merger”) and (ii) each outstanding share of the common stock, par value $0.01 per share, of Bio-Reference (“Bio-Reference Common Stock”) will be converted into the right to receive 2.75 (the “Exchange Ratio”) shares of the common stock, par value $0.01 per share, of OPKO (“OPKO Common Stock”). The terms and conditions of the Merger are more fully set forth in the Agreement.

As you know, Allen & Company LLC (“Allen & Company”) has acted as financial advisor to Bio-Reference in connection with the proposed Merger and has been asked to render an opinion to the Board of Directors of Bio-Reference (the “Board”) as to the fairness, from a financial point of view, to holders of Bio-Reference Common Stock of the Exchange Ratio provided for in the Merger. For such services, Bio-Reference has agreed to pay to Allen & Company separate cash fees contingent upon consummation of the Merger and upon delivery of this opinion (the “Opinion Fee”). No portion of the Opinion Fee is contingent upon either the conclusion expressed in this opinion or successful consummation of the Merger. Bio-Reference also has agreed to reimburse Allen & Company’s reasonable expenses and to indemnify Allen & Company against certain liabilities arising out of our engagement.

Allen & Company, as part of our investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes. Allen & Company in the past has provided, currently is providing and in the future may provide investment banking services to Bio-Reference unrelated to the Merger, for which services Allen & Company has received and/or may receive compensation, including during the two-year period prior to the date hereof, having acted or acting as financial advisor to Bio-Reference in connection with certain potential merger and acquisition transactions. Although Allen & Company has not provided during the two-year period prior to the date hereof, and is not currently providing, investment banking services to OPKO for which Allen & Company has received compensation, Allen & Company may provide such services to OPKO and/or its affiliates in the future, for which services Allen & Company would expect to receive compensation. In the ordinary course, Allen & Company as a broker-dealer and market maker and certain of Allen & Company’s affiliates may have long or short positions, either on a discretionary or non-discretionary basis, for Allen & Company’s own account or for those of Allen & Company’s clients, in the debt and equity securities (or related derivative securities) of Bio-Reference, OPKO or their respective affiliates. The issuance of this opinion has been approved by Allen & Company’s fairness opinion committee.

Our opinion as expressed herein reflects and gives effect to our general familiarity with Bio-Reference as well as information which we received during the course of this assignment, including information provided by the managements of Bio-Reference and OPKO in the course of discussions relating to the Merger as more fully described below. In arriving at our opinion, we neither conducted a physical inspection of the properties or

The Board of Directors

Bio-Reference Laboratories, Inc.

June 2, 2015

facilities of Bio-Reference, OPKO or any other entity nor made or obtained any evaluations or appraisals of the assets or liabilities (contingent, off-balance sheet or otherwise) of Bio-Reference, OPKO or any other entity, or conducted any analysis concerning the solvency or fair value of Bio-Reference, OPKO or any other entity.

In arriving at our opinion, we have, among other things:

(i)	reviewed the financial terms and conditions of the Merger as reflected in a draft, dated June 1, 2015, of the Agreement;

(ii)	reviewed certain publicly available historical business and financial information relating to Bio-Reference and OPKO, including public filings of Bio-Reference and OPKO, historical market prices for Bio-Reference Common Stock and historical market prices and trading volumes for OPKO Common Stock;

(iii)	reviewed certain internal financial forecasts and other financial and operating data of Bio-Reference and OPKO, provided to or discussed with us by the respective managements of Bio-Reference and OPKO;

(iv)	held discussions with the managements of Bio-Reference and OPKO relating to the past and current operations and financial condition and prospects of Bio-Reference and OPKO;

(v)	reviewed and analyzed certain publicly available information, including certain stock market data and financial information, relating to selected companies with businesses that we deemed generally relevant in evaluating Bio-Reference and OPKO;

(vi)	reviewed certain publicly available financial information relating to selected transactions that we deemed generally relevant in evaluating the Merger; and

(vii)	conducted such other financial analyses and investigations as we deemed necessary or appropriate for purposes of the opinion expressed herein.

In rendering our opinion, we have relied upon and assumed, with your consent and without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information available to us from public sources, provided to or discussed with us by Bio-Reference and OPKO or their respective representatives or otherwise reviewed by us. With respect to the financial forecasts and other information and data relating to Bio-Reference that we were directed to utilize in our analyses, we have been advised by the management of Bio-Reference and we have assumed, with your consent, that such forecasts and other financial and operating data have been reasonably prepared in good faith reflecting the best currently available estimates and judgments of such management as to the future operating and financial performance of Bio-Reference and the other matters covered thereby. With respect to the financial forecasts and other information and data relating to OPKO that we were directed to utilize in our analyses, we have been advised by the management of OPKO and we have assumed, with your consent, that such forecasts and other financial and operating data have been reasonably prepared in good faith reflecting the best currently available estimates and judgments of such management as to the future operating and financial performance of OPKO and the other matters covered thereby. We further have assumed, with your consent, that the financial results reflected in the financial forecasts and other financial and operating data utilized in our analyses will be realized at the times and in the amounts projected. We assume no responsibility for and express no view or opinion as to any such financial forecasts, estimates and other financial and operating data or the assumptions on which they are based. We have relied, at your direction, upon the assessments of the managements of Bio-Reference and OPKO as to (i) the potential impact on Bio-Reference and OPKO of certain market and other trends in and prospects for, and

The Board of Directors

Bio-Reference Laboratories, Inc.

June 2, 2015

governmental, regulatory and legislative policies and matters relating to or affecting, the clinical laboratory testing and biopharmaceutical and diagnostics industries, (ii) the products, product candidates, technology and intellectual property of OPKO and associated risks (including, without limitation, with respect to the development and commercialization of such product candidates, use indications for such products, the validity and duration of patents and the potential for generic competition), (iii) existing and future relationships, agreements and arrangements with, and the ability to attract and retain, key employees, and (iv) the ability to integrate the businesses of Bio-Reference and OPKO. We have assumed, with your consent, that there will be no developments with respect to any such matters that would have an adverse effect on Bio-Reference, OPKO or the Merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we assume no responsibility for advising any person of any change in any matter affecting this opinion or for updating or revising our opinion based on circumstances or events occurring after the date hereof.

It is understood that this opinion is intended for the benefit and use of the Board (in its capacity as such) in connection with its evaluation of the Merger. This opinion does not constitute a recommendation as to the course of action that the Board or Bio-Reference should pursue in connection with the Merger, or otherwise address the merits of the underlying decision by Bio-Reference to engage in the Merger, including in comparison to other strategies or transactions that might be available to Bio-Reference or in which Bio-Reference might engage. In connection with our engagement, we were not requested to, and we did not, undertake a third-party solicitation process on Bio-Reference’s behalf with respect to the acquisition of all or a part of Bio-Reference; however, at the direction of Bio-Reference, we held preliminary discussions with selected third parties from time to time regarding a possible acquisition of, or other strategic transaction involving, Bio-Reference. This opinion does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Merger or otherwise. We do not express any opinion as to the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation or consideration payable to any officers, directors or employees of any party to the Merger, or any class of such persons or any other party, relative to the Exchange Ratio or otherwise. We are not expressing any opinion as to the actual value of OPKO Common Stock when issued in the Merger or the prices at which OPKO Common Stock (or any other securities of OPKO) or Bio-Reference Common Stock may trade or otherwise be transferable at any time.

In addition, we do not express any opinion as to any tax or other consequences that might result from the Merger, nor does our opinion address any legal, regulatory, tax or accounting matters, as to which we understand that Bio-Reference obtained such advice as it deemed necessary from qualified professionals. We have assumed, with your consent, that the Merger will be consummated in accordance with its terms and all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that all governmental, regulatory or other consents, approvals, releases and waivers necessary for consummation of the Merger will be obtained without delay, limitation, restriction or condition, including any divestiture or other requirements, that would have an adverse effect on Bio-Reference, OPKO or the Merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, with your consent, that the Merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We further have assumed, with your consent, that the final executed Agreement will not differ in any material respect from the draft reviewed by us.

The Board of Directors

Bio-Reference Laboratories, Inc.

June 2, 2015

Our opinion is limited to the fairness, from a financial point of view and as of the date hereof, to holders of Bio-Reference Common Stock of the Exchange Ratio provided for in the Merger (to the extent expressly specified herein). Our opinion does not address any other term, aspect or implication of the Merger, including, without limitation, the form or structure of the Merger or any voting or other agreement, arrangement or understanding entered into in connection with the Merger or otherwise.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio provided for in the Merger is fair, from a financial point of view, to holders of Bio-Reference Common Stock.

Very truly yours,

ALLEN & COMPANY LLC

Annex C

CERTIFICATE OF MERGER

OF

BAMBOO ACQUISITION, INC.

INTO

BIO-REFERENCE LABORATORIES, INC.

The undersigned corporations, pursuant to the provisions of Section 14A:10-4.1 of the New Jersey Business Corporation Act (the “Act”), do hereby certify as follows:

FIRST: The names of the merging corporations are Bamboo Acquisition, Inc., a corporation organized under the laws of the State of New Jersey (“Acquisition Sub”), and Bio-Reference Laboratories, Inc., a corporation organized under the laws of the State of New Jersey (“BRL” or the “Surviving Corporation”).

SECOND: Acquisition Sub is to be merged with and into BRL pursuant to a Plan of Merger dated as of                      , 2015 (the “Plan of Merger”). A copy of the Plan of Merger is set forth in Exhibit A attached hereto.

THIRD: The Certificate of Incorporation of Acquisition Sub, as in effect immediately prior to the filing of this Certificate of Merger, shall be amended and restated as set forth in Exhibit B attached hereto, and, as so amended and restated, shall be the amended and restated Certificate of Incorporation of the Surviving Corporation.

FOURTH: The number of shares of Acquisition Sub which was entitled to vote at the time of the approval of the Plan of Merger was              shares of common stock, par value $             per share. The sole shareholder of Acquisition Sub entitled to vote regarding the approval of the Plan of Merger approved the Plan of Merger pursuant to its written consent without a meeting of shareholders; and the number of shares represented by such written consent was             . The date of said written consent and approval was                      , 2015.

FIFTH: The number of shares of BRL which was entitled to vote at the time of the approval of the Plan of Merger was              shares of common stock, par value $0.01 per share. The number of shares of BRL which were voted for the Plan of Merger was             , and the number of shares of BRL which were voted against the Plan of Merger was             . The date of said vote and approval was                      , 2015.

SIXTH: BRL will continue its existence as the Surviving Corporation under the name “Bio-Reference Laboratories, Inc.” pursuant to the provisions of the Act until amended in accordance with the terms of the Act.

IN WITNESS WHEREOF, each of the undersigned corporations has caused this Certificate of Merger to be executed as of the          day of                     , 2015.

BAMBOO ACQUISITION, INC.

By:
Name:
Title:	President

BIO-REFERENCE LABORATORIES, INC.

By:
Name:
Title:	President

EXHIBIT A

PLAN OF MERGER

This Plan of Merger dated as of this          day of                     , 2015 (this “Plan of Merger”), pursuant to Chapter 10 of the New Jersey Business Corporation Act (the “Act”), is entered into by and among BAMBOO ACQUISITION, INC., a corporation organized and existing under the laws of the State of New Jersey (“Acquisition Sub”), BIO-REFERENCE LABORATORIES, INC., a corporation organized and existing under the laws of the State of New Jersey (the “Company,” and, together with Acquisition Sub, the “Constituent Corporations”), and OPKO HEALTH, INC., a corporation organized and existing under the laws of the State of Delaware (“Parent”).

W I T N E S S E T H:

WHEREAS, Acquisition Sub has been duly organized as a corporation under the laws of the State of New Jersey and, pursuant to its certificate of incorporation (filed in the office of the Department of Treasury of the State of New Jersey on May 22, 2015), has an authorized capital stock consisting of 1,000 shares of common stock, no par value per share (the “Acquisition Sub Common Stock”), of which as of the close of business on June 2, 2015, 1,000 shares were issued and outstanding and held by Parent; and

WHEREAS, the Company, pursuant to its certificate of incorporation, as amended to the date hereof, has an authorized capital stock consisting of (i) 35,000,000 shares of common stock, $.01 par value per share (the “Company Common Stock”), of which as of the close of business on June 1, 2015, 27,802,976 shares were issued and outstanding, and (ii) 1,666,667 shares of preferred stock, $.10 par value per share, of which as of the close of business on June 1, 2015, no shares were issued and outstanding; and

WHEREAS, Parent, pursuant to its certificate of incorporation, as amended to the date hereof, has an authorized capital stock of (i) 750,000,000 shares of common stock, $.01 par value per share (the “Parent Common Stock”), of which as of the close of business on June 2, 2015, 464,411,844 shares were issued and 463,291,477 shares were outstanding and (ii) 10,000,000 shares of preferred stock of which as of the close of business on June 2, 2015, no shares were issued and outstanding; and

WHEREAS, the respective boards of directors of the Constituent Corporations, and of Parent, deem it advisable and in the best interests of such corporations and their shareholders, respectively, that Acquisition Sub be merged with and into the Company, so that the Company shall become a subsidiary of Parent, in accordance with the terms and conditions hereinafter set forth (the “Merger”); and

WHEREAS, the respective boards of directors of the Constituent Corporations have, by resolutions duly adopted, approved and authorized this Plan of Merger; and

WHEREAS, the respective boards of directors of the Constituent Corporations have directed that this Plan of Merger be submitted to a vote of their respective shareholders, and the respective shareholders of the Constituent Corporations have, by resolutions duly adopted, approved and authorized this Plan of Merger;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of the Merger, the mode of carrying the same into effect, the manner and basis of converting the shares of Acquisition Sub into shares of the Surviving Corporation (as hereinafter defined), and the shares of the Company into shares of Parent Common Stock and such other rights as are set forth herein and such other details and provisions as are deemed necessary or advisable, the parties hereto have agreed and do hereby agree, subject to the conditions hereinafter set forth, as follows:

ARTICLE I

MERGER AND NAME OF SURVIVING CORPORATION

At the Effective Time (as defined in Article VI hereof), in accordance with the terms and provisions of this Plan of Merger and in accordance with the Act, Acquisition Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Acquisition Sub shall cease and the Company shall continue as the surviving corporation in the Merger and shall be a wholly-owned subsidiary of Parent and shall continue to be governed by the laws of the State of New Jersey, under the corporate name it possesses immediately prior to the Effective Time. The Company, from and after the Effective Time, is hereinafter sometimes referred to as the “Surviving Corporation.”

ARTICLE II

TERMS AND CONDITIONS OF MERGER

The terms and conditions of the Merger (in addition to those set forth elsewhere in this Plan of Merger) are as follows:

(a) At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of Acquisition Sub in effect immediately prior to the Effective Time until thereafter amended in accordance with the provisions thereof and the Act provided that the certificate of incorporation shall be amended to change the name of the Company therein to “Bio-Reference Laboratories, Inc.”

(b) At the Effective Time, the by-laws of the Surviving Corporation shall be the by-laws of Acquisition Sub in effect immediately prior to the Effective Time until thereafter amended in accordance with the provisions thereof and the Act provided that the by-laws shall be amended to change the name of the Company to “Bio-Reference Laboratories, Inc.”

(c) At the Effective Time, the directors of Acquisition Sub in office immediately prior to the Effective Time (together with such additional persons as may be appointed or elected to become directors of the Surviving Corporation effective as of the Effective Time), shall be the directors of the Surviving Corporation at the Effective Time and shall serve in such capacity until the earlier of their resignation or removal or until their successors are duly elected and qualified in accordance with the applicable provisions of the certificate of incorporation and bylaws of the Surviving Corporation and the Act. At the Effective Time, the officers of Acquisition Sub in office immediately prior to the Effective Time (together with such additional persons as may be elected to become officers of the Surviving Corporation effective as of the Effective Time) shall be the officers of the Surviving Corporation at the Effective Time and shall serve in such capacity until the earlier of their resignation or removal or until their successors are duly elected and qualified in accordance with the applicable provisions of the certificate of incorporation and bylaws of the Surviving Corporation and the Act.

ARTICLE III

CONVERSION OF SHARES

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, Acquisition Sub or any holder of the Company Common Stock, the manner and basis of converting the outstanding shares of the Company Common Stock and the Acquisition Sub Common Stock in the Merger are as follows:

(a) Each share of Acquisition Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation (the “Converted Shares”). The Converted Shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation at the Effective Time. From and after the Effective Time, all certificates representing shares of Acquisition Sub Common Stock shall be deemed for all purposes to represent the Converted Shares until the board of directors of the Surviving Corporation issues new certificates in respect of such shares.

(b) Each of the shares of Company Common Stock held by the Company and any of its subsidiaries (including shares of Company Common Stock held in treasury by the Company) or by Parent or any of its subsidiaries shall be cancelled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

(c) Each share of Company Common Stock (excluding shares cancelled pursuant to clause (b) immediately preceding) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive Parent Common Stock in the ratio (the “Exchange Ratio”) of 2.75 shares of Parent Common Stock for such share of Company Common Stock (the “Merger Consideration”). From and after the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (a “Company Certificate”) or book-entry share (a “Book-Entry Share”) representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest thereon, upon the surrender of such Company Certificate or Book-Entry Share in accordance with Article IV of this Plan of Merger.

(d) Notwithstanding any other provision of this Plan of Merger, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Company Certificates and Book-Entry Shares delivered by such holder) shall receive, in lieu of such fraction of a share of Parent Common Stock, one share of Parent Common Stock.

(e) If, between the date of this Plan of Merger and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination, contribution or exchange of shares, the Merger Consideration and any payments to be made under this Article III and any other number or amount contained herein which is based upon the number of shares of Company Common Stock shall be correspondingly adjusted to provide the holders of Company Common Stock, Company Options (as hereinafter defined) and other awards under the Company Option Plan (as hereinafter defined), the same economic effect as contemplated by this Plan of Merger prior to such event.

(f) Prior to the Effective Time, the board of directors of the Company shall take all necessary actions so that each option (individually, a “Company Plan Option”) to purchase shares of Company Common Stock granted by the Company, whether granted pursuant to either of the Company’s 2000 Employee Incentive Stock Option Plan or the 2003 Employee Incentive Stock Option Plan (collectively, the “Company Option Plans”) or otherwise

(collectively, including all options under any Company Option Plan, the “Company Options”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Company Option, in accordance with the terms of the Company Option Plan and/or stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Parent and its compensation committee shall be substituted for the Company and the compensation committee of the board of directors of the Company (including, if applicable, the board itself ) administering such Company Option Plans, (ii) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock (or cash, if so provided under the terms of such Company Option), (iii) the number of shares of Parent Common Stock subject to such Company Options shall be equal to the number of shares of Company Common Stock subject to such Company Options immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share, and (iv) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio and rounding up to the nearest cent. In addition, notwithstanding the provisions of sub-clauses (iii) and (iv) of the first sentence of this clause (f), each Company Option that is an “incentive stock option” or a nonqualified stock option held by a U.S. taxpayer shall be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”) and Section 409A of the Code and the Treasury Regulations thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Code and the Treasury Regulations under Section 409A of the Code, or otherwise result in negative tax treatment or penalties under Section 424 of the Code or Section 409A of the Code. Each of the Company and Parent shall adopt any and all resolutions and take all necessary steps to effectuate the foregoing provisions of this clause (f).

(g) As soon as practicable after the Effective Time, Parent shall deliver to the participants in each Company Option Plan an appropriate notice setting forth such participant’s rights pursuant thereto and the grants subject to such Company Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by clause (f) after giving effect to the Merger), and Parent shall comply with the terms of each Company Option Plan to ensure, to the extent required by, and subject to the provisions of, such Company Option Plan, that Company Options that qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time and Company Options that qualified for exemption from application of Section 409A of the Code prior to the Effective Time continue to remain so exempt. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance sufficient shares of Parent Common Stock for delivery upon exercise of Company Options assumed by it in accordance with clause (f). As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

ARTICLE IV

EXCHANGE PROCEDURES

(a) Immediately prior to the Effective Date, Parent shall make available to Parent’s transfer agent or another exchange agent selected by Parent and which is reasonably acceptable to the Company (the “Exchange Agent”), for exchange in accordance with this Article IV, the shares of the Parent Common Stock issuable pursuant to this Plan of Merger. Promptly after the Effective Time, the Surviving Corporation shall instruct the Exchange Agent to mail (or in the case of the Depository Trust Company on behalf of “Street” holders, deliver) to each holder of record of a Company Certificate or Book-Entry Shares immediately prior to the Effective Time, appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Company Certificates or Book-Entry Shares shall pass, only upon proper delivery of such Company

Certificates or Book-Entry Shares to the Exchange Agent). Each holder of shares of Company Common Stock that have been converted into the right to receive Merger Consideration shall be entitled to receive the Merger Consideration in respect of (i) any share of Company Common Stock represented by a Company Certificate upon surrender to the Exchange Agent of such Company Certificate, together with a duly completed and validly executed letter of transmittal and duly endorsed as the Exchange Agent may require or (ii) any Book-Entry Share upon receipt of an “agent’s message” by the Exchange Agent, together with such other evidence, if any, of the transfer as the Exchange Agent may reasonably request. In the event of a transfer of ownership of shares of Company Common Stock represented by Company Certificates or Book-Entry Shares that are not registered in the transfer records of the Company, the consideration provided in Article III may be issued to a transferee if the Company Certificates representing such shares or Book-Entry Shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Company Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Company Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Parent and the Exchange Agent may reasonably require, and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Company Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. Parent shall pay all charges and expenses, including those of the Exchange Agent, in connection with the distribution of the consideration provided in Article III. No interest will accrue or be paid to any holder of Company Common Stock.

(b) After the Effective Time, each holder of shares of Company Common Stock (other than shares to be canceled pursuant to clause (b) of Article III) shall submit a duly completed and validly executed letter of transmittal, duly endorsed as the Exchange Agent may require (or, in the case of Book-Entry Shares, such other evidence, if any, of the transfer as the Exchange Agent may reasonably request) together with (except in the case of a holder of Book-Entry Shares) the Company Certificate or Company Certificates representing such shares and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Article III in one or more shares of Parent Common Stock which shall be in uncertificated book entry form unless a physical certificate is requested, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Article III. Parent shall not be obligated to deliver the Merger Consideration to which any former holder of Company Common Stock is entitled as a result of the Merger until such holder surrenders or transfers such holder’s Company Certificate or Company Certificates or Book-Entry Shares for exchange as provided in this Article IV.

(c) Each of Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Plan of Merger to any holder of shares of Company Common Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of any state, local, or foreign tax Law (as hereinafter defined), unless they have been presented with documentation that eliminates the requirement to withhold, and to request any necessary tax forms, as applicable, or any other proof of exemption from withholding or similar information, from the shareholders of the Company or other recipient of payments in respect of which such deduction and withholding was made. To the extent that any amounts are so withheld by Parent, the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Plan of Merger as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Exchange Agent, as the case may be. Each of Parent, the Surviving Corporation and the Exchange Agent shall provide any documentation of such deduction or withholding as reasonably requested by the shareholders of the Company or other recipient of payments in respect of which such deduction and withholding was made.

(d) Any portion of the aggregate Merger Consideration that remains unclaimed by the holders of Company Common Stock for one year after the Effective Time shall be returned to Parent (together with any dividends or earnings in respect thereof). Any holders of Company Common Stock who have not theretofore complied with Articles III and IV shall thereafter be entitled to look only to Parent, and only as a general creditor thereof, for payment of the consideration deliverable in respect of each share of Company Common Stock such holder holds as determined pursuant to this Plan of Merger, in each case, without any interest thereon.

(e) Any other provision of this Plan of Merger notwithstanding, none of Parent, the Surviving Corporation or the Exchange Agent shall be liable to a holder of Company Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar foreign, federal, state or local law, statute, code, ordinance, rule, regulation or other requirement (collectively, “Law”). Any amounts of consideration remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time when the amounts would otherwise escheat to or become property of any foreign, multinational, supra-national, or domestic arbitrator, court, nation, governmental or quasi-governmental agency, government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions or, or pertaining to, government shall become, to the extent permitted by Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(f) If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes or intent of this Plan of Merger and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Acquisition Sub, the directors and officers of Parent and the Surviving Corporation shall have the authority to take all such lawful and necessary action.

(g) At the Effective Time, the stock transfer books of the Company shall be closed as to holders of Company Common Stock immediately prior to the Effective Time and no transfer of Company Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, Company Certificates and Book-Entry Shares representing shares of Company Common Stock are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the Merger Consideration as provided in Article III. Until surrendered for exchange in accordance with the provisions of Article III, each Company Certificate theretofore representing shares of Company Common Stock and each Book-Entry Share (other than shares to be canceled pursuant to clause (b) of Article III shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Article III in exchange therefor, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by the Company in respect of such shares of Company Common Stock and which remain unpaid at the Effective Time. To the extent required by Law, former shareholders of record of the Company shall be entitled to vote after the Effective Time at any meeting of Parent stockholders the number of whole shares of Parent Common Stock into which their respective shares of Company Common Stock are converted, regardless of whether such holders have exchanged their Company Certificates or Book-Entry Shares for Parent Common Stock in accordance with the provisions of this Plan of Merger. Whenever a dividend or other distribution is declared by Parent on the Parent Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Parent Common Stock issuable pursuant to this Plan of Merger, no dividend or other distribution payable to the holders of record of Parent Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Company Certificates or Book-Entry Shares until such holder surrenders such Company Certificates or Book-Entry Shares for exchange as provided in this Article IV. However, upon surrender of such Company Certificates or Book-Entry Shares, both the Parent Common Stock (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Company Certificates or Book-Entry Shares.

ARTICLE V

OTHER PROVISIONS WITH RESPECT TO THE MERGER

(a) For the convenience of the parties and to facilitate the filing and recording of this Plan of Merger, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

(b) The Merger shall be governed by and construed in accordance with the Act.

(c) From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Acquisition Sub such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Acquisition Sub and otherwise to carry out the purposes of this Plan of Merger, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Acquisition Sub or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

ARTICLE VI

EFFECTIVE TIME

The Merger shall become effective at the time of filing of a Certificate of Merger with respect to the Merger, setting forth the information required, in the office of the Department of the Treasury, as required by the Act. Such time is herein referred to as the “Effective Time.”

IN WITNESS WHEREOF, the Company, Acquisition Sub and Parent, have caused this Plan of Merger to be executed and delivered as of the date first above written.

OPKO HEALTH, INC.

By:
Name:
Title:	President

BAMBOO ACQUISITION, INC.

By:
Name:
Title:	President

BIO-REFERENCE LABORATORIES, INC.

By:
Name:
Title:	President

EXHIBIT B

AMENDED AND RESTATED

CERTIFICATE

OF

INCORPORATION

OF

BIO-REFERENCE LABORATORIES, INC.

1. Name:

Bio-Reference Laboratories, Inc.

2. Registered Agent:

Corporation Service Company

3. Registered Office:

830 Bear Tavern Road

West Trenton, New Jersey 08628

4. Business Purpose:

To engage in any activity within the purpose for which corporations may be organized under N.J.S.A. 14A:1-1 et seq.

5. Stock:

1,000 shares of common stock, $.01 par value per share

6. Board of Directors:

Steven D. Rubin

4400 Biscayne Boulevard

Miami, Florida 33137

Adam Logal

4400 Biscayne Boulevard

Miami, Florida 33137

IN WITNESS WHEREOF, Bio-Reference Laboratories, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer as of the          day of                     , 2015.

BIO-REFERENCE LABORATORIES, INC.

By:
Name:
Title:

0                    ¢

BIO-REFERENCE LABORATORIES, INC.

Revocable Proxy Solicited on Behalf of the Board of Directors

Special Meeting of Shareholders - August 20, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of BIO-REFERENCE LABORATORIES, INC. (the “Company”) hereby appoints Marc D. Grodman, M.D. and Richard L. Faherty or either of them, as proxy or proxies of the undersigned, with full power of substitution, to vote, in the name, place and stead of the undersigned, with all of the powers which the undersigned would possess if personally present, on behalf of the undersigned, all the shares which the undersigned is entitled to vote at the special meeting of the shareholders of BIO-REFERENCE LABORATORIES, INC. to be held at 9:00 A.M. (local time) on Thursday, August 20, 2015 at the Sheraton Crossroads Hotel, Crossroads Corporate Center, One International Boulevard, Route 17 North, Mahwah, New Jersey 07495-0001 and at any and all adjournments thereof. The undersigned directs that this proxy be voted as follows:

(Continued and to be signed on the reverse side)

¢ 1.1	14475 ¢

SPECIAL MEETING OF SHAREHOLDERS OF

BIO-REFERENCE LABORATORIES, INC.

August 20, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report to Shareholders

are available at http://www.astproxyportal.com/ast/00755/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢ 00030000303000000000 8	082015

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS ONE, TWO AND THREE. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
		1.	Approve and adopt the Agreement and Plan of Merger (as it may be amended from time to time the “merger agreement”), dated as of June 3, 2015, by and among OPKO Health, Inc., Bamboo Acquisition, Inc., and Bio-Reference Laboratories, Inc., and approve the merger of Bamboo Acquisition, Inc. with and into Bio-Reference Laboratories, Inc. A copy of the merger agreement is included as Annex A to the proxy statement/prospectus. In the merger, each share of Bio-Reference common stock outstanding immediately prior to completion of the merger (other than shares held by Bio-Reference and OPKO) will be converted into the right to receive 2.75 shares of OPKO common stock.	☐	☐	☐

		2.	Approve, by nonbinding, advisory vote, the compensation that may become payable to Bio-Reference’s named executive officers in connection with the merger.	☐	☐	☐

		3.	Approve the adjournment of the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement and approve the merger.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS ONE, TWO AND THREE. UNLESS OTHERWISE SPECIFIED AS ABOVE, THIS PROXY WILL BE VOTED “FOR” THE ADVISORY RESOLUTION TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER (PROPOSAL ONE), “FOR” THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION THAT MAY BECOME PAYABLE TO BIO-REFERENCE’S NAMED EXECUTIVE OFFICERS (PROPOSAL TWO), AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY (PROPOSAL THREE). IN ADDITION, DISCRETIONARY AUTHORITY IS CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢